PROSPECTUS

                               12,000,000 SHARES

           [LOGO]
                               ARDEN REALTY, INC.
                                  COMMON STOCK
                                ----------------

    Arden Realty, Inc., a Maryland corporation (the "Company"), is a self-administered and self-managed real estate investment trust ("REIT") engaged in owning, acquiring, managing, leasing and renovating office properties in Southern California. The Company currently owns 45 office properties (the "Properties") containing approximately 7.4 million rentable square feet, all of which are located in Southern California. As of June 15, 1997, the Company had executed eight contracts and one letter of intent to acquire nine additional office properties containing approximately 1.2 million rentable square feet (collectively, the "Pending Acquisitions") for a Total Acquisition Cost (as defined below) of approximately $161.4 million.

    All of the shares of the Company's common stock (the "Common Stock") offered hereby are being sold by the Company. To assist the Company in complying with certain qualification requirements applicable to REITs, the Company's charter provides that no stockholder or group of affiliated stockholders may actually or constructively own more than 9.0% of the outstanding Common Stock, subject to certain specified exceptions. See "Capital Stock--Restrictions on Transfer."

    The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ARI." On July 17, 1997, the last reported sales price of the Common Stock on the NYSE was $26.125 per share.
                          ---------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

- The possibility that the Company may not be able to refinance outstanding debt upon maturity, that indebtedness might be refinanced on less favorable terms, and that interest rates might increase on variable rate indebtedness; and the lack of limitations in the Company's organizational documents on the amount of indebtedness which the Company may incur;

- Real estate investment and property management risks such as the need to renew leases or relet space upon lease expirations, the instability of cash flows and changes in the value of office properties owned by the Company due to economic and other conditions;

- Concentration of the Properties in Southern California which increases the risk of the Company being adversely affected by a downturn in the Southern California economy or office markets;

-   The possibility that one or more of the Pending Acquisitions will not close;

- The lack of operating history of the Properties under the management of the Company;

- The possibility that the Board of Directors of the Company may in the future amend or revise the investment, financing, borrowing, distribution and conflicts of interest policies of the Company, without a vote of the Company's stockholders;

- Taxation of the Company as a regular corporation if it fails to qualify as a REIT, and the resulting decrease in cash available for distribution; and

- Risks that certain types of losses, such as from earthquakes, could exceed the Company's insurance coverage which currently includes earthquake coverage for all of the Properties.

                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              Underwriting
                                                               Discounts
                                                    Price to      and     Proceeds to
                                                     Public   Commissions(1)  Company(2)
Per Share.........................................   $26.125     $1.30      $24.825
Total(3).......................................... $313,500,000 $15,600,000 $297,900,000

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $950,000 payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to 1,766,985 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover overallotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $359,662,483, $17,897,080 and $341,765,403, respectively. See "Underwriting."
                          ---------------------------

    The shares of Common Stock offered by this Prospectus are offered by the Underwriters subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc., New York, New York on or about July 23, 1997.
                          ---------------------------

LEHMAN BROTHERS

             ALEX. BROWN & SONS
                   INCORPORATED

                           A.G. EDWARDS & SONS, INC.

                                       MORGAN STANLEY DEAN WITTER

                                                               SMITH BARNEY INC.

EVEREN SECURITIES, INC.                          RAYMOND JAMES & ASSOCIATES, INC.

July 17, 1997

                MAP OF SOUTHERN CALIFORNIA SHOWING THE LOCATION
                       OF ARDEN REALTY, INC. PROPERTIES.

PICTURES OF PROPERTIES ON INSIDE FRONT AND BACK COVER OF PROSPECTUS. PROPERTIES SHOWN ARE: CALIFORNIA TWIN CENTRE IN BAKERSFIELD, CENTER PROMENADE IN VENTURA, 5200 WEST CENTURY IN LOS ANGELES, CROWN CABOT IN LAGUNA NIGEL, SUMITOMO BANK BUILDING IN SHERMAN OAKS, SOUTH BAY CENTRE IN GARDENA, 8383 WILSHIRE IN BEVERLY HILLS, 10780 SANTA MONICA IN WEST LOS ANGELES, CENTERPOINTE IN LA PALMA, 10351 SANTA MONICA IN WEST LOS ANGELES, NOBLE PROFESSIONAL CENTER IN SHERMAN OAKS, 303 GLENOAKS IN BURBANK, WHITTIER FINANCIAL CENTER IN WHITTIER AND 535 NORTH BRAND IN GLENDALE.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF COMMON STOCK PRIOR TO PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK, THE PURCHASE OF SHARES OF COMMON STOCK FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                   PAGE
                                                   -----
PROSPECTUS SUMMARY............................           1
  The Company.................................           1
  Risk Factors................................           2
  Recent Developments.........................           4
    Acquired Properties.......................           4
    Pending Acquisitions......................           5
    Credit Facilities.........................           5
    Mortgage Financing........................           6
    Interim Financial Results.................           6
  Business and Growth Strategies..............           6
  The Properties..............................           7
  The Offering................................          10
  Distributions...............................          10
  Tax Status of the Company...................          11
  Summary Selected Financial Data.............          11

RISK FACTORS..................................          15
  Real Estate Financing Risks.................          15
  No Limitation on Debt.......................          16
  Real Estate Investment Risks................          16
  Concentration of Properties in Southern
    California................................          18
  Risk that Pending Acquisitions Will Not
    Close.....................................          18
  Conflicts of Interests in the Formation
    Transactions and the Business of the
    Company...................................          18
  Risks Associated with Rapid Growth, the
    Recent Acquisition of Many of the New
    Properties and the Lack of Operating
    History...................................          19
  Changes in Policies Without Stockholder
    Approval..................................          19
  Risk of Acquisition, Renovation and
    Development Activities....................          20
  Potential Adverse Tax Consequences of
    Failure to Qualify as a REIT..............          20
  Other Tax Liabilities.......................          21
  Insurance...................................          21
  Dependence on Key Personnel.................          22
  Limits on Changes in Control................          22
  Possible Environmental Liabilities..........          23
  Possible Adverse Effect on Common Stock
    Price of Shares Available for Future
    Sale......................................          24
  Possible Adverse Effect on Holders of Common
    Stock of an Issuance of Preferred Stock...          24
  Influence of Executive Officers, Directors
    and Principal Stockholders................          25

                                                   PAGE
                                                   -----
  Possible Adverse Effect of Market Interest
    Rates on Price of Common Stock............          25

THE COMPANY...................................          26
  General.....................................          26
  The Operating Partnership...................          27

BUSINESS AND GROWTH STRATEGIES................          28
  Business Strategies.........................          28
  Growth Strategies...........................          29

USE OF PROCEEDS...............................          31

PRICE RANGE OF COMMON STOCK AND DISTRIBUTION
  HISTORY.....................................          31

CAPITALIZATION................................          33

SELECTED FINANCIAL INFORMATION................          34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..................................          38
  Overview....................................          38
  Results of Operations.......................          38
  Pro Forma Operating Results.................          46
  Liquidity and Capital Resources.............          47
  Cash Flows..................................          48
  Inflation...................................          49

SOUTHERN CALIFORNIA ECONOMY AND OFFICE
  MARKETS.....................................          50
  Southern California Economy.................          50

PROPERTIES....................................          55
  General.....................................          55
  Properties and Pending Acquisitions.........          56
  Tenant Information..........................          59
  Lease Distributions.........................          60
  Lease Expirations--Portfolio Total..........          60
  Lease Expirations--Property by Property.....          61
  Tenant Retention and Expansions.............          73
  Historical Lease Renewals...................          73
  Historical Tenant Improvements and Leasing
    Commissions...............................          74
  Historical Capital Expenditures.............          75
  Historical Occupancy........................          75

                                                   PAGE
                                                   -----
  Location of Properties and Pending
    Acquisitions..............................          77
  Los Angeles County Office Market............          77
  Orange County Office Market.................          86
  Ventura County Office Market................          88
  Kern County Office Market...................          89
  Competition.................................          90
  Insurance...................................          90
  Environmental Regulations...................          91
  Potential Eminent Domain Proceedings........          92
  Legal Proceedings...........................          92
  Employees...................................          92

MANAGEMENT....................................          93
  Directors and Executive Officers............          93
  Board of Directors..........................          95
  Committees of the Board of Directors........          96
  Compensation of Directors...................          96
  Executive Compensation......................          96
  Compensation Committee Interlocks and
    Insider Participation.....................          98
  Employment Agreements.......................          98
  Stock Incentive Plan........................          99
  401(k) Plan.................................          99
  Limitation of Liability and
    Indemnification...........................         100

FORMATION TRANSACTIONS........................         101
  Benefits of the Formation Transactions and
    the IPO to Affiliates of the Company......         102

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES...         103
  Investment Policies.........................         103
  Dispositions................................         104
  Financing Policies..........................         104
  Conflict of Interest Policies...............         105
  Policies with Respect to Other Activities...         106

CERTAIN TRANSACTIONS..........................         106
  Formation Transactions......................         106
  Partnership Agreement; Redemption/ Exchange
    Rights....................................         106
  Registration Rights.........................         106
  Acquisition of Property from Former
    Director..................................         106
  Acceleration of Options Granted to Former
    Officer...................................         107

PARTNERSHIP AGREEMENT.........................         107
  Management..................................         107
  Transferability of Interests................         107
                                                   PAGE
                                                   -----
  Capital Contributions.......................         108
  Redemption/Exchange Rights..................         108
  Issuance of Additional OP Units, Common
    Stock or Convertible Securities...........         109
  Tax Matters.................................         109
  Operations..................................         109
  Duties and Conflicts........................         109
  Certain Voting Rights of Limited Partners...         109
  Term........................................         110
  Indemnification.............................         110

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.........         111

CAPITAL STOCK.................................         112
  General.....................................         112
  Common Stock................................         112
  Preferred Stock.............................         112
  Power to Issue Additional Shares of Common
    Stock and Preferred Stock.................         113
  Transfer Agent and Registrar................         113
  Restrictions on Transfer....................         113

CERTAIN PROVISIONS OF MARYLAND LAW AND THE
  COMPANY'S CHARTER AND BYLAWS................         115
  Board of Directors--Number, Classification,
    Vacancies.................................         116
  Removal of Directors........................         116
  Business Combinations.......................         116
  Control Share Acquisitions..................         117
  Amendment to the Charter....................         117
  Dissolution of the Company..................         118
  Advance Notice of Director Nominations and
    New Business..............................         118
  Anti-takeover Effect of Certain Provisions
    of Maryland Law and of the Charter and
    Bylaws....................................         118
  Rights to Purchase Securities and Other
    Property..................................         118

SHARES AVAILABLE FOR FUTURE SALE..............         118
  General.....................................         118
  Registration Rights.........................         119

FEDERAL INCOME TAX CONSIDERATIONS.............         119
  Taxation of the Company.....................         120
  Failure to Qualify..........................         125
  Taxation of Taxable U.S. Stockholders
    Generally.................................         125

                                                   PAGE
                                                   -----
  Backup Withholding..........................         126
  Taxation of Tax-Exempt Stockholders.........         127
  Taxation of Non-U.S. Stockholders...........         127
  Tax Aspects of the Operating Partnership....         130
  Other Tax Considerations....................         133

ERISA CONSIDERATIONS..........................         133
  Employment Benefit Plans, Tax-Qualified
    Pension, Profit Sharing or Stock Bonus
    Plans and IRAs............................         133
                                                   PAGE
                                                   -----

  Status of the Company and the Operating
    Partnership under ERISA...................         134

UNDERWRITING..................................         136

EXPERTS.......................................         138

LEGAL MATTERS.................................         138

ADDITIONAL INFORMATION........................         138

GLOSSARY......................................         140

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS INDICATED OTHERWISE, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT (I) THE UNDERWRITERS' OVERALLOTMENT OPTION IS NOT EXERCISED, (II) THE OFFERING PRICE FOR THE COMMON STOCK OFFERED HEREBY IS $26.125 AND (III) NONE OF THE LIMITED PARTNERSHIP INTERESTS ("OP UNITS") OF ARDEN REALTY LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), REDEEMABLE FOR CASH OR, AT THE ELECTION OF THE COMPANY, EXCHANGEABLE FOR COMMON STOCK HAVE BEEN SO REDEEMED OR EXCHANGED. ALTHOUGH THE COMPANY AND THE OPERATING PARTNERSHIP ARE SEPARATE ENTITIES, FOR EASE OF REFERENCE AND UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" REFER TO THE COMPANY, THE OPERATING PARTNERSHIP AND THEIR SUBSIDIARIES, COLLECTIVELY. ALL REFERENCES IN THIS PROSPECTUS TO "NAMIZ" REFER TO NAMIZ, INC., A CALIFORNIA CORPORATION FORMERLY KNOWN AS ARDEN REALTY GROUP, INC. AND THE COMPANY'S IMMEDIATE PREDECESSOR. ALL REFERENCES IN THIS PROSPECTUS TO THE ACTIVITIES OF THE COMPANY PRIOR TO OCTOBER 9, 1996 REFER TO THE ACTIVITIES OF THE "ARDEN PREDECESSORS" WHICH INCLUDE NAMIZ AND CERTAIN OF ITS AFFILIATED ENTITIES THAT WERE ENGAGED IN THE REAL ESTATE BUSINESS IN SOUTHERN CALIFORNIA PRIOR TO THE COMPANY'S FORMATION AND THE CONSUMMATION OF ITS INITIAL PUBLIC OFFERING. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.

                                  THE COMPANY

    The Company is a self-administered and self-managed real estate investment trust ("REIT") engaged in owning, acquiring, managing, leasing and renovating commercial office properties in Southern California. The Company currently owns a portfolio of 45 office properties (the "Properties") containing approximately
7.4 million rentable square feet. All of the Properties are located in Southern California, with 38 in suburban Los Angeles County, three in Orange County, one in Ventura County, two in Kern County and one in San Diego County.

    Since its initial public offering in October 1996 (the "IPO"), the Company has acquired 21 additional office properties (collectively, the "Acquired Properties"), increasing its portfolio of office properties from the initial 24 Properties (collectively, the "Initial Properties") to 45 Properties. The Acquired Properties contain approximately 3.4 million rentable square feet and were purchased for a Total Acquisition Cost of approximately $366.5 million.

    As of June 15, 1997, the Company had executed eight contracts and one letter of intent to acquire nine additional office properties (collectively, the "Pending Acquisitions") containing approximately 1.2 million rentable square feet for a Total Acquisition Cost of approximately $161.4 million. As of May 1, 1997, the Pending Acquisitions were approximately 77.1% leased.

    The Company believes that all of the Properties are located in strong submarkets which generally have significant rent growth potential due to employment growth, declining vacancy rates, limited new construction activity and existing rental rates at levels below those required to make new construction economically feasible. The Company's portfolio is comprised of suburban office properties which have high quality finishes, are situated in desirable locations, are well maintained and professionally managed and are capable of achieving rental and occupancy rates which are typically above those prevailing in their respective markets. Of the Company's 45 Properties, 36 have been built since 1980 and 17 have been substantially renovated within the last five years.

    As of May 1, 1997, the Company's portfolio of 45 Properties (which includes the 24 Initial Properties and the 21 Acquired Properties) was approximately 85.8% leased. The 24 Initial Properties were approximately 91.9% leased as of May 1, 1997 as compared to 88.9% leased as of August 1, 1996.

    The Company also believes, based upon its evaluation of market conditions, that certain economic fundamentals are present in Southern California which enhance the Company's ability to achieve its business objectives by providing an attractive environment for owning, acquiring and operating suburban office properties. Specifically, the Company believes that the limited construction of new office properties in the Southern California region since 1992 coupled with an improving Southern California economy will continue to result in increased demand for office space and positive net absorption in the Southern California region, particularly in the selected submarkets where most of the Properties are located.

    The Company operates from its Beverly Hills, California headquarters and is a fully integrated real estate company with approximately 100 full-time employees and in-house expertise in acquisitions, finance, asset management, leasing and construction. The Company's founders, Richard S. Ziman and Victor J. Coleman, along with the other six senior officers of the Company, have an average of more than 14 years of experience in the real estate industry. See "Management--Directors and Executive Officers." Upon completion of this offering (the "Offering"), management will own in the aggregate 6.03% of the outstanding shares of Common Stock and OP Units.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

    - the possibility that the Company may not be able to refinance outstanding indebtedness upon maturity (including the $175 million Mortgage Financing (as defined below) and the $300 million Credit Facility (as defined below) which mature on June 10, 2004 and June 1, 2000, respectively), that interest rates might increase on variable rate indebtedness, including any amounts outstanding under the Credit Facility, and that such indebtedness might be refinanced at higher interest rates or otherwise on terms less favorable to the Company than existing indebtedness, which could adversely affect the Company's ability to make expected distributions to stockholders and its ability to qualify as a REIT, and the lack of limitations in the Company's organizational documents on the amount of indebtedness the Company may incur;

    - real estate investment and property management risks such as the need to renew leases or relet space upon lease expirations and, at times, to pay renovation and reletting costs in connection therewith, the effect of economic and other conditions on office property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses, including future debt service, and the illiquidity of real estate investments, all of which may adversely affect the Company's ability to make expected distributions to stockholders;

    - concentration of all of the Properties in Southern California, and the dependence of the Properties on the conditions of the economy and the office markets of Southern California and particularly, Los Angeles County, which increases the risk of the Company being adversely affected by a downturn in the Southern California or Los Angeles County economy or office markets;

    - the possibility that one or more of the Pending Acquisitions will not close and that the Company may be unable to apply proceeds from the Offering toward other suitable acquisitions, which may adversely affect its ability to increase distributable cash flow per share;

    - given the Company's recent acquisition of many of the Properties and the lack of operating history of such Properties under the Company's management, the risks that newly acquired properties may have characteristics or deficiencies unknown to the Company affecting the value or revenue potential thereof, may fail to perform as expected, or may be difficult to integrate into the Company's existing management operations;

    - conflicts of interest involving Messrs. Ziman and Coleman in business decisions regarding the Company, including conflicts associated with any prepayment of debt secured by the Initial

      Properties that may arise due to the more adverse tax consequences of such prepayment to Messrs. Ziman and Coleman as holders of OP Units;

    - the possibility that the Board of Directors of the Company may in the future amend or revise the investment, financing, borrowing, distribution and conflicts of interest policies of the Company without a vote of the Company's stockholders;

    - taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event and the resulting decrease in cash available for distribution;

    - risks that certain types of losses, such as from earthquakes, could exceed the Company's insurance coverage which currently includes earthquake coverage for all of the Properties;

    - dependence on certain key personnel;

    - anti-takeover effect of limiting actual or constructive ownership of Common Stock of the Company by a single person to 9.0% of the outstanding capital stock, subject to certain specified exceptions, and of certain other provisions contained in the organizational documents of the Company and the Operating Partnership, which may have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interests of the Company's stockholders;

    - possible environmental liabilities in connection with the Company's ownership and/or operation of the Properties and Pending Acquisitions; and

    - effect of shares available for future sale on the price of the Common
      Stock.

                              RECENT DEVELOPMENTS

ACQUIRED PROPERTIES

    Since the closing of the IPO on October 9, 1996 through June 15, 1997, the Company has acquired 21 additional suburban office properties in Southern California containing approximately 3.4 million rentable square feet for a Total Acquisition Cost of approximately $366.5 million. The following table sets forth certain data regarding the Acquired Properties:

                                                                               PERCENT                      TOTAL
                                                              APPROXIMATE     LEASED AT      PERCENT     ACQUISITION
                                                              NET RENTABLE   ACQUISITION    LEASED AT      COST(1)         MONTH
PROPERTY NAME                                    LOCATION     SQUARE FEET       DATE       MAY 1, 1997   (MILLIONS)      ACQUIRED
--------------------------------------------  --------------  ------------   -----------   -----------   -----------   -------------
10351 Santa Monica..........................  Los Angeles         96,251         99%           98%         $ 11.1      October 1996

2730 Wilshire...............................  Santa Monica        55,080(2)      93%           98%            7.9(2)   November 1996

Burbank Executive Plaza.....................  Burbank             60,395         84%           74%            5.5      November 1996

California Federal Building.................  Burbank             82,467         98%           97%            7.5      November 1996

Grand Avenue Plaza..........................  El Segundo          84,500          0%(3)        62%(3)         4.9      November 1996

Center Promenade............................  Ventura            174,837         83%           74%           11.7      December 1996

Los Angeles Corporate Center................  Monterey Park      389,293         77%           85%           42.0      December 1996

5200 West Century...........................  Los Angeles        310,910         29%(4)        30%(4)        13.7      December 1996

Sumitomo Bank Building......................  Sherman Oaks       110,641         92%           92%           12.9      December 1996

10350 Santa Monica..........................  Los Angeles         42,292         88%           93%            4.3      December 1996

6800 Owensmouth.............................  Canoga Park         80,014         83%           85%            7.5      March 1997

535 Brand...................................  Glendale           109,187         41%(4)        51%(4)        15.1      March 1997

Whittier Financial Center...................  Whittier           135,415         88%           85%           14.4      March 1997

California Twin Centre......................  Bakersfield        155,189         86%           89%           19.6      March 1997

Clarendon Crest.............................  Woodland Hills      43,063         85%           85%            5.2      April 1997

10780 Santa Monica..........................  Los Angeles         92,486         78%           84%           10.6      April 1997

Noble Professional Center...................  Sherman Oaks        51,828         81%           81%            6.7      April 1997

South Bay Centre............................  Gardena            202,830         86%           86%           19.1      April 1997

8383 Wilshire...............................  Beverly Hills      417,463         77%           77%           59.1      May 1997

Parkway Center..............................  Bakersfield         61,333         99%           99%            7.5      May 1997

Centerpointe La Palma.......................  La Palma           597,550         88%           88%           80.2      June 1997
                                                                                 --            --
                                                              ------------                               -----------

    Total/Weighted Average..................                   3,353,024(2)      76%           79%         $366.5(2)
                                                              ------------                               -----------
                                                              ------------                               -----------

------------------------------

(1) "Total Acquisition Cost" includes all purchase costs, closing costs and anticipated capital expenditures for, and carrying costs during, renovations.

(2) Excludes the square feet and purchase price associated with the 100% occupied, 12,740 square foot, 16-unit apartment complex at this property which the Company also owns.

(3) Renovations were recently completed at Grand Avenue Plaza.

(4) 5200 West Century and 535 Brand are currently being renovated.

PENDING ACQUISITIONS

    As of June 15, 1997, the Company had executed eight contracts and one letter of intent to acquire nine additional office properties containing approximately
1.2 million rentable square feet for a Total Acquisition Cost of approximately $161.4 million. The Company intends to use a portion of the net proceeds from the Offering to complete the Pending Acquisitions within 60 days after the closing of the Offering; however, purchase of the Pending Acquisitions is subject to the Company's completion of due diligence and the satisfaction of other customary conditions to closing, and there can be no assurance that any of the Pending Acquisitions will be completed. See "Risk Factors--Risk that Pending Acquisitions Will Not Close." The following table sets forth certain data regarding the Pending Acquisitions:

                                                                                                              TOTAL
                                                                           APPROXIMATE       PERCENT       ACQUISITION
                                                                           NET RENTABLE     LEASED AT        COST(1)
PROPERTY NAME                                                 LOCATION     SQUARE FEET     MAY 1, 1997     (MILLIONS)
----------------------------------------------------------  -------------  ------------  ---------------  -------------
1100 Glendon..............................................  Los Angeles        282,013             50%(2)   $    49.9
Carlsberg Corporate Center................................  Santa Monica       103,506             87%           11.8
299 Euclid................................................  Pasadena            73,400              0%            8.1
Harbor Corporate Center...................................  Gardena             63,925             77%            4.5
Pacific Gateway II........................................  Torrance           223,731             92%           25.2
Mariner Court.............................................  Torrance           105,436             87%           11.8
Crown Cabot...............................................  Laguna Niguel      172,900             93%           28.3
1821 Dyer.................................................  Irvine             115,061            100%            7.7
1000 Town Center..........................................  Oxnard             107,653            100%           14.1
                                                                           ------------           ---          ------
    Total/Weighted Average................................                   1,247,625             77%      $   161.4
                                                                           ------------                        ------
                                                                           ------------                        ------

------------------------------

(1) "Total Acquisition Cost" includes all purchase costs, anticipated closing costs and anticipated capital expenditures for, and carrying costs during, renovations.

(2) Renovations are currently scheduled for 1100 Glendon.

CREDIT FACILITIES

    On June 11, 1997, the Company amended its then existing credit facility with a $300 million unsecured line of credit (the "Credit Facility") from a group of banks led by Wells Fargo (the "Lenders"). The interest rate of the Credit Facility ranges between LIBOR plus 1.2% and LIBOR plus 1.45% depending on the leverage ratio of the Company. Once the Company achieves a long-term, unsecured, investment grade debt rating, the interest rate may be lowered to between LIBOR plus 0.9% and LIBOR plus 1.15% depending on such debt rating. As of June 24, 1997, approximately $14.0 million was available under the Credit Facility. Upon consummation of the Offering and the Pending Acquisitions, the Company expects to have $235 million available under the Credit Facility. The Credit Facility has been and will be used, among other things, to finance the acquisition of properties, provide funds for tenant improvements and capital expenditures and provide for working capital and other corporate purposes.

    Pursuant to a separate agreement, Wells Fargo advanced $26.7 million to the Company which was secured by two Properties. This advance accrued interest at the Wells Fargo Prime Rate and matured on July 10, 1997 at which time the Company repaid the advance with a $26.7 million draw on the Credit Facility.

    The Company also has an unsecured line of credit with a total commitment of $10,000,000 from City National Bank (the "CNB Credit Facility"). On June 15, 1997, the aggregate outstanding balance was $10,000,000. The CNB Credit Facility accrues interest at the City National Bank Prime Rate less 0.875% and is scheduled to mature on August 1, 1998. The CNB Credit Facility has and will be used, among other things, to provide funds for tenant improvements and capital expenditures and provide for working capital and other corporate purposes.

MORTGAGE FINANCING

    On June 11, 1997, the Company refinanced its existing $175 million mortgage financing with a new $175 million mortgage financing (the "Mortgage Financing") from an affiliate of Lehman Brothers. The Mortgage Financing is non-recourse and secured by fully cross-collateralized and cross-defaulted first mortgage liens on 18 of the Properties (collectively, the "Mortgage Financing Properties"), all of which are held by a special purpose subsidiary of the Company. The Mortgage Financing bears interest at a fixed rate of 7.52%, is anticipated to be repaid in seven years and requires monthly payments of interest only with all principal due in a balloon payment at maturity.

INTERIM FINANCIAL RESULTS

    The Company reported Funds from Operations of approximately $13.4 million for the second quarter of 1997, compared to approximately $13.1 million for the first quarter of 1997. Revenues totaled approximately $29.8 million for the second quarter of 1997, compared to revenues of approximately $25.0 million for the first quarter of 1997. Net income for the second quarter of 1997 was approximately $7.9 million, compared to approximately $8.4 million for the first quarter of 1997.

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives are to maximize growth in cash flow and to enhance the value of its portfolio in order to maximize total return to its stockholders. The Company believes it can achieve these objectives by continuing to implement its business strategies and by capitalizing on external and internal growth opportunities. The Company's primary business strategies are to actively manage its portfolio and to acquire and renovate underperforming office properties or properties which provide attractive yields with stable cash flow in submarkets where it can utilize its local market expertise and extensive real estate experience. When market conditions permit, the Company may also develop new properties in submarkets where it has local market expertise.

    Based on its own historical activities and its knowledge of the local marketplace, the Company believes that opportunities continue to exist to acquire additional office properties that: (i) provide attractive initial yields with significant potential for growth in cash flow; (ii) are in desirable locations within submarkets which the Company believes have economic growth potential; and (iii) are underperforming or need renovation, and which therefore provide opportunities for the Company to increase such properties' cash flow and value through active management and aggressive leasing.

    The Company believes that all of the Properties are located in strong submarkets which generally have significant rent growth potential due to employment growth, declining vacancy rates, limited new construction and existing rental rates at levels below those required to make new construction economically feasible. The Company also believes, based upon its evaluation of market conditions, that certain economic fundamentals are present in Southern California which enhance its ability to achieve its business objectives by providing an attractive environment for owning, acquiring and operating suburban office properties. Specifically, the Company believes that the limited construction of new office properties in the Southern California region since 1992 coupled with an improving Southern California economy will continue to result in increased demand for office space and positive net absorption in the Southern California region, and particularly in the selected submarkets where most of the Properties are located.

    The Company believes it has certain competitive advantages which enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's significant local market expertise, experience and knowledge of properties, submarkets and potential tenants within the Southern California region; (ii) management's long-standing relationships with tenants, real estate brokers and institutional and other owners of commercial real estate; (iii) its fully integrated real estate operations which allow the Company to respond quickly to acquisition opportunities; (iv) its access to capital as a public company; (v) its ability to acquire properties in exchange for OP Units or Common Stock if the sellers so desire; and

(vi) management's reputation as an experienced purchaser of office properties in Southern California which has the ability to effectively close transactions.

    The Company also may seek to take advantage of management's development expertise to develop office space when market conditions support office building development. The Company, however, currently intends to focus primarily on acquisitions rather than development given its belief that opportunities to acquire office properties at less than replacement cost continue to exist within selected submarkets in Southern California.

    The Company believes that opportunities exist to increase cash flow from its existing portfolio and that such opportunities will be enhanced as the Southern California office market continues to improve. The Company intends to pursue internal growth by: (i) continuing to maintain and improve occupancy rates through active management and aggressive leasing; (ii) realizing fixed contractual base rental increases or increases tied to indices such as the Consumer Price Index (the "CPI"); (iii) re-leasing expiring leases at increasing market rents which are expected to result over time from increased demand for office space in Southern California; (iv) controlling operating expenses through the implementation of cost control management and systems; (v) capitalizing on economies of scale arising from the size of its portfolio; and (vi) increasing revenue generated from parking facilities at certain Properties where the Company is currently offering free parking as an amenity or charging below market rates.

                                 THE PROPERTIES

    The Company's Properties consist of 45 office properties containing approximately 7.4 million rentable square feet, including acquisitions made since the IPO of the 21 Acquired Properties containing approximately 3.4 million rentable square feet. The Properties consist of suburban office properties and individually range from approximately 42,000 to 598,000 rentable square feet. The Company believes that the Properties have desirable locations within established business communities and are well-maintained. Of the Company's 45 Properties, 36 have been built since 1980 and 17 have been substantially renovated within the last five years. The average age of the buildings is approximately 13 years.

    Management believes that the location and quality of construction of the Properties, as well as the Company's reputation for providing a high level of tenant service, have enabled the Company to attract and retain a diverse tenant base. As of May 1, 1997, the Properties were 85.8% leased to over 1,200 tenants. In addition, no single tenant accounted for more than approximately 2.1% of the aggregate Annualized Base Rent (defined as the monthly contractual base rent under existing leases as of May 1, 1997 multiplied by 12) of the Properties and only ten tenants individually represented more than 1.0% of such aggregate Annualized Base Rent.

    As of June 15, 1997, the Company had executed eight contracts and one letter of intent to acquire the nine Pending Acquisitions. Upon closing of the Pending Acquisitions the Company will own a total of 54 office properties consisting of approximately 8.6 million rentable square feet; although there can be no assurance that any of the Pending Acquisitions will be completed. See "Risk Factors--Risk that Pending Acquisitions Will Not Close." As of May 1, 1997, the Pending Acquisitions were approximately 77.1% leased.

    The following table sets forth certain information regarding the Properties and the Pending Acquisitions as of May 1, 1997:

                                                                                                YEAR(S)
                                                                                                BUILT/        NO. OF
           PROPERTY NAME                         SUBMARKET                    LOCATION         RENOVATED       BLDGS
-----------------------------------  ----------------------------------  ------------------  -------------  -----------
INITIAL PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
    9665 Wilshire                    Beverly Hills/Century City          Beverly Hills        1972/92-93             1
    Beverly Atrium                   Beverly Hills/Century City          Beverly Hills           1989                1
    Century Park Center              Beverly Hills/Century City          Los Angeles            1972/94              1
    Westwood Terrace                 Westwood/West Los Angeles           Los Angeles             1988                1
    1950 Sawtelle                    Westwood/West Los Angeles           Los Angeles            1988/95              1
    400 Corporate Pointe             Marina Area/Culver City/LAX         Culver City             1987                1
    Bristol Plaza                    Marina Area/Culver City/LAX         Culver City             1982                1
    Skyview Center                   Marina Area/Culver City/LAX         Los Angeles          1981,87/95             2
    The New Wilshire                 Park Mile/West Hollywood            Los Angeles             1986                1
  LOS ANGELES NORTH
    5601 Lindero Canyon              Simi/Conejo Valley                  Westlake                1989                1
    Calabasas Commerce Center        Simi/Conejo Valley                  Calabasas               1990                4
    Woodland Hills Financial Center  West San Fernando Valley            Woodland Hills         1972/95              2
    16000 Ventura                    Central San Fernando Valley         Encino                 1980/96              1
    425 Broadway                     East San Fernando                   Glendale                1984                1
                                      Valley/Tri-Cities
    303 Glenoaks                     East San Fernando                   Burbank                1983/96              1
                                      Valley/Tri-Cities
    70 South Lake                    East San Fernando                   Pasadena               1982/94              1
                                      Valley/Tri-Cities
  LOS ANGELES SOUTH
    4811 Airport Plaza               Long Beach                          Long Beach             1987/95              1
    4900/10 Airport Plaza            Long Beach                          Long Beach             1987/95              1
    5000 Spring                      Long Beach                          Long Beach             1989/95              1
    100 West Broadway                Long Beach                          Long Beach             1987/96              1
    12501 East Imperial Highway      Norwalk/Cerritos                    Norwalk                1978/94              1
ORANGE COUNTY
    5832 Bolsa                       West County                         Huntington Beach        1985                1
    Anaheim City Centre              Tri-Freeway Area                    Anaheim                1986/91              1
SAN DIEGO COUNTY
    Imperial Bank Tower              Central City                        San Diego              1982/96              1
                                                                                                                    --
      Subtotal/Weighted Average--Initial Properties                                                                 29
                                                                                                                    --

ACQUIRED PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
    10350 Santa Monica               Beverly Hills/Century City          Los Angeles             1979                1
    10351 Santa Monica               Beverly Hills/Century City          Los Angeles             1984                1
    8383 Wilshire                    Beverly Hills/Century City          Beverly Hills          1971/93              1
    2730 Wilshire(1)                 Westwood/West Los Angeles           Santa Monica            1985                1
    10780 Santa Monica               Westwood/West Los Angeles           Los Angeles             1984                1
    5200 West Century                Marina Area/Culver City/LAX         Los Angeles             1982                1

                                                     PERCENTAGE
                                                      OF TOTAL
                                      APPROXIMATE     PORTFOLIO       PERCENT
                                     NET RENTABLE   NET RENTABLE   LEASED AS OF
           PROPERTY NAME              SQUARE FEET    SQUARE FEET    MAY 1, 1997
-----------------------------------  -------------  -------------  -------------
INITIAL PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
    9665 Wilshire                         158,684          1.8%          99.6%
    Beverly Atrium                         61,314          0.7%          85.0%
    Century Park Center                   243,404          2.8%          89.4%
    Westwood Terrace                      135,943          1.6%          95.0%
    1950 Sawtelle                         103,772          1.2%          88.3%
    400 Corporate Pointe                  164,598          1.9%         100.0%
    Bristol Plaza                          84,014          1.0%          88.1%
    Skyview Center                        391,675          4.5%          88.9%
    The New Wilshire                      202,704          2.4%          86.9%
  LOS ANGELES NORTH
    5601 Lindero Canyon                   105,830          1.2%         100.0%
    Calabasas Commerce Center             123,121          1.4%          97.7%
    Woodland Hills Financial Center       224,955          2.6%          89.7%
    16000 Ventura                         174,841          2.0%          88.1%
    425 Broadway                           71,589          0.8%          97.6%

    303 Glenoaks                          175,449          2.0%          97.7%

    70 South Lake                         100,133          1.2%          91.9%

  LOS ANGELES SOUTH
    4811 Airport Plaza                    121,610          1.4%         100.0%
    4900/10 Airport Plaza                 150,403          1.8%         100.0%
    5000 Spring                           163,358          1.9%          93.5%
    100 West Broadway                     191,727          2.2%          94.5%
    12501 East Imperial Highway           122,175          1.4%          96.1%
ORANGE COUNTY
    5832 Bolsa                             49,355          0.6%         100.0%
    Anaheim City Centre                   175,391          2.0%          94.7%
SAN DIEGO COUNTY
    Imperial Bank Tower                   540,413          6.3%          82.1%

                                     -------------  -------------  -------------
      Subtotal/Weighted Average--In     4,036,458         46.7%          91.9%

                                     -------------  -------------  -------------
ACQUIRED PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
    10350 Santa Monica                     42,292          0.5%          93.1%
    10351 Santa Monica                     96,251          1.1%          97.8%
    8383 Wilshire                         417,463          4.8%          76.8%
    2730 Wilshire(1)                       55,080          0.6%          97.5%
    10780 Santa Monica                     92,486          1.1%          84.1%
    5200 West Century                     310,910          3.6%          30.1%

                                                                                                YEAR(S)
                                                                                                BUILT/        NO. OF
           PROPERTY NAME                         SUBMARKET                    LOCATION         RENOVATED       BLDGS
-----------------------------------  ----------------------------------  ------------------  -------------  -----------
  LOS ANGELES NORTH
    6800 Owensmouth                  West San Fernando Valley            Canoga Park             1986                1
    Clarendon Crest                  West San Fernando Valley            Woodland Hills          1990                1
    Sumitomo Bank Building           Central San Fernando Valley         Sherman Oaks         1970/90-91             1
    Noble Professional Center        Central San Fernando Valley         Sherman Oaks           1985/93              1
    Burbank Executive Plaza          East San Fernando                   Burbank                 1983                1
                                      Valley/Tri-Cities
    California Federal Building      East San Fernando                   Burbank                 1978                1
                                      Valley/Tri-Cities
    535 Brand                        East San Fernando                   Glendale               1973/92              1
                                      Valley/Tri-Cities
  LOS ANGELES SOUTH
    Grand Avenue Plaza               El Segundo                          El Segundo             1979,80              2
    South Bay Centre                 Torrance                            Gardena                 1984                1
  LOS ANGELES CENTRAL
    Los Angeles Corporate Center     San Gabriel Valley                  Monterey Park          1984,86              4
    Whittier Financial Center        San Gabriel Valley                  Whittier               1967,82              2
ORANGE COUNTY
    Centerpointe La Palma            North County                        La Palma             1986,88,90            12
VENTURA COUNTY
    Center Promenade                 West County                         Ventura                 1982                7
KERN COUNTY
    Parkway Center                   Bakersfield                         Bakersfield            1992,95              2
    California Twin Centre           Bakersfield                         Bakersfield             1983                1
                                                                                                                    --
      Subtotal/Weighted Average--Acquired Properties                                                                44
                                                                                                                    --

PENDING ACQUISITIONS
LOS ANGELES COUNTY
  LOS ANGELES WEST
    1100 Glendon                     Westwood/West Los Angeles           Los Angeles             1965                1
    Carlsberg Corporate Center       Westwood/West Los Angeles           Santa Monica            1979                1
  LOS ANGELES NORTH
    299 Euclid                       East San Fernando                   Pasadena                1983                1
                                      Valley/Tri-Cities
  LOS ANGELES SOUTH
    Harbor Corporate Center          Torrance                            Gardena                 1985                1
    Pacific Gateway II               Torrance                            Torrance               1982/90              1
    Mariner Court                    Torrance                            Torrance                1989                1
ORANGE COUNTY
    Crown Cabot                      South County                        Laguna Niguel           1989                1
    1821 Dyer                        Greater Airport Area                Irvine                 1980/88              1
VENTURA COUNTY
    1000 Town Center                 West County                         Oxnard                  1989                1
                                                                                                                    --
      Subtotal/Weighted Average--Pending Acquisitions                                                                9
                                                                                                                    --

      Total/Weighted Average--All Properties and Pending Acquisitions                                               82
                                                                                                                    --
                                                                                                                    --

                                                     PERCENTAGE
                                                      OF TOTAL
                                      APPROXIMATE     PORTFOLIO       PERCENT
                                     NET RENTABLE   NET RENTABLE   LEASED AS OF
           PROPERTY NAME              SQUARE FEET    SQUARE FEET    MAY 1, 1997
-----------------------------------  -------------  -------------  -------------
  LOS ANGELES NORTH
    6800 Owensmouth                        80,014          0.9%          84.9%
    Clarendon Crest                        43,063          0.5%          84.7%
    Sumitomo Bank Building                110,641          1.3%          92.2%
    Noble Professional Center              51,828          0.6%          80.5%
    Burbank Executive Plaza                60,395          0.7%          73.8%

    California Federal Building            82,467          1.0%          97.0%

    535 Brand                             109,187          1.3%          51.0%

  LOS ANGELES SOUTH
    Grand Avenue Plaza                     84,500          1.0%          61.5%
    South Bay Centre                      202,830          2.4%          85.8%
  LOS ANGELES CENTRAL
    Los Angeles Corporate Center          389,293          4.5%          84.9%
    Whittier Financial Center             135,415          1.6%          85.2%
ORANGE COUNTY
    Centerpointe La Palma                 597,550          6.9%          88.2%
VENTURA COUNTY
    Center Promenade                      174,837          2.0%          73.7%
KERN COUNTY
    Parkway Center                         61,333          0.7%          99.5%
    California Twin Centre                155,189          1.8%          88.5%

                                     -------------  -------------  -------------
      Subtotal/Weighted Average--Ac     3,353,024         38.9%          78.6%

                                     -------------  -------------  -------------
PENDING ACQUISITIONS
LOS ANGELES COUNTY
  LOS ANGELES WEST
    1100 Glendon                          282,013          3.3%          49.7%
    Carlsberg Corporate Center            103,506          1.2%          87.3%
  LOS ANGELES NORTH
    299 Euclid                             73,400          0.8%           0.0%

  LOS ANGELES SOUTH
    Harbor Corporate Center                63,925          0.7%          77.4%
    Pacific Gateway II                    223,731          2.6%          92.4%
    Mariner Court                         105,436          1.2%          86.7%
ORANGE COUNTY
    Crown Cabot                           172,900          2.0%          93.3%
    1821 Dyer                             115,061          1.3%         100.0%
VENTURA COUNTY
    1000 Town Center                      107,653          1.3%         100.0%

                                     -------------  -------------  -------------
      Subtotal/Weighted Average--Pe     1,247,625         14.4%          77.1%

                                     -------------  -------------  -------------
      Total/Weighted Average--All P     8,637,107        100.0%          84.6%

                                     -------------  -------------  -------------
                                     -------------  -------------  -------------

------------------------------

(1) Above amounts for 2730 Wilshire exclude the 100%-occupied, 12,740 square foot, 16-unit apartment complex which is also owned by the Company.

                                  THE OFFERING

    All of the shares of Common Stock offered hereby are being sold by the Company.

Common Stock Offered by the Company....  12,000,000 shares

Common Stock Outstanding After the
  Offering(1)..........................  33,692,833 shares

Use of Proceeds........................  Purchase of the Pending Acquisitions, repayment of a portion of the Credit Facility, and working
                                         capital. See "Use of Proceeds," "Capitalization,"
                                         and "Management's Discussion and Analysis of
                                         Financial Condition and Results of
                                         Operations--Liquidity and Capital Resources."

New York Stock Exchange Symbol.........  "ARI"

------------------------------

(1) Includes shares of Common Stock to be issued in the Offering, 5,000 shares issued in 1996 to employees of the Company as a stock bonus and 13,333 shares issued upon the exercise of options granted under the Company's Stock Incentive Plan. See "Management--Executive Compensation." Does not include
    (i) 2,971,756 shares of Common Stock that may be issued upon the exchange of OP Units which are issued and outstanding, (ii) 1,766,985 shares of Common Stock subject to the Underwriters' overallotment option and (iii) 890,000 shares of Common Stock subject to options granted under the Company's Stock Incentive Plan. If all OP Units were exchanged for Common Stock, there would be 36,664,589 shares of Common Stock outstanding after the Offering.

                                 DISTRIBUTIONS

    The Company currently pays regular quarterly distributions to its stockholders. The first distribution, for the period from the closing of the IPO through December 31, 1996, was $.36 per share, which is equivalent to a quarterly distribution of $.40 per share and an annual distribution of $1.60 per share. On March 31, 1997, the Company declared a distribution of $.40 per share for the first quarter of 1997 payable on May 15, 1997 to stockholders of record on April 30, 1997. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company"), economic conditions and such other factors as the Board of Directors deems relevant. See "Risk Factors--Changes in Policies Without Stockholder Approval." Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. The Company has determined that, for federal income tax purposes, approximately $.28 (or approximately 78%) of the $.36 per share distribution paid for the partial fourth quarter of 1996 represented ordinary dividend income to stockholders. The Company believes that, in the future, the portion of the distribution representing ordinary dividend income will be higher and no assurances can be given regarding what percent of future dividends will constitute return of capital for federal income tax purposes.

                           TAX STATUS OF THE COMPANY

    The Company has operated and intends to continue to operate so as to continue to qualify, and will elect, to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year ending December 31, 1996. The Company believes its organization and proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its REIT taxable income (computed without regard to the Company's net capital gain and dividends paid deduction) to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Considerations" and "Risk Factors-- Potential Adverse Tax Consequences of Failure to Qualify as a REIT; Other Tax Liabilities." Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property.

                        SUMMARY SELECTED FINANCIAL DATA

    The following table sets forth (i) summary selected consolidated historical financial data for the Company as of and for the three months ended March 31, 1997, as of December 31, 1996 and for the period October 9, 1996 (the date of the Company's commencement of operations as a public REIT) to December 31, 1996,
(ii) summary selected combined historical financial data for the Arden Predecessors as of December 31, 1995, for the period January 1, 1996 to October 8, 1996, for the three months ended March 31, 1996, and for each of the two years in the period ended December 31, 1995, and (iii) summary selected pro forma consolidated financial data for the Company as of and for the three months ended March 31, 1997 and for the year ended December 31, 1996.

    The summary selected consolidated historical operating and balance sheet data of the Company as of December 31, 1996 and for the period from October 9, 1996 (the date of the Company's commencement of operations as a public REIT) to December 31, 1996 and the summary selected combined historical operating and balance sheet data of the Arden Predecessors as of December 31, 1995 and for the period January 1, 1996 to October 8, 1996 and for each of the two years in the period ended December 31, 1995 have been derived from the respective historical consolidated and combined financial statements audited by Ernst & Young LLP, whose reports with respect thereto are included elsewhere in this Prospectus. The following data should be read in conjunction with (i) the pro forma condensed consolidated financial statements and notes thereto of the Company;
(ii) the historical consolidated and combined financial statements and notes thereto for the Company and the Arden Predecessors; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

    The summary selected pro forma consolidated financial operating data for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the IPO, the Formation Transactions, the closings of the Mortgage Financing and the Credit Facility, the acquisition of the Properties acquired in 1996 prior to the consummation of the IPO, 303 Glenoaks and 12501 East Imperial Highway, the Properties acquired in 1996 subsequent to the IPO, the Properties acquired in 1997, the completion of the Offering, and the acquisition of the Pending Acquisitions had occurred at January 1, 1996 for the statements of operations. The selected pro forma balance sheet data as of March 31, 1997 is presented as if the completion of the Offering, the closings of the Mortgage Financing and the Credit Facility, the acquisition of the properties acquired subsequent to March 31, 1997 and the acquisition of the Pending Acquisitions had occurred on March 31, 1997. The summary selected pro forma consolidated data is based upon certain assumptions that are included in the notes to the pro forma condensed consolidated financial statements included elsewhere in this Prospectus. The selected pro forma consolidated financial data is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                                         ARDEN
                                   COMPANY           PREDECESSORS            COMPANY
                           ------------------------  -------------  --------------------------    ARDEN PREDECESSORS HISTORICAL
                                                                                                ---------------------------------
                                 THREE MONTHS        THREE MONTHS   YEAR ENDED   OCT. 9, 1996     JAN. 1,
                                    ENDED                ENDED       DEC. 31,         TO           1996          YEARS ENDED
                                MAR. 31, 1997        MAR. 31, 1996     1996      DEC. 31, 1996      TO           DECEMBER 31,
                           ------------------------  -------------  -----------  -------------    OCT. 8,    --------------------
                            PRO FORMA   HISTORICAL    HISTORICAL     PRO FORMA    HISTORICAL       1996        1995       1994
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
REVENUE:
  Rental.................   $  33,444    $  21,892     $   8,607     $ 132,211     $  17,041     $  32,287   $   8,832  $   5,157
  Tenant
    reimbursements.......       1,367          958           638         5,643           803         2,031         403        217
  Parking, net of
    expenses.............       1,941        1,490           879         8,663         1,215         3,692         751        382
  Other..................         723          630           695         3,354           513         2,455       1,707        796
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
    Total revenue........      37,475       24,970        10,819       149,871        19,572        40,465      11,693      6,552
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
EXPENSES:
  Property expenses......      12,189        7,894         3,615        55,780         6,005        14,224       3,340      2,191
  General and
    administrative.......       1,000          918           364         4,000           753         1,758       1,377        689
  Interest...............       4,380        3,024         6,662        17,520         1,280        24,521       5,537      1,673
  Depreciation and
    amortization.........       5,520        3,562         1,582        21,721         3,108         5,264       1,898      1,143
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
    Total expenses.......      23,089       15,398        12,223        99,021        11,146        45,767      12,152      5,696
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
Equity in net (loss)
  income of noncombined
  entities...............          --           --           (84)           --            --          (336)       (116)       201
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
Income (loss) before
  minority interests and
  extraordinary items....      14,386        9,572        (1,488)       50,850         8,426        (5,638)       (575)     1,057
Minority interests' share
  of loss (income) of
  Arden Predecessors.....          --           --           187            --            --           721          (1)         1
Minority interests in
  Operating
  Partnership............      (1,166)      (1,134)           --        (4,123)         (993)           --          --         --
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
Income (loss) before
  extraordinary items....      13,220        8,438        (1,301)       46,727         7,433        (4,917)       (576)     1,058
Extraordinary (loss) gain
  on early extinguishment
  of debt, net of
  minority interests'
  share..................          --           --            --            --       (13,105)        1,877          --         --
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
Net income (loss)........   $  13,220    $   8,438     $  (1,301)    $  46,727     $  (5,672)    $  (3,040)  $    (576) $   1,058
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
                           -----------  -----------  -------------  -----------  -------------  -----------  ---------  ---------
Weighted average number
  of shares
  outstanding............      33,921       21,921                      33,680        21,680
                           -----------  -----------                 -----------  -------------
                           -----------  -----------                 -----------  -------------
Net income (loss) per
  common share:
  Income before
    extraordinary item...   $    0.39    $    0.38                   $    1.39     $    0.34
  Extraordinary
    item--loss on early
    extinguishment of
    debt.................          --           --                          --         (0.60)
                           -----------  -----------                 -----------  -------------
Net income (loss) per
  common share...........   $    0.39    $    0.38                   $    1.39     $   (0.26)
                           -----------  -----------                 -----------  -------------
                           -----------  -----------                 -----------  -------------
Cash dividends declared
  per common share.......   $      --    $    0.40                   $      --     $    0.36
                           -----------  -----------                 -----------  -------------
                           -----------  -----------                 -----------  -------------
Supplemental net income
  (loss) per share
  reflecting the pro
  forma effects solely of
  the Offering and
  repayment of debt(1)...                $    0.34                                 $   (0.20)
                                        -----------                              -------------
                                        -----------                              -------------
Pro forma net income per
  share reflecting the
  pro forma effects of
  solely the Offering and
  the purchase of the
  Pending
  Acquisitions(2)........   $    0.39                                $    0.01
                           -----------                              -----------
                           -----------                              -----------

                                                                               COMPANY                      ARDEN
                                                               ---------------------------------------  PREDECESSORS
                                                                                                         HISTORICAL
                                                                    MARCH 31, 1997                      -------------
                                                               ------------------------  DECEMBER 31,   DECEMBER 31,
                                                                PRO FORMA   HISTORICAL       1996           1995
                                                               -----------  -----------  -------------  -------------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Commercial office properties--net of accumulated
  depreciation...............................................   $ 908,716    $ 580,636     $ 529,568      $ 160,874
Total assets.................................................     933,468      599,338       551,256        182,379
Mortgage loans payable and unsecured lines of credit.........     234,980      197,800       155,000        168,451
Total liabilities............................................     256,858      219,678       173,612        174,163
Minority interests...........................................      47,563       47,563        45,667            100
Total Stockholders' equity/Owners' equity....................     629,047      332,097       331,977          8,116

                                                                                      ARDEN
                                                                COMPANY            PREDECESSORS             COMPANY
                                                        ------------------------  --------------  ----------------------------
                                                              THREE MONTHS         THREE MONTHS       YEAR       OCT. 9, 1996
                                                                 ENDED                ENDED           ENDED           TO
                                                             MAR. 31, 1997        MAR. 31, 1996   DEC. 31, 1996  DEC. 31, 1996
                                                        ------------------------  --------------  -------------  -------------
                                                         PRO FORMA   HISTORICAL     HISTORICAL      PRO FORMA     HISTORICAL
                                                        -----------  -----------  --------------  -------------  -------------
                                                                                (DOLLARS IN THOUSANDS)
OTHER DATA:
Funds from Operations(3):
  Income (loss) before minority interests and
    extraordinary items...............................   $  14,386    $   9,572     $   (1,488)     $  50,850     $     8,426
  Depreciation and amortization.......................       5,520        3,562          1,582         21,721           3,108
                                                        -----------  -----------  --------------  -------------  -------------
  Funds from Operations...............................      19,906       13,134             94         72,571          11,534
Company's share percentage............................        91.9%        88.2%            --           91.9%           88.2%
                                                        -----------  -----------  --------------  -------------  -------------
Company's share of Funds from Operations..............   $  18,294    $  11,584     $       94      $  66,693     $    10,173
                                                        -----------  -----------  --------------  -------------  -------------
                                                        -----------  -----------  --------------  -------------  -------------
Weighted average number of shares outstanding (in
  thousands)..........................................      33,921       21,921        N/A             33,680          21,680
Cash flows from operating activities..................          --       12,645          2,031             --           8,665
Cash flows from investing activities..................          --      (53,677)       (95,157)            --        (164,763)
Cash flows from financing activities..................          --       34,222         93,421             --         163,730
Number of Properties owned at period end..............          54           38             21             54              34
Gross rentable square feet of Properties owned at end
  of period (in thousands)............................       8,637        5,923          3,547          8,637           5,443
Leased percentage for Properties owned at end of
  period..............................................          --           85%            88%            --              85%


                                                           ARDEN PREDECESSORS HISTORICAL
                                                        ------------------------------------
                                                                           YEARS ENDED
                                                        JAN. 1, 1996       DECEMBER 31,
                                                             TO       ----------------------
                                                        OCT. 8, 1996     1995        1994
                                                        ------------  ----------  ----------

OTHER DATA:
Funds from Operations(3):
  Income (loss) before minority interests and
    extraordinary items...............................   $   (5,638)  $     (575) $    1,057
  Depreciation and amortization.......................        5,264        1,898       1,143
                                                        ------------  ----------  ----------
  Funds from Operations...............................         (374)       1,323       2,200
Company's share percentage............................           --           --          --
                                                        ------------  ----------  ----------
Company's share of Funds from Operations..............   $     (374)  $    1,323  $    2,200
                                                        ------------  ----------  ----------
                                                        ------------  ----------  ----------
Weighted average number of shares outstanding (in
  thousands)..........................................      N/A          N/A         N/A
Cash flows from operating activities..................        5,221        2,830         834
Cash flows from investing activities..................     (119,083)    (123,358)    (17,921)
Cash flows from financing activities..................      122,074      120,707      16,845
Number of Properties owned at period end..............           22           17           8
Gross rentable square feet of Properties owned at end
  of period (in thousands)............................        3,739        2,634       1,130
Leased percentage for Properties owned at end of
  period..............................................           88%          88%         82%

----------------------------------
(1) The following table sets forth the pro forma effects solely of the Offering and repayment of debt (in thousands, except per share data):

                                                                                                                   THREE MONTHS
                                                                                                                       ENDED
                                                                                                                  MARCH 31, 1997
                                                                                                                  ---------------
Historical net income (loss)....................................................................................   $       8,438
Pro forma decrease in interest expense associated with the repayment of debt outstanding at beginning of
 period.........................................................................................................           1,042
                                                                                                                  ---------------
Net income (loss) adjusted for repayment of debt................................................................   $       9,480
                                                                                                                  ---------------
                                                                                                                  ---------------
Common Stock outstanding on a historical basis..................................................................          21,921
Common Stock issued in the Offering for repayment of debt.......................................................           6,127
                                                                                                                  ---------------
Common Stock outstanding--pro forma.............................................................................   $      28,048
                                                                                                                  ---------------
                                                                                                                  ---------------
Net income (loss) per share reflecting the pro forma effect of the repayment of debt............................   $        0.34
                                                                                                                  ---------------
                                                                                                                  ---------------

                                                                                                                   OCTOBER 9, 1996

                                                                                                                          TO

                                                                                                                  DECEMBER 31, 1996

                                                                                                                  ------------------

Historical net income (loss)....................................................................................     $     (5,672)

Pro forma decrease in interest expense associated with the repayment of debt outstanding at beginning of
 period.........................................................................................................              160

                                                                                                                  ------------------

Net income (loss) adjusted for repayment of debt................................................................     $     (5,512)

                                                                                                                  ------------------

                                                                                                                  ------------------

Common Stock outstanding on a historical basis..................................................................           21,680

Common Stock issued in the Offering for repayment of debt.......................................................            6,127

                                                                                                                  ------------------

Common Stock outstanding--pro forma.............................................................................     $     27,807

                                                                                                                  ------------------

                                                                                                                  ------------------

Net income (loss) per share reflecting the pro forma effect of the repayment of debt............................     $      (0.20)

                                                                                                                  ------------------

                                                                                                                  ------------------


(2) The following table sets forth the pro forma effects of solely the Offering and the purchase of the Pending Acquisitions (in thousands, except per share data):

                                                                                                                   THREE MONTHS
                                                                                                                       ENDED
                                                                                                                  MARCH 31, 1997
                                                                                                                  ---------------
Historical net income (loss)....................................................................................   $       8,438
Arden Predecessors combined net loss............................................................................              --
Pro forma net income of the Pending Acquisitions................................................................           2,225
                                                                                                                  ---------------
Pro forma net income of the Company and Pending Acquisitions....................................................   $      10,663
                                                                                                                  ---------------
                                                                                                                  ---------------
Common Stock outstanding on a historical basis..................................................................          21,921
Common Stock issued in the Offering to purchase the Pending Acquisitions........................................           5,556
                                                                                                                  ---------------
Common Stock outstanding-pro forma..............................................................................   $      27,477
                                                                                                                  ---------------
                                                                                                                  ---------------
Net income per share reflecting the pro forma effects of the Offering and purchase of the Pending
 Acquisitions...................................................................................................   $        0.39
                                                                                                                  ---------------
                                                                                                                  ---------------


                                                                                                                      YEAR ENDED

                                                                                                                  DECEMBER 31, 1996

                                                                                                                  ------------------

Historical net income (loss)....................................................................................     $     (5,672)

Arden Predecessors combined net loss............................................................................           (3,040)

Pro forma net income of the Pending Acquisitions................................................................            9,051

                                                                                                                  ------------------

Pro forma net income of the Company and Pending Acquisitions....................................................     $        339

                                                                                                                  ------------------

                                                                                                                  ------------------

Common Stock outstanding on a historical basis..................................................................           21,680

Common Stock issued in the Offering to purchase the Pending Acquisitions........................................            5,556

                                                                                                                  ------------------

Common Stock outstanding-pro forma..............................................................................     $     27,236

                                                                                                                  ------------------

                                                                                                                  ------------------

Net income per share reflecting the pro forma effects of the Offering and purchase of the Pending
 Acquisitions...................................................................................................     $       0.01

                                                                                                                  ------------------

                                                                                                                  ------------------


(3) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (the "White Paper") defines Funds from Operations as net income
    (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur service debt and make capital expenditures and fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. See the notes to the Company's historical financial statements. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK INVOLVES VARIOUS RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE SHARES OF COMMON STOCK IN THE OFFERING.

REAL ESTATE FINANCING RISKS

    INABILITY TO REPAY OR REFINANCE INDEBTEDNESS AT MATURITY. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will not be as favorable as the terms of such current indebtedness. Upon the closings of the Offering and the Pending Acquisitions, the Company expects to have outstanding indebtedness of approximately $235 million, of which $175 million will be secured by 18 of the Properties and is anticipated to be repaid by June 10, 2004, and approximately $60 million of which will be unsecured and will mature on due June 1, 2000. If the Company's indebtedness cannot be refinanced at maturity, extended or paid with proceeds of other capital transactions, such as the issuance of new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates, the interest expense relating to such refinanced indebtedness would increase, adversely affecting the Company's cash flow and the amounts available for distributions to its stockholders.

    RISK OF FAILURE TO COVER DEBT SERVICE OF CURRENT COLLATERALIZED DEBT UNDER THE MORTGAGE FINANCING. The Company, through a special purpose entity, has outstanding the Mortgage Financing in the principal amount of $175 million. The payment and other obligations under the Mortgage Financing are secured by fully cross-collateralized and cross-defaulted first mortgage liens on the 18 Mortgage Financing Properties and $4 million in cash collateral. The Mortgage Financing requires monthly payments of interest only, with all principal anticipated to be repaid on the seventh anniversary of the Mortgage Financing. If the Mortgage Financing is not repaid or refinanced within seven years, the interest rate increases by at least 2% and all excess cash flow from the Mortgage Financing Properties must be used to pay down principal. If the Company is unable to meet its obligations under the Mortgage Financing, the Mortgage Financing Properties securing such debt could be foreclosed on, which would have a material adverse effect on the Company and its ability to make expected distributions. Similarly, any future indebtedness of the Company secured by any of the Properties will be subject to this risk of foreclosure. See "Policies With Respect to Certain Transactions--Financing Policies."

    POTENTIAL EFFECT OF RISING INTEREST RATES ON COMPANY'S VARIABLE RATE
DEBT. The Company currently has an outstanding balance of $211 million under its $300 million Credit Facility which bears interest at a variable rate. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense, which could adversely affect the Company's cash flow and the amounts available for distributions to its stockholders. The Company, however, entered into interest rate floor and cap transactions with a notional amount of $155 million (collectively, the "Swap Agreement") to limit its exposure to rising interest rates. Although the Swap Agreement enables the Company to convert floating rate liabilities to fixed rate liabilities, it exposes the Company to the risk that the counterparty to the Swap Agreement may not perform, which could cause the Company to lose the benefits of the Swap Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and Note 5 to the Notes to the Financial Statements of Arden Realty, Inc. and the Arden Predecessors.

NO LIMITATION ON DEBT

    Upon completion of the Offering, the Company's debt to total market capitalization ratio will be approximately 19.7% (16.0% if the Underwriters' overallotment option is exercised in full). While the Company currently has a policy of incurring debt only if upon such incurrence the debt to total market capitalization ratio would be 50% or less, the organizational documents of the Company contain no limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders and could increase the risk of default on the Company's indebtedness.

    The Company has established its debt policy relative to the total market capitalization of the Company rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated original cost of real property, the Company's primary tangible assets) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and may not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company also will consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service.

REAL ESTATE INVESTMENT RISKS

    REAL ESTATE OWNERSHIP RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If the Properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs, and the Company's cash flow and ability to make distributions to its stockholders will be adversely affected.

    The Company's revenue and the value of its Properties may be adversely affected by a number of factors, including the national economic climate; the local economic climate; local real estate conditions; the perceptions of prospective tenants of the attractiveness of the property; the ability of the Company to manage and maintain the Properties and secure adequate insurance; and the potential increase in operating costs (including real estate taxes and utilities). In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

    RISK THAT COMPANY MAY BE UNABLE TO RETAIN TENANTS OR RENT SPACE UPON LEASE EXPIRATIONS. The Company is and will be subject to the risks that upon expiration, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 8.3% and 42.0% of the leased space in the Properties will expire through the end of 1997 and 2000, respectively. If the Company is unable to promptly relet or renew leases for all or a substantial portion of this space, or if the rental rates upon such renewal or reletting are significantly lower than expected, the Company's cash flow and ability to make expected distributions to stockholders could be adversely affected.

    RESTRAINTS ON COMPANY'S FLEXIBILITY TO LIQUIDATE REAL ESTATE. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits a REIT's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to stockholders.

    IMPACT OF COMPETITION ON OCCUPANCY LEVELS AND RENTS CHARGED. Numerous office properties compete with the Properties and the Pending Acquisitions in attracting tenants to lease space. Some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. The number of competitive commercial properties in a particular area could have a material adverse effect on (i) the ability to lease space in the Properties and Pending Acquisitions (or at newly acquired or developed properties) and (ii) the rents charged.

    POTENTIAL INCREASES IN CERTAIN TAXES AND REGULATORY COMPLIANCE
COSTS. Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to stockholders. The Properties and the Pending Acquisitions are also subject to various federal, state and local regulatory requirements, such as requirements of the Americans with Disabilities Act (the "ADA") and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties and the Pending Acquisitions are currently in substantial compliance with all such regulatory requirements and that any noncompliance would not have a material adverse effect on the Company. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and expected distributions.

    IMPACT OF FINANCIAL CONDITION AND SOLVENCY OF TENANTS ON COMPANY'S CASH FLOW. At any time, a tenant of the Properties may seek the protection of bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in cash flow available for distribution by the Company. Although the Company has not experienced material losses from tenant bankruptcies, no assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's income may be adversely affected.

    AMERICANS WITH DISABILITIES ACT COMPLIANCE COSTS. Under the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. Although the Company believes that the Properties and the Pending Acquisitions are substantially in compliance with these requirements, the Company may incur additional costs to comply with the ADA. Although the Company believes that such costs will not have a material adverse effect on the Company, if required changes involved a greater expenditure than the Company currently anticipates, the Company's ability to make expected distributions could be adversely affected.

    FINANCIAL DEPENDENCY AND MANAGEMENT CONFLICTS ASSOCIATED WITH PARTNERSHIP AND JOINT VENTURE PROPERTY OWNERSHIP STRUCTURES. The Company will own its interests in the Properties through the Operating Partnership. In addition, the Company may also participate with other entities in property ownership through joint ventures or partnerships in the future. The Company currently does not have any plans to invest in joint ventures or partnerships with affiliates or promoters of the Company. Nonetheless, partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the Company's instructions or requests or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company will, however, seek to maintain sufficient control of any such partnerships or joint ventures with which it may become involved to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

CONCENTRATION OF PROPERTIES IN SOUTHERN CALIFORNIA

    All of the Company's Properties are located in Southern California, with 38 of the 45 Properties located in suburban Los Angeles County. Los Angeles County just recently began to recover from an economic recession which affected Southern California generally and Los Angeles County in particular since the early 1990s. The Company's revenue and the value of its Properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and other competing commercial properties). Therefore, the Company's performance and its ability to make distributions to stockholders will likely be dependent, to a large extent, on the economic conditions in this market area.

RISK THAT PENDING ACQUISITIONS WILL NOT CLOSE

    The Company has executed eight contracts and one letter of intent with respect to the acquisition of the nine Pending Acquisitions within 60 days after the Offering. While the Company has commenced its due diligence with respect to the Pending Acquisitions, the acquisition contracts are subject to customary closing conditions and no assurances can be made that the Company will complete any of the Pending Acquisitions. In the event any of the Pending Acquisitions are not acquired, there can be no assurance that the Company will apply any remaining net proceeds from the Offering towards other acquisitions that meet the Company's acquisition criteria. If the Company is unable to close the acquisition of a significant number of the Pending Acquisitions or to locate additional available acquisitions after the Offering, the Company's ability to increase distributable cash flow per share could be adversely affected.

CONFLICTS OF INTERESTS IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE
  COMPANY

    FAILURE TO ENFORCE TERMS OF FORMATION AGREEMENTS. As partners and members in the Arden Predecessors (which owned certain of the Initial Properties acquired by the Company in the Formation Transactions), owners of Namiz, and recipients of cash and OP Units in the Formation Transactions, certain members of the Company's management, including Messrs. Ziman and Coleman, have a conflict of interest with respect to their obligations as directors or executive officers of the Company in enforcing the terms (including customary representations and warranties as to ownership and operation) of the agreements relating to the transfer to the Company of their interests in the Initial Properties and the Namiz assets. The failure to enforce the material terms of those agreements, particularly the indemnification provisions for breaches of representations and warranties, could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition or results of operations. In addition, the aggregate liability of Messrs. Ziman and Coleman and Namiz under those agreements is limited to approximately $43.7 million (the initial value of the OP Units received by them in the Formation Transactions based on the IPO price of the Common Stock), and each such party is severally liable, up to the initial value of the OP Units received by such party, only for breaches of such party's respective representations and warranties. The Company therefore will have no right of recovery as to any damages in excess of such aggregate or individual amounts that may result from breaches of such representations and warranties.

    TAX CONSEQUENCES UPON ANY PREPAYMENT OF MORTGAGE FINANCING. Certain Limited Partners of the Operating Partnership, including Messrs. Ziman and Coleman, may incur adverse tax consequences upon the repayment of mortgage indebtedness relating to certain of the Mortgage Financing Properties which are different from the tax consequences to the Company and its stockholders. Consequently, such Limited Partners may have different objectives regarding the appropriate timing of any such repayment. While the Company has the exclusive authority under the Partnership Agreement to determine whether, when, and on what terms to repay such mortgage indebtedness, any such decision would require the approval of the Board of Directors. Messrs. Ziman and Coleman, as executive officers and directors of the Company, have substantial influence with respect to any such decision, and such influence could be exercised in a manner not consistent with the interests of some, or a majority, of the Company's stockholders including in a manner which could prevent repayment of such mortgage indebtedness.

    LIMITATION UPON SALE OR REFINANCING OF CENTURY PARK CENTER. Due to the potential adverse consequences to certain Limited Partners of the Operating Partnership which may result from a sale of Century Park Center, for a period of seven years following the IPO, any sale of Century Park Center (other than in connection with the sale of all or substantially all of the assets of the Company or a merger of the Company) requires the consent of a majority of the Limited Partners, which may cause the Company to be unable to sell this Property in circumstances in which it would be advantageous to do so.

    OTHER REAL ESTATE INTERESTS. Messrs. Ziman and Coleman hold certain real estate interests which were not contributed to the Company as part of the Formation Transactions although none of such real estate interests relate to office properties.

RISKS ASSOCIATED WITH RAPID GROWTH, THE RECENT ACQUISITION OF MANY OF THE NEW
  PROPERTIES AND THE LACK OF OPERATING HISTORY

    The Company is currently experiencing a period of rapid growth. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure. No assurances can be given that the Company will be able to succeed with such integration or effectively manage additional properties or that newly acquired properties will perform as expected.

    All of the Acquired Properties had relatively short or no operating history under management by the Company prior to their acquisition by the Company, and none of the Pending Acquisitions are currently managed by the Company. The Company has had limited control over the operation of the Acquired Properties and the Pending Acquisitions, and such properties may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential, and it is also possible that the operating performance of these properties may decline under the Company's management.

CHANGES IN POLICIES WITHOUT STOCKHOLDER APPROVAL

    The investment, financing, borrowing and distribution policies of the Company and its policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by the Board of Directors. Although the Board of Directors has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Directors without a vote of the stockholders of the Company. In addition, the Board of Directors may change the Company's policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Stock. See "Policies with Respect to Certain Activities."

RISK OF ACQUISITION, RENOVATION AND DEVELOPMENT ACTIVITIES

    The Company intends to continue acquiring office properties. See "Business and Growth Strategies-- Business Strategies." Acquisitions of office properties entail risks that investments will fail to perform in accordance with expectations. Estimates of renovation costs and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

    The Company intends to expand and/or renovate its properties from time to time. Expansion and renovation projects generally require expenditure of capital as well as various government and other approvals, the receipt of which cannot be assured. While policies with respect to expansion and renovation activities are intended to limit some of the risks otherwise associated with such activities, the Company will nevertheless incur certain risks, including expenditures of funds on, and devotion of management's time to, projects which may not be completed. The Company anticipates that future acquisitions and renovations will be financed through a combination of advances under the Credit Facility, other lines of credit and other forms of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms.

    While the Company has generally limited its acquisition, renovation, management and leasing business primarily to the Southern California market, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets outside of Southern California, which could adversely affect its ability to acquire, develop, manage or lease properties in any new localities. Changing market conditions, including competition from other purchasers of suburban office properties, may diminish the Company's opportunities for attractive additional acquisitions.

    The Company also intends to review from time to time the possibility of developing and constructing office buildings and other commercial properties in accordance with the Company's development and underwriting policies. See "Business and Growth Strategies--Business Strategies." Risks associated with the Company's development and construction activities may include: abandonment of development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they would ultimately be successful, typically require a substantial portion of management's time and attention. Development activities would also be subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations.

POTENTIAL ADVERSE TAX CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

    The Company has operated and intends to continue to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1996. Although management believes that the Company is and will continue to be organized and has operated and will continue to operate in such a manner, no assurance can be given that the Company is now or will continue to be organized or operated in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending legislation that would adversely affect the Company's ability to operate as a REIT. Latham & Watkins, counsel to the Company, will render an opinion to the effect that, commencing with its taxable year ended December 31, 1996, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT, and that the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations--Taxation of the Company." Such legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. The opinion of Latham & Watkins is not binding on the IRS or any court. Moreover, the Company's qualification and taxation as a REIT depend on the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by tax counsel to the Company.

    If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Considerations--Taxation of the Company--Requirements for Qualification."

OTHER TAX LIABILITIES

    Even if the Company qualifies for and maintains its REIT status, it will be subject to certain federal, state and local taxes on its income and property. If the Company has net income from a prohibited transaction, such income will be subject to a 100% tax. See "Federal Income Tax Considerations."

INSURANCE

    The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance which currently covers all of the Properties, and will be expanded to cover each of the Pending Acquisitions which is acquired, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. The Operating Partnership also carries earthquake insurance on all of the Properties which also will be expanded to cover each of the Pending Acquisitions which is acquired. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership could lose its capital invested in the property, as well as the anticipated future revenue from the property and, in the case of debt which is with recourse to the Operating Partnership, would remain obligated for any mortgage debt or other financial obligations related to the property. Any such loss would adversely affect the Company. Moreover, as the sole general partner of the Operating Partnership, the Company will generally be liable for any unsatisfied obligations other than non-recourse obligations. The Company believes that the Properties are, and the Pending Acquisitions will be, adequately insured. In addition, in light of the California earthquake risk, California building codes since the early 1970's have established construction standards for all newly built and renovated buildings, including office buildings, the current and strictest construction standards having been adopted in 1984. Of the 54 Properties and Pending Acquisitions, 24 have been built since January 1, 1985 and the Company believes that all of the Properties and Pending Acquisitions were constructed in full compliance with the applicable standards existing at the time of construction. While earthquakes have occurred in Southern California, the only loss the Company has experienced as a result of earthquakes was minor damage to three of its buildings due to the Northridge earthquake, which resulted in $601,000 of damage in the year ended December 31, 1994. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future.

DEPENDENCE ON KEY PERSONNEL

    The Company is dependent on the efforts of its executive officers, particularly Messrs. Ziman and Coleman and Ms. Laing. The loss of their services could have a material adverse effect on the operations of the Company. Each of Messrs. Ziman and Coleman and Ms. Laing have entered into an employment agreement with the Company. See "Management--Employment Agreements."

LIMITS ON CHANGES IN CONTROL

    Certain provisions of the Charter and bylaws of the Company (the "Bylaws") may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company. For example, such provisions may (i) deter tender offers for the Common Stock, which offers may be attractive to the stockholders, or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. See "Capital Stock" and "Certain Provisions of Maryland Law and the Company's Charter and Bylaws." These provisions include the following:

    LIMITS ON OWNERSHIP OF COMMON STOCK. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of Common Stock of the Company may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Federal Income Tax Considerations--Taxation of the Company." In order to protect the Company against the risk of losing REIT status due to the concentration of ownership among its stockholders, the Ownership Limit included in the Charter limits actual or constructive ownership of the outstanding shares of Common Stock by any single stockholder to 9.0% of the total of the then outstanding shares of Common Stock. See "Capital Stock--Restrictions on Transfer." Although the Board of Directors presently has no intention of doing so (except as described below), the Board of Directors could waive this restriction with respect to a particular stockholder if it were satisfied, based upon the advice of tax counsel, that ownership by such stockholder in excess of the Ownership Limit would not jeopardize the Company's status as a REIT and the Board of Directors otherwise decided such action would be in the best interests of the Company. Actual or constructive ownership of shares of Common Stock in excess of the Ownership Limit will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of shares in excess of the Ownership Limit and such shares will be automatically transferred to a trust for the benefit of a qualified charitable organization. Such transferee or owner shall have no right to vote such shares or be entitled to dividends or other distributions with respect to such shares. The Board of Directors has waived the Ownership Limit with respect to Mr. Ziman and certain family members and affiliates and permitted such parties to actually and constructively own up to 13.0% of the outstanding shares of Common Stock. See "Capital Stock--Restrictions on Transfer" for additional information regarding the Ownership Limit.

    PREFERRED STOCK. The Charter authorizes the Board of Directors to cause the Company to issue authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify any unissued shares of Common Stock or Preferred Stock and to set the preferences, rights and other terms of such classified or unclassified shares. See "Capital Stock--Preferred Stock." Although the Board of Directors has no such intention at the present time, it could establish a series of Preferred Stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

    STAGGERED BOARD. The Company's Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Beginning in July 1997, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might be in the best interest of the stockholders. See "Certain Provisions of Maryland Law and the Company's Charter and Bylaws--Board of Directors--Number, Classification, Vacancies."

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure properly to remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.

    Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACM") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACM and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with ACM. In connection with its ownership and operation of the Properties, the Company may be potentially liable for such costs. Except for one Pending Acquisition, 1100 Glendon, which is currently undergoing abatement activities, the Company is not aware of any friable ACM at any of the Properties or Pending Acquisitions.

    In the past few years, independent environmental consultants have conducted or updated Phase I Environmental Assessments and other environmental investigations as appropriate ("Environmental Site Assessments") at the Properties and Pending Acquisitions. These Environmental Site Assessments have included, among other things, a visual inspection of the Properties and Pending Acquisitions and the surrounding area and a review of relevant state, federal and historical documents. Soil and groundwater sampling were performed where warranted and remediation, if necessary, has or is being conducted.

    The Company's Environmental Site Assessments of the Properties and the Pending Acquisitions identified 10351 Santa Monica, Burbank Executive Plaza, California Federal Building, South Bay Centre, 8383 Wilshire, Carlsberg Corporate Center, Imperial Bank, Skyview Center and Pacific Gateway II as properties that may be impacted by known or suspected regional contamination. The Environmental Site Assessments have not, however, revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's Environmental Site Assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties and Pending Acquisitions will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties and Pending Acquisitions (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

    The Company believes that the Properties and the Pending Acquisitions are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products, except as noted above. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present Properties or the Pending Acquisitions, other than as noted above.

POSSIBLE ADVERSE EFFECT ON COMMON STOCK PRICE OF SHARES AVAILABLE FOR FUTURE
  SALE

    Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. In connection with the Formation Transactions, the Company placed 2,889,071 OP Units, in addition to Common Stock sold by the Company in the IPO. See "Formation Transactions." Messrs. Ziman and Coleman have agreed to certain restrictions on the dispositions of the shares of Common Stock issued upon exchange of OP Units which, pursuant to the Partnership Agreement, may occur beginning on October 9, 1997 (the first anniversary of the closing of the IPO). See "Underwriting." When such restrictions lapse, Common Stock issued upon the exchange of OP Units may be sold in the public market pursuant to registration rights that the Company has granted to certain OP Unit holders or available exemptions from registration. In addition, 1,500,000 shares of Common Stock have been reserved for issuance pursuant to the Company's Stock Incentive Plan, and these shares will be available for sale in the public markets from time to time pursuant to exemptions from registration requirements or upon registration. Options to purchase a total of 890,000 shares of Common Stock have been granted and stock bonus awards for a total of 5,000 shares have been granted to certain executive officers, employees and directors. See "Management--Compensation of Directors," "--Executive Compensation" and "--Stock Incentive Plan." No prediction can be made about the effect that future sales of Common Stock will have on the market prices of shares.

POSSIBLE ADVERSE EFFECT ON HOLDERS OF COMMON STOCK OF AN ISSUANCE OF PREFERRED
  STOCK

    The Board of Directors is empowered by the Company's Charter to designate and cause the Company to issue from time to time one or more classes or series of Preferred Stock without stockholder approval. The Board of Directors may determine the relative rights, preferences and privileges of each class or series of Preferred Stock so issued. See "Capital Stock--Preferred Stock." Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders in any series or class of Preferred Stock preferences, distributions, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of the Company. See "--Limits on Changes in Control."

INFLUENCE OF EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

    The directors and executive officers of the Company as a group beneficially own approximately 76.18% of the OP Units issued in the Formation Transactions which, commencing on October 9, 1997 (the first anniversary of the closing of the IPO), will be redeemable by the holder for cash or, at the option of the Company, exchangeable for shares of Common Stock on a one-for-one basis. Assuming the exchange of all of these OP Units for shares of Common Stock, all directors and executive officers as a group would beneficially own approximately 6.18% of the total issued and outstanding shares of Common Stock. Mr. Ziman currently serves as Chairman and Chief Executive Officer and serves, along with Mr. Coleman, who currently serves as President and Chief Operating Officer, on the Board of Directors of the Company. Accordingly, such persons have substantial influence on the Company, which influence might not be consistent with the interests of other stockholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's stockholders for approval if all of their OP Units are exchanged for Common Stock. In addition, although there is no current agreement, understanding or arrangement for those participants in the Formation Transactions who received OP Units to act together on any matter, such participants could be in a position to exercise significant influence over the affairs of the Company if they were to act together in the future. See "Principal and Management Stockholders."

POSSIBLE ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK

    One of the factors that will influence the market price of the Common Stock in public markets is the annual distribution rate on the shares of Common Stock. Increasing market interest rates may lead prospective purchasers of the Common Stock to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution rate may adversely affect the market price of the Common Stock.

                                  THE COMPANY

GENERAL

    The Company is a self-administered and self-managed real estate investment trust ("REIT") engaged in owning, acquiring, managing, leasing and renovating commercial office properties in Southern California. The Company currently owns a portfolio of 45 office properties (the "Properties") containing approximately
7.4 million rentable square feet. All of the Properties are located in Southern California, with 38 in suburban Los Angeles County, three in Orange County, one in Ventura County, two in Kern County and one in San Diego County.

    Since its initial public offering in October 1996 (the "IPO"), the Company has acquired 21 additional office properties (collectively, the "Acquired Properties"), increasing its portfolio of office properties from the 24 Initial Properties to 45 Properties. The Acquired Properties contain approximately 3.4 million rentable square feet and were purchased for a Total Acquisition Cost of approximately $366.5 million.

    As of May 1, 1997, the Company's portfolio of 45 Properties (which includes the 24 Initial Properties and the 21 Acquired Properties) was approximately 85.8% leased. The 24 Initial Properties were 91.9% leased as of May 1, 1997 as compared to 88.9% leased as of August 1, 1996.

    As of June 15, 1997, the Company had executed eight contracts and one letter of intent to acquire the nine Pending Acquisitions comprising approximately 1.2 million rentable square feet for a Total Acquisition Cost of approximately $161.4 million. As of May 1, 1997, the Pending Acquisitions were approximately 77.1% leased.

    The Company believes that all of the Properties are located in strong submarkets which generally have significant rent growth potential due to employment growth, declining vacancy rates, limited new construction activity and existing rental rates at levels below those required to make new construction economically feasible. The Company's portfolio is comprised primarily of suburban office properties which have high quality finishes, are situated in desirable locations, are well maintained and professionally managed and are capable of achieving rental and occupancy rates which are typically above those prevailing in their respective markets. Of the Company's 45 Properties, 36 have been built since 1980 and 17 have been substantially renovated within the last five years.

    The Company also believes, based upon its evaluation of market conditions, that certain economic fundamentals are present in Southern California which enhance its ability to achieve its business objectives by providing an attractive environment for owning, acquiring and operating suburban office properties. Specifically, the Company believes that the limited construction of new office properties in the Southern California region since 1992 coupled with an improving Southern California economy will continue to result in increased demand for office space and positive net absorption in the Southern California region, particularly in the selected submarkets where most of the Properties are located.

    The Company operates from its Beverly Hills, California headquarters and is a fully-integrated real estate company with approximately 100 full-time employees and in-house expertise in acquisitions, finance, asset management, leasing and construction. The Company's founders, Richard S. Ziman and Victor J. Coleman, along with the other six senior officers of the Company, have an average of more than 14 years of experience in all aspects of the real estate industry. See "Management--Directors and Executive Officers."

    The Company seeks to grow by continuing to acquire office properties that are located in submarkets with growth potential, are underperforming or need renovation and which offer opportunities for the Company to implement its value-added strategy to increase cash flow. This strategy includes active management and aggressive leasing efforts, a focused renovation and refurbishment program for underperforming assets, reduction and containment of operating costs and emphasis on tenant satisfaction (including efforts to maximize tenant retention at lease expiration and programs to relocate tenants to other spaces within the Company's portfolio). The Company's commitment to tenant satisfaction and retention is evidenced by its retention rate of approximately 76% (based on square feet renewed) from 1993 through May 1, 1997 and management's on-going relationships with multi-site tenants.

    Upon completion of the Offering, the founders and executive officers of the Company will beneficially own approximately 6.16% of the outstanding shares of Common Stock of the Company, assuming the exchange of all of their OP Units for Common Stock and excluding shares of Common Stock subject to options granted under the Company's Stock Incentive Plan.

    The Company is a Maryland corporation incorporated on May 1, 1996. The Company's executive offices are located at 9100 Wilshire Boulevard, East Tower, Suite 700, Beverly Hills, California 90212 and its telephone number is (310) 271-8600.

THE OPERATING PARTNERSHIP

    Since the closing of the IPO, substantially all of the Company's assets have been held directly or indirectly by, and its operations conducted through, the Operating Partnership. The Company's interest in the Operating Partnership entitles it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage ownership, which currently is approximately 88% and will be 92% upon completion of the Offering. Certain individuals and entities own the remaining OP Units, including Messrs. Ziman and Coleman and Namiz, together with two entities which were issued OP Units in connection with the Company's acquisition of certain Properties previously owned by such entities. One such entity, CalTwin Investors, L.L.C., a Delaware limited liability company ("CalTwin"), was issued 26,880 OP Units as partial consideration for its transfer of California Twin Centre to the Operating Partnership in March 1997. The OP Units held by CalTwin have a special redemption right which provides CalTwin the option to tender all or part of its OP Units to the Operating Partnership on January 2, 1998 for a cash redemption based on the value of such OP Units at the time of their issuance. Any OP Units held by CalTwin afer January 2, 1998 may be tendered to the Operating Partnership for a cash redemption based on the then current value of the Common Stock. In lieu of such cash redemption, the Company may elect to exchange OP Units tendered by CalTwin after January 2, 1998 for shares of Common Stock of the Company (on a one-for-one basis), subject to certain limitations. All other holders of OP Units are entitled to cause the Operating Partnership to redeem its OP Units for cash beginning on October 9, 1997, the anniversary of the consummation of the IPO. The Company may similarly elect to exchange such OP Units for shares of Common Stock of the Company (on a one-for-one basis), subject to certain limitations. See "Partnership Agreement--Redemption/Exchange Rights." With each redemption or exchange of OP Units, the Company's percentage interest in the Operating Partnership will increase.

    As the sole general partner of the Operating Partnership, the Company generally has the exclusive power under the Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions. See "Partnership Agreement--Management." The Board of Directors will manage the affairs of the Company by directing the affairs of the Operating Partnership. The Operating Partnership cannot be terminated (except in connection with a sale of all or substantially all of the assets of the Company, a business combination or as the result of judicial decree or the redemption of all of the OP Units held by the Limited Partners) until the year 2096 without a vote of the partners of the Operating Partnership. For further information regarding the Operating Partnership, see "Partnership Agreement."

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives are to maximize growth in cash flow and to enhance the value of its portfolio in order to maximize total return to its stockholders. The Company believes it can achieve these objectives by continuing to implement its business strategies and by capitalizing on the external and internal growth opportunities described below. The Company also believes, based on its evaluation of market conditions, that a number of factors will enhance its ability to achieve its business objectives, including (i) the continuing improvement in the Southern California economy; and (ii) the limited construction of new office properties in the Southern California region due to the substantial cost to develop new office properties compared to current acquisition prices and substantial building construction limitations in many submarkets, which provides opportunities to maximize occupancy rates, rental rates and overall portfolio value.

BUSINESS STRATEGIES

    The Company's primary business strategies are to actively manage its portfolio and to acquire and renovate underperforming office properties or properties which provide attractive yields with stable cash flow in submarkets where it can utilize its local market expertise and extensive real estate experience. When market conditions permit, the Company may also develop new properties in submarkets where it has local market expertise.

    Based on its own historical activities and its knowledge of the local marketplace, the Company believes that the Southern California region offers opportunities for well-capitalized, experienced owners of real estate with extensive local market expertise to take advantage of opportunities to acquire additional office properties at attractive prices and develop office properties, when feasible, at attractive returns. Through six regional offices, the Company implements its business strategies by: (i) emphasizing tenant satisfaction and retention and employing intensive property marketing programs; (ii) utilizing a multidisciplinary approach to acquisition, management, leasing and renovation activities that is designed to coordinate decision-making and enhance responsiveness to market opportunities and tenant needs; and (iii) implementing cost control management and systems that capitalize on economies of scale arising from the size and location of the Company's portfolio. The Company believes that the implementation of these operating practices has led to the increased occupancy rates and rental revenue of its existing portfolio.

    AGGRESSIVE LEASING. The concentration of many of the Properties within certain office submarkets and the Company's relationships with a broad array of tenants and brokers enable the Company to pursue aggressive leasing strategies, to effectively monitor the office space requirements of existing and potential tenants, and to offer tenants a variety of space alternatives across its portfolio. In an effort to realize cost savings and exercise more control over the lease negotiations the Company has recently implemented in-house leasing programs for 17 Properties in selected submarkets in which it has a substantial market presence. The Company continues, however, to employ third-party broker listings in the submarkets in which it has a less significant market presence.

    INTEGRATED DECISION-MAKING AND RESPONSIVENESS. In addition to the location and quality of the Properties, management generally credits its ability to maintain its Properties at above-average market occupancy levels to the coordination of its decision-making team. Acquisition, renovation, management and leasing activities are coordinated to enhance responsiveness to market opportunities and tenant needs. The acquisition, leasing and renovation teams work closely with the Company's senior management from the initial meetings with prospective tenants or sellers, and throughout the negotiation process. This integrated approach permits the Company to analyze the economic terms and costs (including tenant build-out and retrofitting costs) for each lease on a timely and efficient basis throughout lease negotiations. With respect to acquisitions, the Company can quickly analyze the costs of upgrades and lease-up potential. The Company is able to commit to leasing and acquisition terms quickly, facilitate timely deal execution and build-out of space for prospective tenants and minimize downtime between lease rollovers.

    COST CONTROL OPERATING EFFICIENCIES. The size and geographic location of the Company's portfolio permit it to enhance portfolio value by lowering operating costs and expenses, compared to single-site ownership and management. The Company seeks to capitalize on economies of scale resulting from the geographic focus of the portfolio, the ownership of multiple Properties within certain submarkets and the maintenance of a centralized accounting system for cost control at each of the Properties.

GROWTH STRATEGIES

    EXTERNAL GROWTH: Based on its own historical activities and its knowledge of the local marketplace, the Company believes that opportunities continue to exist to acquire additional office properties that: (i) provide attractive initial yields with significant potential for growth in cash flow; (ii) are in desirable locations within submarkets which the Company believes have economic growth potential; and (iii) are underperforming or need renovation, and which therefore provide opportunities for the Company to increase the cash flow and value of such properties through renovation, active management and aggressive leasing.

    The Company intends to continue to acquire office properties within submarkets in Southern California which the Company believes present opportunities for long-term stable and rising rental rates due to employment growth, population movements within the region and restrictions on new development. The Company generally targets properties which are underperforming or need renovation and offer opportunities for the Company to implement its value-added strategy to increase cash flow.

    The Company believes it has certain competitive advantages which enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's significant local market expertise, experience and knowledge of properties, submarkets and potential tenants within the Southern California region; (ii) management's long-standing relationships with real estate brokers and institutional and other owners of commercial real estate; (iii) its fully integrated real estate operations which allow the Company to respond quickly to acquisition opportunities; (iv) its access to capital as a public company, including the Company's $300 million Credit Facility ($235 million of which will be available following the Offering and assuming completion of the Pending Acquisitions); (v) its ability to acquire properties in exchange for OP Units or Common Stock if the sellers so desire; and (vi) management's reputation as an experienced purchaser of office properties in Southern California which has the ability to effectively close transactions.

    The Company may also seek to take advantage of management's development expertise to develop office space when market conditions support office building development. The Company, however, currently intends to focus primarily on acquisitions rather than development given its belief that opportunities to acquire office properties at less than replacement cost continue to exist within selected submarkets in Southern California.

    INTERNAL GROWTH: The Company believes that opportunities exist to increase cash flow from its existing portfolio and that such opportunities will be enhanced as the Southern California office market continues to improve. The Company intends to pursue internal growth by: (i) continuing to maintain and improve occupancy rates through active management and aggressive leasing; (ii) realizing fixed contractual base rental increases or increases tied to indices such as the CPI; (iii) re-leasing expiring leases at increasing market rents which are expected to result over time from increased demand for office space in Southern California; (iv) controlling operating expenses through its cost control management and systems; (v) capitalizing on economies of scale arising from the size of its portfolio; and (vi) increasing revenue generated from parking facilities at certain Properties where the Company is currently offering free parking as an amenity or charging below market rates.

    (i) MAINTAINING AND IMPROVING OCCUPANCY RATES: The Company believes that it has been successful in attracting, expanding and retaining a diverse tenant base by actively managing its office properties with an emphasis on tenant retention and satisfaction. The Company strives to be responsive to the needs of individual tenants through its on-site professional management staff and by providing tenants with alternative space within the Company's portfolio to accommodate their changing space requirements. The Company's success in maintaining and improving occupancy rates is demonstrated, in part, by the number of existing tenants which have renewed or released their space, leased additional space to support their extension needs, or moved to other space within the Company's portfolio. The Company has achieved a tenant retention rate of approximately 76% (based on square feet renewed) from inception through May 1, 1997. See "Properties--Tenant Retention and Expansions." The Company also seeks to improve occupancies by aggressively marketing available space within its portfolio. As of May 1, 1997, approximately 1,046,000 rentable square feet were unleased within the Company's portfolio.

    (ii) RE-LEASING EXPIRING LEASES TO INCREASING MARKET RENTS: Although there can be no assurances in this regard, the Company believes that as the commercial real estate market in Southern California continues to improve, there will be increasing demand for office space and declining vacancies which are expected to result over time in increasing market rents. The Company believes it will have significant opportunities to increase cash flow during such periods of increasing market rents by renewing or re-leasing expiring leases at the increased market rents.

    (iii) COST CONTROL MANAGEMENT AND SYSTEMS: The Company seeks to lower operating expenses through cost control management that capitalizes on economies of scale opportunities resulting from the size and location of the Company's portfolio. The Company focuses on cost control in various areas of operations. For example, the Company is seeking to significantly lower its utility costs, which constitute over 25% of the operating costs of most of the Properties, through the portfolio-wide installation of energy enhancement technologies, which include lighting retrofit, replacement of heating, ventilation and air conditioning systems, and computer-driven energy management systems which monitor and react to the climatic requirements of individual Properties.

    (iv) CAPITALIZING ON ECONOMIES OF SCALE: In order to capitalize on economies of scale arising from the size of the Company's portfolio, the Company's property and asset managers are responsible for several Properties, which spreads administrative costs over such Properties and reduces per square foot administrative expense. In addition, the Company believes that parking operations, building and other services and tenant improvements purchased on a portfolio-wide basis will facilitate further economies of scale.

    (v) REVENUE FROM PARKING FACILITIES: The Company owns or leases parking facilities which are attached or adjacent to many of the Properties. The Company currently provides free parking to tenants at 13 of the Properties as an amenity, and charges tenants at the remaining Properties at or below market rates for parking. If the demand for Southern California office space increases and occupancy rates rise, which the Company believes is the trend, the Company believes that there may be opportunities to generate additional revenue from the parking facilities associated with its Properties by charging for parking which is currently provided for free, increasing below market rates and maintaining its arrangements with a limited number of third-party operators of the Company's parking facilities.

                                USE OF PROCEEDS

    The net proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and estimated expenses of the Offering, are approximately $297.0 million (approximately $340.8 million if the Underwriters' overallotment option is exercised in full). The Company intends to use approximately $137.5 million of the net proceeds from the Offering to fund the purchase of the Pending Acquisitions, and approximately $159.5 million to repay a portion of the outstanding balance on the Credit Facility with balance to be retained by the Company for working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    If the Underwriters' overallotment option to purchase 1,766,985 shares of Common Stock is exercised in full, the Company expects to use the additional net proceeds (which will be approximately $43.8 million) to pay down indebtedness and for working capital.

    Pending application of net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's continuing to qualify for taxation as a REIT.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

    The Common Stock began trading on the NYSE on October 4, 1996 under the symbol "ARI." On July 17, 1997, the last reported sales price per share of Common Stock on the NYSE was $26.125, and there were approximately 119 holders of record of the Common Stock. The table below sets forth the quarterly high and low closing sales price per share of Common Stock reported on the NYSE and the distributions paid by the Company with respect to each such period.

QUARTER ENDED                                               HIGH        LOW      DISTRIBUTIONS
--------------------------------------------------------  ---------  ----------  -------------
December 31, 1996 (from October 9, 1996)................  $  27.625  $  22.00      $     .36(1)
March 31, 1997..........................................  $  29.50   $  26.25      $     .40(2)
June 30, 1997...........................................  $  27.375  $  23.75      $     .40(3)
September 30, 1997 (through July 17, 1997)..............  $  27.00   $  25.8125    $      --

------------------------------

(1) The Company paid a distribution of $.36 per share of Common Stock on January 15, 1997, to stockholders of record on December 31, 1996, for the period from October 9, 1996 (the closing of the IPO) through December 31, 1996, which is approximately equivalent to a quarterly distribution of $.40 and an annual distribution of $1.60 per share of Common Stock.

(2) On March 31, 1997, the Company declared a distribution of $.40 per share of Common Stock for the first quarter of 1997 payable on May 15, 1997 to stockholders of record on April 30, 1997.

(3) The Company declared a distribution for the second quarter of 1997 on July 3, 1997 payable on August 15, 1997 to stockholders of record on July 17, 1997. PURCHASERS OF COMMON STOCK IN THIS OFFERING WILL NOT RECEIVE THIS DISTRIBUTION IN RESPECT OF THE SHARES OF COMMON STOCK OFFERED HEREBY.

    Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to stockholders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gain. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholder's basis in the Common Stock to the extent thereof, and thereafter as capital gain. Distributions treated as a non-taxable reduction in basis will generally have the effect of deferring taxation until the sale of a stockholder's Common Stock. The Company has determined that for federal income tax purposes, approximately $.28 per share (or approximately 78%) of the $.36 per share distribution paid for the partial fourth quarter of 1996 represented ordinary dividend income to stockholders. The Company believes that, in the future, the portion of the distribution representing ordinary dividend income will be higher. No assurances can be given regarding what percent of future dividends will constitute return of capital for federal income tax purposes. In order to avoid corporate income taxation of the earnings that it distributes, the Company must make annual distributions to stockholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of cash available for distribution. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. In such a case, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of preferred shares or additional shares of Common Stock.

    Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company"), economic conditions and such other factors as the Board of Directors deems relevant. See "Risk Factors--Changes in Policies Without Stockholder Approval."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of March 31, 1997 on a historical and pro forma basis to give effect to (i) all Property acquisitions completed between December 31, 1996 and June 15, 1997 and the current borrowings under the Credit Facility incurred in connection therewith and (ii) completion of the Offering, the application of the net proceeds therefrom and the completion of the Pending Acquisitions. See "Use of Proceeds." The information set forth in the table should be read in connection with the financial statements and notes thereto, the pro forma financial information and notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                                              MARCH 31, 1997
                                                                                         -------------------------
                                                                                         CONSOLIDATED   PRO FORMA
                                                                                          HISTORICAL   AS ADJUSTED
                                                                                         ------------  -----------
                                                                                              (IN THOUSANDS)
Debt:
  Mortgage Loans.......................................................................   $  137,800    $ 175,000
  Lines of Credit......................................................................       60,000(1)     59,980
Minority interests in Operating Partnership............................................       47,563       47,563
Stockholders' equity:
  Preferred Stock, $.01 par value; 20,000,000 shares authorized; none issued and
    outstanding........................................................................           --           --
  Common Stock, $.01 par value; 100,000,000 shares authorized; 21,692,833 issued and outstanding on a historical basis; and 33,692,833(2) issued and outstanding on a
    pro forma basis....................................................................          217          337
  Additional Paid-in Capital...........................................................      331,880      628,710
                                                                                         ------------  -----------
    Total Stockholders' equity.........................................................      332,097      629,047
                                                                                         ------------  -----------
      Total Capitalization.............................................................   $  577,460    $ 911,590
                                                                                         ------------  -----------
                                                                                         ------------  -----------

------------------------------

(1) The balance on the Lines of Credit as of June 24, 1997 was $220.5 million.

(2) Includes 12,000,000 shares of Common Stock to be issued in the Offering, 21,674,500 shares issued in the IPO, 5,000 shares issued in 1996 to employees of the Company as a stock bonus and 13,333 shares issued upon the exercise of options granted under the Company's Stock Incentive Plan. See "Management--Executive Compensation." Does not include 2,971,756 shares of Common Stock that may be issued upon the exchange of OP Units which are issued and outstanding, 1,766,985 shares of Common Stock subject to the Underwriters' overallotment option or 890,000 shares of Common Stock subject to options granted under the Company's Stock Incentive Plan.

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth (i) selected consolidated historical financial information for the Company as of and for the three months ended March 31, 1997, as of December 31, 1996 and for the period October 9, 1996 (the date of the Company's commencement of operations as a public REIT) to December 31, 1996, (ii) selected combined historical financial information for the Arden Predecessors as of each of the four years in the period ended December 31, 1995, for the period January 1, 1996 to October 8, 1996, for the three months ended March 31, 1996, and for each of the four years in the period ended December 31, 1995, and (iii) selected pro forma consolidated financial information for the Company as of and for the three months ended March 31, 1997 and for the year ended December 31, 1996.

    The selected consolidated historical operating and balance sheet information of the Company as of December 31, 1996 and for the period from October 9, 1996 (the date of the Company's commencement of operations as a public REIT) to December 31, 1996 and the selected combined historical operating and balance sheet information of the Arden Predecessors as of December 31, 1995 and for the period January 1, 1996 to October 8, 1996 and for each of the two years in the period ended December 31, 1995 have been derived from the respective historical consolidated and combined financial statements audited by Ernst & Young LLP, whose reports with respect thereto are included elsewhere in this Prospectus. The following information should be read in conjunction with (i) the pro forma condensed consolidated financial statements and notes thereto of the Company;
(ii) the historical consolidated and combined financial statements and notes thereto for the Company and the Arden Predecessors; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

    The selected pro forma consolidated financial operating information for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the IPO, the Formation Transactions, the closings of the Mortgage Financing and the Credit Facility, the acquisition of the Properties acquired in 1996 prior to the consummation of the IPO, 303 Glenoaks and 12501 East Imperial Highway, the Properties acquired in 1996 subsequent to the IPO, the Properties acquired in 1997, the completion of the Offering, and the acquisition of the Pending Acquisitions had occurred at January 1, 1996 for the statements of operations. The selected pro forma consolidated balance sheet information as of March 31, 1997 is presented as if the completion of the Offering, the closings of the Mortgage Financing and the Credit Facility, the acquisition of the properties acquired subsequent to March 31, 1997 and the acquisition of the Pending Acquisitions had occurred on March 31, 1997. The selected pro forma consolidated information is based upon certain assumptions that are included in the notes to the pro forma condensed consolidated financial statements included elsewhere in this Prospectus. The selected pro forma consolidated financial information is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                                        ARDEN
                                                     PREDECESSORS                                  ARDEN PREDECESSORS
                                                     -----------          COMPANY           ---------------------------------
                                   COMPANY                        ------------------------
                           ------------------------     THREE                    OCT. 9,               HISTORICAL
                                                       MONTHS                     1996      ---------------------------------
                                 THREE MONTHS           ENDED     YEAR ENDED       TO         JAN. 1,
                                    ENDED             MAR. 31,     DEC. 31,     DEC. 31,       1996          YEARS ENDED
                                MAR. 31, 1997           1996         1996         1996          TO           DECEMBER 31,
                           ------------------------  -----------  -----------  -----------    OCT. 8,    --------------------
                            PRO FORMA   HISTORICAL   HISTORICAL    PRO FORMA   HISTORICAL      1996        1995       1994
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
REVENUE:
  Rental.................   $  33,444    $  21,892    $   8,607    $ 132,211    $  17,041    $  32,287   $   8,832  $   5,157
  Tenant
    reimbursements.......       1,367          958          638        5,643          803        2,031         403        217
  Parking, net of
    expenses.............       1,941        1,490          879        8,663        1,215        3,692         751        382
  Other..................         723          630          695        3,354          513        2,455       1,707        796
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
    Total revenue........      37,475       24,970       10,819      149,871       19,572       40,465      11,693      6,552
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
EXPENSES:
  Property expenses......      12,189        7,894        3,615       55,780        6,005       14,224       3,340      2,191
  General and
    administrative.......       1,000          918          364        4,000          753        1,758       1,377        689
  Interest...............       4,380        3,024        6,662       17,520        1,280       24,521       5,537      1,673
  Depreciation and
    amortization.........       5,520        3,562        1,582       21,721        3,108        5,264       1,898      1,143
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
    Total expenses.......      23,089       15,398       12,223       99,021       11,146       45,767      12,152      5,696
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Equity in net (loss)
  income of noncombined
  entities...............          --           --          (84)          --           --         (336)       (116)       201
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Income (loss) before
  minority interests and
  extraordinary items....      14,386        9,572       (1,488)      50,850        8,426       (5,638)       (575)     1,057
Minority interests' share
  of loss (income) of
  Arden Predecessors.....          --           --          187           --           --          721          (1)         1
Minority interests in
  Operating
  Partnership............      (1,166)      (1,134)          --       (4,123)        (993)          --          --         --
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Income (loss) before
  extraordinary items....      13,220        8,438       (1,301)      46,727        7,433       (4,917)       (576)     1,058
Extraordinary (loss) gain
  on early extinguishment
  of debt, net of
  minority interests'
  share..................          --           --           --           --      (13,105)       1,877          --         --
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Net income (loss)........   $  13,220    $   8,438    $  (1,301)   $  46,727    $  (5,672)   $  (3,040)  $    (576) $   1,058
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                           -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Weighted average number
  of shares
  outstanding............      33,921       21,921                    33,680       21,680
                           -----------  -----------               -----------  -----------
                           -----------  -----------               -----------  -----------
Net income (loss) per
  common share:
  Income before
    extraordinary item...   $    0.39    $    0.38                 $    1.39    $    0.34
  Extraordinary
    item--loss on early
    extinguishment of
    debt.................          --           --                        --        (0.60)
                           -----------  -----------               -----------  -----------
Net income (loss) per
  common share...........   $    0.39    $    0.38                 $    1.39    $   (0.26)
                           -----------  -----------               -----------  -----------
                           -----------  -----------               -----------  -----------
Cash dividends declared
  per common share.......   $      --    $    0.40                 $      --    $    0.36
                           -----------  -----------               -----------  -----------
                           -----------  -----------               -----------  -----------
Supplemental net income
  (loss) per share
  reflecting the pro
  forma effects solely of
  the Offering and
  repayment of debt(1)...                $    0.34                              $   (0.20)
                                        -----------                            -----------
                                        -----------                            -----------
Pro forma net income per
  share reflecting the
  pro forma effects of
  solely the Offering and
  the purchase of the
  Pending
  Acquisitions(2)........   $    0.39                              $    0.01
                           -----------                            -----------
                           -----------                            -----------

                             1993       1992
                           ---------  ---------
OPERATING DATA:
REVENUE:
  Rental.................  $   3,034  $
  Tenant
    reimbursements.......         35
  Parking, net of
    expenses.............        279
  Other..................        314        324
                           ---------  ---------
    Total revenue........      3,662        324
                           ---------  ---------
EXPENSES:
  Property expenses......      1,480         --
  General and
    administrative.......        386        471
  Interest...............        646          9
  Depreciation and
    amortization.........        499          2
                           ---------  ---------
    Total expenses.......      3,011        482
                           ---------  ---------
Equity in net (loss)
  income of noncombined
  entities...............          4         --
                           ---------  ---------
Income (loss) before
  minority interests and
  extraordinary items....        655       (158)
Minority interests' share
  of loss (income) of
  Arden Predecessors.....         --         --
Minority interests in
  Operating
  Partnership............         --         --
                           ---------  ---------
Income (loss) before
  extraordinary items....        655       (158)
Extraordinary (loss) gain
  on early extinguishment
  of debt, net of
  minority interests'
  share..................         --         --
                           ---------  ---------
Net income (loss)........  $     655  $    (158)
                           ---------  ---------
                           ---------  ---------
Weighted average number
  of shares
  outstanding............
Net income (loss) per
  common share:
  Income before
    extraordinary item...
  Extraordinary
    item--loss on early
    extinguishment of
    debt.................
Net income (loss) per
  common share...........
Cash dividends declared
  per common share.......
Supplemental net income
  (loss) per share
  reflecting the pro
  forma effects solely of
  the Offering and
  repayment of debt(1)...
Pro forma net income per
  share reflecting the
  pro forma effects of
  solely the Offering and
  the purchase of the
  Pending
  Acquisitions(2)........

                                                                                     COMPANY                   ARDEN PREDECESSORS
                                                                     ---------------------------------------  --------------------
                                                                          MARCH 31, 1997                          DECEMBER 31,
                                                                     ------------------------  DECEMBER 31,   --------------------
                                                                      PRO FORMA   HISTORICAL       1996         1995       1994
                                                                     -----------  -----------  -------------  ---------  ---------
                                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Commercial office properties--net of accumulated depreciation......   $ 908,716    $ 580,636     $ 529,568    $ 160,874  $  34,977
Total assets.......................................................     933,468      599,338       551,256      182,379     46,090
Mortgage loans payable and unsecured lines of credit...............     234,980      197,800       155,000      168,451     32,944
Total liabilities..................................................     256,858      219,678       173,612      174,163     34,148
Minority interests.................................................      47,563       47,563        45,667          100         99
Total Stockholders' equity/Owners' equity..........................     629,047      332,097       331,977        8,116     11,843


                                                                       1993       1992
                                                                     ---------  ---------

BALANCE SHEET DATA:
Commercial office properties--net of accumulated depreciation......  $  25,404  $      --
Total assets.......................................................     27,911        134
Mortgage loans payable and unsecured lines of credit...............     24,356        250
Total liabilities..................................................     25,190        287
Minority interests.................................................         --         --
Total Stockholders' equity/Owners' equity..........................      2,721       (153)

                                                     ARDEN
                                                  PREDECESSORS                                  ARDEN PREDECESSORS
                                                  -----------          COMPANY           ---------------------------------
                                COMPANY                        ------------------------
                        ------------------------     THREE                    OCT. 9,               HISTORICAL
                                                    MONTHS                     1996      ---------------------------------
                              THREE MONTHS           ENDED     YEAR ENDED       TO         JAN. 1,
                                 ENDED             MAR. 31,     DEC. 31,     DEC. 31,       1996      YEARS ENDED DECEMBER
                             MAR. 31, 1997           1996         1996         1996          TO               31,
                        ------------------------  -----------  -----------  -----------    OCT. 8,    --------------------
                         PRO FORMA   HISTORICAL   HISTORICAL    PRO FORMA   HISTORICAL      1996        1995       1994
                        -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                              (DOLLARS IN THOUSANDS)
OTHER DATA:
Funds from
  Operations(3):
  Income (loss) before
    minority interests
    and extraordinary
    items.............   $  14,386    $   9,572    $  (1,488)   $  50,850    $   8,426    $  (5,638)  $    (575) $   1,057
  Depreciation and
    amortization......       5,520        3,562        1,582       21,721        3,108        5,264       1,898      1,143
                        -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
  Funds from
    Operations........      19,906       13,134           94       72,571       11,534         (374)      1,323      2,200
Company's share
  percentage..........       91.9%        88.2%           --        91.9%        88.2%           --          --         --
                        -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Company's share of
  Funds from
  Operations..........   $  18,294    $  11,584    $      94    $  66,693    $  10,173    $    (374)  $   1,323  $   2,200
                        -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                        -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Weighted average
  number of shares
  Outstanding (in
  thousands)..........      33,921       21,921          N/A       33,680       21,680          N/A         N/A        N/A
Cash flows from
  operating
  activities..........          --       12,645        2,031           --        8,665        5,221       2,830        834
Cash flows from
  investing
  activities..........          --      (53,677)     (95,157)          --     (164,763)    (119,083)   (123,358)   (17,921)
Cash flows from
  financing
  activities..........          --       34,222       93,421           --      163,730      122,074     120,707     16,845
Number of Properties
  owned at period
  end.................          54           38           21           54           34           22          17          8
Gross rentable square
  feet of Properties
  owned at end of
  period (in
  thousands)..........       8,637        5,923        3,547        8,637        5,443        3,739       2,634      1,130
Leased percentage for
  Properties owned at
  end of period.......          --          85%          88%           --          85%          88%         88%        82%


                          1993       1992
                        ---------  ---------

OTHER DATA:
Funds from
  Operations(3):
  Income (loss) before
    minority interests
    and extraordinary
    items.............  $     655  $    (158)
  Depreciation and
    amortization......        499          2
                        ---------  ---------
  Funds from
    Operations........      1,154       (156)
Company's share
  percentage..........         --         --
                        ---------  ---------
Company's share of
  Funds from
  Operations..........  $   1,154  $    (156)
                        ---------  ---------
                        ---------  ---------
Weighted average
  number of shares
  Outstanding (in
  thousands)..........        N/A        N/A
Cash flows from
  operating
  activities..........      1,186       (258)
Cash flows from
  investing
  activities..........    (25,965)        --
Cash flows from
  financing
  activities..........     25,632        250
Number of Properties
  owned at period
  end.................          3         --
Gross rentable square
  feet of Properties
  owned at end of
  period (in
  thousands)..........        530         --
Leased percentage for
  Properties owned at
  end of period.......        84%         --

----------------------------------

(1) The following table sets forth the pro forma effects solely of the Offering and repayment of debt (in thousands, except per share data):

                                                                                                 THREE MONTHS    OCTOBER 9, 1996
                                                                                                    ENDED              TO
                                                                                                MARCH 31, 1997  DECEMBER 31, 1996
                                                                                                --------------  -----------------
Historical net income (loss)..................................................................    $    8,438       $    (5,672)
Pro forma decrease in interest expense associated with the repayment of debt outstanding at
 beginning of period..........................................................................         1,042               160
                                                                                                --------------  -----------------
Net income (loss) adjusted for repayment of debt outstanding at beginning of period...........    $    9,480       $    (5,512)
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------
Common Stock outstanding on a historical basis................................................        21,921            21,680
Common Stock issued in the Offering for repayment of debt.....................................         6,127             6,127
                                                                                                --------------  -----------------
Common Stock outstanding--pro forma...........................................................    $   28,048       $    27,807
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------
Net income (loss) per share reflecting the pro forma effect of the repayment of debt..........    $     0.34       $     (0.20)
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------

(2) The following table sets forth the pro forma effects of solely the Offering and purchase of the Pending Acquisitions (in thousands, except per share data):

                                                                                                 THREE MONTHS    OCTOBER 9, 1996
                                                                                                    ENDED              TO
                                                                                                MARCH 31, 1997  DECEMBER 31, 1996
                                                                                                --------------  -----------------
Historical net income (loss)..................................................................    $    8,438       $    (5,672)
Arden Predecessors combined net loss..........................................................            --            (3,040)
Pro forma net income of the Pending Acquisitions..............................................         2,225             9,051
                                                                                                --------------  -----------------
Pro forma net income of the Company and Pending Acquisitions..................................    $   10,663       $       339
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------
Common Stock outstanding on a historical basis................................................        21,921            21,680
Common Stock issued in the Offering to purchase the Pending Acquisitions......................         5,556             5,556
                                                                                                --------------  -----------------
Common Stock outstanding-pro forma............................................................    $   27,477       $    27,236
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------
Net income per share reflecting the pro forma effects of the Offering and purchase of the
 Pending Acquisitions.........................................................................    $     0.39       $      0.01
                                                                                                --------------  -----------------
                                                                                                --------------  -----------------

(3) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt, make capital expenditures and fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. See the notes to the Company's historical financial statements. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following discussion should be read in conjunction with the Selected Financial Information and the historical consolidated financial statements of the Company and the combined financial statements of the Arden Predecessors and related notes thereto included elsewhere in this Prospectus. Where appropriate, the following discussion includes analysis of the effects of the Formation Transactions and the IPO, the Mortgage Financing, the Offering and the purchase of the Properties acquired in 1996 prior to the consummation of the IPO, 303 Glenoaks and 12501 East Imperial Highway, the Properties acquired in 1996 subsequent to the IPO, the Properties acquired in 1997, and the Pending Acquisitions. These effects are reflected in the pro forma condensed consolidated financial statements located elsewhere in this Prospectus.

    Income is derived primarily from rental revenue (including tenant reimbursements) and parking revenue from commercial office properties. The Company has acquired its current portfolio over the last four years, with approximately 7.4% of the Properties (as a percentage of pro forma rental revenue for the three months ended March 31, 1997) acquired in calendar year 1993, approximately 7.0% of the Properties acquired in 1994, approximately 17.2% acquired in 1995, approximately 33.5% acquired in 1996 and approximately 34.9% acquired during the three months ended March 31, 1997. As a result of the Company's and the Arden Predecessors' aggressive acquisition program, the financial data shows significant increases in total revenue from year to year, largely attributable to the acquisitions made during each year, and the benefit of a full period of effective rental and other revenue for Properties acquired in the preceding year. For the foregoing reasons, management does not believe the year to year and quarter to quarter financial data are comparable.

    The Company expects that the more significant part of its revenue growth in the next one to two years will come from additional acquisitions rather than from occupancy and market rent increases in its current portfolio. On the other hand, the Company believes that if the Southern California office rental market continues to improve, then rental rate increases will become a more substantial part of its revenue growth over time. See "Business and Growth Strategies--Growth Strategies."

RESULTS OF OPERATIONS

    COMPARISON OF THREE MONTHS ENDED MARCH 31, 1997 TO THREE MONTHS ENDED MARCH 31, 1996. During the first three months of 1997, the Company purchased four Properties resulting in an increase in real estate investments of approximately $51.5 million.

    The Company's management believes that in order for a meaningful analysis of the financial statements to be made, certain transactions which occurred in 1996 should be considered in a manner which makes each accounting period comparable. Accordingly, the revenue and expenses for the noncombined entities for the three months ended March 31, 1996 have been included as though they were combined, with intercompany management fees relating to the noncombined entities of $203,000 eliminated in 1996, in the following discussion. The following section discusses the results of operations, as adjusted and in thousands.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

                                                                              THREE MONTHS
                                                                            ENDED MARCH 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
REVENUE:
  Revenue from rental operations:
    Rental..............................................................  $  21,892  $  12,471
    Tenant reimbursements...............................................        958        758
    Parking, net of expense.............................................      1,490      1,142
    Other rental operations.............................................        576        345
                                                                          ---------  ---------
                                                                             24,916     14,716
  Other income..........................................................         54        212
                                                                          ---------  ---------
      Total revenue.....................................................  $  24,970  $  14,928
                                                                          ---------  ---------
                                                                          ---------  ---------
EXPENSES:
  Repairs and maintenance...............................................  $   2,841  $   1,440
  Utilities.............................................................      2,423      1,137
  Real estate taxes.....................................................      1,378        957
  Insurance.............................................................        384        872
  Ground rent...........................................................         51         47
  Marketing and other...................................................        817        732
                                                                          ---------  ---------
    Total property expenses.............................................      7,894      5,185
  General and administrative............................................        918        364
  Interest..............................................................      3,024      8,832
  Depreciation and amortization.........................................      3,562      2,396
                                                                          ---------  ---------
      Total expenses....................................................  $  15,398  $  16,777
                                                                          ---------  ---------
                                                                          ---------  ---------

    Rental revenue increased by $9.4 million or 76% for the three months ended March 31, 1997 compared to the three months ended March 31, 1996. The increase in rental revenue resulted primarily from a full three months of rental revenue from Properties acquired during 1996. Rental revenue from the Properties acquired in 1996 increased to $11.2 million for the three months ended March 31, 1997, representing a full three months of rental revenue, from $2.2 million in the prior period. Rental revenue associated with Properties acquired in the first three months of 1997 added an additional $123,000 to rental revenue for the three months ended March 31, 1997.

    Tenant reimbursements increased by $200,000 or 26% for the three months ended March 31, 1997, compared to the three months ended March 31, 1996. The increase in tenant reimbursements resulted principally from a full three months of tenant reimbursements from properties acquired during 1996 offset in part by a reset in the base year for leases that were renewed or retained for those Properties that were owned for the entire three months ended March 31, 1997 and March 31, 1996. Tenant reimbursements associated with the properties acquired in 1996 added an additional $301,000 to revenue during the three months ended March 31, 1997 offset in part by a decrease of $101,000 in tenant reimbursements associated with the Properties owned for the entire three months ended March 31, 1995 and March 31, 1996. Parking, net of expense, increased by $348,000 or 30% for the three months ended March 31, 1997 compared to the three months ended March 31, 1996. The increase resulted principally from a full three months of parking, net of expense, from Properties acquired during 1996. Parking revenue, net of expense, associated with the Properties acquired in 1996 increased to approximately $374,000 for the three months ended March 31, 1997 from approximately $77,000 for the three months ended March 31, 1996.

    Other rental operations, consisting primarily of tenant charges, such as after hours utility and HVAC charges, increased by $231,000 or 67.0% for the three months ended March 31, 1997 compared to the prior year, primarily due to $229,000 of other rental operations from properties acquired in 1996.

    Other income decreased by $158,000 due to the decrease in management fees from third party owned properties.

    The following is a comparison of certain expenses for the three months ended March 31, 1997 and March 31, 1996:

                                                             THREE MONTHS
                                                                ENDED
                                                              MARCH 31,
                                                         --------------------   DOLLAR      PERCENT
                                                           1997       1996      CHANGE      CHANGE
                                                         ---------  ---------  ---------  -----------
CERTAIN EXPENSES:
  Repairs and maintenance..............................  $   2,841  $   1,440  $   1,401          97%
  Utilities............................................      2,423      1,137      1,286         113%
  Real estate taxes....................................      1,378        957        421          44%
  Insurance............................................        384        872       (488)        (56%)
  Ground rent..........................................         51         47          4           9%
  Marketing and other..................................        817        732         85          12%
                                                         ---------  ---------  ---------         ---
    Total certain expenses.............................  $   7,894  $   5,185  $   2,709        52.2%
                                                         ---------  ---------  ---------         ---
                                                         ---------  ---------  ---------         ---

    Total certain expenses increased to $7.9 million, or 35% of rental revenue and tenant reimbursements, from $5.2 million or 39% of rental revenue and tenant reimbursements for the three months ended March 31, 1997 and 1996, respectively. The increase in total certain expenses was partially offset by a decrease in insurance due to a more favorable insurance policy. The increase in total certain expenses is primarily attributable to the Properties acquired during 1996. The increase in total certain expenses from the three months ended March 31, 1996 to the three months ended March 31, 1997 resulting from the Properties acquired during 1996 was approximately $2.7 million.

    General and administrative expenses increased by $554,000 or 152% for the three months ended March 31, 1997 compared to the three months ended March 31, 1996. The increase resulted principally from the increase in portfolio size and the increase in management and administration costs associated with the Company's infrastructure relative to that of the Arden Predecessors.

    Interest expense includes interest at the contractual current pay rate of the mortgage loans, amortization of the loan fees paid at origination, and accrual of additional interest due upon the retirement of the debt. Interest expense for the three months ended March 31, 1997 was approximately $3.0 million. Interest expense decreased by approximately $5.8 million or 66% for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, primarily as a result of the decrease in mortgage loans payable during the applicable periods.

    Depreciation and amortization increased by $1.2 million or 49% primarily due to 1996 acquisitions.

    The following is a comparison of property operating data for the 17 Properties that were owned for the entire three months ended March 31, 1997 and March 31, 1996 (in thousands):

                                                                               MARCH 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
REVENUE:
  Rental................................................................  $  10,561  $  10,242
  Tenant reimbursements.................................................        516        617
  Parking...............................................................      1,116      1,064
  Other.................................................................        298        170
                                                                          ---------  ---------
      Total revenues....................................................  $  12,491  $  12,093
                                                                          ---------  ---------
                                                                          ---------  ---------
EXPENSES:
  Property operating, taxes, insurance, and ground rent.................  $   4,122  $   4,064
                                                                          ---------  ---------
                                                                          ---------  ---------

    Rental revenues increased slightly during the first three months of 1997 compared to 1996 primarily due to an increase in occupancy. Tenant reimbursements decreased by $101,000 during the same period, primarily resulting from a reset in the base year for leases that were renewed or retenanted. For the three months ended March 31, 1997, parking income increased by $52,000 over the same period in 1996. Other income increased by $128,000 in 1997 compared to 1996 due to increases in miscellaneous tenant charges such as after hour utility and HVAC charges. Property operating expenses, taxes, and ground rent increased slightly in 1997 compared to the prior year primarily due to an increase in occupancy. This was partially offset by a decrease in insurance due to a more favorable insurance policy.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31,
1995. During 1996 the Company and the Arden Predecessors purchased 16 properties resulting in an increase in real estate investments of approximately $266 million.

    The Company's management believes that in order for a meaningful analysis of the financial statements to be made, certain transactions which occurred in 1996 should be considered in a manner which makes each accounting period comparable. Accordingly, the revenue and expenses for the noncombined entities for the year ended December 31, 1995 and the period from January 1, 1996 to October 8, 1996 have been included as though they were combined, with intercompany management fees relating to the noncombined entities of $704,000 and $831,000 eliminated in 1996 and 1995, respectively, in the following discussion. The following section discusses the results of operations, as adjusted and in thousands.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

                                                                                              YEAR ENDED DECEMBER
                                                                                                      31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
REVENUE:
  Revenue from rental operations:
    Rental..................................................................................  $  62,156  $  24,442
    Tenant reimbursements...................................................................      3,076        822
    Parking, net of expense.................................................................      5,753      1,665
    Other rental operations.................................................................      1,867      1,027
                                                                                              ---------  ---------
                                                                                                 72,852     27,956
  Other income..............................................................................        754        626
                                                                                              ---------  ---------
        Total revenue.......................................................................  $  73,606  $  28,582
                                                                                              ---------  ---------
                                                                                              ---------  ---------
EXPENSES:
  Repairs and maintenance...................................................................  $   6,446  $   3,235
  Utilities.................................................................................      7,054      3,076
  Real estate taxes.........................................................................      3,741      1,590
  Insurance.................................................................................      3,049        626
  Ground rent...............................................................................        994        152
  Marketing and other.......................................................................      4,292      1,588
                                                                                              ---------  ---------
    Total property expenses.................................................................     25,576     10,267
  General and administrative................................................................      2,512      1,404
  Interest..................................................................................     33,157     13,780
  Depreciation and amortization.............................................................     11,078      4,346
                                                                                              ---------  ---------
        Total expenses......................................................................  $  72,323  $  29,797
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Rental revenue increased by $37.7 million or 154% for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase in rental revenue resulted principally from a full year of rental revenue from Properties acquired during 1995, six of which were acquired after June 30, 1995, and rental revenue from Properties acquired during 1996. Rental revenue from the Properties acquired in 1995 increased to $23.2 million for the year ended December 31, 1996, representing a full year of rental revenue, from $5.4 million in the prior period. Rental revenue associated with Properties acquired in 1996 added an additional $19.7 million to rental revenue for the year ended December 31, 1996.

    Tenant reimbursements increased by $2.3 million or 274% for the year ended December 31, 1996, compared to the year ended December 31, 1995. The increase in tenant reimbursements resulted principally from a full year of tenant reimbursements from Properties acquired during 1995 and tenant reimbursements from Properties acquired during 1996. Tenant reimbursements from Properties acquired in 1995 added an additional $1.1 million for the year ended December 31, 1996, representing a full year of tenant reimbursements. Tenant reimbursements associated with the Properties, net of expenses, acquired in 1996 added an additional $1.3 million to revenue during the year ended December 31, 1996.

    Other rental operations, consisting primarily of miscellaneous tenant charges such as after hours utility and HVAC charges, increased by $840,000 or 82% for the year ended December 31, 1996 compared to the prior year. The increase in other rental operations resulted principally from a full year of other rental operations from Properties acquired in 1995 and other rental operations from the Properties acquired during 1996.

    Other income consisting primarily of management fees from third party owned Properties increased $128,000 or 20% for the year ended December 31, 1996 compared to the prior year.

    Parking, net of expense, increased by $4.1 million or 246% for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase resulted principally from a full year of parking, net of expense, from Properties acquired during 1995 and parking, net of expense, from Properties acquired during 1996. Parking, net of expense, from the Properties acquired in 1995 increased to $3.4 million for the year ended December 31, 1996, representing a full year of parking, net of expense, from $586,000 in the prior year. Parking, net of expense, associated with the Properties acquired in 1996 added an additional $1.2 million to parking, net of expense, during the year ended December 31, 1996.

    The following is a comparison of certain expenses for the years ended December 31, 1996 and December 31, 1995:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                          --------------------   DOLLAR      PERCENT
                                                                            1996       1995      CHANGE      CHANGE
                                                                          ---------  ---------  ---------  -----------
CERTAIN EXPENSES:
  Repairs and maintenance...............................................  $   6,446  $   3,235  $   3,211          99%
  Utilities.............................................................      7,054      3,076      3,978         129%
  Real estate taxes.....................................................      3,741      1,590      2,151         135%
  Insurance.............................................................      3,049        626      2,423         387%
  Ground rent...........................................................        994        152        842         554%
  Marketing and other...................................................      4,292      1,588      2,704         170%
                                                                          ---------  ---------  ---------         ---
    Total certain expenses..............................................  $  25,576  $  10,267  $  15,309         149%
                                                                          ---------  ---------  ---------         ---
                                                                          ---------  ---------  ---------         ---

    For the years ended December 31, 1996 and 1995, total certain expenses were $25.6 million, or 39% of rental revenue and tenant reimbursements, and $10.3 million or 41% of rental revenue and tenant reimbursements, respectively. The increase in total certain expenses is primarily attributable to the Properties acquired during 1995 and 1996 and the expenses associated with the absorption of vacant rentable space. The increase in total certain expenses from the year ended December 31, 1995 to the year ended December 31, 1996 resulting from the Properties acquired during 1996 was approximately $8.1 million. In addition, total certain expenses increased by $7.4 million as a result of a full year of operations for the properties acquired in 1995, and an increase in occupancy at the Properties owned at both December 31, 1996 and 1995.

    General and administrative expenses increased by $1.1 million or 79% for the year ended December 31, 1996 compared to the year ended December 31, 1995. However, general and administrative expenses during 1996 fell to 3.0% of total revenue compared to 5.0% of total revenue during 1995, due to the economies of scale associated with adding additional Properties.

    Interest expense includes interest at the contractual current pay rate of the mortgage loans, amortization of the loan fees paid at origination, and accrual of additional interest due upon the retirement of the debt. Interest expense for the year ended December 31, 1996 was approximately $33.2 million, including interest payable upon the retirement of certain mortgage loans. Interest expense increased by approximately $19.4 million or 141% for the year ended December 31, 1996 compared to the year ended December 31, 1995, primarily as a result of the increase in mortgage loans payable to fund the acquisitions that occurred during 1995 and 1996. The interest expense associated with the mortgage loans originated during 1996 prior to the IPO was approximately $9.1 million. In addition, the year ended December 31, 1996 included a full year of interest expense for Properties acquired during calendar year 1995, which increased interest expense by approximately $10.4 million.

    Depreciation and amortization increased by $6.7 million or 155% primarily due to 1995 and 1996 acquisitions.

    The following is a comparison of property operating data for the eight Properties that were owned for the entire twelve months ended December 31, 1996 and December 31, 1995 (in thousands):

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
REVENUE:
  Rental....................................................................................  $  19,264  $  18,893
  Tenant reimbursements.....................................................................        553        662
  Parking...................................................................................      1,102      1,081
  Other.....................................................................................        524        863
                                                                                              ---------  ---------
    Total revenues..........................................................................  $  21,443  $  21,499
                                                                                              ---------  ---------
                                                                                              ---------  ---------
EXPENSES:
  Property operating, taxes, insurance, and ground rent.....................................  $   7,493  $   7,548
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Rental revenues increased slightly during 1996 compared to 1995 primarily due to an increase in occupancy. Tenant reimbursements decreased by $109,000 during 1996 compared to 1995, primarily resulting from a reset in the base year for leases that were renewed or retenanted. For the twelve months ended December 31, 1996, parking income increased by $21,000 over the same period in 1995. Other income decreased by $339,000 in 1996 compared to 1995 due to non-recurring lease buyout income earned in 1995. Property operating expenses, taxes, insurance, and ground rent decreased slightly in 1996 compared to the prior year primarily due to the economies of scale that the Company achieved by owning a larger portfolio of Properties.

    In connection with the IPO, the Company repaid all of the Arden Predecessors' mortgage debt. These repayments resulted in (i) an extraordinary gain to the Arden Predecessors of $1,877,000 relating to a partial forgiveness of debt by one lender, and (ii) an extraordinary loss to the Company of $14,857,000 ($13,105,000, net of minority interest) relating to additional interest and unamortized loan fees.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31,
1994. During 1995, the Arden Predecessors purchased seven Properties resulting in an increase in commercial office properties of approximately $126 million.

    Rental revenue increased by $3.7 million or 71% for the year ended December 31, 1995 compared to the year ended December 31, 1994. The increase in rental revenue resulted principally from a full year of rental revenue from the Property acquired in 1994 and partial year rental revenue from Properties acquired in 1995. Rental revenue from the Property acquired in 1994 increased to $1.2 million for the year ended December 31, 1995, representing a full year of rental revenue, from $977,000 for such Property in the prior year. Rental revenue associated with the Properties acquired in 1995 added an additional approximate $3.2 million to rental revenue in 1995.

    Tenant reimbursements and other revenue increased by $1.1 million or 108% for the year ended December 31, 1995 compared to the year ended December 31, 1994. Other revenue increased by $911,000, primarily representing management fees from third-party owned properties. The increase in tenant reimbursements and other revenue resulted principally from a full year of tenant reimbursements from the Property acquired during 1994 and partial year tenant reimbursements from Properties acquired during 1995 as well as the addition of one new third-party property management agreement during 1995. Tenant reimbursements from the Property acquired in 1994 increased to $239,000 for the year ended December 31, 1995, representing a full year of tenant reimbursements, from $182,000 in the prior year. Tenant reimbursements associated with the Properties acquired in 1995 added an additional $150,000 to tenant reimbursements during the year ended December 31, 1995.

    Parking, net of expense, increased by $368,000 or 96% for the year ended December 31, 1995 compared to the year ended December 31, 1994. The increase resulted principally from a full year of parking, net of expense, from the Property acquired during 1994 and partial year parking, net of expense, from Properties acquired during 1995. Parking, net of expense, associated with the Properties acquired in 1995 added an additional $319,000 to parking, net of expense, during the year ended December 31, 1995.

    At December 31, 1994 the Arden Predecessors held non-controlling investments in various entities, the noncombined entities, which own commercial office properties. During 1995, the Arden Predecessors made an investment in an additional entity which owns commercial office properties. These entities are accounted for in the financial statements of the Arden Predecessors using the equity method. Equity in net income of noncombined entities decreased by $317,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. This 273% decrease is due principally to significant tenant losses in the 1995 investment.

    The following is a comparison of certain expenses of the Arden Predecessors for the years ended December 31, 1995 and December 31, 1994 (in thousands):

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------   DOLLAR      PERCENT
                                                                               1995       1994      CHANGE      CHANGE
                                                                             ---------  ---------  ---------  -----------
CERTAIN EXPENSES:
  Repairs and maintenance..................................................  $   1,027  $     901  $     126          14%
  Utilities................................................................        953        581        372          64%
  Real estate taxes........................................................        502        272        230          85%
  Insurance................................................................        279         50        229         458%
  Ground rent..............................................................         19         --         19          --
  Marketing and other......................................................        560        387        173          45%
                                                                             ---------  ---------  ---------         ---
    Total certain expenses.................................................  $   3,340  $   2,191  $   1,149          52%
                                                                             ---------  ---------  ---------         ---
                                                                             ---------  ---------  ---------         ---

    Total certain expenses were $3.3 million, or 36% of rental revenue and tenant reimbursements, and $2.2 million, or 41% of rental revenue and tenant reimbursements, for the years ended December 31, 1995 and December 31, 1994, respectively. The increase in total certain expenses is primarily attributable to a full year of operations for the Property acquired in 1994, the partial year of operations for the Properties acquired in 1995, and the expenses associated with the absorption of vacant rentable space across the portfolio. The increase in total certain expenses from 1994 to 1995 resulting from the 1995 acquisitions was approximately $1.4 million. In addition, total certain expenses increased by $44,000 for the year ended December 31, 1995 as a result of a full year of operations for the Property acquired in 1994, and the above-described increase in occupancy at the Properties owned at both December 31, 1994 and 1995.

    General and administrative expenses increased by $688,000 or 100% for the year ended December 31, 1995, compared to the year ended December 31, 1994, primarily due to additional employees required to manage the increased portfolio of Properties. General and administrative expenses as a percentage of total revenue was 12% and 11% during 1995 and 1994, respectively.

    Interest expense includes interest at the contractual current pay rate of the mortgage loans, amortization of the loan fees paid at origination, and accrual of additional interest due upon the retirement of the debt. Interest expense for the year ended December 31, 1995 was approximately $5.5 million, including interest payable of $2.5 million upon the retirement of certain mortgage loans. Interest expense increased by $3.9 million, or 231% for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of the increase in mortgage loans incurred to fund the 1995 acquisitions. The interest expense associated with the 1995 mortgage loans was $2.7 million. In addition, 1995 included a full year of interest expense for debt incurred to acquire the Property in 1994, which increased interest expense by approximately $466,000.

    Depreciation and amortization increased by $755,000 or 66% primarily due to the 1995 acquisitions and the full year effect of the 1994 acquisition.

    As a result of the foregoing, the Arden Predecessors had a net loss of $576,000 for the year ended December 31, 1995 compared to net income of $1.1 million for the year ended December 31, 1994.

    The following is a comparison of the property operating data for the Properties that were owned for the entire year ended December 31, 1995 and December 31, 1994 (in thousands):

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1995       1994
                                                                                                 ---------  ---------
REVENUE:
  Rental.......................................................................................  $   4,417  $   4,180
  Tenant reimbursements........................................................................         15         36
  Parking......................................................................................        431        382
  Other........................................................................................        152        108
                                                                                                 ---------  ---------
    Total revenues.............................................................................  $   5,015  $   4,706
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
EXPENSES:
  Property operating, taxes, insurance, and ground rent........................................  $   1,724  $   1,985
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    For the year ended December 31, 1995, occupancy increased from 84% at December 31, 1994 to 92% at December 31, 1995 and substantially all of the revenue increase was due to this occupancy increase. Property operating expenses, taxes, insurance, and ground rent decreased by $261,000 for the year ended December 31, 1995 over the prior year due to the economies of scale that the Company obtained by owning a larger portfolio of Properties. The Company was able to allocate its personnel among more of its Properties and obtain certain discounts by utilizing its greater purchasing power.

PRO FORMA OPERATING RESULTS

    THREE MONTHS ENDED MARCH 31, 1997. On a pro forma basis, consolidated income (before deduction of minority interests) would have been $14.4 million for the three months ended March 31, 1997 or $13.2 million consolidated net income of the Company (after deduction of minority interests), comparing positively to the historical net income of $8.4 million for the three months ended March 31, 1997. This positive comparison results from a substantial increase in total revenue, due to the benefit of a pro forma full three months of revenue from the properties acquired (and to be acquired) in 1997.

    Pro forma total revenue is $37.5 million representing a $12.5 million increase over historical 1997 resulting primarily from an increase of $11.6 million in rental revenue associated with properties acquired (and to be acquired) in 1997. Pro forma revenue from tenant reimbursements and parking is $3.3 million, representing a $860,000 increase over historical results.

    The historical 1997 interest expense of $3.0 million increased to $4.4 million on a pro forma basis. Correspondingly, interest expense as a percentage of total revenue increased from 12% of total revenue in historical 1997 to 14% of total revenue on a pro forma basis.

    YEAR ENDED DECEMBER 31, 1996. On a pro forma basis, consolidated income (before deduction of minority interests) would have been $50.9 million for the year ended December 31, 1996, or $46.7 million consolidated net income of the Company (after deduction of minority interests), comparing positively to the historical net loss of $5.7 million for the year ended December 31, 1996. This positive comparison results from a significant reduction in interest expense as well as a substantial increase in total revenue, due to the benefit of a pro forma full year of revenue from the properties acquired in 1996 and pro forma revenue from the properties acquired (and to be acquired) in 1997.

    Pro forma total revenue is $149.9 million representing a $75.6 million increase over the combination of the total revenue of $54.7 million of the Arden Predecessors and the noncombined entities of the Arden Predecessors for the period from January 1, 1996 to October 8, 1996 and the total revenue of $19.6 million of the Company for the period from October 9, 1996 to December 31, 1996, resulting primarily from an increase of $46.9 million in rental revenue associated with properties acquired (and to be acquired) in 1997, combined with a full year of rental revenue from the properties acquired in 1996 totaling $23.1 million. Revenue from tenant reimbursements and parking also increased on a pro forma basis over historical 1996 primarily due to $3.6 million of such revenue generated at the properties acquired (or to be acquired) in 1997.

LIQUIDITY AND CAPITAL RESOURCES

    MORTGAGE FINANCING. On June 11, 1997, the Company refinanced, through a special purpose subsidiary, its existing $175 million mortgage financing with the new $175 million Mortgage Financing from an affiliate of Lehman Brothers. The Mortgage Financing is non-recourse and secured by fully cross-collateralized and cross-defaulted first mortgage liens on the 18 Mortgage Financing Properties and has a fifteen year term. The Mortgage Financing bears interest at a fixed rate of 7.52%, is anticipated to be repaid in seven years and requires monthly payments of interest only with all principal due in a balloon payment at maturity. If the Mortgage Financing is not repaid or refinanced within seven years, the interest rate increases by at least 2% and all excess cash flow from the Mortgage Financing Properties must be used to pay down principal. The Mortgage Financing documentation requires the Company to comply with certain customary financial covenants, ongoing operational restrictions, and certain cash management procedures. In addition, the Mortgage Financing prohibits prepayment for approximately three years from its origination.

    CREDIT FACILITIES. On June 11, 1997, the Company amended its then existing credit facility with a $300 million unsecured line of credit (the "Credit Facility") from a group of banks led by Wells Fargo (the "Lenders"). The interest rate of the Credit Facility ranges between LIBOR plus 1.2% and LIBOR plus 1.45% depending on the leverage ratio of the Company. Once the Company achieves a long-term, unsecured, investment grade debt rating, the interest rate may be lowered to between LIBOR plus 0.9% to LIBOR plus 1.15% depending on such debt rating. Under certain circumstances, the Company has the option to convert the interest rate from LIBOR to the prime rate plus 0.5%. As of June 24, 1997, approximately $14.0 million was available under the Credit Facility. Upon consummation of the Offering and the Pending Acquisitions, the Company expects to have $235 million available under the Credit Facility. The Credit Facility has been and will be used, among other things, to finance the acquisition of properties, provide funds for tenant improvements and capital expenditures and provide for working capital and other corporate purposes. The outstanding principal balance is due on June 1, 2000.

    The Credit Facility is subject to customary conditions to borrowing, contains representations and warranties and defaults customary in REIT financings, and contains financial covenants, including requirements for a minimum tangible net worth, maximum liabilities to asset values, and minimum interest, unsecured interest and fixed charge coverage ratios (all calculated as defined in the Credit Facility documentation) and requirements to maintain a pool of unencumbered properties which meet certain defined characteristics and are approved by the Lenders. The Credit Facility also contains restrictions on, among other things, indebtedness, investments, distributions, liens and mergers.

    Pursuant to a separate agreement, Wells Fargo advanced $26.7 million to the Company which was secured by two Properties. This advance accrued interest at the Wells Fargo Prime Rate and matured on

July 10, 1997 at which time the Company repaid the advance with a $26.7 million draw on the Credit Facility.

    The Company also has an unsecured line of credit with a total commitment of $10,000,000 from City National Bank (the "CNB Credit Facility"). On June 15, 1997 the aggregate outstanding balance was $10,000,000. The CNB Credit Facility accrues interest at the City National Bank Prime Rate less 0.875%, and is scheduled to mature on August 1, 1998. The CNB Credit Facility has and will be used, among other things, to provide funds for tenant improvements and capital expenditures and provide for working capital and other corporate purposes.

    SWAP AGREEMENT. Effective January 2, 1997, the Company entered into interest rate floor and cap transactions with a notional amount of $155 million (collectively, the "Swap Agreement"), to convert floating rate liabilities to fixed rate liabilities. The Swap Agreement enables the Company to fix the LIBOR portion of its floating rate liabilities at 6.6% through March 2004.

    ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES. The total market capitalization of the Company at March 31, 1997 was approximately $869.9 million, based upon the market price of the issued and outstanding shares of Common Stock and OP Units at March 31, 1997 (assuming all OP Units were exchanged for shares of Common Stock) and the outstanding debt of approximately $197.8 million at March 31, 1997. As a result, the Company's debt to total market capitalization ratio at March 31, 1997 was approximately 22.7%. The undisbursed portion of the Credit Facility combined with this low-leveraged capital structure should enhance the Company's ability to take advantage of acquisition opportunities as well as provide, if necessary, working capital for tenant leasehold improvements and leasing commissions associated with new leasing activity.

    Amounts accumulated for distribution will be invested by the Company primarily in short-term investments that are collateralized by securities of the United States government or any of its agencies, high-grade commercial paper and bank deposits.

    The Company expects to continue meeting its short-term liquidity requirements generally through its working capital and net cash provided by operating activities. The Company believes that its net cash provided by operating activities will continue to be sufficient to allow the Company to make any distributions necessary to enable the Company to continue qualify as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs for the foreseeable future, including recurring non-revenue enhancing capital expenditures, tenant improvements and leasing commissions.

    The Company expects to meet certain long-term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities. The Company also expects to use the remaining funds available under the Credit Facility to fund acquisitions, development activities and capital improvements on an interim basis.

CASH FLOWS

    COMPARISON OF THREE MONTHS ENDED MARCH 31, 1997 TO THREE MONTHS ENDED MARCH 31, 1996. Net cash provided by operating activities increased by $10.6 million from $2 million to $12.6 million primarily due to an increase in rental revenue. Net cash used in investing activities decreased by $41.5 million from $95.2 million to $53.7 million mainly due to a decrease in the amount of real estate assets purchased during the first three months of 1997 compared to the first three months of 1996. Net cash provided by financing activities decreased by $59.2 million from $93.4 million to $34.2 million due primarily to a decrease in proceeds received from mortgage loans.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31,
1995. In October 1996 the Company completed the IPO of 18,847,500 shares of its Common Stock at $20 per share. In addition, the underwriters exercised their overallotment option and accordingly, the Company issued an additional 2,827,000 shares of Common Stock. Net proceeds to the Company, after underwriting discounts and other offering costs, were approximately $397 million. In conjunction with the Formation Transactions, certain investors contributing interests in properties and or property partnerships received OP Units. An OP Unit and a share of the Common Stock have essentially the same economic characteristics in as much as they effectively share equally in the net income or loss of the Operating Partnership. Holders of OP Units issued in connection with the Formation Transactions will have the opportunity beginning on the first anniversary of the consummation of the IPO (October 9, 1997) to have their OP Units redeemed for cash equal to the fair market value thereof at the time of redemption or, at the election of the Company, exchanged for shares of Common Stock on a one-for-one basis. Each time an OP Unit is redeemed, the Company's percentage interest in the Operating Partnership will be proportionately increased.

    The Company used the proceeds from the IPO (i) to repay certain mortgage indebtedness on the Initial Properties in the amount of approximately $370 million (including payment of additional interest and other related expenses);
(ii) to acquire certain real estate properties for approximately $33 million; and (iii) to pay approximately $26.8 million in exchange for partnership assets.

    During the period October 9, 1996 to December 31, 1996, the Company purchased an additional nine office properties. These acquisitions were partially financed with the Company's mortgage financing and credit facility which were in place at that time. The outstanding balances of such mortgage financing and credit facility at December 31, 1996 were $104 and $51 million, respectively. In connection with the purchase of one of the Properties the Company issued 55,805 OP Units as partial consideration in the transaction.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31,
1994. Net cash provided by operating activities increased by $2.0 million from $834,000 to $2.8 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used in investing activities increased by $105.5 million from $17.9 million to $123.4 million primarily due to an increase in the amount of real estate assets purchased during 1995 compared to 1994. Net cash provided by financing activities increased by $103.9 million from $16.8 million to $120.7 million due to proceeds received on mortgage notes offset in part by increases in mortgage loans repaid and restricted cash.

INFLATION

    Substantially all of the office leases provide for separate escalations of real estate taxes and operating expenses over a base amount. In addition, many of the office leases provide for fixed base rent increases or indexed escalations (based on the CPI or other measures). The Company believes that inflationary increases in expenses will be offset by the expense reimbursements and contractual rent increases described above.

                 SOUTHERN CALIFORNIA ECONOMY AND OFFICE MARKETS

    The Company believes that current and forecast trends affecting Southern California have created and will continue to create a favorable economic environment in the suburban Southern California office markets where substantially all of the Company's Properties are located. First, the Company believes that the supply of office space in Southern California has stabilized and is unlikely to increase significantly over the short term in large part because in many submarkets it is still not economically feasible to develop new office space based on rental rates currently attainable in Southern California office markets. Second, the recent economic restructuring of many of Southern California's primary office-using sectors including the entertainment, export/import, managed health care, high technology, telecommunications, and civilian and military aerospace and defense industries has caused growth in demand for office space. Third, demand for office space relative to the level of supply has led to higher occupancy rates and a trend toward higher rental rates which are supportable in the office markets where the Company's Properties and Pending Acquisitions are located. Finally, patterns of residential relocation to suburban areas due in part to the public perception of greater personal security and the availability of greater recreational and residential amenities, coupled with a heightened preference for living in close proximity to work and employers' resultant access to a broader, more skilled local labor force have fueled growth of suburban office property demand. The Company believes that these factors and other specific economic indicators discussed below suggest a continued strengthening of the Southern California economy. Given the quality and location of its Properties and Pending Acquisitions, the Company believes it is competitively positioned to capitalize on these economic trends and the resulting increasing demand for suburban office space.

SOUTHERN CALIFORNIA ECONOMY

    OVERVIEW. The Company believes that the office markets in Southern California, and particularly suburban Los Angeles County, have improved and will be excellent markets in which to own and operate office properties over the long term.

    The five counties in which the Company's Properties are located include Los Angeles, Orange, Ventura, Kern and San Diego counties which collectively comprise approximately 50% of the statewide population and employment base in California. Data from the U.S. Bureau of Labor Statistics indicate that the unemployment rate in these counties peaked in 1993 during the height of the 1990 to 1993 recessionary period in Southern California. Recently, however, these counties experienced a gradual economic recovery marked by falling unemployment rates beginning in 1994 which, according to THE 1996 ECONOMIC REPORT OF THE GOVERNOR OF CALIFORNIA (the "1996 ECONOMIC REPORT"), was precipitated by growth in the services and trade employment sectors, among others, and a less pronounced rate of decline in defense related activities in Southern California. Since 1993, the five-county Los Angeles area economy (comprising Los Angeles, Orange, Ventura, Riverside and San Bernardino counties) has grown at an annual rate of over 3.9%, and, according to the Economic Development Corporation of Los Angeles (the "LAEDC") is forecast to grow at a 6.3% rate during 1997 (as compared to 3.5% for the United States as a whole).

                      GDP FOR FIVE-COUNTY LOS ANGELES AREA

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GDP ($ BILLIONS)
1990                  372.6
1991                  376.4
1992                  389.0
1993                  296.2
1994                  405.0
1995                  421.5
1996                  445.2
1997e                 473.4

------------------------

SOURCE: CALIFORNIA DEPARTMENT OF FINANCE, LAEDC

    Unemployment in the Company's markets has also shown positive trends since the recession. According to the U.S. Bureau of Labor Statistics, in March 1997 unemployment in Los Angeles County was 7.1% (not seasonally adjusted), its lowest level since January 1991 and down 3.7% from its recessionary high of 10.8% (not seasonally adjusted) in July 1992. Similar trends of decreasing unemployment have also been experienced in Orange, Ventura, Kern, and San Diego counties, all of which experienced post-recession annual lows in unemployment in 1996.

                      LOS ANGELES COUNTY UNEMPLOYMENT RATE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            UNEMPLOYMENT RATE
1990                      5.9%
1991                      8.2%
1992                      9.8%
1993                      9.8%
1994                      9.4%
1995                      7.9%
1996                      8.2%
1997e                     7.4%

------------------------

SOURCE: BUREAU OF LABOR STATISTICS, LAEDC

    The LAEDC has forecast a total increase in non-farm employment for the period from 1996 to 2005 of 19.9% and 19.5% for Los Angeles County and Orange County, respectively, representing an average annual growth rate of 2.0% for each. Overall, the five-county Los Angeles region is expected to experience similar growth with an 18.6% increase in employment over the same period.

    A driving factor in the forecast employment growth within the counties in which the Company operates is strong population growth, which is expected to outpace the population growth in the United States for the period from 1995 to 2000, as shown below:

                                                                                        POPULATION
                                                                         POPULATION       GROWTH
                                                                           GROWTH        1995-2000
AREA                                                                     1990-1995      (PROJECTED)
---------------------------------------------------------------------  --------------  -------------
Los Angeles County...................................................         3.1%            5.8%
Orange County........................................................         6.4%           11.1%
Ventura County.......................................................         5.5%            6.0%
Kern County..........................................................        13.5%           17.9%
San Diego County.....................................................         5.8%           12.2%
California...........................................................         6.2%            9.1%
United States........................................................         5.6%            5.1%

------------------------

SOURCE: U.S. BUREAU OF THE CENSUS, BUREAU OF ECONOMIC ANALYSIS (U.S. DEPARTMENT OF COMMERCE), STATE OF CALIFORNIA DEPARTMENT OF FINANCE.

    As primary office employment grows, office demand is expected to increase. According to AMERICA'S OFFICE ECONOMY prepared by Cognetics, Inc., Metropolitan Los Angeles (which includes Los Angeles County, Ventura County and Orange County), in which 42 of the Company's 45 Properties are located, is projected to be the number one market in the United States for primary office employment growth from 1996 to 2006, and San Diego is ranked 17th.

                       TOP 20 MARKETS FOR PRIMARY OFFICE
                         EMPLOYMENT GROWTH (1996-2006)

       1.  LOS ANGELES
       2.  San Francisco-Oakland
       3.  Atlanta
       4.  Dallas-Ft. Worth
       5.  Washington, DC-MD-VA
       6.  Chicago
       7.  Phoenix
       8.  New York
       9.  Houston-Galveston
      10.  Tampa-St. Petersburg
      11.  Minneapolis-St. Paul
      12.  Boston
      13.  Denver-Boulder
      14.  Seattle
      15.  Miami-Ft. Lauderdale
      16.  Orlando
      17.  SAN DIEGO
      18.  Detroit
      19.  Las Vegas
      20.  Austin

------------------------

SOURCE: COGNETICS, INC.

    A significant factor affecting primary office employment growth in the Metropolitan Los Angeles area is a trend within the local economy to become more services oriented. From 1990 to 1996, the service sector in Los Angeles county has expanded from approximately 28% of total non-farm employment to approximately 33%, and is projected by the LAEDC to continue to expand to approximately 38% by 2005. Data from the California Employment Development Department show that Los Angeles County created over 85,000 new jobs in 1996, 62% of which were in the service sector. This constituted a 2.3% annual growth rate versus 2.0% for the U.S. as a whole.

                     LOS ANGELES COUNTY SERVICES EMPLOYMENT
                   AS PERCENTAGE OF TOTAL NON-FARM EMPLOYMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            % OF TOTAL NON-FARM EMPLOYMENT
1988                                  27.3%
1989                                  27.9%
1990                                  28.5%
1991                                  29.8%
1992                                  29.7%
1993                                  30.7%
1994                                  31.2%
1995                                  31.9%
1996                                  32.6%
1997e                                 33.3%
1998e                                 33.8%
2000e                                 34.9%
2005e                                 37.6%

------------------------

SOURCE: CALIFORNIA EMPLOYMENT DEVELOPMENT DEPARTMENT, LAEDC

    In addition to becoming a more diversified economy with a stronger emphasis on the services sector, according to the LAEDC, Los Angeles County ranked number one in the nation in the number of business establishments by county in 1992 and is a major center of international trade. According to the 1996 ECONOMIC REPORT, Los Angeles County is also the nation's leading manufacturing center. The five-county Los Angeles area is home to 26 Fortune 500 companies, and Los Angeles County itself comprises over 40% of the nondurable manufacturing employment, 95% of the motion picture employment and 56% of the aerospace employment in California. The Los Angeles Primary Metropolitan Statistical Area ("PMSA") is the largest PMSA in the United States (larger than both the New York City PMSA and the Chicago PMSA) and accounts for approximately 28% of California's population and employment base. Demand for office space in Los Angeles County is expected to remain strong as a result of these characteristics.

    International trade is another major component of the Los Angeles economy, and while growth in international trade is difficult to attribute to specific employment sectors, it is an indicator of the general strength of the local economy. In 1994 the Los Angeles Customs District (which is primarily comprised of the Los Angeles/Long Beach port complex and the Los Angeles International Airport) surpassed New York/New Jersey as the nation's leading port. According to the U.S. Department of Commerce, international trade passing through the Los Angeles Customs District has increased from approximately $90.0 billion in 1988 to approximately $167.6 billion in 1996, representing over 12.0% of the total trading volume in the United States. In the ten-year period ending 1994, the total trading volume in the region grew at an average annual rate of approximately 11.4%, as compared to the rate of 8.0% nationally during the same period.

            INTERNATIONAL TRADE THROUGH LOS ANGELES CUSTOMS DISTRICT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TOTAL TRADING VOLUME
                    ($BILLION)
1988                              $ 90.0
1989                               101.4
1990                               106.6
1991                               112.7
1992                               121.8
1993                               128.5
1994                               145.9
1995                               164.2
1996                               167.6
1997e                              173.5
1998e                              179.1

------------------------

SOURCE: U.S. DEPARTMENT OF COMMERCE, LAEDC

SOUTHERN CALIFORNIA OFFICE MARKETS

    In the past four years the underlying fundamentals of supply and demand in the suburban Los Angeles County and Orange County office markets have improved. The peak in available supply occurred near the midpoint of the recession in 1991. Since that time, the local economies have been recovering and the relationship between supply and demand has resulted in declining direct vacancy rates in these markets. According to Cushman & Wakefield, as of December 31, 1996, the direct vacancy rate for the suburban Los Angeles County office market and the Orange County office market was 14.8% and 15.3%, respectively, as compared to 19.2% and 19.5% as of December 31, 1991, respectively.

                    HISTORICAL YEAR-END DIRECT VACANCY RATES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DIRECT VACANCY RATE
                      Los Angeles County (suburban)    Orange County
1991                                          19.2%            19.5%
1992                                          18.9%            19.1%
1993                                          18.4%            17.1%
1994                                          17.3%            17.2%
1995                                          17.0%            15.5%
1996                                          14.8%            15.3%

                                   PROPERTIES

GENERAL

    The Company's Properties consist of 45 office properties containing approximately 7.4 million rentable square feet, including acquisitions made since the IPO of the 21 Acquired Properties containing approximately 3.4 million rentable square feet. The Properties consist primarily of suburban office properties and individually range from approximately 42,000 to 598,000 rentable square feet. All of the Properties are located in Southern California, with 38 located in suburban Los Angeles County, three in Orange County, one in Ventura County, two in Kern County and one in San Diego County. The Company believes that the Properties have desirable locations with established business communities and are well-maintained. Of the Company's 45 Properties, 36 have been built since 1980 and 17 have been substantially renovated within the last five years. The average age of the buildings is approximately 13 years. The Properties offer an array of amenities including security, parking, conference facilities, on-site management, food services and health clubs. Management believes that the location, quality of construction and building amenities, as well as the Company's reputation for providing a high level of tenant service, have enabled the Company to attract and retain a diverse tenant base. As of May 1, 1997, the Properties were 85.8% leased to over 1,200 tenants, including 91.9% and 78.6%, respectively, for the Initial Properties and the Acquired Properties. As of May 1, 1997, no one tenant represented more than approximately 2.1% of the aggregate Annualized Base Rent (defined as the monthly contractual base rent under existing leases as of May 1, 1997, multiplied by 12) of the Properties and only ten tenants individually represented more than 1.0% of such aggregate Annualized Base Rent.

    As of June 15, 1997, the Company had executed eight contracts and entered one letter of intent to acquire the nine Pending Acquisitions within 60 days after the Offering. Upon closing of the Pending Acquisitions the Company will own a total of 54 office properties consisting of approximately 8.6 million rentable square feet; although there can be no assurance that any of the Pending Acquisitions will be completed. See "Risk Factors--Risk that Pending Acquisitions Will Not Close." As of May 1, 1997, the Pending Acquisitions were approximately 77.1% leased.

    The Properties and Pending Acquisitions are leased to a variety of local, national and foreign businesses. Leases are typically structured for terms of three, five or 10 years. Most of the leases are full service, gross leases under which tenants typically pay for all real estate taxes and operating expenses above those for an established base year or expense stop. Leases typically contain provisions permitting tenants to renew at prevailing market rates. Under the lease, the landlord is generally responsible for structural repairs. Most leases do not permit early termination, however, certain leases permit the tenant to terminate upon six months' notice after the third year of a five-year lease or the fifth year of a 10-year lease, subject to the tenant's obligation to pay all unamortized tenant improvements and leasing commissions, a penalty of three to six months of additional rent, and any rent concessions provided, depending on the lease terms. Finally, tenants generally pay directly (without regard to a base year or expense stop) for overtime use of air conditioning and for on site monthly employee and visitor parking.

    Although the leases at the Properties and the Pending Acquisitions primarily consist of gross leases (which represented approximately 90% of the total portfolio leased square footage as of May 1, 1997), they also include triple net leases with a number of tenants. In general, the triple net leases require the tenants to pay all real property taxes, insurance and expenses of maintaining the leased space or property and have renewal and termination provisions similar to those described above.

    The Company's Properties are regionally managed under active central control. All administration (including the formation and implementation of policies and procedures), leasing, capital expenditures and construction decisions are centrally administered at the Company's corporate office. The Company employs asset managers to oversee and direct the day-to-day operations of the Properties, as well as the on-site personnel, which may include a manager, assistant manager and other necessary staff. Asset managers communicate frequently with the Company's corporate offices to implement the Company's policies and procedures.

    The on-site staffing of each Property is dictated by each Property's size, tenant profile, number of tenants and location. The Company contracts with third parties for cleaning services, day porters, engineers and any other personnel necessary to operate each Property.

PROPERTIES AND PENDING ACQUISITIONS

    The following table sets forth certain information regarding each of the Properties and Pending Acquisitions as of May 1, 1997:

                                                                                                               YEAR(S)
                                                                                                               BUILT/
PROPERTY NAME                                                  SUBMARKET                     LOCATION         RENOVATED
-----------------------------------------------  -------------------------------------  -------------------  -----------
INITIAL PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  9665 Wilshire................................  Beverly Hills/Century City             Beverly Hills        1972/92-93
  Beverly Atrium...............................  Beverly Hills/Century City             Beverly Hills           1989
  Century Park Center..........................  Beverly Hills/Century City             Los Angeles            1972/94
  Westwood Terrace.............................  Westwood/West Los Angeles              Los Angeles             1988
  1950 Sawtelle................................  Westwood/West Los Angeles              Los Angeles            1988/95
  400 Corporate Pointe.........................  Marina Area/Culver City/LAX            Culver City             1987
  Bristol Plaza................................  Marina Area/Culver City/LAX            Culver City             1982
  Skyview Center...............................  Marina Area/Culver City/LAX            Los Angeles          1981,87/95
  The New Wilshire.............................  Park Mile/West Hollywood               Los Angeles             1986
  LOS ANGELES NORTH
  5601 Lindero Canyon..........................  Simi/Conejo Valley                     Westlake                1989
  Calabasas Commerce Center....................  Simi/Conejo Valley                     Calabasas               1990
  Woodland Hills Financial Center..............  West San Fernando Valley               Woodland Hills         1972/95
  16000 Ventura................................  Central San Fernando Valley            Encino                 1980/96
  425 West Broadway............................  East San Fernando Valley/Tri-Cities    Glendale                1984
  303 Glenoaks.................................  East San Fernando Valley/Tri-Cities    Burbank                1983/96
  70 South Lake................................  East San Fernando Valley/Tri-Cities    Pasadena               1982/94
  LOS ANGELES SOUTH
  4811 Airport Plaza(5)........................  Long Beach                             Long Beach             1987/95
  4900/10 Airport Plaza(5).....................  Long Beach                             Long Beach             1987/95
  5000 Spring(5)...............................  Long Beach                             Long Beach             1989/95
  100 West Broadway............................  Long Beach                             Long Beach             1987/96
  12501 East Imperial Highway..................  Norwalk/Cerritos                       Norwalk                1978/94
ORANGE COUNTY
  5832 Bolsa...................................  West County                            Huntington Beach        1985
  Anaheim City Centre(5).......................  Tri-Freeway Area                       Anaheim                1986/91
SAN DIEGO COUNTY
  Imperial Bank Tower(5).......................  Central City                           San Diego              1982/96
    Subtotal/Weighted Average--Initial Properties ......................................................................
ACQUIRED PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  10350 Santa Monica...........................  Beverly Hills/Century City             Los Angeles             1979
  10351 Santa Monica...........................  Beverly Hills/Century City             Los Angeles             1984
  8383 Wilshire................................  Beverly Hills/Century City             Beverly Hills          1971/93
  2730 Wilshire(6).............................  Westwood/West Los Angeles              Santa Monica            1985
  10780 Santa Monica...........................  Westwood/West Los Angeles              Los Angeles             1984
  5200 West Century............................  Marina Area/Culver City/LAX            Los Angeles             1982
  LOS ANGELES NORTH
  6800 Owensmouth..............................  West San Fernando Valley               Canoga Park             1986
  Clarendon Crest..............................  West San Fernando Valley               Woodland Hills          1990
  Sumitomo Bank Building.......................  Central San Fernando Valley            Sherman Oaks         1970/90-91
  Noble Professional Center....................  Central San Fernando Valley            Sherman Oaks           1985/93
  Burbank Executive Plaza......................  East San Fernando Valley/Tri-Cities    Burbank                 1983
  California Federal Building..................  East San Fernando Valley/Tri-Cities    Burbank                 1978
  535 Brand....................................  East San Fernando Valley/Tri-Cities    Glendale               1973/92
  LOS ANGELES SOUTH
  Grand Avenue Plaza...........................  El Segundo                             El Segundo             1979,80
  South Bay Centre.............................  Torrance                               Gardena                 1984
  LOS ANGELES CENTRAL
  Los Angeles Corporate Center.................  San Gabriel Valley                     Monterey Park          1984,86
  Whittier Financial Center....................  San Gabriel Valley                     Whittier               1967,82
ORANGE COUNTY
  Centerpointe La Palma........................  North County                           La Palma             1986,88,90
VENTURA COUNTY
  Center Promenade.............................  West County                            Ventura                 1982
KERN COUNTY....................................
  Parkway Center                                 Bakersfield                            Bakersfield            1992,95
  California Twin Centre.......................  Bakersfield                            Bakersfield             1983
    Subtotal/Weighted Average--Acquired Properties .....................................................................

                                                                              PERCENTAGE OF
                                                                                  TOTAL                      ANNUALIZED
                                                                APPROXIMATE     PORTFOLIO        PERCENT        BASE
                                                   NUMBER OF    NET RENTABLE   NET RENTABLE   LEASED AS OF     RENT(1)
PROPERTY NAME                                      BUILDINGS    SQUARE FEET    SQUARE FEET     MAY 1, 1997     ($000S)
-----------------------------------------------  -------------  ------------  --------------  -------------  -----------
INITIAL PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  9665 Wilshire................................            1        158,684          1.8%           99.6%         4,912
  Beverly Atrium...............................            1         61,314          0.7%           85.0%         1,274
  Century Park Center..........................            1        243,404          2.8%           89.4%         4,456
  Westwood Terrace.............................            1        135,943          1.6%           95.0%         3,109
  1950 Sawtelle................................            1        103,772          1.2%           88.3%         1,797
  400 Corporate Pointe.........................            1        164,598          1.9%          100.0%         3,181
  Bristol Plaza................................            1         84,014          1.0%           88.1%         1,234
  Skyview Center...............................            2        391,675          4.5%           88.9%         5,811
  The New Wilshire.............................            1        202,704          2.4%           86.9%         3,319
  LOS ANGELES NORTH
  5601 Lindero Canyon..........................            1        105,830          1.2%          100.0%         1,180
  Calabasas Commerce Center....................            4        123,121          1.4%           97.7%         1,743
  Woodland Hills Financial Center..............            2        224,955          2.6%           89.7%         4,468
  16000 Ventura................................            1        174,841          2.0%           88.1%         3,014
  425 West Broadway............................            1         71,589          0.8%           97.6%         1,354
  303 Glenoaks.................................            1        175,449          2.0%           97.7%         3,548
  70 South Lake................................            1        100,133          1.2%           91.9%         1,919
  LOS ANGELES SOUTH
  4811 Airport Plaza(5)........................            1        121,610          1.4%          100.0%         1,051
  4900/10 Airport Plaza(5).....................            1        150,403          1.8%          100.0%         1,173
  5000 Spring(5)...............................            1        163,358          1.9%           93.5%         2,944
  100 West Broadway............................            1        191,727          2.2%           94.5%         3,775
  12501 East Imperial Highway..................            1        122,175          1.4%           96.1%         2,010
ORANGE COUNTY
  5832 Bolsa...................................            1         49,355          0.6%          100.0%           659
  Anaheim City Centre(5).......................            1        175,391          2.0%           94.7%         2,632
SAN DIEGO COUNTY
  Imperial Bank Tower(5).......................            1        540,413          6.3%           82.1%         7,376
                                                          --
                                                                ------------       -----           -----     -----------
    Subtotal/Weighted Average--Initial Properti           29      4,036,458         46.7%           91.9%        67,939
                                                          --
                                                                ------------       -----           -----     -----------
ACQUIRED PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  10350 Santa Monica...........................            1         42,292          0.5%           93.1%           686
  10351 Santa Monica...........................            1         96,251          1.1%           97.8%         1,607
  8383 Wilshire................................            1        417,463          4.8%           76.8%         6,761
  2730 Wilshire(6).............................            1         55,080          0.6%           97.5%         1,074
  10780 Santa Monica...........................            1         92,486          1.1%           84.1%         1,419
  5200 West Century............................            1        310,910          3.6%           30.1%           927
  LOS ANGELES NORTH
  6800 Owensmouth..............................            1         80,014          0.9%           84.9%         1,240
  Clarendon Crest..............................            1         43,063          0.5%           84.7%           677
  Sumitomo Bank Building.......................            1        110,641          1.3%           92.2%         1,990
  Noble Professional Center....................            1         51,828          0.6%           80.5%           837
  Burbank Executive Plaza......................            1         60,395          0.7%           73.8%           560
  California Federal Building..................            1         82,467          1.0%           97.0%         1,591
  535 Brand....................................            1        109,187          1.3%           51.0%           639
  LOS ANGELES SOUTH
  Grand Avenue Plaza...........................            2         84,500          1.0%           61.5%            --
  South Bay Centre.............................            1        202,830          2.4%           85.8%         3,012
  LOS ANGELES CENTRAL
  Los Angeles Corporate Center.................            4        389,293          4.5%           84.9%         6,741
  Whittier Financial Center....................            2        135,415          1.6%           85.2%         2,059
ORANGE COUNTY
  Centerpointe La Palma........................           12        597,550          6.9%           88.2%         8,519
VENTURA COUNTY
  Center Promenade.............................            7        174,837          2.0%           73.7%         1,868
KERN COUNTY....................................
  Parkway Center                                           2         61,333          0.7%           99.5%         1,046
  California Twin Centre.......................            1        155,189          1.8%           88.5%         3,263
                                                          --
                                                                ------------       -----           -----     -----------
    Subtotal/Weighted Average--Acquired Propert           44      3,353,024         38.9%           78.6%        46,516
                                                          --
                                                                ------------       -----           -----     -----------

                                                                                              ANNUALIZED
                                                 PERCENTAGE OF               ANNUALIZED NET    BASE RENT    C&W PEER
                                                   PORTFOLIO                 EFFECTIVE RENT   PER LEASED   GROUP RENT
                                                  ANNUALIZED     NUMBER OF     PER LEASED       SQUARE     PER SQUARE
PROPERTY NAME                                      BASE RENT      LEASES     SQUARE FOOT(2)     FOOT(3)      FOOT(4)
-----------------------------------------------  -------------  -----------  ---------------  -----------  -----------
INITIAL PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  9665 Wilshire................................         3.7%            26      $   29.79      $   31.09    $   30.47
  Beverly Atrium...............................         1.0%             9          22.42          24.46        30.47
  Century Park Center..........................         3.4%            81          17.98          20.47        23.92
  Westwood Terrace.............................         2.4%            26          23.97          24.08        28.93
  1950 Sawtelle................................         1.4%            30          18.46          19.60        21.58
  400 Corporate Pointe.........................         2.4%            19          20.80          19.33        18.02
  Bristol Plaza................................         0.9%            20          17.81          16.68        18.00
  Skyview Center...............................         4.4%            46          15.97          16.68        18.65
  The New Wilshire.............................         2.5%            35          19.36          18.84        21.87
  LOS ANGELES NORTH
  5601 Lindero Canyon..........................         0.9%             2          10.69          11.15        20.75
  Calabasas Commerce Center....................         1.3%            11          16.16          14.48        19.41
  Woodland Hills Financial Center..............         3.4%            63          20.39          22.15        21.48
  16000 Ventura................................         2.3%            46          18.29          19.57        22.61
  425 West Broadway............................         1.0%            14          17.88          19.39        22.54
  303 Glenoaks.................................         2.7%            24          20.51          20.70        22.35
  70 South Lake................................         1.5%            15          19.36          20.86        25.75
  LOS ANGELES SOUTH
  4811 Airport Plaza(5)........................         0.8%             1           9.30           8.64        25.60
  4900/10 Airport Plaza(5).....................         0.9%             1           8.40           7.80        25.60
  5000 Spring(5)...............................         2.2%            26          16.81          19.27        25.60
  100 West Broadway............................         2.9%            30          23.66          20.84        19.58
  12501 East Imperial Highway..................         1.5%             5          17.06          17.12        18.54
ORANGE COUNTY
  5832 Bolsa...................................         0.5%             1          13.40          13.35        17.82
  Anaheim City Centre(5).......................         2.0%            14          15.48          15.85        19.14
SAN DIEGO COUNTY
  Imperial Bank Tower(5).......................         5.6%            52          17.35          16.62        20.65

                                                      -----          -----         ------     -----------  -----------
    Subtotal/Weighted Average--Initial Properti        51.6%           597      $   18.07      $   18.32    $   22.04(7)

                                                      -----          -----         ------     -----------  -----------
ACQUIRED PROPERTIES
LOS ANGELES COUNTY
  LOS ANGELES WEST
  10350 Santa Monica...........................         0.5%            16      $   17.29      $   17.44    $   21.86
  10351 Santa Monica...........................         1.2%            17          17.28          17.07        21.83
  8383 Wilshire................................         5.1%           125          21.67          21.09        23.74
  2730 Wilshire(6).............................         0.8%            29          20.68          20.00        24.00
  10780 Santa Monica...........................         1.1%            29          19.14          18.23        21.96
  5200 West Century............................         0.7%            20          11.98           9.90        13.55
  LOS ANGELES NORTH
  6800 Owensmouth..............................         0.9%            21          18.29          18.25        19.31
  Clarendon Crest..............................         0.5%             8          18.65          18.56        18.47
  Sumitomo Bank Building.......................         1.5%            51          19.99          19.50        22.88
  Noble Professional Center....................         0.6%            13          21.51          20.05        22.13
  Burbank Executive Plaza......................         0.4%            10          19.68          12.57        22.49
  California Federal Building..................         1.2%             9          19.77          19.89        22.49
  535 Brand....................................         0.5%            15          11.44          11.47        25.28
  LOS ANGELES SOUTH
  Grand Avenue Plaza...........................          --              2          12.80             --        16.40
  South Bay Centre.............................         2.3%            33          17.87          17.30        17.89
  LOS ANGELES CENTRAL
  Los Angeles Corporate Center.................         5.1%            37          21.43          20.40        18.09
  Whittier Financial Center....................         1.6%            42          19.98          17.84        13.08
ORANGE COUNTY
  Centerpointe La Palma........................         6.5%            66          16.80          16.16        19.37
VENTURA COUNTY
  Center Promenade.............................         1.4%            47          14.37          14.50        16.39
KERN COUNTY....................................
  Parkway Center                                        0.8%            10          17.33          17.14        17.41
  California Twin Centre.......................         2.5%             8          24.21          23.75        17.32

                                                      -----          -----         ------     -----------  -----------
    Subtotal/Weighted Average--Acquired Propert        35.2%           608      $   18.67      $   17.66    $   19.24(7)

                                                      -----          -----         ------     -----------  -----------

                                                                                                               YEAR(S)
                                                                                                               BUILT/
PROPERTY NAME                                                  SUBMARKET                     LOCATION         RENOVATED
-----------------------------------------------  -------------------------------------  -------------------  -----------
PENDING ACQUISITIONS
LOS ANGELES COUNTY
  LOS ANGELES WEST
  1100 Glendon.................................  Westwood/West Los Angeles              Los Angeles             1965
  Carlsberg Corporate Center...................  Westwood/West Los Angeles              Santa Monica            1979
  LOS ANGELES NORTH
  299 Euclid...................................  East San Fernando Valley/Tri-Cities    Pasadena                1983
  LOS ANGELES SOUTH
  Harbor Corporate Center......................  Torrance                               Gardena                 1985
  Pacific Gateway II...........................  Torrance                               Torrance               1982/90
  Mariner Court................................  Torrance                               Torrance                1989
ORANGE COUNTY
  Crown Cabot..................................  South County                           Laguna Niguel           1989
  1821 Dyer....................................  Greater Airport Area                   Irvine                 1980/88
VENTURA COUNTY
  1000 Town Center.............................  West County                            Oxnard                  1989
    Subtotal/Weighted Average--Pending Acquisitions ....................................................................
    Total/Weighted Average--All Properties and Pending Acquisitions ....................................................

                                                                              PERCENTAGE OF
                                                                                  TOTAL                      ANNUALIZED
                                                                APPROXIMATE     PORTFOLIO        PERCENT        BASE
                                                    NUMBER      NET RENTABLE   NET RENTABLE   LEASED AS OF     RENT(1)
PROPERTY NAME                                    OF BUILDINGS   SQUARE FEET    SQUARE FEET     MAY 1, 1997     ($000S)
-----------------------------------------------  -------------  ------------  --------------  -------------  -----------
PENDING ACQUISITIONS
LOS ANGELES COUNTY
  LOS ANGELES WEST
  1100 Glendon.................................            1        282,013          3.3%           49.7%         3,345
  Carlsberg Corporate Center...................            1        103,506          1.2%           87.3%         1,838
  LOS ANGELES NORTH
  299 Euclid...................................            1         73,400          0.8%             --             --
  LOS ANGELES SOUTH
  Harbor Corporate Center......................            1         63,925          0.7%           77.4%           716
  Pacific Gateway II...........................            1        223,731          2.6%           92.4%         3,971
  Mariner Court................................            1        105,436          1.2%           86.7%         1,522
ORANGE COUNTY
  Crown Cabot..................................            1        172,900          2.0%           93.3%         3,342
  1821 Dyer....................................            1        115,061          1.3%          100.0%           635
VENTURA COUNTY
  1000 Town Center.............................            1        107,653          1.3%          100.0%         2,056
                                                          --
                                                                ------------       -----           -----     -----------
    Subtotal/Weighted Average--Pending Acquisit            9      1,247,625         14.4%           77.1%        17,425
                                                          --
                                                                ------------       -----           -----     -----------
    Total/Weighted Average--All Properties and            82      8,637,107        100.0%           84.6%       131,880
                                                          --
                                                          --
                                                                ------------       -----           -----     -----------
                                                                ------------       -----           -----     -----------

                                                                                              ANNUALIZED
                                                 PERCENTAGE OF               ANNUALIZED NET    BASE RENT    C&W PEER
                                                   PORTFOLIO                 EFFECTIVE RENT   PER LEASED   GROUP RENT
                                                  ANNUALIZED     NUMBER OF     PER LEASED       SQUARE     PER SQUARE
PROPERTY NAME                                      BASE RENT      LEASES     SQUARE FOOT(2)     FOOT(3)      FOOT(4)
-----------------------------------------------  -------------  -----------  ---------------  -----------  -----------
PENDING ACQUISITIONS
LOS ANGELES COUNTY
  LOS ANGELES WEST
  1100 Glendon.................................         2.5%           135      $   23.91      $   23.88    $   25.63
  Carlsberg Corporate Center...................         1.4%            38          20.24          20.34        22.03
  LOS ANGELES NORTH
  299 Euclid...................................          --             --             --             --        19.44
  LOS ANGELES SOUTH
  Harbor Corporate Center......................         0.5%            17          14.48          14.47        15.44
  Pacific Gateway II...........................         3.0%            31          19.80          19.21        20.11
  Mariner Court................................         1.2%            29          17.08          16.65        20.34
ORANGE COUNTY
  Crown Cabot..................................         2.5%            32          21.08          20.71        21.14
  1821 Dyer....................................         0.5%             1           5.52           5.52        15.59
VENTURA COUNTY
  1000 Town Center.............................         1.6%            11          19.20          19.10        19.90

                                                      -----          -----         ------     -----------  -----------
    Subtotal/Weighted Average--Pending Acquisit        13.2%           294          18.35          18.11        20.96(7)

                                                      -----          -----         ------     -----------  -----------
    Total/Weighted Average--All Properties and        100.0%         1,499      $   18.32      $   18.05    $   20.80(7)

                                                      -----          -----         ------     -----------  -----------
                                                      -----          -----         ------     -----------  -----------

----------------------------------
(1) Annualized base rent is calculated as monthly contractual base rent under existing leases as of May 1, 1997, multiplied by 12.

(2) Annualized Net Effective Rent is calculated for each lease in effect at May 1, 1997. For leases in effect at the time the relevant Property was acquired, Annualized Net Effective Rent is calculated by dividing the remaining lease payments under the lease by the number of months remaining under the lease and multiplying the result by 12. For leases entered into after the relevant Property was acquired, Annualized Net Effective Rent is calculated by dividing all lease payments under the lease by the number of months in the lease and multiplying the result by 12. For leases at the Acquired Properties not acquired as of May 1, 1997 and the Pending Acquisitions, Annualized Net Effective Rent is calculated by assuming the Properties were acquired on May 1, 1997 and by dividing the remaining lease payments under the lease by the number of months remaining under the lease and multiplying the result by 12. The foregoing amounts were in all cases adjusted for tenant improvements and leasing commissions, if any, paid or payable by the Company.

(3) Amounts in this column that may be exceeded by the counterpart amounts under the column headed Annualized Net Effective Rent Per Leased Square Foot do so primarily because the amounts in this column do not reflect future scheduled rent increases.

(4) Represents the mid-point of the range of the weighted average annual asking rents (for full-service gross leases only; any net leases have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties) for the respective C&W Peer Group properties as of approximately May 1, 1997. It should be noted for purposes of the Peer Group analyses appearing in this Prospectus that reported asking rents do not purport to necessarily reflect the rental rates at which properties may actually be rented. In many instances, asking rents and actual rental rates differ significantly.

(5) The land underlying these Properties and/or their parking structures is leased by the Company pursuant to long term ground leases (see Note 3 of the Notes to Financial Statements of Arden Realty, Inc. and the Arden Predecessors).

(6) Above amounts for 2730 Wilshire exclude the 100%-occupied, 12,740-square foot, 16-unit apartment complex which is also owned by the Company.

(7) The C&W Peer Group Rent per square foot weighted average subtotals and total have been calculated by weighing each property by its approximate net rentable square feet relative to the respective subtotal or total approximate net rentable square feet.

TENANT INFORMATION

    The Properties and Pending Acquisitions are leased to 1,500 tenants which are engaged in a variety of businesses, including financial services, entertainment, health care services, accounting, law, computer technology, education and publishing. The following table sets forth the Annualized Base Rent as of May 1, 1997 derived from the 20 largest tenants at the Properties and Pending Acqusitions:

                                                                                                                  PERCENTAGE OF
                                                           WEIGHTED                   PERCENTAGE OF                 AGGREGATE
                                                            AVERAGE       AGGREGATE     AGGREGATE    ANNUALIZED     PORTFOLIO
                                           NUMBER OF    REMAINING LEASE   RENTABLE    LEASED SQUARE   BASE RENT    ANNUALIZED
TENANT                                      LEASES      TERM IN MONTHS   SQUARE FEET      FEET         ($000S)      BASE RENT
---------------------------------------  -------------  ---------------  -----------  -------------  -----------  -------------
Chevron USA, Inc.......................            1              52        103,887          1.42%    $   2,755          2.09%
State Compensation Insurance Fund......            1              10        113,513          1.55%        2,622          1.99%
McDonnell Douglas Corporation..........            1             102        272,013          3.72%        2,224          1.69%
Atlantic Richfield Company(1)..........            2             112        117,479          1.61%        1,971          1.49%
Southern Pacific Transportation
  Company..............................            1              23         83,017          1.14%        1,943          1.47%
GTE(2).................................            2              29        113,124          1.55%        1,752          1.33%
Pepperdine University..................            1              68         92,343          1.26%        1,741          1.32%
Logicon, Inc...........................            1              62         74,174          1.02%        1,575          1.19%
Merrill Lynch, Pierce, Fenner & Smith,
  Inc.(3)..............................            2              39         51,748          0.71%        1,441          1.09%
Maritz, Inc.(4)........................            2              34         57,306          0.78%        1,210          0.93%
Earth Technology
  Corporation(5).......................            2              71         44,122          0.60%        1,138          0.86%
City National Bank(6)..................            3             109         42,219          0.58%        1,073          0.81%
Latham & Watkins.......................            1              82         56,814          0.78%        1,047          0.79%
Ralphs Grocery Company.................            1               8         46,416          0.64%        1,003          0.76%
DIC Entertainment, L.P.................            1              67         50,472          0.69%          993          0.75%
State of California(7).................            7              39         55,151          0.75%          960          0.73%
Grey Advertising, Inc.(8)..............            2             100         51,148          0.70%          934          0.71%
The Hearst Corporation.................            1              36         25,731          0.35%          932          0.71%
Smith Barney, Inc.(9)..................            3              83         33,528          0.47%          873          0.66%
Tenet HealthCare Corporation...........            1              45         24,069          0.33%          871          0.66%
                                                  --
                                                                 ---     -----------        -----    -----------        -----
Total/Weighted Average(10).............           36              63      1,508,274         20.65%    $  29,058         22.03%
                                                  --
                                                  --
                                                                 ---     -----------        -----    -----------        -----
                                                                 ---     -----------        -----    -----------        -----

------------------------
 (1) Atlantic Richfield Company leases 81,972 and 35,507 rentable square feet with 108 and 120 months remaining, respectively.

 (2) GTE leases 63,769 and 49,355 rentable square feet with 24 and 36 months remaining, respectively.

 (3) Merrill Lynch, Pierce, Fenner & Smith leases 19,293 and 32,455 rentable square feet with 8 and 58 months remaining, respectively.

 (4) Maritz leases 5,389 and 51,425 rentable square feet with 6 and 37 months remaining, respectively.

 (5) Earth Technology leases 6,628 and 37,494 rentable square feet with 17 and 81 months remaining, respectively.

 (6) City National Bank leases 2,340, 16,496 and 23,383 rentable square feet with 51, 108 and 116 months remaining, respectively.

 (7) The State of California leases 1,261, 10,120, 3,219, 22,145, 10,083, 3,173, and 5,150 rentable square feet with 1, 23, 25, 27, 56, 60, and 90 months remaining, respectively.

 (8) Grey Advertising leases 3,496 and 47,652 rentable square feet with 1 and 107 months remaining, respectively.

 (9) Smith Barney leases 15,321, 8,792, and 9,415 rentable square feet with 65, 92, and 104 months remaining, respectively.

(10) Weighted average calculation based on aggregate rentable square footage leased by each tenant.

LEASE DISTRIBUTIONS

    The following table sets forth information relating to the distribution of the leases for the Properties and Pending Acquisitions, based on rentable square feet under lease, as of May 1, 1997:

                                                     SQUARE    PERCENTAGE OF   ANNUALIZED                     PERCENTAGE
                                                    FOOTAGE      AGGREGATE    BASE RENT OF   AVERAGE BASE    OF AGGREGATE
                           NUMBER                      OF        PORTFOLIO      EXPIRING       RENT PER        PORTFOLIO
SQUARE FEET               OF LEASES   PERCENT OF    EXPIRING   LEASED SQUARE     LEASES     SQUARE FOOT OF    ANNUALIZED
UNDER LEASE               EXPIRING    ALL LEASES     LEASES        FEET         ($000S)     EXPIRING LEASES    BASE RENT
-----------------------  -----------  -----------  ----------  -------------  ------------  ---------------  -------------
2,500 or less..........         848        56.57%   1,049,293        14.36%    $   20,529      $   19.56           14.48%
2,501-5,000............         310        20.68%   1,075,163        14.72%        20,714          19.27           14.61%
5,001-7,500............         117         7.81%     722,784         9.89%        14,612          20.22           10.30%
7,501-10,000...........          69         4.60%     591,510         8.10%        11,549          19.52            8.14%
10,001-20,000..........          98         6.54%   1,361,487        18.64%        27,432          20.15           19.35%
20,001-40,000..........          32         2.13%     845,908        11.58%        17,917          21.18           12.64%
40,001 and over........          25         1.67%   1,659,214        22.71%        29,031          17.50           20.48%
                              -----   -----------  ----------       ------    ------------        ------          ------
    Total..............       1,499       100.00%   7,305,359       100.00%    $  141,784      $   19.41          100.00%
                              -----   -----------  ----------       ------    ------------        ------          ------
                              -----   -----------  ----------       ------    ------------        ------          ------

LEASE EXPIRATIONS--PORTFOLIO TOTAL

    The following table sets forth a summary schedule of the total lease expirations for the Properties and Pending Acquisitions for leases in place as of May 1, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:

                                                         PERCENTAGE     ANNUALIZED                      PERCENTAGE
                                              SQUARE    OF AGGREGATE   BASE RENT OF   AVERAGE BASE     OF AGGREGATE
                                 NUMBER     FOOTAGE OF    PORTFOLIO      EXPIRING       RENT PER         PORTFOLIO
YEAR OF LEASE                   OF LEASES    EXPIRING      LEASED         LEASES     SQUARE FOOT OF     ANNUALIZED
EXPIRATION                      EXPIRING      LEASES     SQUARE FEET    (000S)(2)    EXPIRING LEASES     BASE RENT
-----------------------------  -----------  ----------  -------------  ------------  ---------------  ---------------
1997(1)......................         337      906,020        12.40%    $   16,734      $   18.47            11.80%
1998.........................         303    1,018,576        13.94%        20,387          20.02            14.38%
1999.........................         245      970,434        13.28%        18,613          19.18            13.13%
2000.........................         212      860,416        11.78%        17,858          20.75            12.60%
2001.........................         178    1,039,900        14.23%        21,004          20.20            14.82%
2002.........................         103      963,995        13.20%        18,487          19.18            13.04%
2003.........................          30      291,935         4.00%         5,404          18.51             3.81%
2004.........................          40      411,858         5.64%         8,243          20.01             5.80%
2005.........................          29      506,504         6.93%         7,097          14.01             5.01%
2006.........................           9      200,333         2.74%         4,925          24.58             3.47%
2007.........................           5       70,851         0.97%         1,631          23.02             1.15%
2008.........................           3       28,238         0.39%           765          27.09             0.54%
2009+........................           5       36,299         0.50%           636          17.52             0.45%
                                    -----   ----------       ------    ------------        ------           ------
    Total....................       1,499    7,305,359       100.00%    $  141,784      $   19.41           100.00%
                                    -----   ----------       ------    ------------        ------           ------
                                    -----   ----------       ------    ------------        ------           ------

------------------------
(1) All month-to-month leases are assumed to expire during 1997.

(2) Base rent is as of the date of lease expiration, including all fixed contractual base rent increases; increases tied to indices such as the CPI are not included.

LEASE EXPIRATIONS--PROPERTY BY PROPERTY

    The following table sets forth detailed lease expiration information for each of the Properties and Pending Acquisitions for leases in place as of May 1, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations along with the C&W Peer Group Rent per square foot for each of the Properties and Pending Acquisitions.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------
INITIAL PROPERTIES
9665 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  30.47
Base Rent per Sq. Foot of Expiring Leases...................  $  37.59    $   27.51   $   25.39   $   32.18               $   32.91
Square Footage of Expiring Leases...........................    20,734        8,362      19,296      37,165                  54,501
Percentage of Total Leased Sq. Ft...........................     13.12%        5.29%      12.21%      23.52%                  34.49%
Percentage of Total Annualized Base Rent....................     15.90%        4.69%      10.00%      24.41%                  36.61%
Number of Leases Expiring...................................         6            2           2           7                       6

BEVERLY ATRIUM
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  30.47
Base Rent per Sq. Foot of Expiring Leases...................              $   23.59   $   30.30   $   27.74               $   21.60
Square Footage of Expiring Leases...........................                 11,128       4,158       6,261                  18,489
Percentage of Total Leased Sq. Ft...........................                  21.36%       7.98%      12.02%                  35.48%
Percentage of Total Annualized Base Rent....................                  20.22%       9.70%      13.38%                  30.76%
Number of Leases Expiring...................................                      2           2           2                       1

CENTURY PARK CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  23.92
Base Rent per Sq. Foot of Expiring Leases...................  $  20.19    $   19.17   $   19.16   $   17.43   $   36.62   $   19.24
Square Footage of Expiring Leases...........................    29,215       32,728      26,114      39,397      30,843      36,335
Percentage of Total Leased Sq. Ft...........................     13.42%       15.03%      12.00%      18.10%      14.17%      16.69%
Percentage of Total Annualized Base Rent....................     12.31%       13.10%      10.44%      14.33%      23.58%      14.59%
Number of Leases Expiring...................................        21           17          13          15           6           4

WESTWOOD TERRACE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  28.93
Base Rent per Sq. Foot of Expiring Leases...................  $  21.43    $   16.51   $   20.31   $   28.93   $   21.17   $   22.80
Square Footage of Expiring Leases...........................    19,867        7,527      25,877      62,175       5,128       8,524
Percentage of Total Leased Sq. Ft...........................     15.39%        5.83%      20.04%      48.16%       3.97%       6.60%
Percentage of Total Annualized Base Rent....................     13.40%        3.91%      16.54%      56.62%       3.42%       6.12%
Number of Leases Expiring...................................         6            2           6           9           2           1

1950 SAWTELLE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.58
Base Rent per Sq. Foot of Expiring Leases...................  $  20.53    $   19.79   $   18.50   $   19.88   $   18.37
Square Footage of Expiring Leases...........................    22,944       40,032       4,763       8,231      14,219
Percentage of Total Leased Sq. Ft...........................     25.03%       43.67%       5.20%       8.98%      15.51%
Percentage of Total Annualized Base Rent....................     25.97%       43.69%       4.86%       9.02%      14.41%
Number of Leases Expiring...................................         7            9           3           5           5

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
INITIAL PROPERTIES
9665 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................              $   22.89                           $   31.01
Square Footage of Expiring Leases...........................                 17,945                             158,003
Percentage of Total Leased Sq. Ft...........................                  11.36%                                100%
Percentage of Total Annualized Base Rent....................                   8.38%                                100%
Number of Leases Expiring...................................                      3                                  26
BEVERLY ATRIUM
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   28.58                           $   27.46   $   24.92
Square Footage of Expiring Leases...........................      4,668                               7,404      52,108
Percentage of Total Leased Sq. Ft...........................       8.96%                              14.21         100%
Percentage of Total Annualized Base Rent....................      10.28%                              15.66%        100%
Number of Leases Expiring...................................          1                                   1           9
CENTURY PARK CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   21.64   $   24.83   $   25.20               $   22.01
Square Footage of Expiring Leases...........................      5,008      14,849       3,207                 217,696
Percentage of Total Leased Sq. Ft...........................       2.30%       6.82%       1.47%                    100%
Percentage of Total Annualized Base Rent....................       2.26%       7.70%       1.69%                    100%
Number of Leases Expiring...................................          2           2           1                      81
WESTWOOD TERRACE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   24.61
Square Footage of Expiring Leases...........................                                                    129,098
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                         26
1950 SAWTELLE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................              $   25.20                           $   19.79
Square Footage of Expiring Leases...........................                  1,476                              91,665
Percentage of Total Leased Sq. Ft...........................                   1.61%                                100%
Percentage of Total Annualized Base Rent....................                   2.05%                                100%
Number of Leases Expiring...................................                      1                                  30

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------

400 CORPORATE POINTE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  18.02
Base Rent per Sq. Foot of Expiring Leases...................  $  15.80    $   29.42   $   19.03   $   15.44               $   22.62
Square Footage of Expiring Leases...........................     9,969       22,347       6,087      14,106                  92,195
Percentage of Total Leased Sq. Ft...........................      6.06%       13.58%       3.70%       8.57%                  56.01%
Percentage of Total Annualized Base Rent....................      4.40%       18.38%       3.24%       6.09%                  58.33%
Number of Leases Expiring...................................         4            2           3           2                       6

BRISTOL PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  18.00
Base Rent per Sq. Foot of Expiring Leases...................  $  23.51    $   20.56   $   16.22   $   15.97
Square Footage of Expiring Leases...........................     3,889       23,912      13,976      13,505
Percentage of Total Leased Sq. Ft...........................      5.26%       32.32%      18.89%      18.25%
Percentage of Total Annualized Base Rent....................      6.68%       35.91%      16.56%      15.75%
Number of Leases Expiring...................................         3            6           4           6

SKYVIEW CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  18.65
Base Rent per Sq. Foot of Expiring Leases...................  $  16.58    $   16.61   $   14.80   $   13.47   $   15.06   $   22.87
Square Footage of Expiring Leases...........................    21,009       17,548      15,316      18,487      24,316     102,623
Percentage of Total Leased Sq. Ft...........................      6.03%        5.04%       4.40%       5.31%       6.98%      29.46%
Percentage of Total Annualized Base Rent....................      5.52%        4.62%       3.59%       3.94%       5.80%      37.17%
Number of Leases Expiring...................................         8            8           8           5           4           4

THE NEW WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.87
Base Rent per Sq. Foot of Expiring Leases...................  $  18.02    $   26.13               $   18.01   $   22.62   $   20.04
Square Footage of Expiring Leases...........................    21,892       29,796                   6,652      44,879       6,990
Percentage of Total Leased Sq. Ft...........................     12.43%       16.91%                   3.78%      25.47%       3.97%
Percentage of Total Annualized Base Rent....................     10.12%       19.97%                   3.07%      26.03%       3.59%
Number of Leases Expiring...................................         9            8                       3           9           2

5601 LINDERO CANYON
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  20.75
Base Rent per Sq. Foot of Expiring Leases...................                                                              $   12.18
Square Footage of Expiring Leases...........................                                                                105,830
Percentage of Total Leased Sq. Ft...........................                                                                 100.00%
Percentage of Total Annualized Base Rent....................                                                                 100.00%
Number of Leases Expiring...................................                                                                      2

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
400 CORPORATE POINTE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $   17.18               $   21.73
Square Footage of Expiring Leases...........................                             19,894                 164,598
Percentage of Total Leased Sq. Ft...........................                              12.09%                    100%
Percentage of Total Annualized Base Rent....................                               9.56%                    100%
Number of Leases Expiring...................................                                  2                      19
BRISTOL PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $   18.36               $   18.50
Square Footage of Expiring Leases...........................                             18,711                  73,993
Percentage of Total Leased Sq. Ft...........................                              25.29%                    100%
Percentage of Total Annualized Base Rent....................                              25.09%                    100%
Number of Leases Expiring...................................                                  1                      20
SKYVIEW CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   17.10   $   15.13   $   14.64   $   22.30   $   18.13
Square Footage of Expiring Leases...........................     32,521      44,459      45,687      26,334     348,300
Percentage of Total Leased Sq. Ft...........................       9.34%      12.76%      13.12%       7.56%        100%
Percentage of Total Annualized Base Rent....................       8.81%      10.65%      10.59%       9.30%        100%
Number of Leases Expiring...................................          2           3           2           2          46
THE NEW WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $   20.40   $   22.37   $   22.13
Square Footage of Expiring Leases...........................                             12,513      53,447     176,169
Percentage of Total Leased Sq. Ft...........................                               7.10%      30.34%        100%
Percentage of Total Annualized Base Rent....................                               6.56%      30.66%        100%
Number of Leases Expiring...................................                                  2           2          35
5601 LINDERO CANYON
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   12.18
Square Footage of Expiring Leases...........................                                                    105,830
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                          2

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------

CALABASAS COMMERCE CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  19.41
Base Rent per Sq. Foot of Expiring Leases...................  $  14.52    $   25.08   $   17.89   $   18.00   $   19.20   $   17.00
Square Footage of Expiring Leases...........................    59,477        4,413      17,194       3,157      10,841      15,984
Percentage of Total Leased Sq. Ft...........................     49.44%        3.67%      14.29%       2.62%       9.01%      13.29%
Percentage of Total Annualized Base Rent....................     42.91%        5.50%      15.28%       2.82%      10.34%      13.50%
Number of Leases Expiring...................................         2            1           2           1           1           3

WOODLAND HILLS FINANCIAL CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.48
Base Rent per Sq. Foot of Expiring Leases...................  $  19.39    $   24.04   $   21.02   $   27.10   $   21.12   $   22.10
Square Footage of Expiring Leases...........................     9,777       41,203      32,637      39,096      34,791       5,662
Percentage of Total Leased Sq. Ft...........................      4.85%       20.43%      16.18%      19.38%      17.25%       2.81%
Percentage of Total Annualized Base Rent....................      4.03%       21.07%      14.60%      22.55%      15.64%       2.66%
Number of Leases Expiring...................................         9           15          13          12           6           2

16000 VENTURA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  22.61
Base Rent per Sq. Foot of Expiring Leases...................  $  22.67    $   19.98   $   17.80   $   19.23   $   20.38   $   20.26
Square Footage of Expiring Leases...........................    43,519       29,613      44,352       7,987      24,523       3,993
Percentage of Total Leased Sq. Ft...........................     28.26%       19.23%      28.80%       5.19%      15.93%       2.59%
Percentage of Total Annualized Base Rent....................     31.80%       19.08%      25.45%       4.95%      16.12%       2.61%
Number of Leases Expiring...................................        14            8          10           4           8           2

425 BROADWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  22.54
Base Rent per Sq. Foot of Expiring Leases...................  $  18.53    $   19.51   $   19.43   $   21.00   $   19.20
Square Footage of Expiring Leases...........................     5,749       25,901      29,540       4,308       4,344
Percentage of Total Leased Sq. Ft...........................      8.23%       37.09%      42.30%       6.17%       6.22%
Percentage of Total Annualized Base Rent....................      7.84%       37.17%      42.21%       6.65%       6.13%
Number of Leases Expiring...................................         2            6           4           1           1

303 GLENOAKS
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  22.35
Base Rent per Sq. Foot of Expiring Leases...................  $  23.00    $   22.92   $   21.16   $   20.00   $   22.19   $   20.95
Square Footage of Expiring Leases...........................     3,300        8,570      26,990      31,831      36,748      51,820
Percentage of Total Leased Sq. Ft...........................      1.92%        5.00%      15.74%      18.57%      21.43%      30.23%
Percentage of Total Annualized Base Rent....................      2.09%        5.41%      15.73%      17.53%      22.46%      29.90%
Number of Leases Expiring...................................         2            3           4           6           5           2

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
CALABASAS COMMERCE CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $   21.00               $   16.73
Square Footage of Expiring Leases...........................                              9,243                 120,309
Percentage of Total Leased Sq. Ft...........................                               7.68%                    100%
Percentage of Total Annualized Base Rent....................                               9.64%                    100%
Number of Leases Expiring...................................                                  1                      11
WOODLAND HILLS FINANCIAL CENTER
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   26.35   $   16.27   $   74.85   $   20.28   $   23.30
Square Footage of Expiring Leases...........................     22,047       7,019         489       8,983     201,704
Percentage of Total Leased Sq. Ft...........................      10.93%       3.48%       0.24%       4.45%        100%
Percentage of Total Annualized Base Rent....................      12.36%       2.43%       0.78%       3.88%        100%
Number of Leases Expiring...................................          2           2           1           1          63
16000 VENTURA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   20.14
Square Footage of Expiring Leases...........................                                                    153,987
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                         46
425 BROADWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   19.47
Square Footage of Expiring Leases...........................                                                     69,842
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                         14
303 GLENOAKS
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................              $   19.20   $   20.64               $   21.18
Square Footage of Expiring Leases...........................                  1,039      11,142                 171,440
Percentage of Total Leased Sq. Ft...........................                   0.61%       6.50%                    100%
Percentage of Total Annualized Base Rent....................                   0.55%       6.33%                    100%
Number of Leases Expiring...................................                      1           1                      24

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------

70 SOUTH LAKE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  25.75
Base Rent per Sq. Foot of Expiring Leases...................              $   18.00   $   23.07   $   19.04   $   22.95
Square Footage of Expiring Leases...........................                  8,394      33,272      34,825       6,075
Percentage of Total Leased Sq. Ft...........................                   9.13%      36.17%      37.86%       6.60%
Percentage of Total Annualized Base Rent....................                   7.74%      39.31%      33.95%       7.14%
Number of Leases Expiring...................................                      1           6           5           2

4811 AIRPORT PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  25.60
Base Rent per Sq. Foot of Expiring Leases...................
Square Footage of Expiring Leases...........................
Percentage of Total Leased Sq. Ft...........................
Percentage of Total Annualized Base Rent....................
Number of Leases Expiring...................................

4900/10 AIRPORT PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  25.60
Base Rent per Sq. Foot of Expiring Leases...................
Square Footage of Expiring Leases...........................
Percentage of Total Leased Sq. Ft...........................
Percentage of Total Annualized Base Rent....................
Number of Leases Expiring...................................

5000 SPRING
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  25.60
Base Rent per Sq. Foot of Expiring Leases...................  $  21.20    $   19.08   $   20.85   $   19.21   $   18.39   $   21.84
Square Footage of Expiring Leases...........................     9,346        4,418      27,939      36,035      52,217       6,654
Percentage of Total Leased Sq. Ft...........................      6.12%        2.89%      18.29%      23.59%      34.19%       4.36%
Percentage of Total Annualized Base Rent....................      6.56%        2.79%      19.28%      22.92%      31.80%       4.81%
Number of Leases Expiring...................................         3            3           5           5           7           1

100 WEST BROADWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  19.58
Base Rent per Sq. Foot of Expiring Leases...................  $  29.04    $   17.50   $   20.72   $   16.60   $   16.30   $   19.47
Square Footage of Expiring Leases...........................     8,010       17,837       8,220       4,806      22,868      51,414
Percentage of Total Leased Sq. Ft...........................      4.42%        9.85%       4.54%       2.65%      12.63%      28.39%
Percentage of Total Annualized Base Rent....................      5.55%        7.45%       4.06%       1.90%       8.89%      23.88%
Number of Leases Expiring...................................         3            6           5           2           4           5

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
70 SOUTH LAKE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $   24.60               $   21.23
Square Footage of Expiring Leases...........................                              9,415                  91,981
Percentage of Total Leased Sq. Ft...........................                              10.24%                    100%
Percentage of Total Annualized Base Rent....................                              11.86%                    100%
Number of Leases Expiring...................................                                  1                      15
4811 AIRPORT PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $    9.96               $    9.96
Square Footage of Expiring Leases...........................                            121,610                 121,610
Percentage of Total Leased Sq. Ft...........................                             100.00%                    100%
Percentage of Total Annualized Base Rent....................                             100.00%                    100%
Number of Leases Expiring...................................                                  1                       1
4900/10 AIRPORT PLAZA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                          $    9.00               $    9.00
Square Footage of Expiring Leases...........................                            150,403                 150,403
Percentage of Total Leased Sq. Ft...........................                             100.00%                    100%
Percentage of Total Annualized Base Rent....................                             100.00%                    100%
Number of Leases Expiring...................................                                  1                       1
5000 SPRING
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   21.60   $   25.32                           $   19.78
Square Footage of Expiring Leases...........................     13,588       2,532                             152,729
Percentage of Total Leased Sq. Ft...........................       8.90%       1.66%                                100%
Percentage of Total Annualized Base Rent....................       9.72%       2.12%                                100%
Number of Leases Expiring...................................          1           1                                  26
100 WEST BROADWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   22.74   $   36.60   $   21.00   $   17.38   $   23.14
Square Footage of Expiring Leases...........................     20,385      37,494       3,352       6,730     181,116
Percentage of Total Leased Sq. Ft...........................      11.26%      20.70%       1.85%       3.72%        100%
Percentage of Total Annualized Base Rent....................      11.06%      32.74%       1.68%       2.79%        100%
Number of Leases Expiring...................................          2           1           1           1          30

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------

12501 EAST IMPERIAL HIGHWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  18.54
Base Rent per Sq. Foot of Expiring Leases...................              $   17.80   $   17.14               $   16.28   $   16.92
Square Footage of Expiring Leases...........................                 27,913      63,769                  23,702       1,972
Percentage of Total Leased Sq. Ft...........................                  23.78%      54.34%                  20.20%       1.68%
Percentage of Total Annualized Base Rent....................                  24.73%      54.40%                  19.20%       1.66%
Number of Leases Expiring...................................                      1           1                       2           1

5832 BOLSA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  17.82
Base Rent per Sq. Foot of Expiring Leases...................                                      $   14.59
Square Footage of Expiring Leases...........................                                         49,355
Percentage of Total Leased Sq. Ft...........................                                         100.00%
Percentage of Total Annualized Base Rent....................                                         100.00%
Number of Leases Expiring...................................                                              1

ANAHEIM CITY CENTRE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  19.14
Base Rent per Sq. Foot of Expiring Leases...................  $  16.80    $   12.96   $   17.19               $   17.46   $   19.60
Square Footage of Expiring Leases...........................     4,732       56,397      48,768                  13,780      32,373
Percentage of Total Leased Sq. Ft...........................      2.85%       33.96%      29.37%                   8.30%      19.49%
Percentage of Total Annualized Base Rent....................      2.73%       25.08%      28.77%                   8.26%      21.78%
Number of Leases Expiring...................................         2            2           4                       3           2

IMPERIAL BANK TOWER
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  20.65
Base Rent per Sq. Foot of Expiring Leases...................  $  16.01    $   17.78   $   16.28   $   24.57   $   15.87   $   18.64
Square Footage of Expiring Leases...........................    19,161       28,457      20,369      40,764      38,764      94,343
Percentage of Total Leased Sq. Ft...........................      4.32%        6.41%       4.59%       9.19%       8.73%      21.26%
Percentage of Total Annualized Base Rent....................      3.56%        5.87%       3.85%      11.63%       7.14%      20.42%
Number of Leases Expiring...................................         9            5           4           5           5           9

INITIAL PROPERTIES SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3).......................  $  22.04
Base Rent per Sq. Foot of Expiring Leases...................  $  20.14    $   20.00   $   19.23   $   21.77   $   20.45   $   20.42
Square Footage of Expiring Leases...........................   312,590      446,496     468,637     458,143     388,038     689,702
Percentage of Total Leased Sq. Ft...........................      8.43%       12.04%      12.63%      12.35%      10.46%      18.59%
Percentage of Total Annualized Base Rent....................      8.60%       12.20%      12.31%      13.61%      10.84%      19.23%
Number of Leases Expiring...................................       110          107          99          96          70          53

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
12501 EAST IMPERIAL HIGHWAY
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   17.12
Square Footage of Expiring Leases...........................                                                    117,356
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                          5
5832 BOLSA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   14.59
Square Footage of Expiring Leases...........................                                                     49,355
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                          1
ANAHEIM CITY CENTRE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                      $   38.92   $   17.54
Square Footage of Expiring Leases...........................                                         10,009     166,059
Percentage of Total Leased Sq. Ft...........................                                           6.03%        100%
Percentage of Total Annualized Base Rent....................                                          13.37%        100%
Number of Leases Expiring...................................                                              1          14
IMPERIAL BANK TOWER
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   19.52   $   18.18   $   20.01   $   30.12   $   19.41
Square Footage of Expiring Leases...........................     36,967      79,227      64,225      21,508     443,785
Percentage of Total Leased Sq. Ft...........................       8.33%      17.85%      14.47%       4.85%        100%
Percentage of Total Annualized Base Rent....................       8.37%      16.72%      14.92%       7.52%        100%
Number of Leases Expiring...................................          4           4           5           2          52
INITIAL PROPERTIES SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3).......................
Base Rent per Sq. Foot of Expiring Leases...................  $   21.14   $   21.84   $   13.41   $   24.72   $   19.73
Square Footage of Expiring Leases...........................    135,184     206,040     469,891     134,415   3,709,136
Percentage of Total Leased Sq. Ft...........................       3.64%       5.55%      12.67%       3.62%        100%
Percentage of Total Annualized Base Rent....................       3.90%       6.15%       8.61%       4.55%        100%
Number of Leases Expiring...................................         14          18          20          10         597

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

(3)The C&W Peer Group Rent per square foot weighted average subtotals and total have been calculated by weighing each property by its approximate net rentable square feet relative to the respective subtotal or total approximate net rentable square feet.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998        1999        2000        2001        2002
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------   ---------

ACQUIRED PROPERTIES
10350 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.86
Base Rent per Sq. Foot of Expiring Leases...................  $  18.59    $   18.71   $   17.15   $   17.07   $   19.20   $   17.76
Square Footage of Expiring Leases...........................     6,085       12,169       3,776      10,765       1,899       4,661
Percentage of Total Leased Sq. Ft...........................     15.46%       30.92%       9.59%      27.35%       4.83%      11.84%
Percentage of Total Annualized Base Rent....................     15.96%       32.14%       9.14%      25.93%       5.15%      11.68%
Number of Leases Expiring...................................         3            6           2           2           1           2

10351 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.83
Base Rent per Sq. Foot of Expiring Leases...................  $  18.17    $   18.11   $   16.82   $   17.95   $   21.00   $   16.08
Square Footage of Expiring Leases...........................    23,396        3,759      15,432       3,261      16,088      11,977
Percentage of Total Leased Sq. Ft...........................     24.84%        3.99%      16.39%       3.46%      17.08%      12.72%
Percentage of Total Annualized Base Rent....................     25.28%        4.05%      15.43%       3.48%      20.08%      11.45%
Number of Leases Expiring...................................         6            1           3           2           1           1

8383 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  23.74
Base Rent per Sq. Foot of Expiring Leases...................  $  22.45    $   22.46   $   19.84   $   20.25   $   18.26   $   18.83
Square Footage of Expiring Leases...........................    62,551       40,742      29,228      37,865      52,570      44,278
Percentage of Total Leased Sq. Ft...........................     19.51%       12.71%       9.12%      11.81%      16.40%      13.81%
Percentage of Total Annualized Base Rent....................     21.03%       13.71%       8.69%      11.48%      14.38%      12.49%
Number of Leases Expiring...................................        36           24          16          18          15           6

2730 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  24.00
Base Rent per Sq. Foot of Expiring Leases...................  $  14.07    $   20.41   $   19.92   $   21.95   $   20.75   $   21.21
Square Footage of Expiring Leases...........................     4,276        4,195       3,595       7,705      19,676       3,673
Percentage of Total Leased Sq. Ft...........................      7.96%        7.81%       6.69%      14.34%      36.63%       6.84%
Percentage of Total Annualized Base Rent....................      5.40%        7.68%       6.43%      15.17%      36.62%       6.99%
Number of Leases Expiring...................................         3            4           2           5           7           3

10780 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................  $  21.96
Base Rent per Sq. Foot of Expiring Leases...................  $  18.83    $   20.26   $   18.14   $   21.01   $   17.84   $   20.04
Square Footage of Expiring Leases...........................    23,216       17,725      10,396       7,090      14,045       5,348
Percentage of Total Leased Sq.Ft............................     29.83%       22.78%      13.36%       9.11%      18.05%       6.87%
Percentage of Total Annualized Base Rent....................     29.31%       24.08%      12.64%       9.98%      16.79%       7.18%
Number of Leases Expiring...................................        11            8           4           2           3           1

YEAR OF LEASE EXPIRATION                                        2003        2004        2005        2006+       TOTAL
------------------------------------------------------------  ---------   ---------   ---------   ---------   ---------
ACQUIRED PROPERTIES
10350 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   18.01
Square Footage of Expiring Leases...........................                                                     39,355
Percentage of Total Leased Sq. Ft...........................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                         16
10351 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................              $   14.43   $   21.00               $   17.86
Square Footage of Expiring Leases...........................                 12,980       7,286                  94,179
Percentage of Total Leased Sq. Ft...........................                  13.78%       7.74%                    100%
Percentage of Total Annualized Base Rent....................                  11.14%       9.10%                    100%
Number of Leases Expiring...................................                      2           1                      17
8383 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   24.60   $   24.36   $   25.80   $   10.66   $   20.82
Square Footage of Expiring Leases...........................     10,845      23,266      11,740       7,505     320,590
Percentage of Total Leased Sq. Ft...........................       3.38%       7.26%       3.66%       2.34%        100%
Percentage of Total Annualized Base Rent....................       4.00%       8.49%       4.54%       1.20%        100%
Number of Leases Expiring...................................          1           7           1           1         125
2730 WILSHIRE
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................  $   22.80   $   22.81   $   22.91               $   20.75
Square Footage of Expiring Leases...........................      2,254       6,165       2,176                  53,715
Percentage of Total Leased Sq. Ft...........................       4.20%      11.48%       4.05%                    100%
Percentage of Total Annualized Base Rent....................       4.61%      12.62%       4.47%                    100%
Number of Leases Expiring...................................          1           2           2                      29
10780 SANTA MONICA
C&W Peer Group Rent per Sq. Ft.(2)..........................
Base Rent per Sq. Foot of Expiring Leases...................                                                  $   19.17
Square Footage of Expiring Leases...........................                                                     77,820
Percentage of Total Leased Sq.Ft............................                                                        100%
Percentage of Total Annualized Base Rent....................                                                        100%
Number of Leases Expiring...................................                                                         29

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                                1997(1)      1998       1999       2000       2001
--------------------------------------------------------------------  -----------  ---------  ---------  ---------  ---------
5200 WEST CENTURY
C&W Peer Group Rent per Sq. Ft.(2)..................................   $   13.55
Base Rent per Sq. Foot of Expiring Leases...........................   $   10.20   $    9.29  $   12.50
Square Footage of Expiring Leases...................................      12,682      10,311     11,332
Percentage of Total Leased Sq. Ft...................................       13.54%      11.01%     12.10%
Percentage of Total Annualized Base Rent............................       10.79%       7.99%     11.82%
Number of Leases Expiring...........................................           6           4          3

6800 OWENSMOUTH
C&W Peer Group Rent per Sq. Ft.(2)..................................   $   19.31
Base Rent per Sq. Foot of Expiring Leases...........................   $   18.90   $   18.96  $   21.86  $   15.71  $   15.96
Square Footage of Expiring Leases...................................       9,361       1,181     19,500      8,548      2,993
Percentage of Total Leased Sq. Ft...................................       13.78%       1.74%     28.70%     12.58%      4.40%
Percentage of Total Annualized Base Rent............................       14.19%       1.80%     33.91%     10.78%      3.83%
Number of Leases Expiring...........................................           4           1          6          5          1

CLARENDON CREST
C&W Peer Group Rent per Sq. Ft.(2)..................................   $   18.47
Base Rent per Sq. Foot of Expiring Leases...........................   $   19.80   $   19.20                        $   18.00
Square Footage of Expiring Leases...................................       5,560       3,015                           25,027
Percentage of Total Leased Sq. Ft...................................       15.24%       8.27%                           68.62%
Percentage of Total Annualized Base Rent............................       16.09%       8.46%                           65.85%
Number of Leases Expiring...........................................           1           1                                4

SUMITOMO BANK BUILDING
C&W Peer Group Rent per Sq. Ft.(2)..................................   $   22.88
Base Rent per Sq. Foot of Expiring Leases...........................   $   22.74   $   20.75  $   24.36  $   13.48  $   21.75
Square Footage of Expiring Leases...................................      16,384      28,384     22,312     20,995     12,678
Percentage of Total Leased Sq. Ft...................................       16.06%      27.82%     21.87%     20.58%     12.43%
Percentage of Total Annualized Base Rent............................       17.82%      28.16%     25.99%     13.53%     13.18%
Number of Leases Expiring...........................................          10          19         10          6          5

NOBLE PROFESSIONAL CENTER
C&W Peer Group Rent per Sq. Ft.(2)..................................   $   22.13
Base Rent per Sq. Foot of Expiring Leases...........................   $   21.00   $   26.89  $   19.53  $   21.71  $   20.35
Square Footage of Expiring Leases...................................       1,721       7,424      9,565     11,759      8,280
Percentage of Total Leased Sq. Ft...................................        4.12%      17.79%     22.91%     28.17%     19.84%
Percentage of Total Annualized Base Rent............................        3.98%      22.00%     20.59%     28.13%     18.57%
Number of Leases Expiring...........................................           1           1          4          2          4

YEAR OF LEASE EXPIRATION                                                2002       2003       2004       2005        2006+
--------------------------------------------------------------------  ---------  ---------  ---------  ---------  -----------
5200 WEST CENTURY
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   14.34  $   12.86                         $   15.43
Square Footage of Expiring Leases...................................     15,745     25,655                            17,913
Percentage of Total Leased Sq. Ft...................................      16.81%     27.40%                            19.13%
Percentage of Total Annualized Base Rent............................      18.83%     27.52%                            23.06%
Number of Leases Expiring...........................................          5          1                                 1
6800 OWENSMOUTH
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   18.00  $   18.00  $   15.00  $   15.60
Square Footage of Expiring Leases...................................      5,716      8,518      5,150      6,985
Percentage of Total Leased Sq. Ft...................................       8.41%     12.54%      7.58%     10.28%
Percentage of Total Annualized Base Rent............................       8.25%     12.30%      6.20%      8.74%
Number of Leases Expiring...........................................          1          1          1          1
CLARENDON CREST
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   18.60                        $   29.74
Square Footage of Expiring Leases...................................      1,771                            1,100
Percentage of Total Leased Sq. Ft...................................       4.86%                            3.02%
Percentage of Total Annualized Base Rent............................       4.81%                            4.78%
Number of Leases Expiring...........................................          1                                1
SUMITOMO BANK BUILDING
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   21.84
Square Footage of Expiring Leases...................................      1,265
Percentage of Total Leased Sq. Ft...................................       1.24%
Percentage of Total Annualized Base Rent............................       1.32%
Number of Leases Expiring...........................................          1
NOBLE PROFESSIONAL CENTER
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   20.40
Square Footage of Expiring Leases...................................      2,993
Percentage of Total Leased Sq. Ft...................................       7.17%
Percentage of Total Annualized Base Rent............................       6.73%
Number of Leases Expiring...........................................          1

YEAR OF LEASE EXPIRATION                                                TOTAL
--------------------------------------------------------------------  ---------
5200 WEST CENTURY
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   12.81
Square Footage of Expiring Leases...................................     93,638
Percentage of Total Leased Sq. Ft...................................        100%
Percentage of Total Annualized Base Rent............................        100%
Number of Leases Expiring...........................................         20
6800 OWENSMOUTH
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   18.35
Square Footage of Expiring Leases...................................     67,952
Percentage of Total Leased Sq. Ft...................................        100%
Percentage of Total Annualized Base Rent............................        100%
Number of Leases Expiring...........................................         21
CLARENDON CREST
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   18.76
Square Footage of Expiring Leases...................................     36,473
Percentage of Total Leased Sq. Ft...................................        100%
Percentage of Total Annualized Base Rent............................        100%
Number of Leases Expiring...........................................          8
SUMITOMO BANK BUILDING
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   20.50
Square Footage of Expiring Leases...................................    102,018
Percentage of Total Leased Sq. Ft...................................        100%
Percentage of Total Annualized Base Rent............................        100%
Number of Leases Expiring...........................................         51
NOBLE PROFESSIONAL CENTER
C&W Peer Group Rent per Sq. Ft.(2)..................................
Base Rent per Sq. Foot of Expiring Leases...........................  $   21.74
Square Footage of Expiring Leases...................................     41,742
Percentage of Total Leased Sq. Ft...................................        100%
Percentage of Total Annualized Base Rent............................        100%
Number of Leases Expiring...........................................         13

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                       1997(1)      1998       1999       2000       2001       2002
-----------------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------

BURBANK EXECUTIVE PLAZA
C&W Peer Group Rent per Sq. Ft.(2).........................   $   22.49
Base Rent per Square Foot of Expiring Leases...............   $   18.47              $   18.74             $   21.60
Square Footage of Expiring Leases..........................       6,737                 13,110                 2,545
Percentage of Total Leased Square Footage..................       15.11%                 29.41%                 5.71%
Percentage Total Annualized Base Rent......................       12.87%                 25.41%                 5.68%
Number of Leases Expiring..................................           3                      3                     1

CALIFORNIA FEDERAL BUILDING
C&W Peer Group Rent per Sq. Ft.(2).........................   $   22.49
Base Rent per Square Foot of Expiring Leases...............   $   19.44              $   20.57             $   23.48
Square Footage of Expiring Leases..........................      16,024                 28,609                22,549
Percentage of Total Leased Square Footage..................       20.03%                 35.76%                28.19%
Percentage Totoal Annualized Base Rent.....................       18.57%                 35.08%                31.56%
Number of Leases Expiring..................................           3                      2                     3

535 BRAND
C&W Peer Group Rent per Sq. Ft.(2).........................   $   25.28
Base Rent per Sq. Foot of Expiring Leases..................   $   17.73   $   18.81             $   19.20  $   15.00
Square Footage of Expiring Leases..........................      17,505       4,202                 1,665        400
Percentage of Total Leased Sq. Ft..........................       31.42%       7.54%                 2.99%      0.72%
Percentage of Total Annualized Base Rent...................       48.66%      12.39%                 5.01%      0.94%
Number of Leases Expiring..................................           9           3                     1          1

GRAND AVENUE PLAZA
C&W Peer Group Rent per Sq. Ft.(2).........................   $   16.40
Base Rent per Sq. Foot of Expiring Leases..................                                                           $   16.20
Square Footage of Expiring Leases..........................                                                              11,527
Percentage of Total Leased Sq. Ft..........................                                                               22.18%
Percentage of Total Annualized Base Rent...................                                                               23.39%
Number of Leases Expiring..................................                                                                   1

SOUTH BAY CENTRE
C&W Peer Group Rent per Sq. Ft.(2).........................   $   17.89
Base Rent per Sq. Foot of Expiring Leases..................   $   18.06   $   19.34  $   17.60  $   20.87  $   15.67  $   19.62
Square Footage of Expiring Leases..........................      18,466      11,010     17,988     56,405     10,823      2,369
Percentage of Total Leased Sq. Ft..........................       10.61%       6.32%     10.33%     32.40%      6.22%      1.36%
Percentage of Total Annualized Base Rent...................       10.53%       6.72%      9.99%     37.18%      5.36%      1.47%
Number of Leases Expiring..................................           9           6          5          4          3          2

YEAR OF LEASE EXPIRATION                                       2003       2004       2005       2006+      TOTAL
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
BURBANK EXECUTIVE PLAZA
C&W Peer Group Rent per Sq. Ft.(2).........................
Base Rent per Square Foot of Expiring Leases...............             $   22.80             $   24.67  $   21.69
Square Footage of Expiring Leases..........................                 2,947                19,242     44,581
Percentage of Total Leased Square Footage..................                  6.61%                43.16%       100%
Percentage Total Annualized Base Rent......................                  6.95%                49.09%       100%
Number of Leases Expiring..................................                     1                     2         10
CALIFORNIA FEDERAL BUILDING
C&W Peer Group Rent per Sq. Ft.(2).........................
Base Rent per Square Foot of Expiring Leases...............             $   19.36                        $   20.97
Square Footage of Expiring Leases..........................                12,816                           79,998
Percentage of Total Leased Square Footage..................                 16.02%                             100%
Percentage Totoal Annualized Base Rent.....................                 14.79%                             100%
Number of Leases Expiring..................................                     1                                9
535 BRAND
C&W Peer Group Rent per Sq. Ft.(2).........................
Base Rent per Sq. Foot of Expiring Leases..................  $    6.59                                   $   11.45
Square Footage of Expiring Leases..........................     31,947                                      55,719
Percentage of Total Leased Sq. Ft..........................      57.34%                                        100%
Percentage of Total Annualized Base Rent...................      33.00%                                        100%
Number of Leases Expiring..................................          1                                          15
GRAND AVENUE PLAZA
C&W Peer Group Rent per Sq. Ft.(2).........................
Base Rent per Sq. Foot of Expiring Leases..................             $   15.12                        $   15.36
Square Footage of Expiring Leases..........................                40,449                           51,976
Percentage of Total Leased Sq. Ft..........................                 77.82%                             100%
Percentage of Total Annualized Base Rent...................                 76.61%                             100%
Number of Leases Expiring..................................                     1                                2
SOUTH BAY CENTRE
C&W Peer Group Rent per Sq. Ft.(2).........................
Base Rent per Sq. Foot of Expiring Leases..................  $   16.18  $   15.49                        $   18.19
Square Footage of Expiring Leases..........................     39,364     17,667                          174,092
Percentage of Total Leased Sq. Ft..........................      22.61%     10.15%                             100%
Percentage of Total Annualized Base Rent...................      20.11%      8.64%                             100%
Number of Leases Expiring..................................          3          1                               33

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                                     1997(1)      1998       1999       2000       2001       2002
---------------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------
LOS ANGELES CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................   $   18.09
Base Rent per Sq. Foot of Expiring Leases................   $   20.20   $   22.82  $   23.15  $   20.99  $   16.78  $   18.01
Square Footage of Expiring Leases........................      13,618     126,314     94,306     16,923     49,505     29,718
Percentage of Total Leased Sq. Ft........................        4.12%      38.23%     28.54%      5.12%     14.98%      8.99%
Percentage of Total Annualized Base Rent.................        3.90%      40.81%     30.92%      5.03%     11.76%      7.58%
Number of Leases Expiring................................           4          15          4          8          4          2

WHITTIER FINANCIAL CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................   $   13.08
Base Rent per Sq. Foot of Expiring Leases................   $   19.21   $   18.27  $   19.39  $   21.44  $   18.37  $   17.84
Square Footage of Expiring Leases........................      17,836      12,162      3,906     17,206     10,917      1,589
Percentage of Total Leased Sq. Ft........................       15.46%      10.54%      3.39%     14.91%      9.46%      1.38%
Percentage of Total Annualized Base Rent.................       14.13%       9.16%      3.12%     15.21%      8.27%      1.17%
Number of Leases Expiring................................          11           6          3          7          4          2

CENTERPOINTE LA PALMA
C&W Peer Group Rent per Sq. Ft.(2).......................   $   19.37
Base Rent per Sq. Foot of Expiring Leases................   $   18.07   $   18.64  $   15.65  $   15.94  $   19.96  $   10.14
Square Footage of Expiring Leases........................      28,829     104,972     87,919     44,333     33,364     75,184
Percentage of Total Leased Sq. Ft........................        5.47%      19.91%     16.68%      8.41%      6.33%     14.26%
Percentage of Total Annualized Base Rent.................        5.39%      20.25%     14.24%      7.31%      6.89%      7.89%
Number of Leases Expiring................................           9          11         20         10          6          5

CENTER PROMENADE
C&W Peer Group Rent per Sq. Ft.(2).......................   $   16.39
Base Rent per Sq. Foot of Expiring Leases................   $   17.10   $   12.72  $   14.86  $   14.42  $   15.56  $   17.70
Square Footage of Expiring Leases........................      10,816      16,040     37,862     23,824     19,676     18,544
Percentage of Total Leased Sq. Ft........................        8.40%      12.45%     29.39%     18.49%     15.27%     14.40%
Percentage of Total Annualized Base Rent.................        9.40%      10.37%     28.60%     17.46%     15.56%     16.69%
Number of Leases Expiring................................           7           9          8         12          6          4

PARKWAY CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................   $   17.41
Base Rent per Sq. Foot of Expiring Leases................   $   17.40   $   17.40             $   16.80  $   16.80  $   14.35
Square Footage of Expiring Leases........................       1,469       8,962                13,520     20,611     10,350
Percentage of Total Leased Sq. Ft........................        2.41%      14.69%                22.15%     33.77%     16.96%
Percentage of Total Annualized Base Rent.................        2.40%      14.63%                21.31%     32.48%     13.93%
Number of Leases Expiring................................           1           1                     1          1          4

YEAR OF LEASE EXPIRATION                                     2003       2004       2005       2006+      TOTAL
---------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
LOS ANGELES CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................
Base Rent per Sq. Foot of Expiring Leases................                                              $   21.37
Square Footage of Expiring Leases........................                                                330,384
Percentage of Total Leased Sq. Ft........................                                                    100%
Percentage of Total Annualized Base Rent.................                                                    100%
Number of Leases Expiring................................                                                     37
WHITTIER FINANCIAL CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................
Base Rent per Sq. Foot of Expiring Leases................  $   23.56  $   23.55  $   18.21  $   19.07  $   21.02
Square Footage of Expiring Leases........................     22,428     22,712      3,137      3,489    115,382
Percentage of Total Leased Sq. Ft........................      19.44%     19.68%      2.72%      3.02%       100%
Percentage of Total Annualized Base Rent.................      21.79%     22.06%      2.36%      2.74%       100%
Number of Leases Expiring................................          4          2          1          2         42
CENTERPOINTE LA PALMA
C&W Peer Group Rent per Sq. Ft.(2).......................
Base Rent per Sq. Foot of Expiring Leases................             $    9.36             $   25.51  $   18.33
Square Footage of Expiring Leases........................                13,396               139,160    527,157
Percentage of Total Leased Sq. Ft........................                  2.54%                26.41%       100%
Percentage of Total Annualized Base Rent.................                  1.30%                36.74%       100%
Number of Leases Expiring................................                     1                     4         66
CENTER PROMENADE
C&W Peer Group Rent per Sq. Ft.(2).......................
Base Rent per Sq. Foot of Expiring Leases................                        $   18.44             $   15.27
Square Footage of Expiring Leases........................                            2,060               128,822
Percentage of Total Leased Sq. Ft........................                             1.60%                  100%
Percentage of Total Annualized Base Rent.................                             1.93%                  100%
Number of Leases Expiring................................                                1                    47
PARKWAY CENTER
C&W Peer Group Rent per Sq. Ft.(2).......................
Base Rent per Sq. Foot of Expiring Leases................  $   27.90             $   24.18             $   17.47
Square Footage of Expiring Leases........................      3,984                 2,129                61,025
Percentage of Total Leased Sq. Ft........................       6.53%                 3.49%                  100%
Percentage of Total Annualized Base Rent.................      10.43%                 4.83%                  100%
Number of Leases Expiring................................          1                     1                    10

----------------------------------

(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.

(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                            1997(1)      1998       1999       2000       2001       2002       2003
------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------  ---------
CALIFORNIA TWIN CENTRE
C&W Peer Group Rent per Sq. Ft.(2)..............   $   17.32
Base Rent per Sq. Foot of Expiring Leases.......   $   18.96   $   18.84             $   17.11  $   26.00  $   16.20
Square Footage of Expiring Leases...............       6,617       4,409                 5,048    109,023      3,691
Percentage of Total Leased Sq. Ft...............        4.82%       3.21%                 3.67%     79.36%      2.69%
Percentage of Total Annualized Base Rent........        3.75%       2.48%                 2.58%     84.74%      1.79%
Number of Leases Expiring.......................           1           1                     1          3          1

ACQUIRED PROPERTIES SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)...........   $   19.24
Base Rent per Sq. Foot of Expiring Leases.......   $   19.20   $   20.18  $   19.10  $   18.46  $   20.52  $   15.34  $   15.78
Square Footage of Expiring Leases...............     303,149     416,976    408,836    286,912    432,669    250,399    144,995
Percentage of Total Leased Sq. Ft...............       11.51%      15.83%     15.52%     10.89%     16.43%      9.51%      5.50%
Percentage of Total Annualized Base Rent........       11.51%      16.64%     15.44%     10.47%     17.56%      7.59%      4.52%
Number of Leases Expiring.......................         138         121         95         86         73         43         13

PENDING ACQUISITIONS
1100 GLENDON
C&W Peer Group Rent per Sq. Ft.(2)..............   $   25.63
Base Rent per Sq. Foot of Expiring Leases.......   $   23.15   $   24.66  $   24.42  $   28.46  $   22.70  $   39.59  $   20.70
Square Footage of Expiring Leases...............      69,309      32,793      8,347      3,432     19,181        665        923
Percentage of Total Leased Sq. Ft...............       49.49%      23.42%      5.96%      2.45%     13.70%      0.47%      0.66%
Percentage of Total Annualized Base Rent........       49.74%      25.07%      6.32%      3.03%     13.50%      0.82%      0.59%
Number of Leases Expiring.......................          65          34         17          6         10          1          1

CARLSBERG CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2)..............   $   22.03
Base Rent per Sq. Foot of Expiring Leases.......   $   20.57   $   20.18  $   21.15  $   21.13  $   19.88  $   21.96
Square Footage of Expiring Leases...............      15,423      16,959     26,919      3,107     25,069      2,902
Percentage of Total Leased Sq. Ft...............       17.06%      18.76%     29.78%      3.44%     27.74%      3.21%
Percentage of Total Annualized Base Rent........       17.09%      18.43%     30.67%      3.54%     26.84%      3.43%
Number of Leases Expiring.......................          12           7         11          2          5          1

299 EUCLID
C&W Peer Group Rent per Sq. Ft.(2)..............   $   19.44
Base Rent per Sq. Foot of Expiring Leases.......
Square Footage of Expiring Leases...............
Percentage of Total Leased Sq. Ft...............
Annualized Base Rent of Expiring Leases.........
Percentage of Total Annualized Base Rent........
Number of Leases Expiring.......................

YEAR OF LEASE EXPIRATION                            2004       2005       2006+      TOTAL
------------------------------------------------  ---------  ---------  ---------  ----------
CALIFORNIA TWIN CENTRE
C&W Peer Group Rent per Sq. Ft.(2)..............
Base Rent per Sq. Foot of Expiring Leases.......                        $   18.12  $    24.35
Square Footage of Expiring Leases...............                            8,597     137,385
Percentage of Total Leased Sq. Ft...............                             6.26%        100%
Percentage of Total Annualized Base Rent........                             4.66%        100%
Number of Leases Expiring.......................                                1           8
ACQUIRED PROPERTIES SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)...........
Base Rent per Sq. Foot of Expiring Leases.......  $   17.98  $   21.69  $   23.50  $    19.20
Square Footage of Expiring Leases...............    157,548     36,613    195,906   2,634,003
Percentage of Total Leased Sq. Ft...............       5.98%      1.39%      7.44%        100%
Percentage of Total Annualized Base Rent........       5.60%      1.57%      9.10%        100%
Number of Leases Expiring.......................         19          9         11         608
PENDING ACQUISITIONS
1100 GLENDON
C&W Peer Group Rent per Sq. Ft.(2)..............
Base Rent per Sq. Foot of Expiring Leases.......                        $    5.56  $    23.03
Square Footage of Expiring Leases...............                            5,400     140,050
Percentage of Total Leased Sq. Ft...............                             3.86%        100%
Percentage of Total Annualized Base Rent........                             0.93%        100%
Number of Leases Expiring.......................                                1         135
CARLSBERG CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2)..............
Base Rent per Sq. Foot of Expiring Leases.......                                   $    20.54
Square Footage of Expiring Leases...............                                       90,379
Percentage of Total Leased Sq. Ft...............                                          100%
Percentage of Total Annualized Base Rent........                                          100%
Number of Leases Expiring.......................                                           38
299 EUCLID
C&W Peer Group Rent per Sq. Ft.(2)..............
Base Rent per Sq. Foot of Expiring Leases.......
Square Footage of Expiring Leases...............
Percentage of Total Leased Sq. Ft...............
Annualized Base Rent of Expiring Leases.........
Percentage of Total Annualized Base Rent........
Number of Leases Expiring.......................

----------------------------------
(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.
(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.
(3)The C&W Peer Group Rent per square foot weighted average subtotals and total have been calculated by weighting each property by its approximate net rentable square feet relative to the respective subtotal or total approximate net rentable square feet.

YEAR OF LEASE EXPIRATION                                     1997(1)     1998       1999       2000       2001       2002
----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
HARBOR CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2)........................  $   15.44
Base Rent per Sq. Foot of Expiring Leases.................  $   16.10  $   14.92  $   13.84  $   16.01  $   12.60
Square Footage of Expiring Leases.........................      8,571     14,022      7,334      7,265     12,308
Percentage of Total Annualized Base Rent..................      17.32%     28.33%     14.82%     14.68%     24.86%
Percentage of Total Annualized Base Rent..................      19.16%     29.06%     14.09%     16.16%     21.54%
Number of Leases Expiring.................................          4          6          3          1          3

PACIFIC GATEWAY II
C&W Peer Group Rent per Sq. Ft.(2)........................  $   20.11
Base Rent per Sq. Foot of Expiring Leases.................  $   21.46  $   20.21  $   18.83  $   20.01  $   21.97  $   21.00
Square Footage of Expiring Leases.........................     48,969     11,612      6,280     34,324     54,333      2,309
Percentage of Total Leased Sq. Ft.........................      23.68%      5.62%      3.04%     16.60%     26.28%      1.12%
Percentage of Total Annualized Base Rent..................      24.66%      5.51%      2.78%     16.12%     28.01%      1.14%
Number of Leases Expiring.................................          3          7          3          7          7          1

MARINER COURT
C&W Peer Group Rent per Sq. Ft.(2)........................  $   20.34
Base Rent per Sq. Foot of Expiring Leases.................  $   16.50  $   15.63  $   15.91  $   19.94  $   15.31  $   23.72
Square Footage of Expiring Leases.........................        982     36,214     17,960     14,098     10,276     11,898
Percentage of Total Leased Sq. Ft.........................       1.07%     39.61%     19.64%     15.42%     11.24%     13.01%
Percentage of Total Annualized Base Rent..................       1.02%     35.63%     17.99%     17.69%      9.91%     17.76%
Number of Leases Expiring.................................          1         13          7          4          3          1

CROWN CABOT
C&W Peer Group Rent per Sq. Ft.(2)........................  $   21.14
Base Rent per Sq. Foot of Expiring Leases.................  $   26.75  $   20.50  $   20.67  $   20.95  $   20.08  $   23.18
Square Footage of Expiring Leases.........................     31,966     40,292     20,587     18,123     44,291      6,120
Percentage of Total Leased Sq. Ft.........................      19.81%     24.97%     12.76%     11.23%     27.45%      3.79%
Percentage of Total Annualized Base Rent..................      24.31%     23.48%     12.10%     10.79%     25.29%      4.03%
Number of Leases Expiring.................................          3          7          8          6          5          3

1821 DYER
C&W Peer Group Rent per Sq. Ft.(2)........................  $   15.59
Base Rent per Sq. Foot of Expiring Leases.................  $    5.52
Square Footage of Expiring Leases.........................    115,061
Percentage of Total Leased Sq. Ft.........................        100%
Percentage of Total Annualized Base Rent..................        100%
Number of Leases Expiring.................................          1

YEAR OF LEASE EXPIRATION                                      2003       2004       2005       2006+      TOTAL
----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
HARBOR CORPORATE CENTER
C&W Peer Group Rent per Sq. Ft.(2)........................
Base Rent per Sq. Foot of Expiring Leases.................                                              $   14.55
Square Footage of Expiring Leases.........................                                                 49,500
Percentage of Total Annualized Base Rent..................                                                    100%
Percentage of Total Annualized Base Rent..................                                                    100%
Number of Leases Expiring.................................                                                     17
PACIFIC GATEWAY II
C&W Peer Group Rent per Sq. Ft.(2)........................
Base Rent per Sq. Foot of Expiring Leases.................  $   22.44  $   18.71                        $   20.61
Square Footage of Expiring Leases.........................      3,443     45,494                          206,764
Percentage of Total Leased Sq. Ft.........................       1.67%     22.01%                             100%
Percentage of Total Annualized Base Rent..................       1.81%     19.97%                             100%
Number of Leases Expiring.................................          1          2                               31
MARINER COURT
C&W Peer Group Rent per Sq. Ft.(2)........................
Base Rent per Sq. Foot of Expiring Leases.................                                              $   17.38
Square Footage of Expiring Leases.........................                                                 91,428
Percentage of Total Leased Sq. Ft.........................                                                    100%
Percentage of Total Annualized Base Rent..................                                                    100%
Number of Leases Expiring.................................                                                     29
CROWN CABOT
C&W Peer Group Rent per Sq. Ft.(2)........................
Base Rent per Sq. Foot of Expiring Leases.................                                              $   21.80
Square Footage of Expiring Leases.........................                                                161,379
Percentage of Total Leased Sq. Ft.........................                                                    100%
Percentage of Total Annualized Base Rent..................                                                    100%
Number of Leases Expiring.................................                                                     32
1821 DYER
C&W Peer Group Rent per Sq. Ft.(2)........................
Base Rent per Sq. Foot of Expiring Leases.................                                              $    5.52
Square Footage of Expiring Leases.........................                                                115,061
Percentage of Total Leased Sq. Ft.........................                                                    100%
Percentage of Total Annualized Base Rent..................                                                    100%
Number of Leases Expiring.................................                                                      1

----------------------------------
(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.
(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.

YEAR OF LEASE EXPIRATION                      1997(1)      1998       1999       2000        2001       2002       2003
-------------------------------------------  ---------  ----------  ---------  ---------  ----------  ---------  ---------
1000 TOWN CENTER
C&W Peer Group Rent per Sq. Ft.(2).........  $   19.90
Base Rent per Sq. Foot of Expiring Leases..             $    16.20  $   16.52  $   27.38  $    15.97             $   21.96
Square Footage of Expiring Leases..........                  3,212      5,534     35,012      53,735                 7,390
Percentage of Total Leased Sq. Ft..........                   2.98%      5.14%     32.52%      49.91%                 6.86%
Percentage of Total Annualized Base Rent...                   2.39%      4.19%     43.96%      39.35%                 7.44%
Number of Leases Expiring..................                      1          2          4           2                     1

PENDING ACQUISITIONS SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)......  $   20.96
Base Rent per Sq. Foot of Expiring Leases..  $   15.91  $    19.59  $   19.32  $   22.42  $    19.10  $   23.55  $   22.00
Square Footage of Expiring Leases..........    290,281     155,104     92,961    115,361     219,193     23,894     11,756
Percentage of Total Leased Sq. Ft..........      30.17%      16.12%      9.66%     11.99%      22.78%      2.48%      1.22%
Percentage of Total Annualized Base Rent...      25.67%      16.90%      9.98%     14.38%      23.28%      3.13%      1.43%
Number of Leases Expiring..................         89          75         51         30          35          7          3

PORTFOLIO TOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)......  $   20.80
Base Rent per Sq. Foot of Expiring Leases..  $   18.47  $    20.02  $   19.18  $   20.75  $    20.20  $   19.18  $   18.51
Square Footage of Expiring Leases..........    906,020   1,018,576    970,434    860,416   1,039,900    963,995    291,935
Percentage of Total Leased Sq. Ft..........      12.40%      13.94%     13.28%     11.78%      14.23%     13.20%      4.00%
Percentage of Total Annualized Base Rent...      11.80%      14.38%     13.13%     12.60%      14.82%     13.04%      3.81%
Number of Leases Expiring..................        337         303        245        212         178        103         30

YEAR OF LEASE EXPIRATION                       2004       2005       2006+      TOTAL
-------------------------------------------  ---------  ---------  ---------  ----------
1000 TOWN CENTER
C&W Peer Group Rent per Sq. Ft.(2).........
Base Rent per Sq. Foot of Expiring Leases..  $   21.02                        $    20.26
Square Footage of Expiring Leases..........      2,776                           107,659
Percentage of Total Leased Sq. Ft..........       2.58%                              100%
Percentage of Total Annualized Base Rent...       2.68%                              100%
Number of Leases Expiring..................          1                                11
PENDING ACQUISITIONS SUBTOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)......
Base Rent per Sq. Foot of Expiring Leases..  $   18.85             $    5.56  $    18.69
Square Footage of Expiring Leases..........     48,270                 5,400     962,220
Percentage of Total Leased Sq. Ft..........       5.02%                 0.56%        100%
Percentage of Total Annualized Base Rent...       5.06%                 0.17%        100%
Number of Leases Expiring..................          3                     1         294
PORTFOLIO TOTAL
C&W Peer Group Rent per Sq. Ft.(2)(3)......
Base Rent per Sq. Foot of Expiring Leases..  $   20.01  $   14.01  $   23.70  $    19.41
Square Footage of Expiring Leases..........    411,858    506,504    335,721   7,305,359
Percentage of Total Leased Sq. Ft..........       5.64%      6.93%      4.60%        100%
Percentage of Total Annualized Base Rent...       5.80%      5.01%      5.61%        100%
Number of Leases Expiring..................         40         29         22       1,499

----------------------------------
(1) Represents lease expirations data from May 1, 1997 to December 31, 1997.
(2)"C&W Peer Group Rent" represents, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties. Asking rents may differ significantly from actual rents.
(3)The C&W Peer Group Rent per square foot weighted average subtotals and total have been calculated by weighting each property by its approximate net rentable square feet relative to the respective subtotal or total approximate net rentable square feet.

TENANT RETENTION AND EXPANSIONS

    The Company believes that its relationship with tenants contributes significantly to its success in attracting, expanding and retaining its quality and diverse tenant base. The Company strives to develop and maintain good relationships with tenants through its active management style and responsiveness to individual tenant's needs. The Company services tenants primarily through its on-site, professional management staff. Management believes that tenant satisfaction fosters long-term tenant relationships and creates expansion opportunities, which enhance the Company's ability to maintain and increase occupancy rates. The Company's success in this area is demonstrated in part by the number of existing tenants which have re-leased their space, leased additional space to support their expansion needs or moved to other space within the Company's portfolio.

HISTORICAL LEASE RENEWALS

    The following table sets forth certain historical information regarding tenants at the Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                                                             TOTAL/
                                                                                              JANUARY 1 TO  WEIGHTED
                                                    1993       1994       1995       1996     MAY 1, 1997    AVERAGE
                                                  ---------  ---------  ---------  ---------  ------------  ---------
Number of leases expired during calendar year...          3         28         33         61           49         174
Number of lease renewals........................          3         20         21         48           35         127
Percentage of leases renewed....................       100%        71%        64%        79%          71%         73%
Aggregate rentable square footage of expiring
  leases........................................      2,870    112,539     99,577    189,615      154,385     558,986
Aggregate rentable square footage of lease
  renewals......................................      2,870     92,057     75,213    140,507      113,786     424,433
Percentage of expiring rentable square footage
  renewed.......................................       100%        82%        76%        74%          74%         76%

HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS

    The following table sets forth certain historical information regarding Tenant Improvement ("TI") and Leasing Commission ("LC") costs for tenants at the Properties. Based on square footage, the majority of leases signed relate to renewals and re-tenanted space (84%), while leases signed relating to shell space comprised 16%. Shell space remaining at the Properties is less than 2% of the aggregate rentable square footage of the Properties.

                                                                                              JANUARY 1       TOTAL/
                                                                                               TO MAY 1      WEIGHTED
                                                1993        1994        1995        1996         1997        AVERAGE
                                              ---------  ----------  ----------  ----------  ------------  ------------
RENEWALS
  Number of leases..........................          3          20          20(1)         48          35           126
  Square feet of renewals...................      2,870      92,057      57,181(1)    140,507     113,786       406,401
  TI per square foot........................  $    3.58  $     2.23  $     4.67(1) $     5.28  $     5.39  $       4.52
  LC per square foot........................       0.09        3.44        1.11(1)       2.42        3.00          2.61
                                              ---------  ----------  ----------  ----------  ------------  ------------
      Total TI and LC per square foot.......  $    3.67  $     5.67  $     5.78(1) $     7.70  $     8.39  $       7.13
                                              ---------  ----------  ----------  ----------  ------------  ------------
                                              ---------  ----------  ----------  ----------  ------------  ------------
RE-TENANTED SPACE(2)
  Number of leases..........................          7          13          47          61           71            199
  Square feet of re-tenanted space..........      9,910      22,265     108,430     143,657      267,788        552,050
  TI per square foot........................  $    2.22  $     9.04  $     9.82  $     8.52   $    10.33   $       9.56
  LC per square foot........................       0.31        2.72        3.05        3.51         4.25           3.69
                                              ---------  ----------  ----------  ----------  ------------  ------------
      Total TI and LC per square foot.......  $    2.53  $    11.76  $    12.87  $    12.03   $    14.58   $      13.25
                                              ---------  ----------  ----------  ----------  ------------  ------------
                                              ---------  ----------  ----------  ----------  ------------  ------------
SHELL SPACE(3)
  Number of leases..........................          5           8          10          17            0             40
  Square feet of shell space................     17,389      16,130      53,876     100,308           --        187,703
  TI per square foot........................  $   31.22  $    36.25  $    26.29  $    21.17  $        --   $      24.87
  LC per square foot........................       3.65        7.19        4.83        6.17           --           5.64
                                              ---------  ----------  ----------  ----------  ------------  ------------
      Total TI and LC per square foot.......  $   34.87  $    43.44  $    31.12  $    27.34  $        --   $      30.51
                                              ---------  ----------  ----------  ----------  ------------  ------------
                                              ---------  ----------  ----------  ----------  ------------  ------------
TOTAL
  Number of leases..........................         15          41          77         126          106            365
  Square feet...............................     30,169     130,452     219,487     384,472      381,574      1,146,154
  TI per square foot........................  $   19.06  $     7.60  $    12.52  $    10.64  $      8.86   $      10.28
  LC per square foot........................       2.22        3.78        2.98        3.80         3.88           3.63
                                              ---------  ----------  ----------  ----------  ------------  ------------
      Total TI and LC per square foot.......  $   21.28  $    11.38  $    15.50  $    14.44  $     12.74   $      13.91
                                              ---------  ----------  ----------  ----------  ------------  ------------
                                              ---------  ----------  ----------  ----------  ------------  ------------

------------------------------

 (1) Excludes tenant improvement and leasing commission costs relating to one lease signed at Anaheim City Centre for which the Company incurred substantial renovation costs in connection with a full floor retrofit.

 (2) Does not include shell space build-out for 187,703 square feet.

 (3) Shell space remaining at the Properties is less than 2% of the aggregate rentable square footage of the Properties.

HISTORICAL CAPITAL EXPENDITURES

    The following table sets forth information relating to the recurring historical capital expenditures of the Company's Properties:

                                                                1993         1994          1995          1996
                                                             ----------  ------------  ------------  ------------
Number of Properties(1)....................................           3             8            10            16
Number of square feet......................................     529,673     1,129,855     1,408,468     2,634,057
Capital expenditures incurred ($000s)......................  $      9.5  $       51.6  $      200.8  $      673.3
Weighted average capital expenditures per square foot(2)...  $     0.02  $       0.06  $       0.15  $       0.26
Four year weighted average per square foot.................                                          $       0.17

------------------------------

(1) Represents the actual number of Properties and square feet for which recurring capital expenditures were incurred during the year.

(2) For those Properties owned less than a full year, computes the per square foot amount by annualizing the capital expenditures amount to a pro forma full year cost.

HISTORICAL OCCUPANCY

    The table below sets forth the historical weighted average occupancy rates, based on square feet leased, of the Company's Properties at the indicated dates:

                                                            APPROXIMATE AGGREGATE  PERCENTAGE OF RENTABLE
DATE                                                        RENTABLE SQUARE FEET    SQUARE FEET OCCUPIED
----------------------------------------------------------  ---------------------  -----------------------
December 31, 1993.........................................           529,673                    84%
June 30, 1994.............................................           635,503                    87%
December 31, 1994.........................................         1,129,855                    82%
June 30, 1995.............................................         1,408,468                    84%
December 31, 1995.........................................         2,634,057                    88%
June 30, 1996.............................................         3,547,107                    89%
December 31, 1996.........................................         5,443,124                    85%

                   OFFICE SUBMARKETS AND PROPERTY INFORMATION

    The Company owns and operates 45 Properties comprising approximately 7.4 million rentable square feet located in suburban Los Angeles County, Orange County, Ventura County, Kern County and San Diego County. The following map shows the relative geographic location of these counties.

           MAP OF LOS ANGELES COUNTY, ORANGE COUNTY, VENTURA COUNTY,
                        KERN COUNTY AND SAN DIEGO COUNTY

LOCATION OF PROPERTIES AND PENDING ACQUISITIONS

    The Company's Properties and the Pending Acquisitions consist of approximately 8.6 million rentable square feet and are located in the following office market sectors and submarkets within suburban Los Angeles County, Orange County, Ventura County, Kern County and San Diego County:

                      OFFICE MARKET SECTORS AND SUBMARKETS
                               AS OF MAY 1, 1997

                                                                                                 PERCENTAGE
                                                                                                  OF TOTAL
                                                                                  APPROXIMATE     PORTFOLIO     ADJUSTED
                                                   NUMBER OF        NUMBER OF     NET RENTABLE    RENTABLE     BASE RENT
                                                  PROPERTIES        BUILDINGS     SQUARE FEET    SQUARE FEET    ($000S)
                                                ---------------  ---------------  ------------  -------------  ----------
LOS ANGELES COUNTY
  LOS ANGELES WEST
    Beverly Hills/Century City................             6                6       1,019,408          11.8%   $   19,696
    Westwood/West Los Angeles.................             6                6         772,800           8.9%       12,582
    Marina Area/Culver City...................             4                5         951,197          11.0%       11,153
    Park Mile/West Hollywood..................             1                1         202,704           2.3%        3,319
  LOS ANGELES NORTH
    Simi/Conejo Valley........................             2                5         228,951           2.7%        2,923
    West Valley...............................             3                4         348,032           4.0%        6,385
    Central Valley............................             3                3         337,310           3.9%        5,841
    East Valley/Tri-Cities....................             7                7         672,620           7.8%        9,611
  LOS ANGELES SOUTH
    El Segundo................................             1                2          84,500           1.0%            0
    Torrance..................................             4                4         595,922           6.9%        9,221
    Long Beach/Norwalk/Cerritos...............             5                5         749,273           8.7%       10,953
  LOS ANGELES CENTRAL
    San Gabriel Valley........................             2                6         524,708           6.1%        8,800
ORANGE COUNTY
    South County..............................             1                1         172,900           2.0%        3,342
    Greater Airport Area......................             1                1         115,061           1.3%          635
    West County...............................             1                1          49,355           0.6%          659
    Tri-Freeway Area..........................             1                1         175,391           2.0%        2,632
    North County..............................             1               12         597,550           6.9%        8,519
VENTURA COUNTY
    West County...............................             2                8         282,490           3.3%        3,924
KERN COUNTY
    Bakersfield...............................             2                3         216,522           2.5%        4,309
SAN DIEGO COUNTY
    Central City..............................             1                1         540,413           6.3%        7,376
                                                          --               --
                                                                                  ------------        -----    ----------
        Total.................................            54               82       8,637,107         100.0%   $  131,880
                                                          --               --
                                                          --               --
                                                                                  ------------        -----    ----------
                                                                                  ------------        -----    ----------


                                                 PERCENTAGE
                                                OF PORTFOLIO
                                                 ANNUALIZED
                                                  BASE RENT
                                                -------------
LOS ANGELES COUNTY
  LOS ANGELES WEST
    Beverly Hills/Century City................         14.9%
    Westwood/West Los Angeles.................          9.5%
    Marina Area/Culver City...................          8.5%
    Park Mile/West Hollywood..................          2.5%
  LOS ANGELES NORTH
    Simi/Conejo Valley........................          2.2%
    West Valley...............................          4.8%
    Central Valley............................          4.4%
    East Valley/Tri-Cities....................          7.3%
  LOS ANGELES SOUTH
    El Segundo................................          0.0%
    Torrance..................................          7.0%
    Long Beach/Norwalk/Cerritos...............          8.3%
  LOS ANGELES CENTRAL
    San Gabriel Valley........................          6.7%
ORANGE COUNTY
    South County..............................          2.5%
    Greater Airport Area......................          0.5%
    West County...............................          0.5%
    Tri-Freeway Area..........................          2.0%
    North County..............................          6.5%
VENTURA COUNTY
    West County...............................          3.0%
KERN COUNTY
    Bakersfield...............................          3.3%
SAN DIEGO COUNTY
    Central City..............................          5.6%

                                                      -----
        Total.................................        100.0%

                                                      -----
                                                      -----

LOS ANGELES COUNTY OFFICE MARKET

    According to Cushman & Wakefield, the Los Angeles County office market (including suburban Los Angeles County and downtown Los Angeles), contained office space inventory of approximately 170 million square feet and had a direct vacancy rate of 17.5% as of March 31, 1997, reflecting a 1.2% improvement since year end 1995. Cushman & Wakefield divides Los Angeles County into four office market sectors, namely, Los Angeles West, Los Angeles North, Los Angeles South, and Los Angeles Central, with each of these sectors composed of a number of submarkets as illustrated on the map below.

                     MAP OF THE FOUR OFFICE MARKET SECTORS
                           WITHIN LOS ANGELES COUNTY

    The table below sets forth salient statistics on each of the four office market sectors within the Los Angeles county office market.

                               LOS ANGELES COUNTY
                 OFFICE MARKET STATISTICS AS OF MARCH 31, 1997

                                                                                    DIRECT         NET       WTD. AVG.
                                                         NO. OF       DIRECT        VACANCY    ABSORPTION     ASKING
OFFICE MARKET SECTOR                       INVENTORY     BLDGS.    AVAILABILITY(1)    RATE      YTD 1997    RENTAL RATE
---------------------------------------  -------------  ---------  -------------  -----------  -----------  -----------
Los Angeles West.......................     50,252,599        368     7,687,323         15.3%     258,506    $   21.31
Los Angeles North......................     41,003,114        489     5,763,525         14.1%     (53,108)   $   20.37
Los Angeles South......................     26,727,075        233     4,796,301         17.9%      51,968    $   17.51
Los Angeles Central....................     52,184,928        251    11,450,055         21.9%     (43,574)   $   17.25
                                         -------------  ---------  -------------         ---   -----------  -----------
    Total..............................    170,167,716      1,341    29,697,204         17.5%     213,792    $   18.95
                                         -------------  ---------  -------------         ---   -----------  -----------
                                         -------------  ---------  -------------         ---   -----------  -----------

------------------------
Source: Cushman & Wakefield

(1) Does not include currently leased but available sublease space.

    LOS ANGELES WEST OFFICE MARKET SECTOR

    The Los Angeles West office market sector encompasses several distinct office submarkets, including, among others, the Beverly Hills, Century City, Westwood, West Los Angeles, Marina Area, Culver City, LAX, Hollywood, and West Hollywood submarkets. According to Cushman & Wakefield, the Los Angeles West office market sector contains approximately 50.3 million square feet of office space or roughly 30% of the total inventory in Los Angeles County. As of March 31, 1997, the Los Angeles West office market sector had a direct vacancy rate of 15.3% and a weighted average asking rental rate of $21.31 per square foot.

                      MAP OF THE OFFICE SUBMARKETS IN THE
                     LOS ANGELES WEST OFFICE MARKET SECTOR

    Several of the office submarkets in the Los Angeles West office market sector, including Westwood, Beverly Hills, and Century City are considered among the most prestigious and desirable office locations in Los Angeles County and command premium rental rates, with average annual asking rents of $30.00, $25.44, and $24.00 per square foot, respectively, as of March 31, 1997. The tenant base of office space users in the Los Angeles West office market sector is primarily composed of firms in the entertainment, advertising, professional and financial services, legal, accounting, insurance and real estate industries.

    Nine of the Initial Properties, six of the Acquired Properties, and two of the Pending Acquisitions are located in the Los Angeles West market sector and collectively contain approximately 2,946,109 net rentable square feet which represents approximately 34.1% of the total rentable square footage of the Properties and Pending Acquisitions. The Properties are located in the office submarkets of Beverly Hills, Century City, Westwood, West Los Angeles, Culver City/Westchester, LAX and the 6000 Block of Wilshire Boulevard (a segment of the Miracle Mile office submarket adjacent to Beverly Hills). No new development of mid-rise or high-rise properties is permitted in the Beverly Hills office submarket as the City of Beverly Hills has enacted zoning limitations that impose a three-story height limit for all new commercial development.

DESCRIPTION OF ACQUIRED PROPERTIES LOCATED IN THE LOS ANGELES WEST OFFICE MARKET
SECTOR:

    10350 SANTA MONICA. 10350 Santa Monica is a three-story, garden-style office building containing approximately 42,292 rentable square feet. Developed in 1979, the property has a steel frame striped with horizontal bands of solar reflective glass and features a central open-air atrium. A four-level subterranean garage provides 98 parking spaces. The building is located in the Century City submarket, within walking distance of the Century City Shopping Center and Marketplace and a number of other retail establishments and restaurants. At the date of acquisition, the property was 88.0% leased. As of May 1, 1997, the property was 93.1% leased at an average base rental rate of $17.44 per square foot.

    10351 SANTA MONICA. 10351 Santa Monica consists of a 96,251-square foot, four-story office building over a four-level, 274 space subterranean parking garage. The building's steel frame is clad in red brick veneer and aluminum frame sliders. The building was completed in 1984 and is located in the Century City submarket, within walking distance of the Century Plaza Hotel, the Century City Shopping Center and Marketplace, and numerous other retail, restaurant, and entertainment amenities. The property was 97.8% leased as of May 1, 1997, at an average base rental rate of $17.07 per square foot.

    8383 WILSHIRE. 8383 Wilshire is a 10-story, 417,463 square foot office building in the Beverly Hills submarket. The property was developed in 1971 and renovated in 1993. The building is a concrete structure with a reinforced concrete and tempered glass exterior and has a 20-foot high lobby with a rotunda ceiling. A three-level, subterranean garage and a surface lot provide 1,125 parking spaces. 8383 Wilshire is the largest office building in Beverly Hills and tenants of the building include a full-service post office, three banks, several restaurants, a travel agency and a print shop. The Company believes that 8383 Wilshire has a unique position in its market because current planning and zoning restrictions limit the size of any new construction to three stories. As of May 1, 1997, the property was 76.8% leased, which the Company believes is significantly below market occupancy levels, and had an average base rental rate of $21.09 per square foot.

    2730 WILSHIRE. 2730 Wilshire is a six-story office building in the Santa Monica submarket, which the Company believes is one of the most desirable submarkets in the Los Angeles West office market sector. Developed in 1985 of steel frame construction and covered with an aluminum and glass curtain wall system, the property contains approximately 55,080 rentable square feet. The three-level, subterranean garage provides approximately 199 parking spaces. The property is located just five blocks from the Santa Monica (10) Freeway, which together with nearby Interstate 405, provides access to all areas of greater Los Angeles. As of May 1, 1997, the property was 97.5% leased, with base rents averaging $20.00 per square foot.

    10780 SANTA MONICA. Located in the Westwood submarket, 10780 Santa Monica is a four-story office building containing approximately 92,486 rentable square feet. The property was completed in 1984 and is of steel-frame construction with precast concrete bands and aluminum-framed strip glazing. A four-level subterranean garage provides 249 parking spaces. Interstate 405 is just West of the property, and a variety of retail, restaurant, and entertainment amenities, including the Century City Shopping Center and Marketplace, are accessible by way of Santa Monica Boulevard. At the date of acquisition, the property was 78.1% leased. As of May 1, 1997, the property was 84.1% leased, with an average base rental rate of $18.23 per square foot.

    5200 WEST CENTURY. 5200 West Century is a 10-story office complex consisting of two connected towers situated in the LAX submarket. The property was developed in 1982 and contains approximately 310,910 rentable square feet. The building's steel frame is clad in reflective monolithic glass, and a landscaped courtyard and covered walkway connect the office towers to a seven-level parking structure with 940 spaces. The property benefits from immediate access to both the Interstate 405 and the 105 Freeway and from its proximity to the Los Angeles International Airport. The Company acquired the property for $11.4 million and intends to invest approximately $2.3 million over the next two years in capital improvements including refinishing the exterior panels and refurbishing the lobby. As of May 1, 1997, the property was 30.1% leased and had an average base rental rate of $9.90.

DESCRIPTION OF PENDING ACQUISITIONS LOCATED IN THE LOS ANGELES WEST OFFICE
  MARKET SECTOR:

    1100 GLENDON. 1100 Glendon is a 22-story office building located in the Westwood submarket. Completed in 1965, the property consists of 15 office floors totaling 282,013 rentable square feet with six above-grade and two subterranean parking levels providing 606 spaces. The building is constructed of steel and concrete with precast concrete marble aggregate panels and tinted glass and aluminum windows and is located near Interstate 405 and Interstate 10 with easy access to other West Los Angeles markets, downtown Los Angeles, the San Fernando Valley and the Los Angeles International Airport. In addition, the property is adjacent to the Westwood Village retail area and the University of California at Los Angeles campus. The Company has executed a letter of intent which contemplates the purchase of a 97.5% partnership interest in the partnership that owns the property for $28,762,500 and the Company intends to invest approximately $21.9 million over the next two years for renovations, including exterior refinishing, lobby renovation, common area remodeling and upgrading of the building's operating systems and parking facilities.

    CARLSBERG CORPORATE CENTER. Carlsberg Corporate Center is a three-story office building located in the Santa Monica submarket. The property was completed in 1979 and contains approximately 103,506 rentable square feet with 346 surface parking spaces. The building has a steel frame with aluminum and glass curtain walls. The property is located south of the Interstate 10 Freeway in the southeastern portion of the City of Santa Monica. As of May 1, 1997, the property was 87.3% leased, with an average base rental rate of $20.34 per square foot, which the Company believes is below market rental rates.

    LOS ANGELES NORTH OFFICE MARKET SECTOR

    The Los Angeles North office market sector, as defined by Cushman & Wakefield, spans four market areas located in the San Fernando, Santa Clarita, and Conejo valleys and portions of southeastern Ventura County. The four primary submarkets in this sector (Simi/Conejo Valley, West San Fernando Valley, Central San Fernando Valley, and East San Fernando Valley/Tri-Cities) account for approximately 41.0 million square feet of office space, representing approximately 24.1% of Los Angeles County's total inventory. As of March 31, 1997, the Los Angeles North office market sector had a direct vacancy rate of 14.1%, with annual asking rental rates averaging $20.37 per square foot.

                      MAP OF THE OFFICE SUBMARKETS IN THE
                     LOS ANGELES NORTH OFFICE MARKET SECTOR

    Seven of the Initial Properties, seven of the Acquired Properties, and one of the Pending Acquisitions are located in the Los Angeles North office market sector and collectively contain approximately 586,913 rentable square feet which represents approximately 18.4% of the total rentable square footage of the Properties and

Pending Acquisitions. The Properties and Pending Acquisitions are located in the office submarkets of Westlake Village, Calabasas, Woodland Hills, Encino, Glendale, Burbank City Center, Pasadena, Canoga Park/Chatsworth, and Sherman Oaks.

DESCRIPTION OF ACQUIRED PROPERTIES LOCATED IN THE LOS ANGELES NORTH OFFICE
  MARKET SECTOR:

    6800 OWENSMOUTH. 6800 Owensmouth is a four-story suburban office building containing approximately 80,014 rentable square feet. Developed in 1986, the property has a steel frame with stucco veneer and horizontal bands of solar tempered glass and a total of 275 parking spaces. The building is conveniently located adjacent to the Warner Center master-planned office park and within walking distance of the Topanga Plaza Shopping Center. The property was 84.9% leased as of May 1, 1997, and had an average base rental rate of $18.25 per square foot.

    CLARENDON CREST. Clarendon Crest is a three-story office building in the Woodland Hills submarket. The property was completed in 1990 and contains approximately 43,063 rentable square feet. The building's steel frame is clad in stucco with solar glass set in aluminum frames. A subterranean garage provides 138 parking spaces. The property offers excellent visibility from and access to the 101 Freeway and is conveniently located near the Warner Center post office and numerous other amenities. As of May 1, 1997, the property was 84.7% leased at an average base rental rate of $18.56 per square foot.

    SUMITOMO BANK BUILDING. Sumitomo Bank Building, located in the Sherman Oaks submarket, is a 12-story office tower containing approximately 110,641 rentable square feet. The building was constructed in 1970 and was the runner-up for the 1991 BOMA Los Angeles award for the Best Renovated office building based on its 1990-1991 renovation. The building consists of a concrete structure clad in anodized aluminum, solar bronze glass, and mirrored spandrels. A three-level concrete parking structure provides approximately 312 spaces. Located on Ventura Boulevard near Interstates 405 and 101, the property also benefits from an extensive amenity base, with the Sherman Oaks Galleria within walking distance and a number of other retail establishments and restaurants nearby. As of May 1, 1997, the property was 92.2% leased at an average base rental rate of $19.50 per square foot.

    NOBLE PROFESSIONAL CENTER. Situated in the Sherman Oaks submarket, Noble Professional Center is a four-story office building containing approximately 51,828 rentable square feet. The building, which was completed in 1985 and renovated in 1993, has a steel frame and red brick exterior with glass set in bronze aluminum frames. The lobby is finished with oak paneling and brass accents. Parking is provided by 32 surface spaces and a 140-space subterranean garage. The property is located on Ventura Boulevard and benefits from immediate access to both Interstate 405 and Interstate 101. The Sherman Oaks Galleria and a number of other retail establishments offer amenities nearby. As of May 1, 1997, the property was 80.5% leased and had an average base rental rate of $20.05 per square foot.

    BURBANK EXECUTIVE PLAZA. Burbank Executive Plaza is a six-story office building located in the Burbank submarket. Completed in 1983, the property consists of approximately 60,395 rentable square feet and has a steel-frame structure clad in an exposed aggregate finish with tinted horizontal glass ribbons. A five-level parking structure, shared with the California Federal Building, provides a total of 372 spaces. Burbank Executive Plaza is one of seven properties that the Company owns in the Tri-Cities area, allowing the Company to realize significant economies of scale with respect to operations and management. As of May 1, 1997, the property was 73.8% leased and had an average base rental rate of approximately $12.57 per square foot.

    CALIFORNIA FEDERAL BUILDING. Located in the Burbank submarket, the California Federal Building is a six-story office building consisting of approximately 82,467 rentable square feet. Completed in 1978, the property has a steel-frame structure and an exterior of tinted bronze and spandrel glass panels in bronze anodized aluminum. As of May 1, 1997, the property was 97.0% leased and had an average base rental rate of approximately $19.89 per square foot.

    535 BRAND. Situated in the Glendale submarket, 535 Brand is an 11-story office tower containing approximately 109,187 rentable square feet. The property was completed in 1973 and provides a total of 188 parking spaces. The Company acquired the property for $10.2 million, and intends to invest an additional approximately $4.9 million over the next two years in capital expenditures to renovate the property including exterior refinishing, lobby and entry renovation, common area remodeling, and upgrading of the building's operating systems and parking structure. The building is located in the heart of Glendale's office district, one of the premier submarkets in Los Angeles County. The C&W Peer Group vacancy rate for this building is 6.9% while the property's occupancy is only 51.0%.

DESCRIPTION OF PENDING ACQUISITION LOCATED IN THE LOS ANGELES NORTH OFFICE
  MARKET SECTOR:

    299 EUCLID. 299 Euclid is a five-story office building located in the Pasadena submarket. The property was completed in 1983 and contains approximately 73,400 rentable square feet. The building has a steel frame clad in solar reflective glass and red brick. A two-level subterranean garage provides 293 parking spaces. Located one block south of Interstate 210, the property enjoys excellent freeway access. The property, previously occupied by a single-tenant user, was 100% vacant as of May 1, 1997. The Company believes the property contains the largest block of contiguous office space for comparable buildings in the Pasadena office submarket.

    LOS ANGELES SOUTH OFFICE MARKET SECTOR

    The Los Angeles South office market sector, the smallest of Los Angeles County's four office market sectors, consists of three submarkets, namely, El Segundo, Torrance, and Long Beach. These three submarkets, located primarily in the South Bay, are comprised of nine constituent office concentrations that total approximately 26.7 million square feet or 15.7% of Los Angeles County's total inventory of office space. As of March 31, 1997, the Los Angeles South office market sector had a direct vacancy rate of 17.9% and an average rental rate of $17.51 per square foot.

                      MAP OF THE OFFICE SUBMARKETS IN THE
                     LOS ANGELES SOUTH OFFICE MARKET SECTOR

    Five of the Initial Properties, two of the Acquired Properties, and three of the Pending Acquisitions are located in the Los Angeles South office market sector and collectively contain approximately 1,429,695 rentable square feet, which represents approximately 19% of the total rentable square footage of the Properties and Pending Acquisitions. The Properties and Pending Acquisitions within the Los Angeles South office market sector are located in the Long Beach Airport/I-405 Freeway Corridor, Downtown Long Beach, Cerritos/Norwalk, El Segundo, 190th Street Corridor, and Central Torrance submarkets.

DESCRIPTION OF ACQUIRED PROPERTIES LOCATED IN THE LOS ANGELES SOUTH OFFICE
  MARKET SECTOR:

    GRAND AVENUE PLAZA. Grand Avenue Plaza is an office complex consisting of two three-story office buildings, each containing approximately 42,250 rentable square feet. The property is located in the El Segundo submarket and was developed between 1979 and 1980. The buildings have steel frames and stucco exterior finishes and provide a total of 303 surface parking spaces. The Company purchased the vacant buildings in November 1996 for $3.5 million, and has completed a $1.4 million renovation program. Since the completion of the renovation program, through May 1, 1997, the Company has leased approximately 61.5% of the property. The property is just south of the Los Angeles International Airport and enjoys excellent access to both the Interstate 405 and the 105 Freeway.

    SOUTH BAY CENTRE. Located in the 190th Street Corridor of the Torrance submarket, South Bay Centre is a five-story office complex consisting of two interconnected towers totaling 202,820 rentable square feet. The building was constructed in 1984 and has a steel-frame structure with concrete panels and dark tinted glass. Surface parking provides approximately 800 spaces. Situated just west of Interstate 405, the property benefits from superior freeway access and visibility. As of May 1, 1997, the property was 85.8% leased and had an average base rental rate of $17.30 per square foot.

DESCRIPTION OF PENDING ACQUISITIONS LOCATED IN THE LOS ANGELES SOUTH OFFICE
  MARKET SECTOR:

    HARBOR CORPORATE CENTER. Harbor Corporate Center is a two-story office building situated in the 190th Street Corridor of the Torrance submarket. The property was completed in 1985 and contains approximately 63,925 rentable square feet and 251 surface parking spaces. Located just southwest of the Interstate 405 and 110 Freeway interchange, the property benefits from exceptional freeway access and visibility. As of May 1, 1997, the property was 77.4% leased and had an average base rental rate of $14.47 per square foot.

    PACIFIC GATEWAY II. Pacific Gateway II is a 10-story office tower containing 223,731 rentable square feet and 710 surface parking spaces. Located in the heart of the 190th Street Corridor of the Torrance submarket, the property benefits from excellent access to and visibility from the Interstate 405 and the 110 Freeway. Completed in 1982, the building underwent an extensive renovation in 1990, with a majority of the space rebuilt from essentially shell condition. As a result of this renovation coupled with its freeway access and visibility, quality construction, interior finishes, and a state-of-the-art building system, Pacific Gateway II is considered one of the premier office towers in the 190th Street Corridor submarket. The Company believes that it can benefit from operational economies of scale at this property due to its concentration of ownership in the Torrance submarket, where it will own four properties comprising 595,922 square feet, assuming completion of the Pending Acquisitions.

    MARINER COURT. Mariner Court is a three-story office building situated in the Torrance submarket. Completed in 1989 of steel frame construction with a brick veneer and stucco exterior, the property contains approximately 105,436 rentable square feet and 362 surface parking spaces. As of May 1, 1997, the property was 86.7% leased with base rental rates averaging $16.65 per square foot.

    LOS ANGELES CENTRAL OFFICE MARKET SECTOR

    The Los Angeles Central office market sector, the largest of Los Angeles County's four office market sectors, consists of three submarkets, namely, Downtown Los Angeles, Mid-Wilshire, and the San Gabriel

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Valley. According to Cushman & Wakefield, the Los Angeles Central market sector contains approximately 52.2 million square feet of office space or roughly 31% of the total inventory in Los Angeles County. As of March 31, 1997, the Los Angeles Central office market sector had a direct vacancy rate of 21.9% and a weighted average asking rental rate of $17.25 per square foot.

                      MAP OF THE OFFICE SUBMARKETS IN THE
                    LOS ANGELES CENTRAL OFFICE MARKET SECTOR

    Two of the Acquired Properties are located in the Los Angeles Central office market sector, in the Alhambra/Monterey Park and Whittier/City of Commerce submarkets and collectively contain approximately 524,708 rentable square feet which represents approximately 6.7% of the total rentable square footage of the Properties and Pending Acquisitions.

DESCRIPTION OF ACQUIRED PROPERTIES LOCATED IN THE LOS ANGELES CENTRAL OFFICE
  MARKET SECTOR:

    LOS ANGELES CORPORATE CENTER. Located in the Alhambra/Monterey Park submarket, Los Angeles Corporate Center is a suburban office complex containing approximately 389,293 rentable square feet. Generally regarded as one of the premier office parks in its submarket, the property won the 1996 BOMA Award for Suburban Office Parks in Greater Los Angeles in recognition of its superior design and well-landscaped master-planned setting. The property enjoys excellent access to Interstate 10 and the Pomona and Long Beach Freeways. A 4.5 acre pad on the northern portion of the property is zoned for office use. As of May 1, 1997, the property was 84.9% leased and had an average base rental rate of $14.47 per square foot.

    WHITTIER FINANCIAL CENTER. Located at 15111 and 15141 Whittier Boulevard in the Whittier/City of Commerce submarket, Whittier Financial Center consists of one four-story and one five-story office building. The Company believes the property is the premier office building in its submarket based in part on its location near various amenities, including several restaurants, the Whitwood Mall, the Whittier Quad Shopping Center and the Whittier Hospital Medical Center. The property also benefits from easy access to the I-5, I-605, 60, 91 and 57 freeways. As of May 1, 1997, the property was 85.2% leased and had an average base rental rate of $17.84 per square foot.

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
ORANGE COUNTY OFFICE MARKET

    The Orange County office market contains several distinct office submarkets, namely, West County, Tri-Freeway Area, Central County, Greater Airport Area, South County, and North County, each of which is composed of numerous office concentrations as highlighted in the table below. According to Cushman & Wakefield, the Orange County office market has approximately 52.3 million square feet of inventory among 691 office buildings. As of March 31, 1997, the countywide direct vacancy rate was 13.6%, with annual asking rents averaging $17.76 per square foot.

                     MAP OF THE ORANGE COUNTY OFFICE MARKET

    Two of the Initial Properties, one of the Acquired Properties, and two of the Pending Acquisitions are located in the Orange County office market in the Huntington Beach, Anaheim Stadium Area, La Palma/ Buena Park, Laguna Niguel/Laguna Beach, and Irvine office submarkets and collectively contain approximately 1,110,257 rentable square feet which represents approximately 12.9% of the total rentable square footage of the Properties and Pending Acquisitions.

DESCRIPTION OF THE ACQUIRED PROPERTY LOCATED IN THE ORANGE COUNTY OFFICE MARKET:

    CENTERPOINTE LA PALMA. Completed in three phases between 1986 and 1990, Centerpointe La Palma is a 12-building suburban mixed-use development encompassing approximately 563,974 rentable square feet of office space and 33,576 square feet of retail space. The property is located in the City of La Palma near the Los Angeles/Orange County border and is part of a well-landscaped commercial master plan bounded by the Interstate 5, Interstate 605, and 91 Freeway. The property benefits from excellent freeway proximity and visibility, which provide tenants with superior access to destinations in both Orange and Los

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Angeles counties. Of the ten office buildings at the property, the largest three account for approximately 314,723 rentable square feet and have steel frames with aluminum curtain walls and solar reflective glass. Ranging from four to seven stories, these three primary office buildings have dramatic two-story lobbies with nine-foot glass entry doors and marble or tile floors with carpet inlays. The other seven office buildings are constructed of concrete tilt-up panels with aluminum windows and solar reflective glass. The two retail buildings of the property have exteriors of cement stucco and aluminum storefronts. The property also includes an approximately one acre development parcel, which the Company believes can support an additional 60,000 square foot office building when market conditions favor the development of additional space. As of May 1, 1997, the property was 88.2% leased with base rental rates averaging $16.16 per square foot. Atlantic Richfield, the property's largest tenant, occupies 117,479 square feet under leases ending in 2006 and 2007. Other major tenants include Kaiser Foundation Health Plan, A.D.P., Honeywell, City National Bank, Xerox and Northern Telecom.

DESCRIPTION OF PENDING ACQUISITIONS LOCATED IN THE ORANGE COUNTY OFFICE MARKET:

    CROWN CABOT. Crown Cabot is a six-story office building located in the Laguna Niguel/Mission Viejo submarket. The property was developed in 1989 and contains approximately 172,900 rentable square feet. The building's steel frame is covered in solar reflective glass. The two-story high lobby is finished in German marble and polished chrome accents. A 3.5-level parking structure and surface lot provide a total of 641 spaces. Situated on a terraced hillside overlooking Interstate 5, the property provides excellent freeway visibility and access. At May 1, 1997, the property was 93.3% leased at an average base rental rate of $20.71 per square foot. Major tenants include Ralston Purina, Maxtor International, Motorola, and Quaker Oats.

    1821 DYER. 1821 Dyer is a two-story office building located in the Irvine submarket. Completed in 1980, the property was renovated in 1988 and contains approximately 115,061 rentable square feet and 330 surface parking spaces. The building is of concrete tilt-up construction with stucco finishes and a glass curtain wall. The property is located approximately 100 yards east of the 55 Freeway in the northern portion of the master-planned Irvine Business complex. Matria Healthcare currently occupies 100% of the net leasable area and will vacate the building upon the expiration of its lease term on December 31, 1997. The Company believes that the building, with some of the largest vacant blocks of space in its submarket, will appeal particularly to high-tech tenants that occupy much of the office space in the Greater Airport Area submarket.

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
VENTURA COUNTY OFFICE MARKET

    According to Cushman & Wakefield, the Ventura County office market is divided into two submarkets, namely, Simi/Conejo Valley and West County. The Simi/Conejo Valley submarket is considered part of the Los Angeles North market sector and has been included in such. The West County submarket, which includes the areas of Ventura, Oxnard/Port Hueneme, and Camarillo, contains approximately
2.9 million square feet of office space. As of March 31, 1997, the West County submarket had a direct vacancy rate of 20.3%

                    MAP OF THE VENTURA COUNTY OFFICE MARKET

    One of the Acquired Properties and one of the Pending Acquisitions are located in the Ventura County office market and collectively contain approximately 282,490 rentable square feet which represent approximately 3.3% of the total rentable square footage of the Properties and Pending Acquisitions. The Properties are located in the office submarkets of Ventura and Oxnard/Port Hueneme.

DESCRIPTION OF THE ACQUIRED PROPERTY LOCATED IN THE VENTURA COUNTY OFFICE
  MARKET:

    CENTER PROMENADE. Center Promenade is a low-rise office park completed in 1982 on approximately 11.2 well-landscaped acres in the heart of the City of Ventura. The property's seven buildings vary from one to three stories, have reflective glass and brick exteriors and contain a total of 174,837 rentable square feet. Surface parking provides 719 spaces. The property enjoys convenient access to both the US 101 and State 126 freeways and benefits from its proximity to the Ventura County Government Center and to a number of restaurants and retail establishments. Center Promenade was 73.7% leased as of May 1, 1997, with base rental rates averaging approximately $14.50 per square foot. Major tenants include the County of Ventura which occupies 11,454 rentable square feet and the State of California which occupies 13,293 rentable square feet.

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
DESCRIPTION OF THE PENDING ACQUISITION LOCATED IN THE VENTURA COUNTY OFFICE
  MARKET:

    1000 TOWN CENTER. 1000 Town Center is a six-story office building located in the Oxnard/Port Hueneme submarket. The property was developed in 1989 and contains approximately 107,653 rentable square feet and 431 surface parking spaces. The building has a steel frame and an exterior consisting of limestone panels and a glass curtain wall. The property is located in the City of Oxnard just north of Highway 101. As of May 1, 1997, the property was 100% leased and had an average base rental rate of $19.10 per square foot.

KERN COUNTY OFFICE MARKET

    The Kern County office market, which consists primarily of the City of Bakersfield, contains approximately 6.2 million square feet of inventory among 267 office buildings. According to Cushman & Wakefield, Kern County had a direct vacancy rate of 14.3% and a weighted average rental rate of $14.09 per square foot as of March 31, 1997.

                      MAP OF THE KERN COUNTY OFFICE MARKET

    Two of the Acquired Properties are located in the Kern County office market and collectively contain approximately 216,522 rentable square feet which represent approximately 2.5% of the total rentable square footage of the Properties and Pending Acquisitions. Both of these Properties are located in Bakersfield.

DESCRIPTION OF ACQUIRED PROPERTIES LOCATED IN THE KERN COUNTY OFFICE MARKET:

    PARKWAY CENTER. Parkway Center consists of a three-story and a single-story office building located at 4200 and 4260 Truxton Avenue. 4200 Truxton contains approximately 46,154 rentable square feet and was constructed in 1992 of steel and concrete with solar reflective glass. Built in 1995, 4260 Truxton is a concrete tilt-up structure containing approximately 15,179 rentable square feet. Visible from Highway 99, the project provides easy access to all areas of Bakersfield, including Central Bakersfield and the Stockdale Business District. Major tenants include Bakersfield Cellular Telephone Co., which occupies 20,611 square

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
feet, and IBM, which occupies 8,962 square feet. As of May 31, 1997, the property was 99.5% leased and had an average base rental rate of $17.14 per square foot.

    CALIFORNIA TWIN CENTRE. California Twin Centre is a 4-story office complex containing approximately 155,189 rentable square feet of office space and 649 surface parking spaces. Built in 1983 in the heart of Bakersfield's business district, the building has a steel-frame structure with dryvit insulated panels and a curtain wall of reflective glass. The property is located near the 99 Freeway and the Bakersfield/Kern County Airport. Chevron occupies over 75% of the building. As of May 1, 1997, the property was 88.5% leased and had an average base rental rate of $23.75 per square foot.

COMPETITION

    The Company may be competing for acquisition opportunities with other owners and developers that have greater resources and more experience than the Company. Additionally, the number of competitive properties in any particular market in which the Company's Properties and Pending Acquisitions are located could have a material adverse effect on both the Company's ability to lease space at the Properties and Pending Acquisitions and on the rents charged at the Properties and Pending Acquisitions. The Company believes that the Offering, the Credit Facility and its access as a public company to the capital markets to raise funds during periods when conventional sources of financing may be unavailable or prohibitively expensive will provide the Company with substantial competitive advantages. Further, the Company believes that the number of real estate developers has decreased as a result of the recessionary market conditions and tight credit markets during the early 1990's as well as the reluctance on the part of more conventional financing sources to fund development and acquisition projects.

INSURANCE

    The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance that currently covers all of the Properties, and will be expanded to cover each of the Pending Acquisitions which is acquired, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. The Operating Partnership also carries earthquake insurance on all of the Properties which also will be expanded to cover each of the Pending Acquisitions which is acquired. There are, however, certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership could lose its capital invested in the Property, as well as the anticipated future revenues from the Property and, in the case of debt which is with recourse to the Operating Partnership, would remain obligated for any mortgage debt or other financial obligations related to the Property. Any such loss would adversely affect the Company. Moreover, as the sole general partner of the Operating Partnership, the Company will generally be liable for any unsatisfied obligations other than non-recourse obligations. The Company believes that the Properties are, and the Pending Acquisitions will be, adequately insured. In addition, in light of the California earthquake risk, California building codes since the early 1970's have established construction standards for all newly built and renovated buildings, including office buildings, the current and strictest construction standards having been adopted in 1984. Of the 54 Properties and Pending Acquisitions, 24 have been built since January 1, 1985 and the Company believes that all of the Properties were constructed in full compliance with the applicable standards existing at the time of construction. While earthquakes have occurred in Southern California, the only loss the Company has experienced as a result of earthquakes was minor damage to three of its buildings due to the Northridge earthquake, which resulted in $601,000 of damage in the year ended December 31, 1994. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

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
ENVIRONMENTAL REGULATIONS

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.

    Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of ACM when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACM and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with ACM. In connection with its ownership and operation of the Properties and Pending Acquisitions, the Company may be potentially liable for such costs. Except for one Pending Acquisition, 1100 Glendon, which is currently undergoing abatement activities, the Company is not aware of any friable ACM at any of the Properties or Pending Acquisitions.

    In the past few years, independent environmental consultants have conducted or updated Phase I Assessments and other environmental investigations as appropriate (the "Environmental Site Assessments") at the Properties and Pending Acquisitions. These Environmental Site Assessments have included, among other things, a visual inspection of the Properties and Pending Acquisitions and the surrounding area and a review of relevant state, federal and historical documents. Soil and groundwater sampling were performed where warranted and remediation, if necessary, has or is being conducted.

    The Company's Environmental Site Assessments of the Properties and Pending Acquisitions have identified 10351 Santa Monica, Burbank Executive Plaza, California Federal Building, South Bay Centre, 8383 Wilshire, Carlsberg Corporate Center, Imperial Bank, Skyview Center and Pacific Gateway II as properties that may be impacted by known or suspected regional contamination. The Environmental Site Assessments have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's Environmental Site Assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties and Pending Acquisitions will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties and Pending Acquisitions (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

    The Company believes that the Properties and Pending Acquisitions are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products, except as noted above. The Company has not been notified by any

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governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present Properties and Pending Acquisitions, other than as noted above.

POTENTIAL EMINENT DOMAIN PROCEEDINGS

    On January 15, 1997, the City of Calabasas passed a resolution of necessity stating its intention to exercise the power of eminent domain to acquire the Company's property at 26135 Mureau Road, Calabasas, California. The property is a two-story office building containing approximately 18,371 rentable square feet and is part of the Company's four-building project (containing approximately 123,121 rentable square feet). The City of Calabasas currently occupies approximately 9,243 rentable square feet in the subject building.

    Through eminent domain proceedings, the City of Calabasas has the power to acquire private property for public use but is required to pay the owner just compensation which is commonly defined as the fair market value of the property. The City of Calabasas has six months after passing the resolution of necessity (which will expire on July 15, 1997) to serve the Company with a formal eminent domain lawsuit. Should the City of Calabasas serve the action on the Company, the Company will defend the action and seek to obtain the highest value for the property based on its fair market value.

LEGAL PROCEEDINGS

    The Company is not presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company, other than routine litigation arising in the ordinary course of business, some of which is expected to be covered by liability insurance and all of which collectively is not expected to have a material adverse effect on the consolidated financial statements of the Company.

EMPLOYEES

    As of June 15, 1997, the Company had approximately 100 full-time employees.

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                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain current information with respect to the directors and executive officers of the Company immediately following the consummation of this Offering:

         NAME                AGE                                       POSITION                                      TERM
-----------------------      ---      ---------------------------------------------------------------------------  ---------
Richard S. Ziman                 54   Chairman of the Board and Chief Executive Officer                                 1999

Victor J. Coleman                36   President, Chief Operating Officer and Director                                   1999

Diana M. Laing                   42   Chief Financial Officer and Secretary

Andrew J. Sobel                  38   Executive Vice President and Director of Leasing

Brigitta B. Troy                 56   Senior Vice President and Director of Acquisitions

Herbert L. Porter                58   Senior Vice President and Director of Construction and Capital Improvements

Daniel S. Bothe                  31   Vice President-Finance

Robert C. Peddicord              36   Vice President-Leasing

Carl D. Covitz                   58   Director                                                                          1997

Larry S. Flax                    55   Director                                                                          1997

Kenneth B. Roath                 61   Director                                                                          1997

Steven C. Good                   55   Director                                                                          1998

    The following is a biographical summary of the experience of the directors, director nominees and executive officers of the Company:

    RICHARD S. ZIMAN. Mr. Ziman is a founder of the Company and has served as the Chairman of the Board and Chief Executive Officer since its inception. He has been involved in the real estate industry for over 25 years. In 1990, Mr. Ziman formed Namiz and served as its Chairman of the Board and Chief Executive Officer from its inception until the formation of the Company. In 1979 he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and practiced law as a partner of the law firm of Loeb & Loeb from 1971 to 1980, specializing in transactional and financing aspects of real estate.

    VICTOR J. COLEMAN. Mr. Coleman is a founder of the Company and has served as its President and Chief Operating Officer and as a Director of the Company since its inception. He was the President, Chief Operating Officer and co-founder of Namiz from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc. and earlier in his career from 1985 to 1987 was Director of Marketing/Investment Advisor of Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration from Golden Gate University.

    DIANA M. LAING. Ms. Laing has served as Chief Financial Officer of the Company since August 1996 and as Secretary of the Company since February 1997. Prior to joining the Company, Ms. Laing served, from 1985 to 1996, as Executive Vice President and Chief Financial Officer of South West Property Trust, Inc., a publicly traded apartment properties real estate investment trust, and its predecessor Southwest Realty, Ltd. Ms. Laing also served from 1982 to 1985 as Controller, Treasurer and Vice

President-Finance of Southwest Realty, Ltd. From 1981 to 1982, Ms. Laing was Controller of Crawford Energy, Inc. and she served as a member of the audit staff of Arthur Andersen & Company from 1978 to 1981. Ms. Laing is a Certified Public Accountant and a member of the American Institute of CPAs and the Texas Society of Public Accountants. She is also a Director of Sterling House Corporation, a publicly traded operator of assisted living centers. Ms. Laing received her Bachelor of Science in Accounting from Oklahoma State University.

    ANDREW J. SOBEL. Mr. Sobel has served as Executive Vice President and Director of Leasing of the Company since its formation. He served as Director of Leasing for Namiz from 1992 to 1996. Mr. Sobel is an attorney admitted to the State Bar of California in 1985 with 11 years of experience in the practice of real estate law. From 1990 to 1992, Mr. Sobel was a sole practitioner. From 1987 to 1990 he was an attorney with the law firm of Pircher, Nichols & Meeks specializing in all aspects of its real estate transactional practice including acquisitions, leasings and financings. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California at Berkeley (Boalt Hall).

    BRIGITTA B. TROY. Ms. Troy has served as Senior Vice President and Director of Acquisitions of the Company since its formation. She served as Director of Acquisitions for Namiz from 1993 to 1996 and was Director of Acquisitions for Pacific Financial Group from 1982 to 1989. During the period from 1989 to 1993, she was a principal of Esquire Investment Partners, a real estate advisory company. A graduate of Radcliffe College, Ms. Troy received her Juris Doctor Degree from the University of Southern California Law School and a Master of Business Administration from UCLA Graduate School of Management. Ms. Troy has over 15 years experience in the commercial real estate business.

    HERBERT L. PORTER. Mr. Porter has served as Senior Vice President and Director of Construction and Capital Improvements of the Company since its formation. He served as Director of Construction and Capital Improvements for Namiz from 1993 to 1996. From 1973 to 1992, Mr. Porter was a partner/owner in his own real estate development and property management company specializing in medium to high-rise commercial office buildings. Mr. Porter's 23 years in commercial office development include planning, financing, acquisition, entitlements and approvals, design, construction, marketing, leasing, tenant improvements and outright sale. Mr. Porter received his Bachelor's Degree from the University of Southern California.

    DANIEL S. BOTHE. Mr. Bothe has served as Vice President-Finance of the Company since December 1996. From 1993 to 1996, Mr. Bothe was a management consultant with the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP. From 1988 to 1991, Mr. Bothe served as a member of the audit staff of KPMG Peat Marwick specializing in real estate. Mr. Bothe is a Certified Public Accountant in the State of California and a member of the American Institute of CPAs. Mr. Bothe received his Bachelor of Science in Accounting from San Diego State University and his Master of Business Administration from the University of Southern California.

    ROBERT C. PEDDICORD. Mr. Peddicord has served as Vice President-Leasing of the Company since December 1996. From 1987 to 1996, Mr. Peddicord was a Managing Director in the West Los Angeles office of Julien J. Studley, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor's Degree in Economics from the University of California at Los Angeles.

    CARL D. COVITZ. Mr. Covitz has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. For 18 of the past 23 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential, and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the

Business, Transportation & Housing Agency of the State of California as well as Under Secretary and Chief Operating Officer of the U.S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is currently the Chairman of the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business.

    LARRY S. FLAX. Mr. Flax has served as a member of the Board of Directors of the Company since December 1996. Mr. Flax is Co-Founder and Co-Chairman of the Board of California Pizza Kitchen. Prior to becoming a restaurateur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate and received his Juris Doctor Degree from the University of Southern California Law School in 1967.

    KENNETH B. ROATH. Mr. Roath has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Roath is currently Chairman, President and Chief Executive Officer of Health Care Property Investors, Inc., a leader in the health care REIT industry. Mr. Roath is past Chairman of the National Association of Real Estate Investment Trusts ("NAREIT") and also serves as a member of the Board of Governors and Executive Committee of NAREIT. He is a director of Franchise Finance Corporation of America. Mr. Roath received his Bachelor's Degree in accounting from San Diego State University.

    STEVEN C. GOOD. Mr. Good has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Good is the senior partner in the firm of Good Swartz & Berns, an accountancy corporation founded in 1993 which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good was a partner first at Laventhol & Horwath, a national accounting firm, and later at Horowitz & Good. Mr. Good is a founder and past Chairman of CU Bancorp, where he directed the bank's operations from 1982 through 1989. For the past seven years he has been a member of the Board of Directors of Opto Sensors, Incorporated. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los Angeles and attended UCLA's Graduate School.

BOARD OF DIRECTORS

    The business and affairs of the Company are managed under the direction of the Board of Directors, which currently has six members, four of whom are not employees or affiliates of the Company.

    Pursuant to the Charter, the Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Beginning in July 1997, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has established an Audit Committee, an Executive Committee, a Compensation Committee, and an Acquisitions Committee.

    AUDIT COMMITTEE. The Audit Committee consists of three non-employee directors including Mr. Good, its Chairman, and Messrs. Covitz and Flax. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

    EXECUTIVE COMMITTEE. The Executive Committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to the Company's conflict of interest policies, the Executive Committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Partnership Agreement of the Operating Partnership, to cause the Operating Partnership to take such actions).

    COMPENSATION COMMITTEE. The Compensation Committee consists of three non-employee directors including Mr. Roath, its Chairman, and Messrs. Covitz and Good. The function of the Compensation Committee is to (i) establish, review, modify, and adopt compensation plans and arrangements for the Company, (ii) review, determine and establish the compensation (including bonuses) of the officers of the Company, and (iii) grant bonuses and other compensation to such officers of the Company.

    ACQUISITIONS COMMITTEE. The Acquisitions Committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman and Covitz. The Acquisitions Committee has the authority to approve the acquisition of real property with purchase prices up to $20,000,000. Any acquisitions greater in amount require approval of the full Board of Directors.

    The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

COMPENSATION OF DIRECTORS

    Each of the Company's non-employee directors receives annual compensation of $18,000 for his services. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended. Each non-employee director attending any committee meeting receives an additional $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. Each non-employee director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors' fees. In addition, under the Company's Stock Incentive Plan, each non-employee director was automatically granted, upon his initial election to the Board of Directors, options to purchase 10,000 shares of Common Stock at the then current market price which vest during such director's continued service, in equal installments over four years.

EXECUTIVE COMPENSATION

    Prior to the inception of the Company as a public company on October 9, 1996, the Company did not pay any compensation to its officers. Accordingly, the following table for informational purposes only, sets forth the estimated annual base salary rates and the actual other compensation paid to the Company's

Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers").

                              SUMMARY COMPENSATION

                                                                ANNUAL COMPENSATION
                                                   ---------------------------------------------     LONG-TERM COMPENSATION
                                                     1997 BASE                                    -----------------------------
                                                      SALARY         1996        OTHER ANNUAL     OPTIONS GRANTED     STOCK
NAME                             TITLE                RATE($)      BONUS($)     COMPENSATION($)     IN 1996(#)       BONUS(#)
--------------------  ---------------------------  -------------  -----------  -----------------  ---------------  ------------

Richard S. Ziman      Chairman of the Board and
                        Chief Executive Officer        300,000            --              --           400,000            --

Victor J. Coleman     President, Chief Operating
                        Officer and Director           250,000            --              --           250,000            --

Diana M. Laing        Chief Financial Officer and
                        Secretary                      195,000            --              --            50,000            --

Andrew J. Sobel       Executive Vice President
                        and Director of Leasing        150,000         7,700              --            40,000         3,750(1)

Herbert L. Porter     Senior Vice President and
                        Director of Construction
                        and Capital Improvements       130,000         5,100              --            30,000         1,250(1)

--------------------------

(1) Represents the number of shares for a one-time Common Stock bonus granted in 1996.

    The following table shows certain information relating to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                                   ----------------------------------------------------           VALUE AT
                                    NUMBER OF    PERCENT OF                                ASSUMED ANNUAL RATES OF
                                   SECURITIES   TOTAL OPTIONS                             SHARE PRICE APPRECIATION
                                   UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERM(2)
                                     OPTIONS    EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------------
NAME                               GRANTED(#)    FISCAL YEAR      SHARE        DATE           5%            10%
---------------------------------  -----------  -------------  -----------  -----------  ------------  -------------

Richard S. Ziman.................     400,000         43.0%     $   20.00     10/04/06   $  5,023,000  $  12,748,000

Victor J. Coleman................     250,000         26.9%         20.00     10/04/06      3,145,000      7,967,500

Diana M. Laing...................      50,000          5.4%         20.00     10/04/06        629,000      1,593,500

Andrew J. Sobel..................      40,000          4.3%         20.00     10/04/06        503,200      1,274,800

Herbert L. Porter................      30,000          3.2%         20.00     10/04/06        377,400        956,100

------------------------

(1) All options granted in 1996 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years subject to earlier termination in certain events related to termination of employment. The option exercise price is equal to fair market value of the Common Stock on the date of grant (I.E., the IPO price).

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurances can be given that these appreciation rates will be achieved.

    The following table sets forth certain information concerning exercised and unexercised stock options held by the Named Executive Officers at December 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                 NUMBER OF               VALUE OF UNEXERCISED
                                                           SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS               OPTIONS AT
                                SHARES                      AT DECEMBER 31, 1996          DECEMBER 31, 1996
                              ACQUIRED ON     VALUE      --------------------------  ----------------------------
NAME                          EXERCISE(#)  REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE(1)
----------------------------  -----------  ------------  -----------  -------------  -----------  ---------------

Richard S. Ziman............          --             --          --        400,000           --    $   3,050,000

Victor J. Coleman...........          --             --          --        250,000           --        1,906,250

Diana M. Laing..............          --             --          --         50,000           --          381,250

Andrew J. Sobel.............          --             --          --         40,000           --          305,000

Herbert L. Porter...........          --             --          --         30,000           --          228,750

------------------------

(1) Based on closing price of $27 5/8 per share of Common Stock on December 31, 1996, as reported by the New York Stock Exchange.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, there were no Compensation Committee interlocks and no officers or employees of the Company participated on the Compensation Committee.

EMPLOYMENT AGREEMENTS

    Each of Messrs. Ziman and Coleman have entered into an employment agreement with the Company. The employment agreements of Messrs. Ziman and Coleman have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. For the first year of the term, the employment agreements of Messrs. Ziman and Coleman provide for an initial annual base compensation in the amounts set forth in the Executive Compensation table with the amount of any initial bonus to be determined by the Compensation Committee. For subsequent years, both the amount of the base compensation and any bonus will be determined by the Compensation Committee.

    In addition, Ms. Laing has entered into an employment agreement with the Company effective August 1, 1996 which has an initial term of one year and is subject to automatic one-year extensions following the expiration of the initial term. Ms. Laing's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles her to an initial cash bonus in an amount to be determined by the Compensation Committee but not to exceed 20% of her initial annual base compensation. For any subsequent years in which the employment agreement is extended beyond the initial term, the amount of Ms. Laing's base compensation and any bonus will be determined by the Compensation Committee.

    The employment agreements of Messrs. Ziman and Coleman and Ms. Laing entitle the executives to participate in the Company's Stock Incentive Plan (each executive will initially be allocated the number of stock options set forth in the Executive Compensation table) and to receive certain other insurance and pension benefits. In addition, in the event of a termination by the Company without "cause," a termination by the executive for "good reason," or a termination pursuant to a "change in control" of the Company (as such terms are defined in the respective employment agreements), the terminated executive will be entitled to (i) a single severance payment (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and participation in all pension, 401(k) and other employee plans and benefits established by the Company for its executive employees for a specified period of time following the date of termination (collectively, the "Severance Benefits"). The Severance Amount of Messrs. Ziman and Coleman is equal to the sum of two times the executive's average annual base compensation and two times the highest annual bonus received during the preceding 36-month period. The Severance Amount for Ms. Laing is equal to the executive's annual base compensation for the preceding 12 month period. Receipt of the Severance Benefits shall continue for two years commencing on the date of termination in the case of Messrs. Ziman and Coleman and for one year commencing on the date of termination in the case of Ms. Laing.

    As part of their employment agreements, each of Messrs. Ziman and Coleman is bound by a non-competition covenant with the Company which prohibits them from engaging in (i) the acquisition, renovation, management or leasing of any office properties in the Los Angeles, Orange and San Diego counties of Southern California and (ii) any active or passive investment in or reasonably relating to the acquisition, renovation, management or leasing of office properties in the Los Angeles, Orange and San Diego counties of Southern California for a period of one year following the date of such executive's termination, unless such termination was without cause.

STOCK INCENTIVE PLAN

    The Company has adopted the Stock Incentive Plan for the purpose of attracting and retaining executive officers, directors and employees.

    The Stock Incentive Plan is qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Plan is administered by the Compensation Committee and provides for the granting of stock options, stock appreciation rights or restricted stock with respect to up to 1,500,000 shares of Common Stock to executive or other key employees of the Company. Stock options may be granted in the form of "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options and are exercisable for up to 10 years following the date of grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Stock on the grant date.

    The Stock Incentive Plan also provides for the issuance of stock appreciation rights which will generally entitle a holder to receive cash or stock, as determined by the Compensation Committee, at the time of exercise equal to the difference between the exercise price and the fair market value of the Common Stock. In addition, the Stock Incentive Plan permits the Company to issue shares of restricted stock to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee.

401(K) PLAN

    The Company established the Arden Realty Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

    The 401(k) Plan permits eligible employees of the Company to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees are generally eligible to participate in the 401(k) Plan after six months of service. The Company currently makes matching contributions to the 401(k) Plan equal to 50% of each participating employee's contribution up to 10% of the employee's salary. Employees vest 25% in the Company's contributions for each full year of service and vest 100% after four full years of service.

    The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such persons may incur by reason of his status as a present or former stockholder, director or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such service. The Charter and the Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt by the corporation of
(a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Partnership Agreement also provides for indemnification and advance of expenses of the Company and its officers and directors to the same extent indemnification and advance of expenses is provided to officers and directors of the Company in the Charter and Bylaws, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Charter. See "Partnership Agreement--Indemnification."

                             FORMATION TRANSACTIONS

    The Company was formed to continue and expand the real estate business of Namiz and the Arden Predecessors. Concurrently with the consummation of the IPO on October 9, 1996, the Company and the Operating Partnership engaged in the transactions described below (the "Formation Transactions"), which were designed to (i) enable the Company to raise the necessary capital to acquire the 24 Initial Properties and repay certain mortgage debt relating thereto, (ii) provide a vehicle for future acquisition, (iii) enable the Company to qualify as a REIT commencing with the short taxable year ended December 31, 1996, (iv) facilitate potential securitized mortgage financings and (v) preserve certain tax advantages for certain Arden Predecessors.

    The Formation Transactions included the following:

    - The Company sold to the public 18,847,500 shares of Common Stock and issued an additional 2,827,000 shares of Common Stock pursuant to the Underwriters' exercise of their over-allotment option.

    - Pursuant to separate option agreements (the "Option Agreements"), the Company acquired for cash from certain participants in the Formation Transactions (the "Cash Participants") the interests owned by such Cash Participants in certain of the Arden Predecessors and in certain of the Initial Properties. The Company paid approximately $26.8 million from the net proceeds of the IPO for such interests, which represented 31.7% of the ownership interests in the Initial Properties acquired by the Company simultaneously with the IPO.

    - The Company contributed (i) the interests in the Arden Predecessors and in the Initial Properties acquired pursuant to the Option Agreements and (ii) the net proceeds from the IPO (after payment of the cash consideration to the Cash Participants as described above) to the Operating Partnership in exchange for an 88.2% general partner interest in the Operating Partnership, representing the sole general partnership interest.

    - Pursuant to separate contribution agreements (the "Contribution Agreements"), the following additional contributions were made by certain other participants in the Formation Transactions (the "Unit Participants") to the Operating Partnership in exchange for OP Units: (i) the remaining interests in the Arden Predecessors and in certain of the Initial Properties (I.E., all interests not acquired by the Company pursuant to the Option Agreements) and (ii) certain assets, including management contracts relating to certain of the Properties and the contract rights to purchase two properties (303 Glenoaks and 12501 East Imperial Highway). The Unit Participants making such contributions (a total of seven entities and individuals including Namiz, Richard Ziman and Victor Coleman), received an aggregate of 2,889,071 OP Units, with a value of approximately $57.8 million based on the IPO price of the Common Stock.

    - The Company, through the Operating Partnership, borrowed $57 million aggregate principal amount under a one year loan which was non-recourse to the Company and the Operating Partnership and at the closing of the IPO was secured by cross-collateralized and cross-defaulted first mortgage liens on nine of the Initial Properties.

    - Approximately $33 million of the net proceeds of the IPO were used by the Operating Partnership to purchase two properties, 303 Glenoaks and 12501 East Imperial Highway.

    - The Company used a portion of the proceeds of the IPO and the mortgage financing in place at that time to repay approximately $370 million of mortgage debt secured by the Initial Properties and indebtedness outstanding under lines of credit assumed by the Operating Partnership in the Formation Transactions.

BENEFITS OF THE FORMATION TRANSACTIONS AND THE IPO TO AFFILIATES OF THE COMPANY

    Certain affiliates of the Company realized certain material benefits in connection with the Formation Transactions, including the following:

    RECEIPT OF OP UNITS. In exchange for their respective ownership interests in the Arden Predecessors and the assets of Namiz, Messrs. Ziman and Coleman became beneficial owners of a total of 2,210,876 OP Units, with a total value of $44.2 million based on the IPO price of the Common Stock, compared to a book value of such interests and assets contributed to the Operating Partnership of approximately $2,000. The Company believes that the book values of these interests and assets contributed to the Operating Partnership (which reflect the depreciated historical cost of such interests and assets) was less than the fair market values of such interests and assets. Any time after October 9, 1997 (the first anniversary of the closing of the IPO), holders of OP Units issued in the Formation Transactions, including the above-mentioned affiliates of the Company, may, in accordance with the Partnership Agreement, exchange all or a portion of such OP Units for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis. The Company currently expects that it will not elect to pay cash for OP Units in connection with any such exchange request, but instead will exchange shares of Common Stock for such OP Units. The OP Units may provide the Unit Participants with increased liquidity and, until disposition of certain assets contributed to the Company, with the continued deferral of the taxable gain associated with those assets.

    INCREASE IN NET TANGIBLE INVESTMENT. The Unit Participants realized an immediate accretion in the net tangible book value of their investment in the Company of $12.48 per share of Common Stock representing an aggregate accretion amount of $36.1 million.

    REPAYMENT OF DEBT. Approximately $398 million of indebtedness secured by the Initial Properties and indebtedness outstanding under lines of credit assumed by the Operating Partnership was repaid in the Formation Transactions.

    SPECIAL ALLOCATIONS OF INTEREST DEDUCTION. Pursuant to the Partnership Agreement, certain Unit Participants, including Messrs. Ziman and Coleman received special allocations of interest deduction of approximately $13.3 million in the aggregate relating to the repayment of mortgage debt on certain of the Initial Properties.

    EMPLOYMENT AGREEMENTS. Messrs. Ziman and Coleman serve as directors and officers of the Company and the Operating Partnership and have entered into agreements providing for annual salaries, bonuses, participation in the Company's Stock Incentive Plan and other benefits for their services.

    ZIMAN'S PROPORTIONAL PURCHASE RIGHTS. So long as he is Chief Executive Officer, Mr. Ziman has certain proportional purchase rights which enable him to maintain his overall percentage ownership, assuming the exchange of all OP Units for Common Stock, of the combined equity of the Company and the Operating Partnership in the event there are future issuances of Common Stock or any convertible securities by the Company or future issuances of OP Units by the Operating Partnership. In each event, Mr. Ziman's proportional purchase rights may be exercised at a price per share or other trading unit of such Common Stock, convertible securities, or OP Units, as the case may be, to be received by the Company or the Operating Partnership in such issuance, less any underwriting discounts and commissions, and otherwise on the same terms as may be applicable to such issuance. These proportional purchase rights will not apply to transactions under any Company stock plan (such as the Stock Incentive Plan), pursuant to an exchange of an OP Unit for a share of Common Stock or in connection with any issuance of Common Stock or OP Units incident to an acquisition of properties, assets or a business.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Directors and may be amended or revised from time to time by the Board of Directors without a vote of the stockholders, except that (i) the Company cannot change its policy of holding its assets and conducting its business only through the Operating Partnership and its affiliates without the consent of the holders of OP Units as provided in the Partnership Agreement, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Common Stock.

INVESTMENT POLICIES

    INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Company will conduct all of its investment activities through the Operating Partnership and its affiliates. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. For a discussion of the Properties and the Company's acquisition and other strategic objectives, see "Properties" and "Business and Growth Strategies."

    The Company expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership and its affiliates of the Properties and other acquired office properties. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. Furthermore, the Company currently intends to invest in or develop commercial properties in Southern California, and primarily in suburban Los Angeles County. However, future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to diversify in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment or development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes. In addition, the Company may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant.

    The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

    Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to the Common Stock. Investments are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

    INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, in the discretion of the Board of Directors, invest in mortgages and other types of equity real estate interests consistent with the Company's qualification as a REIT. The Company does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

    SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

DISPOSITIONS

    The Company does not currently intend to dispose of any of the Properties, although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Directors determines that such action would be in the best interests of the Company. The tax consequences of the disposition of the Properties may, however, influence the decision of certain directors and executive officers of the Company who hold OP Units as to the desirability of a proposed disposition. See "Risk Factors--Conflicts of Interests in the Formation Transactions and the Business of the Company."

    Any decision to dispose of a Property will be made by the Company and approved by a majority of the Board of Directors. In addition, under the Partnership Agreement, the consent of a majority of the Limited Partners of the Operating Partnership must approve any sale of Century Park Center (other than in connection with the sale of all or substantially all of the assets of the Company or a merger of the Company) for a period of seven years from the closing of the IPO.

FINANCING POLICIES

    As a general policy, the Company intends to limit its total consolidated indebtedness incurred so that at the time any debt is incurred, the Company' debt to total market capitalization ratio does not exceed 50%. Upon completion of the Offering and the Pending Acquisitions, the debt to total market capitalization ratio of the Company will be approximately 19.7% (16.0% if the Underwriters' overallotment option is exercised in full). The Charter and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its Properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Stock, growth and acquisition opportunities and other factors. Accordingly, the Company may increase or decrease its debt to total market capitalization ratio beyond the limits described above. If these policies were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distributions to stockholders.

    The Company has established its debt policy relative to the total market capitalization of the Company computed at the time the debt is incurred, rather than relative to the book value of such assets, a ratio that is frequently employed, because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. Total market capitalization, however, is subject to greater fluctuation than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Moreover, due to fluctuations in the value of the Company's portfolio of Properties over time, and since any measurement of the Company's total consolidated indebtedness to total market capitalization is made only at the time debt is incurred, the debt to total market capitalization ratio could exceed the 50% level.

    The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

    Although the Company will consider factors other than total market capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the debt to total market capitalization ratio, or any other measure of asset value, at the time the debt is incurred or at any other time will be consistent with any particular level of distributions to stockholders. See "Risk Factors--No Limitations on Debt," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CONFLICT OF INTEREST POLICIES

    The Company has adopted certain policies and entered into agreements with Messrs. Ziman and Coleman designed to eliminate or minimize potential conflicts of interest. These agreements include non-competition provisions that generally prohibit Messrs. Ziman and Coleman from engaging in the acquisition, management, leasing or renovation of any office properties in the Los Angeles, Orange and San Diego counties of Southern California and from engaging in any active or passive investment in or reasonably relating to the acquisition, renovation, management or leasing of any office properties in the Los Angeles, Orange and San Diego counties of Southern California for a period of one year following the date of termination of such executive's employment. See "Management--Employment Agreements." The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

    POLICIES APPLICABLE TO ALL DIRECTORS. The Company has adopted a policy that, without the approval of a majority of the non-employee directors, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or
(iii) engage in any other transaction with any of the foregoing persons.

    Pursuant to Maryland law, each director will be subject to restrictions on misappropriation of corporate opportunities. In addition, under Maryland law, a contract or other transaction between the Company and a director or between the Company and any other corporation or other entity in which a director is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof if
(a) the transaction or contract is authorized, approved or ratified by the board of directors or a committee of the board, after disclosure of the common directorship or interest, by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or by a majority of the votes cast by disinterested stockholders, or (b) the transaction or contract is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

    The Company has authority to offer Common Stock, Preferred Stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its Common Stock or other securities in the open market or otherwise and may engage in such activities in the future. As described under "The Partnership Agreement--Redemption/Exchange Rights," the Company expects (but is not obligated) to issue Common Stock to holders of OP Units in the Operating Partnership upon exercise of their redemption/exchange rights. Except in connection with the IPO and its related Formation Transactions and the issuance of OP Units in connection with the acquisition of two of the Acquired Properties subsequent to the IPO (see "The Company--The Operating Partnership"), the Company has not issued Common Stock, OP Units or any other securities in exchange for property or for any other purpose, and the Board of Directors has no present intention of causing the Company to repurchase any Common Stock. The Company may issue Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors without the need for stockholder approval. See "Capital Stock--Preferred Stock." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purposes of exercising control, and does not intend to do so. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in the best interest of the Company to qualify as a REIT and such determination is approved by a two thirds vote of the Company's stockholders as required by the Charter. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Directors without a vote of the stockholders.

                              CERTAIN TRANSACTIONS

FORMATION TRANSACTIONS

    The terms of the acquisitions of interests in the Initial Properties and in Namiz by the Operating Partnership are described in "Formation Transactions."

PARTNERSHIP AGREEMENT; REDEMPTION/EXCHANGE RIGHTS

    The Company has entered into the Partnership Agreement with the Unit Participants. Among other things, the Partnership Agreement provides such holders of OP Units with the right to cause the Operating Partnership to redeem OP Units for cash or, at the election of the Company, exchange such OP Units for shares of Common Stock of the Company (on a one-for-one basis). See "Risk Factors--Conflicts of Interests in the Formation Transactions and the Business of the Company; Benefits from Formation Transactions," "Policies With Respect to Certain Activities--Conflict of Interest Policies" and "Partnership Agreement--Redemption/Exchange Rights."

REGISTRATION RIGHTS

    For a description of certain registration rights held by the Unit Participants, see "Shares Available for Future Sale--Registration Rights."

ACQUISITION OF PROPERTY FROM FORMER DIRECTOR

    In March 1997 when Mr. Arthur Gilbert was still a director of the Company, a majority of the disinterested directors of the Board of Directors approved the acquisition of, and the Company acquired, Mr. Gilbert's interest in 535 Brand (one of the Acquired Properties) for a purchase price of $10.2 million.

ACCELERATION OF OPTIONS GRANTED TO FORMER OFFICER

    On February 14, 1997, Ms. Michele Byer resigned as Chief Accounting Officer of the Company. In connection with Ms. Byer's resignation, the Compensation Committee of the Company's Board of Directors approved the accelerated vesting of one third of the 40,000 stock options Ms. Byer was granted in 1996. Accordingly, Ms. Byer exercised options to purchase 13,333 shares of Common Stock and the remaining, unaccelerated options to purchase 26,667 shares of Common Stock were automatically terminated.

                             PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE PARTNERSHIP AGREEMENT, INCLUDING THE DESCRIPTIONS OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTNERSHIP AGREEMENT, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

MANAGEMENT

    The Operating Partnership has been organized as a Maryland limited partnership pursuant to the terms of the Partnership Agreement. Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, subject to certain limited exceptions. The limited partners of the Operating Partnership (the "Limited Partners") have no authority in such capacity to transact business for, or participate in the management activities or decisions of, the Operating Partnership. See "--Certain Voting Rights of Limited Partners."

TRANSFERABILITY OF INTERESTS

    Except for a transaction described in the following two paragraphs, the Partnership Agreement provides that the Company may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, without the consent of the holders of 60% of the OP Units representing limited partner interests. Pursuant to the Partnership Agreement, the Limited Partners have agreed not to transfer, assign, sell, encumber or otherwise dispose of, without the consent of the Company, their interest in the Operating Partnership, other than to Affiliates (as defined in the Partnership Agreement) who agree to assume the obligations of the transferor under the Partnership Agreement. Messrs. Ziman and Coleman and certain other Unit Participants are subject to additional restrictions on their ability to transfer shares of Common Stock. See "Underwriting."

    The Company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests ("Termination Transaction"), unless the Termination Transaction has been approved by holders of at least 66 2/3% of the OP Units (including OP Units held by the Company which will represent 91.9% of all OP Units outstanding upon consummation of the Offering) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the number of shares of Common Stock into which each OP Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of Common Stock in consideration of one share of Common Stock at any time during the period from and after the date on which the Termination Transaction is consummated. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of OP Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

    Notwithstanding the foregoing paragraph, the Company may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than OP Units held by the Company, are contributed to the Operating Partnership as a capital contribution in exchange for OP Units with a fair market value, as reasonably determined by the Company, equal to the agreed value of the assets so contributed.

    In respect of any transaction described in the preceding two paragraphs, the Company is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction.

CAPITAL CONTRIBUTIONS

    If the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, and the Company borrows such funds from a financial institution or other lender, then the Company will lend such funds to the Operating Partnership on comparable terms and conditions as are applicable to the Company's borrowing of such funds. The Company may contribute the amount of any required funds not loaned to the Operating Partnership as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the partnership interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. The Company's rights to make loans or additional capital contributions to the Operating Partnership are generally subject to Mr. Ziman's right to receive notice thereof and to fund the loan or capital contribution on a pro rata basis so long as Mr. Ziman is the Company's Chief Executive Officer.

REDEMPTION/EXCHANGE RIGHTS

    Limited Partners will receive rights which will enable them to require the Operating Partnership to redeem part or all of their OP Units for cash (based upon the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the election of the Company, exchange such OP Units for shares of Common Stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events) from the Company, subject to the Ownership Limit and certain limitations on resale of shares. The Company presently anticipates that it will elect to issue Common Stock in exchange for OP Units in connection with each such redemption request, rather than having the Operating Partnership pay cash. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase. This redemption/exchange right may be exercised by Limited Partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised (i) prior to the expiration of one year following the consummation of the IPO with respect to OP Units issued in the Formation Transactions or (ii) at any time to the extent such exercise would result in such Limited Partner actually or constructively owning Common Stock in excess of the Common Stock Ownership Limit, assuming Common Stock was issued in such exchange.

    For a description of certain special redemption and exchange rights for persons who were issued OP Units in acquisitions of Properties after the IPO, see "The Company--The Operating Partnership."

ISSUANCE OF ADDITIONAL OP UNITS, COMMON STOCK OR CONVERTIBLE SECURITIES

    As general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional OP Units. In addition, the Company may, from time to time, issue additional shares of Common Stock or convertible securities. In each event, Mr. Ziman will have proportional purchase rights which will enable him to maintain his overall percentage ownership of the combined equity of the Company and the Operating Partnership, assuming the exchange of all OP Units for Common Stock. Mr. Ziman's proportional purchase rights may be exercised, in his sole discretion, at a price per share or other trading unit of such OP Units, Common Stock or convertible securities, as the case may be, to be received by the Company or the Operating Partnership in such issuance, less any underwriting discounts and commissions, and otherwise on the same terms as may be applicable to such issuances. These proportional purchase rights will not apply to transactions under any Company stock plan (such as the Stock Incentive Plan), pursuant to an exchange of an OP Unit for a share of Common Stock or in connection with any issuance of Common Stock or OP Units incident to an acquisition of properties, assets or a business.

TAX MATTERS

    Pursuant to the Partnership Agreement, the Company is the tax matters partner of the Operating Partnership and, as such, has authority to make tax elections under the Code on behalf of the Operating Partnership.

    The net income or net loss of the Operating Partnership is generally allocated to the Company and the Limited Partners in accordance with their respective percentage interests in the Operating Partnership, subject to special allocations to certain Limited Partners of interest deductions and income from the discharge of indebtedness attributable to loans transferred by Arden Predecessors to the Operating Partnership and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership."

OPERATIONS

    The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability. The Partnership Agreement provides that the net operating cash revenues of the Operating Partnership, as well as the net sales and refinancing proceeds, will be distributed from time to time (but at least quarterly) as determined by the Company pro rata in accordance with the partners' percentage interests. Pursuant to the Partnership Agreement, subject to certain exceptions, the Operating Partnership will also assume and pay when due, or reimburse the Company for payment of all costs and expenses relating to the operations of the Company.

DUTIES AND CONFLICTS

    The Partnership Agreement provides that all business activities of the Company, including all activities pertaining to the acquisition and operation of office properties, must be conducted through the Operating Partnership.

CERTAIN VOTING RIGHTS OF LIMITED PARTNERS

    So long as the Limited Partners own at least 5% of the outstanding OP Units, the Company shall not, on behalf of the Operating Partnership, take any of the following actions without the prior consent of holders of at least 50% of the OP Units representing limited partner interests: (1) dissolve the Operating Partnership, other than incident to a merger or sale of substantially all of the Company's assets; or (2) prior to the expiration of seven years from the completion of the IPO, sell Century Park Center, other than incident to a merger or sale of substantially all of the Company's assets.

TERM

    The Operating Partnership will continue in full force and effect until December 31, 2096, or until sooner dissolved upon the bankruptcy, dissolution, withdrawal or termination of the Company as general partner (unless the Limited Partners other than the Company elect to continue the Operating Partnership), the election of the Company and the Limited Partners, on entry of decree of judicial dissolution, or the sale or other disposition of all or substantially all the assets of the Operating Partnership or redemption of all OP Units.

INDEMNIFICATION

    To the extent permitted by law, the Partnership Agreement provides for indemnification and advance of expenses of the Company and its officers and directors to the same extent indemnification and advance of expenses is provided to officers and directors of the Company in its Charter and Bylaws, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company is limited under the Charter. See "Management--Limitation of Liability and Indemnification."

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock (or Common Stock for which OP Units are exchangeable) upon consummation of the Offering for (1) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock (or Common Stock for which OP Units are exchangeable), (2) each director and each Named Executive Officer and (3) the directors and officers of the Company as a group. Except as indicated below, all such Common Stock is owned directly, and the indicated person has sole voting and investment power.

                                                                         PERCENTAGE OF COMMON
                                                                           STOCK OUTSTANDING
                                                    NUMBER OF SHARES OF    UPON CONSUMMATION
NAME AND ADDRESS(1)                                    COMMON STOCK       OF THE OFFERING(2)
--------------------------------------------------  -------------------  ---------------------
FMR Corp. ........................................        2,609,300(3)              7.74%
  82 Devonshire Street
  Boston, MA 02109
Richard S. Ziman..................................        1,758,306(4)              4.96%
Victor J. Coleman.................................        1,217,766(5)              3.49%
Diana M. Laing....................................            5,000                *
Andrew J. Sobel...................................            3,750                *
Herbert L. Porter.................................            1,250                *
Carl D. Covitz....................................          --                    --
Larry S. Flax.....................................            5,000                *
Steven C. Good....................................            1,000                *
Kenneth B. Roath..................................          --                    --
All directors and officers as a group (9
  persons)........................................        2,216,876                 6.18%

------------------------------

*   Less than one percent.

(1) Unless otherwise indicated, the address for each of the persons listed is 9100 Wilshire Boulevard, East Tower, Suite 700, Beverly Hills, CA 90212

(2) For Messrs. Ziman and Coleman, beneficial ownership of Common Stock is currently held 100% in the form of OP Units. In addition, amounts for individuals assume that all OP Units held by the person are exchanged for shares of Common Stock and that none of the OP Units held by other persons are exchanged for shares of Common Stock. Amounts for all directors and officers as a group assume all OP Units are exchanged for shares of Common Stock.

(3) According to a Schedule 13G filed with the SEC, the person has sole voting power with respect to 145,800 of such shares and sole dispositive power of all 2,609,300 of such shares as of February 10, 1997.

(4) Includes (a) 775,196 shares held by an entity in which Messrs. Ziman and Coleman have shared voting and investment power, of which shares Mr. Ziman disclaims beneficial ownership in the 40% of such shares in which he has no pecuniary interest, (b) 353,212 shares owned by entities directly and indirectly owned 100% by Mr. Ziman, and (c) 136,674 shares owned by a family partnership of Mr. Ziman, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests.

(5) Includes (a) 775,196 shares held by entities in which Messrs. Ziman and Coleman have shared voting and investment power, of which shares Mr. Coleman disclaims beneficial ownership of the 60% of such shares in which he has no pecuniary interest, (b) 99,458 shares owned by an entity owned 100% by Mr. Coleman, and (c) 343,112 shares owned of record by Victor J. Coleman and Wendy Coleman, Trustees, The Victor and Wendy Coleman Family Trust dated March 26, 1997 of which Mr. Coleman and his wife, as trustees, have sole voting and dispositive power.

                                 CAPITAL STOCK

    THE FOLLOWING SUMMARY OF THE TERMS OF THE STOCK OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER AND BYLAWS, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "ADDITIONAL INFORMATION."

GENERAL

    The Charter provides that the Company may issue up to 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). Upon completion of the Offering, 33,692,833 shares of Common Stock will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's obligations solely as a result of their status as stockholders.

COMMON STOCK

    All shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

    Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and, with the exception of Mr. Ziman's proportional purchase rights, have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, shares of Common Stock will have equal dividend, liquidation and other rights.

    Under the MGCL, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a greater or lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's charter. The Company's Charter does not provide for a lesser percentage in such situations except that the provisions of the Charter relating to authorized shares of stock and the classification and reclassification of shares of Common Stock and Preferred Stock may be amended by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

PREFERRED STOCK

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board is required by the MGCL and the Charter of the Company to set, subject to the provisions of the Charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any Preferred Stock.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock and Preferred Stock and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is The Bank of New
York.

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

    Because the Company expects to continue to qualify as a REIT, the Charter contains restrictions on the ownership and transfer of Common Stock which are intended to assist the Company in complying with these requirements. The Charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.0% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.0% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.0% of the outstanding Common Stock and thus subject such shares to the Ownership Limit. The Board of Directors may, but in no event is required to,

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waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The Board of Directors has obtained such undertakings and representations from Mr. Ziman and, as a result, has waived the Ownership Limit with respect to the Ziman family and certain affiliated entities, including the Operating Partnership. The Ziman family and such entities are permitted to own in the aggregate, actually or constructively, up to 13% (by number of shares or by value, whichever is more restrictive) of the Common Stock.

    The Charter further prohibits (a) any person from actually or constructively owning shares of stock of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of stock of the Company if such transfer would result in shares of stock of the Company being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to continue to qualify as a REIT and such determination is approved by a two thirds vote of the Company's stockholders as required by the Charter. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Charter. Amendments to the Charter require the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

    Pursuant to the Charter, if any purported transfer of Common Stock of the Company or any other event would otherwise result in any person violating the Ownership Limit, or such other limit as provided in the Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit, or such other limit, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violative transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit or such other limit as provided by the Charter or as otherwise permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been

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transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares had been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Charter provides that the transfer of the excess shares will be void.

    In addition, shares of stock of the Company held in the Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares of stock held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

    If any purported transfer of shares of Common Stock would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety, and the intended transferee shall acquire no rights to the stock.

    All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

    Under the Charter, every owner of a specified percentage (or more) of the outstanding shares of Common Stock must file a completed questionnaire with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Company's shares. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Common Stock on the Company's status as a REIT and to ensure compliance with the Ownership Limit or such other limit as provided by the Charter or as otherwise permitted by the Board of Directors.

    CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND TO THE CHARTER AND BYLAWS OF THE COMPANY, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

    The Charter and the Bylaws of the Company contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and

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
is qualified in its entirety by reference to the Charter and the Bylaws, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See also "Capital Stock--Restrictions on Transfer."

BOARD OF DIRECTORS--NUMBER, CLASSIFICATION, VACANCIES

    The Bylaws provide that the number of directors of the Company may be established by the Board of Directors but may not be fewer than five nor more than 11. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. The Company currently has one vacancy on its seven director Board of Directors.

    The Company's Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Beginning in July 1997, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might be in the best interest of the stockholders.

    The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the stockholders.

REMOVAL OF DIRECTORS

    The Charter provides that subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in

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
cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Company's Board of Directors has resolved to opt out of the business combination provisions of the MGCL, and such resolutions also require that any decision to opt back in be subject to the approval of holders of a majority of the shares of Common Stock.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as the result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. Although there can be no assurance that such provision will not be amended or eliminated at any time in the future, the Company's Board of Directors has resolved that the provision may not be amended or eliminated without the approval of holders of at least a majority of the shares of Common Stock.

AMENDMENT TO THE CHARTER

    The Charter, including its provisions on classification of the Board of Directors, restrictions on transferability of shares of Common Stock and removal of directors, may be amended only by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter. However, the provisions of the Charter relating to authorized shares of stock and the classification

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
and reclassification of shares of Common Stock and Preferred Stock may be amended by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

DISSOLUTION OF THE COMPANY

    The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of the Company provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of the stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER
  AND BYLAWS

    The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to the Company, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

    The Charter authorizes the Board of Directors to create and issue rights entitling the holders thereof to purchase from the Company shares of stock or other securities or property. The times at which and terms upon which such rights are to be issued would be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. This provision is intended to confirm the Board of Directors' authority to issue share purchase rights, which may have terms that could impede a merger, tender offer or other takeover attempt, or other rights to purchase shares or securities of the Company or any other corporation.

                        SHARES AVAILABLE FOR FUTURE SALE

GENERAL

    Upon the completion of the Offering, the Company will have outstanding 33,692,833 shares of Common Stock (35,459,818 shares if the Underwriters' overallotment option is exercised in full). In addition, 2,971,756 shares of Common Stock are reserved for issuance upon exchange of OP Units. The shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Charter. See "Capital Stock--Restrictions on Transfer." The shares of Common Stock owned by the Unit Participants or acquired by any Unit Participant in redemption of OP Units (the "Restricted Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below

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
under "--Registration Rights," the Company has granted certain holders registration rights with respect to their shares of Common Stock.

    In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    In connection with the IPO, Messrs. Ziman and Coleman agreed not to sell any shares of Common Stock acquired by them upon exchange of OP Units for a period of two years after the completion of the IPO without the consent of Lehman Brothers Inc. Such restriction will not apply to any OP Units or other shares of Common Stock purchased or otherwise acquired by Messrs. Ziman or Coleman following consummation of the IPO. See "Underwriting."

    The Company has established the Stock Incentive Plan for the purpose of attracting and retaining directors, executive officers and other key employees. See "Management--Stock Incentive Plan" and
"--Compensation of Directors." The Company issued options to purchase approximately 890,000 shares of Common Stock to directors, executive officers and certain key employees prior to the completion of the IPO and has reserved 596,667 additional shares for future issuance under the Stock Incentive Plan. Prior to the expiration of the initial 12-month period following the consummation of the IPO, the Company expects to file a registration statement on Form S-8 with the SEC with respect to the shares of Common Stock issuable under the Stock Incentive Plan, which shares may be resold without restriction, unless held by affiliates.

    No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors--Possible Adverse Effect on Common Stock Price of Shares Available for Future Sale" and "Partnership Agreement--Transferability of Interests."

REGISTRATION RIGHTS

    The Company has granted the Unit Participants in the Formation Transactions certain registration rights with respect to the shares of Common Stock owned by them or acquired by them in connection with the exercise of the Redemption/Exchange Rights under the Partnership Agreement. These registration rights require the Company to register all such shares of Common Stock effective on the first anniversary of the consummation of the IPO. The Company will bear expenses incident to its registration requirements under the registration rights, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, relating to such shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations regarding the Company and the Offering is based on current law, is for general information only and is not tax advice. The information set

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
forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Company. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the tax laws, including without limitation, certain financial institutions, life insurance companies, dealers in securities or currencies, stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "Taxation of Tax-Exempt Stockholders") or foreign corporations or partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "Taxation of Non-U.S. Stockholders"). In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to stockholders.

    The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayer who requests and receives such ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not adversely affect existing interpretations thereof. Any such change could apply retroactively to transactions preceeding the date of the change. The Company has not requested, and does not plan to request, any ruling from the IRS concerning the tax treatment of the Company or the Operating Partnership. Thus, no assurance can be provided that the statements set forth herein (which are, in any event, not binding on the IRS or courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    GENERAL. The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. The Company believes that, commencing with its taxable year ending December 31, 1996, it has been organized and operated in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified.

    These sections of the Code and the corresponding Treasury Regulations, are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders.

    Latham & Watkins has acted as tax counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Latham & Watkins, commencing with the Company's taxable year ending December 31, 1996, the Company was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company and the Operating Partnership. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely

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fashion. Moreover, such qualification and taxation as a REIT depends upon the
Company's ongoing ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "--Failure to Qualify."

    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by the Company through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (I.E., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (I.E., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests,

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described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

    The Company believes that it has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and
(vi). In addition, the Company's Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in
(v) and (vi) above. Such ownership and transfer restrictions are described in "Capital Stock--Restrictions on Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "--Failure to Qualify." In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company has a calendar taxable year.

    OWNERSHIP OF A PARTNERSHIP INTEREST. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiary partnerships) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "--Tax Aspects of the Operating Partnership." The Company has direct control of the Operating Partnership and has and intends to continue to operate it consistent with the requirements for qualification as a REIT.

    INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, subject to certain exceptions in the year in which the Company is liquidated, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of Properties acquired by the Operating Partnership in the Formation Transactions is deemed to have commenced on the date of acquisition.

    Rents received by the Company qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents

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received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue.

    The Company has received since the IPO certain fees in exchange for the performance of certain management activities for third parties with respect to properties in which the Company does not own an interest. Such fees will result in nonqualifying income to the Company under the 95% and 75% gross income tests. The Company, however, has recently discontinued all management activities with respect to third party owned properties and believes that the aggregate amount of its nonqualifying income in any taxable year, including the aforementioned management fees, will not exceed the limit on nonqualifying income under the gross income tests.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in "--Taxation of the Company--General," even if these relief provisions apply, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company fails the 30% income test. In such case, the Company would cease to qualify as a REIT.

    Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction

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that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets (including its allocable share of the assets held by the Operating Partnership) must be represented by real estate assets including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company has and intends to continue to maintain adequate records of the value of its assets in order to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of noncash income (I.E., income attributable to leveled stepped rents, original issue discount or purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of the "REIT taxable income" as described in clause (i)(a) above. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company believes that it has and intends to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

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    The Company's REIT taxable income has been and is expected to continue to be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. In addition, a recent federal budget proposal contains language which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by such corporation to become a REIT for taxable years beginning after January 1, 1998, which could effectively preclude the Company from re-electing REIT status following a termination of its REIT qualification.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

    As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction otherwise available with respect to dividends received by U.S. Stockholders

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that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his or her shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his or her shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his or her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

    Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Stock.

    Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

    The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

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TAXATION OF TAX-EXEMPT STOCKHOLDERS

    The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its shares of Common Stock as "debt financed property" within the meaning of the Code (generally, shares of Common Stock, the acquisition of which was financed through a borrowing by the tax exempt stockholder) and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt stockholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

    For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), AND (ii) EITHER (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or
(b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to
(ii) the total gross income of the REIT. A DE MINIMIS exception applies if the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock contained in the Charter, the Company is not now, and does not in the future expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Stockholder of a U.S. trade or business. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S.

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Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

    DISTRIBUTIONS. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance for deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under proposed Treasury Regulations, not currently in effect, however, a Non-U.S. Stockholder who wished to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption discussed above. The Company has and expects to continue to withhold United States federal income tax at the rate of 30% on the gross amount of any dividend paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company, or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is "effectively connected" income.

    Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholders's Common Stock, but rather will reduce the adjusted basis of such stock. For FIRPTA withholding purposes (discussed below), such distributions (I.E., distributions that are not made out of earnings and profits) will be treated as consideration for the sale or exchange of shares of Common Stock or Preferred Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of his or her stock, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not otherwise subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, amounts thus withheld are generally refundable by the IRS if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company.

    Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United

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States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

    Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. A Non-U.S. Stockholder would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Stockholder, the Non-U.S. Stockholder may claim a refund from the IRS.

    The Company or any nominee (E.G., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Common Stock or Preferred Stock on behalf of a Non-U.S. Stockholder will generally bear the burden of withholding, unless the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

    SALE OF COMMON STOCK. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that it is a "domestically controlled REIT," and therefore that the sale of shares of Common Stock will not be subject to taxation under FIRPTA. However, because the shares of Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, which nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain, or (ii) the investment in Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic holders (except that a 30% branch profits tax may also apply as described above).

    If the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" unless the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (E.G., the New York Stock Exchange) and the selling Non-U.S. Stockholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Common Stock during the shorter of (i) the period during which the taxpayer held such shares, or (ii) the 5-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Common Stock were subject to

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
taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price.

    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

    The United States Treasury has recently issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

    GENERAL. Substantially all of the Company's investments are held indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held by the Operating Partnership. See "--Taxation of the Company."

    ENTITY CLASSIFICATION. The Company's interest in the Operating Partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of the Operating Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (see "--Taxation of the Company--Asset Tests" and "--Income

Tests"), and in turn would prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, a change in the Operating Partnership's status for tax purposes might be treated as a taxable event in which case the Company might incur a tax liability without any related cash distributions.

    Prior to January 1, 1997, an organization formed as a partnership or a limited liability company was treated as a partnership for Federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as a limited liability company will be taxed as a partnership for Federal income tax purposes unless it specifically elects otherwise. These newly promulgated Treasury Regulations provide that the IRS will not challenge the classification of an existing partnership or limited liability company for tax periods prior to January 1, 1997, so long as (a) the entity had a reasonable basis for its claimed classification, (b) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (c) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS. Unless it elects otherwise, a domestic business entity not otherwise classified as a corporation, which has at least two members and was in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the Treasury Regulations in effect prior to that date. The Operating Partnership intends to claim classification as a partnership for its taxable year ending December 31, 1996.

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

    If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    The Partnership Agreement provides that net income or net loss of the Operating Partnership will generally be allocated to the Company and the Limited Partners in accordance with their respective percentage interests in the Operating Partnership. Notwithstanding the foregoing, such agreement provides that certain interest deductions and income from the discharge of certain indebtedness of the Operating Partnership, attributable to loans transferred to the Operating Partnership by certain Arden Predecessors, will be allocated disproportionately to the Limited Partners. In addition, allocations of net income or net loss will be subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Properties) that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including the Properties). Consequently, the Partnership Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

    In general, the Limited Partners of the Operating Partnership are allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to such limited partners, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the Formation Transactions. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Taxation of the Company--Annual Distribution Requirements."

    Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have elected to account for Book-Tax Differences with respect to the Properties initially contributed to the Operating Partnership using the "traditional method."

    With respect to any property purchased by the Operating Partnership subsequent to the admission of the Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Code will not apply.

    BASIS IN OPERATING PARTNERSHIP INTEREST. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

    If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a constructive cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), such distributions and constructive distributions will constitute long-term capital gain.

OTHER TAX CONSIDERATIONS

    The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

    THE FOLLOWING IS A SUMMARY OF MATERIAL CONSIDERATIONS ARISING UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED ("ERISA") AND THE PROHIBITED TRANSACTIONS PROVISIONS OF SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO A PROSPECTIVE PURCHASER (INCLUDING A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, ANOTHER TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLAN, AN INDIVIDUAL RETIREMENT ACCOUNT OR ANNUITY ("IRA") OR A MEDICAL SAVINGS ACCOUNT (A "MSA"). THE DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF ERISA OR SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO PARTICULAR PROSPECTIVE PURCHASERS (INCLUDING EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA, OTHER TAX-QUALIFIED PLANS AND IRAS) OR MATERIAL CONSIDERATIONS RELATING TO PROSPECTIVE PURCHASERS THAT ARE GOVERNMENTAL PLANS, CHURCH PLANS OR OTHER EMPLOYEE BENEFIT PLANS THAT ARE EXEMPT FROM ERISA OR SECTION 4975 OF THE CODE BUT THAT MAY BE SUBJECT TO STATE LAW REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLAN, AN IRA, A MSA, A CHURCH PLAN OR A GOVERNMENTAL PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE AND OTHER LAWS WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES OF THE COMMON STOCK BY SUCH PLAN, IRA OR MSA.

EMPLOYMENT BENEFIT PLANS, TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS
  PLANS AND IRAS

    Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the interests of the participants and beneficiaries of the ERISA Plan, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so and (iii) authorized under the terms of the governing documents of the ERISA Plan. In addition, a fiduciary of an ERISA Plan should not cause, or permit, the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA or Section 4975 of the Code. In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's investment portfolio for which the fiduciary has responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's investment portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history, the terms of the Management Agreements, the fact that certain investment properties may not have been identified yet, other matters described under "Risk Factors" and the possibility of UBTI. See "Federal Income Tax Considerations--Taxation of Tax-Exempt Stockholders."

    The fiduciary of an ERISA Plan, or an IRA, a MSA or a qualified pension, profit sharing or stock bonus plan not subject to ERISA, that is subject to
Section 4975 of the Code ("Other Plans") should ensure that the purchase of Common Stock will not constitute a prohibited transaction under Section 4975 of the Code.

STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

    THE FOLLOWING SECTION DISCUSSES CERTAIN PRINCIPLES THAT APPLY IN DETERMINING WHETHER THE FIDUCIARY REQUIREMENTS OF ERISA AND THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO AN ENTITY BECAUSE ONE OR MORE INVESTORS IN THE ENTITY'S EQUITY INTERESTS IS AN ERISA PLAN, AN OTHER PLAN OR ANOTHER EMPLOYEE BENEFIT PLAN. AN ERISA PLAN FIDUCIARY SHOULD ALSO CONSIDER THE RELEVANCE OF THESE PRINCIPLES TO ERISA'S PROHIBITION ON IMPROPER DELEGATION OF CONTROL OVER OR RESPONSIBILITY FOR "PLAN ASSETS" AND ERISA'S IMPOSITION OF CO-FIDUCIARY LIABILITY ON A FIDUCIARY WHO PARTICIPATES IN, PERMITS (BY ACTION OR INACTION) THE OCCURRENCE OF, OR FAILS TO REMEDY A KNOWN BREACH BY ANOTHER FIDUCIARY.

    If the assets of the Company are deemed to be assets of an ERISA Plan or Other Plan ("plan assets"), (i) the prudence standards and other provisions of
Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving the Company's assets and (ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Stock. The Department of Labor (the "DOL"), which has certain administrative responsibility over ERISA Plans and Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or Other Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan or Other Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not "significant."

    The DOL Regulation defines a "publicly-offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC (the "registration period"), after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and the Company intends to register the Common Stock under the Exchange Act within the registration period.

    The DOL Regulation provides that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the Offering as a result of events beyond the issuer's control. The Company expects the Common Stock to be "widely held" upon completion of the Offering.

    The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The Offering will not impose a minimum investment requirement. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or an event prior to which a transfer or assignment will not be effective, (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor, and (vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of Common Stock are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the Common Stock to be "freely transferable" within the meaning of the DOL Regulation. See "Capital Stock--Restrictions on Transfer." The Company also believes that certain restrictions on transfer that derive from the securities laws, from contractual arrangements with the Underwriters in connection with the Offering and from certain provisions of Maryland law should not result in the failure of the Common Stock to be "freely transferable." See "Underwriting" and "Certain Provisions of Maryland Law and the Company's Charter and Bylaws." Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

    Assuming that the Company registers the Common Stock under the Exchange Act within the registration period, the Common Stock will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the Company believes that, under the DOL Regulation, the Common Stock should be "publicly-offered securities" and, therefore, that the assets of the Company should not be deemed to be plan assets of any ERISA Plan or Other Plan that invests in the Common Stock.

    The DOL Regulation will also apply in determining whether the assets of the Operating Partnership will be deemed to be plan assets. The partnership interests in the Operating Partnership will not be publicly offered securities. Nevertheless, if the Common Stock constitutes publicly offered securities, the Company believes that the indirect investment in the Operating Partnership by ERISA Plans or Other Plans through their ownership of the Common Stock will not cause the assets of the Operating Partnership to be treated as plan assets.

                                  UNDERWRITING

    The underwriters of the Offering (the "Underwriters"), for whom Lehman Brothers Inc. ("Lehman"), Alex. Brown & Sons Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Smith Barney Inc., EVEREN Securities, Inc. and Raymond James & Associates, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the conditions contained in the Underwriting Agreement (the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), to purchase from the Company and the Company has agreed to sell to each Underwriter, the aggregate number of shares of Common Stock set forth opposite the name of each such Underwriter.

UNDERWRITER                                                                          SHARES
--------------------------------------------------------------------------------  ------------
Lehman Brothers Inc.............................................................     1,397,160
Alex. Brown & Sons Incorporated.................................................     1,397,140
A.G. Edwards & Sons, Inc........................................................     1,397,140
Morgan Stanley & Co. Incorporated...............................................     1,397,140
Smith Barney Inc................................................................     1,397,140
EVEREN Securities, Inc..........................................................     1,397,140
Raymond James & Associates, Inc.................................................     1,397,140
Bear, Stearns & Co. Inc.........................................................       180,000
Credit Suisse First Boston Corporation..........................................       180,000
Donaldson, Lufkin & Jenrette Securities Corporation.............................       180,000
Legg Mason Wood Walker Incorporated.............................................       180,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..............................       180,000
PaineWebber Incorporated........................................................       180,000
Prudential Securities Incorporated..............................................       180,000
J.C. Bradford & Co..............................................................       120,000
Crowell, Weedon & Co............................................................       120,000
Dabney/Resnick/Imperial, LLC....................................................       120,000
Fahnestock & Co. Inc............................................................       120,000
First Southwest Company.........................................................       120,000
Jefferies & Company, Inc........................................................       120,000
Edward D. Jones & Co., L.P......................................................       120,000
Sutro & Co. Incorporated........................................................       120,000
                                                                                  ------------
    Total.......................................................................    12,000,000
                                                                                  ------------
                                                                                  ------------

    The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of Common Stock are subject to certain conditions, and that if any of the shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all of the shares agreed to be purchased by the Underwriters under the Underwriting Agreement must be so purchased.

    The Company has been advised that the Underwriters propose to offer shares of Common Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain selected dealers who may include the Underwriters at such public offering price less a selling concession not in excess of $0.78 per share. The selected dealers may reallow a concession not in excess of $0.10 per share to certain brokers or dealers. After the Offering, the public offering price, the concession to selected dealers, and the reallowance may be changed by the Representatives.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments they may be required to make in respect thereto.

    The Company has granted to the Underwriters an option to purchase up to an additional 1,766,985 shares of Common Stock, at the public offering price, less the aggregate underwriting discounts and commissions, shown on the cover page of this Prospectus, solely to cover overallotments, if any. Such option may be exercised at any time within 30 days after the date of the Underwriting Agreement. To the extent that such option is exercised, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

    In connection with the IPO, Messrs. Ziman and Coleman agreed not to sell any shares of Common Stock acquired by them upon exchange of OP Units for a period of two years after the completion of the IPO without the consent of Lehman. Such restrictions do not apply to any OP Units or other shares of Common Stock purchased or otherwise acquired by Messrs. Ziman or Coleman following the IPO.

    The Company has agreed for a period of 180 days from the date of this Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) shares of Common Stock (other than the shares offered hereby and shares issued pursuant to the Stock Incentive Plan existing on the date hereof and any OP Units or shares of Common Stock that may be issued in connection with any acquisition of a property) or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to the Stock Incentive Plan existing on the date hereof), without the prior written consent of Lehman.

    Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various investment banking and commercial services for the Company, for which they received customary compensation. In connection with the IPO, Lehman received an advisory fee equal to 0.5% of the gross proceeds of the IPO for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT, and Lehman Brothers Holdings, Inc., an affiliate of Lehman ("Lehman Holdings"), was repaid mortgage loans (including principal and accrued and additional interest) in the principal amount of approximately $247.8 million made by it to certain affiliates of the Company prior to the IPO. On June 11, 1997, the Company entered into the $175 million Mortgage Financing with Lehman Holdings. The Mortgage Financing refinanced the Company's then existing $175 million mortgage loan from Lehman Holdings.

    Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with the Offering (I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives also may elect to reduce any short position by exercising all or part of the over-allowment option described herein.

    The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the Offering.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                    EXPERTS

    The consolidated balance sheet of Arden Realty, Inc. and the combined balance sheet of the Arden Predecessors as of December 31, 1996 and 1995, respectively, and the related consolidated statements of operations, stockholders' equity and cash flows of Arden Realty, Inc. for the period from October 9, 1996 (commencement of operations) to December 31, 1996 and the related combined statements of operations, owners' equity and cash flows of the Arden Predecessors for the period from January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and 1994; the combined statement of revenue and certain expenses of the 1996 Pre IPO Properties for the year ended December 31, 1995; the combined statement of revenue and certain expenses of 303 Glenoaks and 12501 East Imperial Highway for the year ended December 31, 1995; the statements of revenue and certain expenses of 10351 Santa Monica and 2730 Wilshire for the twelve months ended October 31, 1996; the combined statement of revenue and certain expenses of Burbank Plaza and California Federal Building for the twelve months ended October 31, 1996; the statement of revenue and certain expenses of Center Promenade for the period from January 1, 1996 to December 17, 1996; the statement of revenue and certain expenses of Los Angeles Corporate Center for the period from January 1, 1996 to December 18, 1996; the statement of revenue and certain expenses of 5200 West Century for the period from January 1, 1996 to December 19, 1996; the statement of revenue and certain expenses of Sumitomo Bank Building for the period from January 1, 1996 to December 20, 1996; the statement of revenue and certain expenses of 10350 Santa Monica for the period from January 1, 1996 to December 27, 1996; the statements of revenue and certain expenses of 535 Brand for each of the three years in the period ended December 31, 1996; the statements of revenue and certain expenses of 10780 Santa Monica, Noble Professional Center, South Bay Centre, 8383 Wilshire, Parkway Center, Centerpointe La Palma, Pacific Gateway II, Crown Cabot, and 1100 Glendon for the year ended December 31, 1996; the combined statement of revenue and certain expenses of Whittier Financial Center, Clarendon Crest and California Twin Centre for the year ended December 31, 1996; and the combined statement of revenue and certain expenses of 1000 Town Center and Mariner Court for the year ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Latham & Watkins and certain legal matters, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins. Latham & Watkins will rely upon the opinion of Ballard Spahr Andrews & Ingersoll as to certain matters of Maryland law. Certain legal matters will be passed upon for the Underwriters by Hogan & Hartson L.L.P.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the SEC as its principal office at 450 Fifth

Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. In addition, the Common Stock is listed on the New York Stock Exchange ("NYSE") and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Company is required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NYSE requirements, if any, holders of shares of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "1940 ACT" means the Investment Company Act of 1940, as amended.

    "1993 ACT" means the Omnibus Budget Reconciliation Act of 1993.

    "1996 ECONOMIC REPORT" means THE 1996 ECONOMIC REPORT OF THE GOVERNOR OF CALIFORNIA.

    "401(K) PLAN" means the Arden Realty Section 401(k) Savings/Retirement Plan.

    "ACM" means asbestos-containing materials.

    "ACQUIRED PROPERTIES" means the 21 Properties acquired by the Company since its IPO.

    "ADA" means the Americans with Disabilities Act.

    "ANNUALIZED BASE RENT" means the monthly contractual base rent under the applicable lease(s) (E.G., relating to a tenant, a Property or all of the Properties, as applicable) as of May 1, 1997 multiplied by 12.

    "AFFILIATES" means with respect to any individual or entity, any other individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity.

    "ARDEN PREDECESSORS" means Namiz and certain Namiz affiliated entities which were engaged in owning, acquiring, managing, leasing and renovating office properties in Southern California prior to the Company's formation and the consummation of its IPO.

    "BENEFICIARY" means a qualified charitable organization selected by the Company to receive in trust any excess shares resulting from a transfer of Common Stock in violation of the Ownership Limit or the Charter.

    "BOOK-TAX DIFFERENCE" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time.

    "BUILT-IN GAIN ASSET" means any asset acquired by the Company from a corporation which is or has been a C corporation.

    "BYLAWS" means the bylaws of the Company.

    "C&W PEER GROUP" means for each of the Properties and Pending Acquisitions the group of properties identified by Cushman & Wakefield that are most similar in terms of quality, market position and tenant appeal to such property.

    "C&W PEER GROUP RENT" means, for each of the Properties and Pending Acquisitions, the mid-point of the range of the weighted average annual asking rents (for full service gross leases only) for such property's C&W Peer Group properties as of approximately May 1, 1997. Any net leases for properties in the applicable C&W Peer Group have been adjusted to full-service gross leases by adding estimated recoverable expenses for similar properties.

    "CASH AVAILABLE FOR DISTRIBUTION" means Funds from Operations less estimated reserves for non-revenue enhancing leasing commissions, tenant improvements and capital expenditures.

    "CASH PARTICIPANTS" means the participants in the Formation Transactions who, pursuant to the Option Agreements, received cash from the Company in exchange for their interests in the Arden Predecessors and in certain of the Initial Properties.

    "CHARTER" means the charter of the Company.

    "CNB CREDIT FACILITY" means the Company's unsecured line of credit with a total commitment of $10,000,000 from City National Bank.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMON STOCK" means shares of the Company's common stock, $.01 par value per share.

    "COMPANY" means Arden Realty, Inc., a Maryland corporation. While the Company and the Operating Partnership are separate entities, for ease of reference and unless the context otherwise requires, all references in this Prospectus to the "Company" refer to the Company, the Operating Partnership and their subsidiaries.

    "CONTRIBUTION AGREEMENTS" means separate contribution agreements between (i) the Operating Partnership and the Unit Participants whereby certain interests in the Arden Predecessors and in certain of the Initial Properties held by such Unit Participants were contributed to the Operating Partnership in exchange for OP Units and (ii) the Operating Partnership and Namiz whereby Namiz contributed certain of its assets to the Operating Partnership in exchange for OP Units.

    "CONTROLLED FOREIGN CORPORATION" means generally a foreign corporation controlled by United States stockholders.

    "CPI" means the Consumer Price Index.

    "CREDIT FACILITY" means the Company's $300 million credit facility with a group of banks led by Wells Fargo.

    "CUSHMAN & WAKEFIELD" means Cushman & Wakefield of California, Inc.

    "DOL" means the Department of Labor.

    "DOL REGULATION" means the regulation issued by the DOL defining Plan Assets for certain purposes.

    "DOMESTICALLY CONTROLLED REIT" means a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders.

    "DOUBLE TAXATION" means taxation at the corporate and stockholder levels that generally results from investment in a C corporation.

    "ENVIRONMENTAL LAWS" means the various Federal, state and local laws, ordinances and regulations relating to the protection of the environment.

    "ENVIRONMENTAL SITE ASSESSMENTS" means the Phase I Environmental Assessments and other environmental investigations performed by independent environmental consultants at the Properties and Pending Acquisitions.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA PLAN" means an employee benefit plan subject to ERISA.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FORMATION TRANSACTIONS" means the transactions described herein under the heading "Formation Transactions" which were consummated in connection with the Company's formation and IPO in October 1996.

    "GAAP" means generally accepted accounting principles.

    "INITIAL PROPERTIES" means the initial 24 office properties which comprised the Company's portfolio upon consummation of the IPO.

    "INTERESTED STOCKHOLDER" means any person who beneficially owns ten percent or more of the voting power of a corporation's shares.

    "IPO" means the Company's initial public offering of Common Stock which closed in October of 1996.

    "IRA" means an individual retirement account or annuity.

    "IRS" means the Internal Revenue Service.

    "LC" means leasing commissions.

    "LEASED" refers to space for which leases have been executed and have commenced as of the specified date (irrespective of whether such space is currently occupied).

    "LEHMAN" means Lehman Brothers Inc.

    "LEHMAN HOLDINGS" means Lehman Brothers Holdings, Inc., an affiliate of Lehman.

    "LENDERS" means the group of banks led by Wells Fargo which extended the $300 million Credit Facility to the Company.

    "LIMITED PARTNERS" means the limited partners of the Operating Partnership.

    "LAEDC" means the Los Angeles Economic Development Corporation.

    "MGCL" means the Maryland General Corporation Law, as amended from time to time.

    "MORTGAGE FINANCING" means the new $175 million mortgage financing from Lehman Holdings which the Company executed on June 11, 1997 to refinance its previously existing $175 million mortgage financing.

    "MORTGAGE FINANCING PROPERTIES" means the 18 Properties, held by a special purpose subsidiary of the Company, which are subject to cross-collateralized and cross-defaulted first mortgage liens as security for the Mortgage Financing.

    "MSA" means a medical savings account.

    "NAMED EXECUTIVE OFFICERS" means the Chief Executive Officer and the Company's other four most highly compensated executive officers.

    "NAMIZ" means NAMIZ, Inc., a California corporation formerly known as Arden Realty Group, Inc., a California corporation, and the Company's immediate predecessor.

    "NAREIT" means the National Association of Real Estate Investment Trusts.

    "NON-U.S. STOCKHOLDERS" means the persons that are, for purposes of United States federal income taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

    "NYSE" means the New York Stock Exchange, Inc.

    "OFFERING" means the offering of shares of Common Stock of the Company pursuant to and as described in this Prospectus.

    "OPERATING PARTNERSHIP" means Arden Realty Limited Partnership, a Maryland limited partnership.

    "OPTION AGREEMENTS" means separate option agreements between the Company and the Cash Participants whereby certain interests in the Arden Predecessors and in certain of the Initial Properties were transferred to the Company in exchange for cash concurrently with the IPO.

    "OP UNITS" means the limited and general partner interests in the Operating Partnership.

    "OWNERSHIP LIMIT" means the Company's Charter provision prohibiting any stockholder or group of affiliated stockholders from owning more than 9.0% of the outstanding Common Stock.

    "PARTNERSHIP AGREEMENT" means the agreement of limited partnership of the Operating Partnership.

    "PENDING ACQUISITIONS" means the nine additional office properties which the Company expects to acquire. The Company has executed eight contracts and one letter of intent to acquire the nine Pending Acquisitions within 60 days after the Offering.

    "PHASE I ASSESSMENTS" means Phase I Environmental Assessments conducted by environmental consultants.

    "PLAN ASSETS" means the assets of the Company which are deemed to be assets of an ERISA Plan or other plan.

    "PMSA" means primary metropolitan statistical area.

    "PREFERRED STOCK" means the $.01 par value preferred stock of the Company.

    "PROHIBITED OWNER" means the person or entity holding record title to shares of the Company in excess of the Ownership Limit or such other limit as provided by the Charter or as otherwise permitted by the Board of Directors.

    "PROHIBITED TRANSFEREE" means any transfer of Common Stock of the Company whereby the purported transfer would result in any person violating the Ownership Limit.

    "PROPERTIES" means the 45 office properties referred to herein which comprise the Company's portfolio of Southern California office properties.

    "PUBLICLY-OFFERED SECURITY" means a security that is widely held, freely transferable and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC (the registration period), after the end of the fiscal year of the issuer during which the offering occurred).

    "RECOGNITION PERIOD" means the ten-year period beginning on the date a Built-In Gain Asset is acquired by the Company.

    "REIT" means real estate investment trust as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

    "RELATED PARTY TENANT" means a tenant actually or constructively owned 10% or more by the REIT or an owner of 10% or more of the REIT.

    "REPRESENTATIVES" means Lehman Brothers Inc., Alex. Brown & Sons Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Smith Barney Inc., EVEREN Securities, Inc. and Raymond James & Associates, Inc.

    "RESTRICTED SHARES" means the shares of Common Stock acquired by any Unit Participant in exchange for OP Units which will be restricted securities under the meaning of Rule 144 promulgated under the Securities Act.

    "RULE 144" means Rule 144 promulgated under the Securities Act.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SFAS" means Statements of Financial Accounting Standards.

    "STOCK INCENTIVE PLAN" means the 1996 Stock Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership.

    "SWAP AGREEMENT" means the interest rate floor and cap transactions with a notional amount of $155 million which the Company entered, effective January 2, 1997, to convert floating rate liabilities to fixed rate liabilities.

    "TOTAL ACQUISITION COST" means all purchase costs, closing costs and anticipated capital expenditures for, and carrying costs during, renovations.

    "TI" means tenant improvements.

    "UBTI" means unrelated business taxable income.

    "UNDERWRITERS" means the underwriters of the Offering for whom Lehman Brothers Inc., Alex. Brown & Sons Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Smith Barney Inc., EVEREN Securities, Inc., and Raymond James & Associates, Inc. are acting as representatives.

    "UNIT PARTICIPANTS" means the participants in the Formation Transactions who, pursuant to the Contribution Agreements, received OP Units from the Operating Partnership in exchange for their interests in the Arden Predecessors, certain of the Initial Properties and certain other assets.

    "U.S. STOCKHOLDER" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    "UST" means underground storage tank.

    "WHITE PAPER" means the White Paper on Funds from Operations approved by the Board of Governors of the NAREIT in March of 1995.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           -----
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Financial Statements (Unaudited):.......    F-6

  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997
    (Unaudited)..........................................................    F-7

  Pro Forma Condensed Consolidated Statement of Operations for the Three
    Months Ended March 31, 1997 (Unaudited)..............................    F-8

  Pro Forma Condensed Consolidated Statement of Operations for the Year
    Ended December 31, 1996 (Unaudited)..................................    F-9

  Notes to Pro Forma Condensed Consolidated Financial Statements
    (Unaudited)..........................................................   F-10

ARDEN REALTY, INC. AND THE ARDEN PREDECESSORS

  Report of Independent Auditors.........................................   F-17

  Consolidated Balance Sheets as of March 31, 1997 (Unaudited) and
    December 31, 1996 and Combined Balance Sheet as of December 31,
    1995.................................................................   F-18

  Consolidated Statements of Operations for the three months ended March
    31, 1997 (Unaudited) and the period from October 9, 1996 to December
    31, 1996 and Combined Statements of Operations for the three months ended March 31, 1996 (Unaudited) and for the period January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and
    1994.................................................................   F-19

  Consolidated Statements of Stockholders' Equity for the three months ended March 31, 1997 (Unaudited) and for the period from October 9,
    1996 to December 31, 1996 and Combined Statements of Owners' Equity
    for the period from January 1, 1996 to October 8, 1996 and for the
    years ended December 31, 1995 and 1994...............................   F-20

  Consolidated Statements of Cash Flows for the three months ended March
    31, 1997 (Unaudited) and the period from October 9, 1996 to December
    31, 1996 and Combined Statements of Cash Flows for the three months ended March 31, 1996 (Unaudited) and for the period January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and
    1994.................................................................   F-21

  Notes to Financial Statements..........................................   F-22

  Schedule III--Commercial Office Properties and Accumulated
    Depreciation.........................................................   F-39

INITIAL PROPERTIES ACQUIRED IN 1996
1996 PRE IPO PROPERTIES

Combined Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-41

  Combined Statement of Revenue and Certain Expenses for the Year Ended
    December 31, 1995....................................................   F-42

  Notes to Combined Statement of Revenue and Certain Expenses............   F-43

                                                                           PAGE
                                                                           -----
303 GLENOAKS AND 12501 EAST IMPERIAL HIGHWAY

Combined Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-45

  Combined Statement of Revenue and Certain Expenses for the Year Ended
    December 31, 1995....................................................   F-46

  Notes to Combined Statement of Revenue and Certain Expenses............   F-47

PROPERTIES ACQUIRED IN 1996 SUBSEQUENT TO THE IPO
10351 SANTA MONICA

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-49

  Statement of Revenue and Certain Expenses for the Twelve Months Ended
    October 31, 1996.....................................................   F-50

  Notes to Statement of Revenue and Certain Expenses.....................   F-51

2730 WILSHIRE

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-52

  Statement of Revenue and Certain Expenses for the Twelve Months Ended
    October 31, 1996.....................................................   F-53

  Notes to Statement of Revenue and Certain Expenses.....................   F-54

BURBANK EXECUTIVE PLAZA AND CALIFORNIA FEDERAL BUILDING

Combined Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-55

  Combined Statement of Revenue and Certain Expenses for the Twelve
    Months Ended October 31, 1996........................................   F-56

  Notes to Combined Statement of Revenue and Certain Expenses............   F-57

CENTER PROMENADE

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-58

  Statement of Revenue and Certain Expenses for the Period January 1,
    1996 to December 17, 1996............................................   F-59

  Notes to Statement of Revenue and Certain Expenses.....................   F-60

LOS ANGELES CORPORATE CENTER

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-61

  Statement of Revenue and Certain Expenses for the Period January 1,
    1996 to December 18, 1996............................................   F-62

  Notes to Statement of Revenue and Certain Expenses.....................   F-63

                                                                           PAGE
                                                                           -----
5200 WEST CENTURY

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-64

  Statement of Revenue and Certain Expenses for the Period January 1,
    1996 to December 19, 1996............................................   F-65

  Notes to Statement of Revenue and Certain Expenses.....................   F-66

SUMITOMO BANK BUILDING

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-67

  Statement of Revenue and Certain Expenses for the Period January 1,
    1996 to December 20, 1996............................................   F-68

  Notes to Statement of Revenue and Certain Expenses.....................   F-69

10350 SANTA MONICA

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-70

  Statement of Revenue and Certain Expenses for the Period January 1,
    1996 to December 27, 1996............................................   F-71

  Notes to Statement of Revenue and Certain Expenses.....................   F-72

THE 1997 ACQUISITIONS
535 BRAND

Statements of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-73

  Statements of Revenue and Certain Expenses for the Years Ended December
    31, 1996, 1995 and 1994..............................................   F-74

  Notes to Statements of Revenue and Certain Expenses....................   F-75

WHITTIER FINANCIAL CENTER, CLARENDON CREST AND CALIFORNIA TWIN CENTRE

Combined Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-76

  Combined Statement of Revenue and Certain Expenses for the Year Ended
    December 31, 1996....................................................   F-77

  Notes to Combined Statement of Revenue and Certain Expenses............   F-78

10780 SANTA MONICA

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-80

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-81

  Notes to Statement of Revenue and Certain Expenses.....................   F-82

                                                                           PAGE
                                                                           -----
NOBLE PROFESSIONAL CENTER

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-83

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-84

  Notes to Statement of Revenue and Certain Expenses.....................   F-85

SOUTH BAY CENTRE

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-86

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-87

  Notes to Statement of Revenue and Certain Expenses.....................   F-88

8383 WILSHIRE

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-89

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-90

  Notes to Statement of Revenue and Certain Expenses.....................   F-91

PARKWAY CENTER

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-92

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-93

  Notes to Statement of Revenue and Certain Expenses.....................   F-94

CENTERPOINTE LA PALMA

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-95

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-96

  Notes to Statement of Revenue and Certain Expenses.....................   F-97

PENDING ACQUISITIONS
1100 GLENDON

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................   F-98

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................   F-99

  Notes to Statement of Revenue and Certain Expenses.....................  F-100

                                                                           PAGE
                                                                           -----
PACIFIC GATEWAY II

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................  F-101

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................  F-102

  Notes to Statement of Revenue and Certain Expenses.....................  F-103

1000 TOWN CENTER AND MARINER COURT

Combined Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................  F-104

  Combined Statement of Revenue and Certain Expenses for the Year Ended
    December 31, 1996....................................................  F-105

  Notes to Combined Statement of Revenue and Certain Expenses............  F-106

CROWN CABOT

Statement of Revenue and Certain Expenses:

  Report of Independent Auditors.........................................  F-107

  Statement of Revenue and Certain Expenses for the Year Ended December
    31, 1996.............................................................  F-108

  Notes to Statement of Revenue and Certain Expenses.....................  F-109

                               ARDEN REALTY, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1997 is presented as if the following transactions had been consummated on March 31, 1997: (i) the acquisition of properties acquired subsequent to March 31, 1997 (the "Second Quarter 1997 Acquisitions"); (ii) the acquisition of the Pending Acquisitions (as described in this prospectus); (iii) the closings of the Mortgage Financing and the Credit Facility; and (iv) the completion of the Offering. The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 are presented as if: (i) the consummation of the IPO, the Offering and related Formation Transactions; (ii) the acquisition of properties acquired during 1996 (the "1996 Acquisitions");
(iii) the acquisition of properties acquired during 1997 (the "1997 Acquisitions"); (iv) the acquisition of the Pending Acquisitions; and (v) the closing of the Mortgage Financing and the amendment to the Credit Facility had occurred at January 1, 1996. These pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated and combined financial statements and notes thereto of the Company and the Arden Predecessors included elsewhere in this Prospectus.

    The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions described above, nor do they purport to represent the future financial position of the Company.

                               ARDEN REALTY, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        PRO FORMA ADJUSTMENTS
                                                  -----------------------------------------------------------------
                                                     SECOND
                                                     QUARTER                                                              ARDEN
                                      ARDEN           1997                           PENDING            OTHER         REALTY, INC.
                                  REALTY, INC.    ACQUISITIONS(A)  OFFERING(B)    ACQUISITIONS(C)  ADJUSTMENTS(D)       PRO FORMA
                                  -------------   -------------   -------------   -------------   -----------------   -------------

                                                              ASSETS

Commercial office
  properties--net...............  $    580,636    $    188,450    $         --    $    139,630    $          --       $    908,716
Cash and cash equivalents.......           822            (800)        296,950        (137,480)        (151,620)                --
                                                                                                         (3,872)
                                                                                                         (4,000)
Restricted cash.................            --              --              --              --            4,000              4,000
Rents and other receivables.....         2,093              --              --              --               --              2,093
Deferred rent...................         6,609              --              --              --               --              6,609
Prepaid financing and leasing
  costs--net....................         4,485              --              --              --            3,872              8,357
Prepaid expenses and other
  assets........................         4,693            (850)             --            (150)              --              3,693
                                  -------------   -------------   -------------   -------------   -----------------   -------------
    Total assets................  $    599,338    $    186,800    $    296,950    $      2,000    $    (151,620)      $    933,468
                                  -------------   -------------   -------------   -------------   -----------------   -------------
                                  -------------   -------------   -------------   -------------   -----------------   -------------

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage loans payable..........  $    137,800    $     37,200    $         --    $         --    $          --       $    175,000
Unsecured lines of credit.......        60,000         149,600              --           2,000         (151,620)            59,980
Accounts payable and accrued
  expenses......................         9,243              --              --              --               --              9,243
Security deposits...............         3,958              --              --              --               --              3,958
Dividends and distributions
  payable.......................         8,677              --              --              --               --              8,677
                                  -------------   -------------   -------------   -------------   -----------------   -------------
    Total liabilities...........       219,678         186,800              --           2,000         (151,620)           256,858
                                  -------------   -------------   -------------   -------------   -----------------   -------------
Minority interests in Operating
  Partnership...................        47,563              --              --              --               --             47,563
                                  -------------   -------------   -------------   -------------   -----------------   -------------
Stockholders' equity:
  Common Stock..................           217              --             120              --               --                337
  Additional paid-in capital....       331,880              --         296,830              --               --            628,710
  Retained earnings.............            --              --              --              --               --                 --
                                  -------------   -------------   -------------   -------------   -----------------   -------------
    Total stockholders'
      equity....................       332,097              --         296,950              --               --            629,047
                                  -------------   -------------   -------------   -------------   -----------------   -------------
    Total liabilities and
      stockholders' equity......  $    599,338    $    186,800    $    296,950    $      2,000    $    (151,620)      $    933,468
                                  -------------   -------------   -------------   -------------   -----------------   -------------
                                  -------------   -------------   -------------   -------------   -----------------   -------------

                            See accompanying notes.

                               ARDEN REALTY, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          PRO FORMA ADJUSTMENTS
                                                              ---------------------------------------------
                                                              PRE-ACQUISITION
                                                               PERIOD FOR
                                                                   THE                                            ARDEN
                                                  ARDEN           1997           PENDING          OTHER       REALTY, INC.
                                              REALTY, INC.    ACQUISITIONS(F) ACQUISITIONS(G)  ADJUSTMENTS      PRO FORMA
                                              -------------   -------------   -------------   -------------   -------------
REVENUES
  Rental....................................  $     21,892    $      6,960    $      4,205    $        387(H) $     33,444
  Tenant reimbursements.....................           958             305             104              --           1,367
  Parking--net..............................         1,490             346             105              --           1,941
  Other.....................................           576              67              26              --             669
                                              -------------         ------          ------    -------------   -------------
                                                    24,916           7,678           4,440             387          37,421
Other income................................            54              --              --              --              54
                                              -------------         ------          ------    -------------   -------------
    Total revenues..........................        24,970           7,678           4,440             387          37,475

EXPENSES
  Property expenses.........................         7,894           2,540           1,476             279(J)       12,189
  REIT general and administrative...........           918              --              --              82(K)        1,000
  Interest..................................         3,024              --              --           1,356(L)        4,380
  Depreciation and amortization.............         3,562              --              --           1,958(M)        5,520
                                              -------------         ------          ------    -------------   -------------
    Total expenses..........................        15,398           2,540           1,476           3,675          23,089
                                              -------------         ------          ------    -------------   -------------
Income before minority interests............         9,572           5,138           2,964          (3,288)         14,386
Minority interests..........................        (1,134)             --              --             (32) (N)       (1,166)
                                              -------------         ------          ------    -------------   -------------
Net income..................................  $      8,438    $      5,138    $      2,964    $     (3,320)   $     13,220
                                              -------------         ------          ------    -------------   -------------
                                              -------------         ------          ------    -------------   -------------
Weighted average common shares outstanding
  before the conversion of OP Units.........        21,921                                                          33,921
                                              -------------                                                   -------------
                                              -------------                                                   -------------
Net Income per common share.................  $       0.38                                                    $       0.39
                                              -------------                                                   -------------
                                              -------------                                                   -------------
Pro forma net income per share reflecting
  the pro forma effects of solely the
  Offering and the purchase of the Pending
  Acquisitions(P)...........................                                                                  $       0.39
                                                                                                              -------------
                                                                                                              -------------

                            See accompanying notes.

                               ARDEN REALTY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 PRO FORMA ADJUSTMENTS
                                                             -------------------------------------------------------------
                                                                             EQUITY IN NET
                                                 ARDEN           ARDEN          LOSS OF
                                             REALTY, INC.    PREDECESSORS     NONCOMBINED    PRE-ACQUISITION
                                             CONSOLIDATED      COMBINED        ENTITIES       PERIOD FOR
                                             OCT. 9, 1996    JAN. 1, 1996    JAN. 1, 1996         THE
                                                  TO              TO              TO             1996            1997
                                             DEC. 31, 1996   OCT. 8, 1996    OCT. 8, 1996    ACQUISITIONS(E) ACQUISITIONS(F)
                                             -------------   -------------   -------------   -------------   -------------
REVENUES
  Rental...................................  $     17,041    $     32,287    $     12,828    $     23,095    $     28,520
  Tenant reimbursements....................           803           2,031             243             733           1,419
  Parking-net..............................         1,215           3,692             846           1,161           1,346
  Other....................................           375           1,125             357             606             117
                                             -------------   -------------   -------------   -------------   -------------
                                                   19,434          39,135          14,274          25,595          31,402
Other income...............................           138           1,330              --              --              --
                                             -------------   -------------   -------------   -------------   -------------
    Total revenues.........................        19,572          40,465          14,274          25,595          31,402
                                             -------------   -------------   -------------   -------------   -------------

EXPENSES
  Property expenses........................         6,005          14,224           6,053          11,449          10,712
  General and administrative...............           753           1,758              --              --              --
  Interest.................................         1,280          24,521           7,356              --              --
  Depreciation and amortization............         3,108           5,264           2,705              --              --
                                             -------------   -------------   -------------   -------------   -------------
    Total expenses.........................        11,146          45,767          16,114          11,449          10,712
                                             -------------   -------------   -------------   -------------   -------------
Equity in net (loss) of noncombined
  entities.................................            --            (336)            336              --              --
                                             -------------   -------------   -------------   -------------   -------------
Income (loss) before minority interests and
  extraordinary items......................         8,426          (5,638)         (1,504)         14,146          20,690
Minority interests.........................          (993)            721            (721)             --              --
                                             -------------   -------------   -------------   -------------   -------------
Income (loss) before extraordinary items...         7,433          (4,917)         (2,225)         14,146          20,690
Extraordinary (loss) gain on early
  extinguishment of debt, net of minority
  interests share..........................       (13,105)          1,877              --              --              --
                                             -------------   -------------   -------------   -------------   -------------
Net (loss) income..........................  $     (5,672)   $     (3,040)   $     (2,225)   $     14,146    $     20,690
                                             -------------   -------------   -------------   -------------   -------------
                                             -------------   -------------   -------------   -------------   -------------
Weighted average common shares outstanding
  before conversion of OP Units............        21,680
                                             -------------
                                             -------------
Net (loss) income per common share.........  $       (.26)
                                             -------------
                                             -------------
Pro forma net income per share reflecting
  the pro forma effects solely of the
  Offering and the purchase of the Pending
  Acquisitions(P)..........................


                                                                                    ARDEN
                                                PENDING           OTHER         REALTY, INC.
                                             ACQUISITIONS(G)   ADJUSTMENTS        PRO FORMA
                                             -------------   ----------------   -------------
REVENUES
  Rental...................................  $     16,624    $      1,816(H)    $    132,211
  Tenant reimbursements....................           414              --              5,643
  Parking-net..............................           403              --              8,663
  Other....................................           559              --              3,139
                                             -------------       --------       -------------
                                                   18,000           1,816            149,656
Other income...............................            --          (1,253)(I)            215
                                             -------------       --------       -------------
    Total revenues.........................        18,000             563            149,871
                                             -------------       --------       -------------
EXPENSES
  Property expenses........................         6,111           1,226(J)          55,780
  General and administrative...............            --           1,489(K)           4,000
  Interest.................................            --         (15,637)(L)         17,520
  Depreciation and amortization............            --          10,644(M)          21,721
                                             -------------       --------       -------------
    Total expenses.........................         6,111          (2,278)            99,021
                                             -------------       --------       -------------
Equity in net (loss) of noncombined
  entities.................................            --              --                 --
                                             -------------       --------       -------------
Income (loss) before minority interests and
  extraordinary items......................        11,889           2,841             50,850
Minority interests.........................            --          (3,130)(N)         (4,123)
                                             -------------       --------       -------------
Income (loss) before extraordinary items...        11,889            (289)            46,727
Extraordinary (loss) gain on early
  extinguishment of debt, net of minority
  interests share..........................            --          11,228(O)              --
                                             -------------       --------       -------------
Net (loss) income..........................  $     11,889    $     10,939       $     46,727
                                             -------------       --------       -------------
                                             -------------       --------       -------------
Weighted average common shares outstanding
  before conversion of OP Units............                                           33,680
                                                                                -------------
                                                                                -------------
Net (loss) income per common share.........                                     $       1.39
                                                                                -------------
                                                                                -------------
Pro forma net income per share reflecting
  the pro forma effects solely of the
  Offering and the purchase of the Pending
  Acquisitions(P)..........................                                     $       0.01
                                                                                -------------
                                                                                -------------

                            See accompanying notes.

                               ARDEN REALTY, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

1. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 are as follows:

    A. Acquisition of the Second Quarter 1997 Acquisitions with $1,650,000 of cash and deposits and with proceeds of $37,200,000 of mortgage loans payable and $149,600,000 on the unsecured lines of credit

    Purchase price and actual and estimated additional closing costs of the Second Quarter 1997 Acquisitions are as follows:

                                                                          PURCHASE
SECOND QUARTER 1997 ACQUISITIONS                                            PRICE
----------------------------------------------------------------------  -------------
10780 Santa Monica....................................................  $     10,550
Clarendon Crest.......................................................         5,250
Noble Professional Center.............................................         6,750
South Bay Centre......................................................        19,150
8383 Wilshire.........................................................        59,100
Parkway Center........................................................         7,450
Centerpointe La Palma.................................................        80,200
                                                                        -------------
  Total...............................................................  $    188,450
                                                                        -------------
                                                                        -------------

    B.  Sale of 12,000,000 shares of Common Stock in the Offering:

Gross proceeds from the Offering......................................  $    313,500
Costs associated with the Offering....................................       (16,550)
                                                                        -------------
                                                                             296,950
                                                                        -------------
                                                                        -------------

Par value of Common Stock.............................................           120
Additional paid in capital from proceeds from sale of Common Stock....       296,830
                                                                        -------------
                                                                        $    296,950
                                                                        -------------
                                                                        -------------

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

1. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
    C. Acquisition of the Pending Acquisitions with use of proceeds from the Offering and borrowings under the lines of credit

    Purchase price and actual and estimated additional closing costs of the Pending Acquisitions are as follows:

PENDING ACQUISITIONS
----------------------------------------------------------------------
1000 Town Center......................................................  $     14,050
Mariner Court.........................................................        11,800
Pacific Gateway II....................................................        25,225
Crown Cabot...........................................................        28,300
299 Euclid............................................................         7,200
Harbor Corporate Center...............................................         4,450
1821 Dyer.............................................................         7,230
1100 Glendon..........................................................        29,575
Carlsberg Corporate Center............................................        11,800
                                                                        -------------
  Total...............................................................  $    139,630
                                                                        -------------
                                                                        -------------

    D. Repayments of mortgage loans and lines of credit

Proceeds from the Mortgage Financing..................................  $    175,000
Repayment of mortgage loan with proceeds from the Mortgage
  Financing...........................................................      (175,000)
Additional draws on the Credit Facility to pay financing costs incurred in connection with the Mortgage Financing and the amendment
  to the Credit Facility..............................................         3,872
Additional draws on the Credit Facility to fund required reserve
  account in accordance with the Mortgage Financing...................         4,000
Proceeds from the Offering used to pay down lines of credit...........      (159,492)
                                                                        -------------
                                                                        $   (151,620)
                                                                        -------------
                                                                        -------------

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

2. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

    The pro forma adjustments reflected in the Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 are set forth below:

    E. Represents the preacquisition period for the 17 properties acquired in 1996.

                               1996 ACQUISITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                            400                                  IMPERIAL                                              10351
                         CORPORATE       5832         9665         BANK          100                       303         SANTA
                          POINTE         BOLSA      WILSHIRE       TOWER      BROADWAY      NORWALK     GLENOAKS      MONICA
                       -------------     -----     -----------  -----------  -----------  -----------  -----------  -----------
Revenue
  Rental.............    $     390     $      80    $     548    $   1,351    $   1,554    $   1,387    $   1,980    $   1,134
  Tenant
    reimbursements...          103            --           19           29          107           40           48           11
  Parking--net.......           28            10           58          124           88           66          129           99
  Other..............           23            --           32           15           74            4          138            7
                             -----           ---        -----   -----------  -----------  -----------  -----------  -----------
    Total revenues...          544            90          657        1,519        1,823        1,497        2,295        1,251
Property expenses....          123             8          203          574          581          578          956          551
                             -----           ---        -----   -----------  -----------  -----------  -----------  -----------
Excess of revenue
 over certain
 expenses............    $     421     $      82    $     454    $     945    $   1,242    $     919    $   1,339    $     700
                             -----           ---        -----   -----------  -----------  -----------  -----------  -----------
                             -----           ---        -----   -----------  -----------  -----------  -----------  -----------

                                                   BURBANK
                                                  EXECUTIVE
                                                  PLAZA AND                      LOS
                                                 CALIFORNIA                    ANGELES                  SUMITOMO       10350
                          2730         GRAND       FEDERAL       CENTER       CORPORATE    5200 WEST      BANK         SANTA
                        WILSHIRE      AVENUE      BUILDING      PROMENADE      CENTER       CENTURY     BUILDING      MONICA
                       -----------  -----------  -----------  -------------  -----------  -----------  -----------  -----------
Revenue
  Rental.............   $     960    $      --    $   2,156     $   2,097     $   5,882    $   1,021    $   1,926    $     629
  Tenant
    reimbursements...          --           --           --            51           128          115           79            3
  Parking--net.......          43           --          164            --            --           40          254           58
  Other..............          12           --           --            --           288            2            9            2
                       -----------       -----   -----------       ------    -----------  -----------  -----------       -----
    Total revenues...       1,015           --        2,320         2,148         6,298        1,178        2,268          692
Property expenses....         451           --          976           982         2,881        1,188        1,070          327
                       -----------       -----   -----------       ------    -----------  -----------  -----------       -----
Excess of revenue
 over certain
 expenses............   $     564    $      --    $   1,344     $   1,166     $   3,417    $     (10)   $   1,198    $     365
                       -----------       -----   -----------       ------    -----------  -----------  -----------       -----
                       -----------       -----   -----------       ------    -----------  -----------  -----------       -----


                         TOTAL
                       ---------
Revenue
  Rental.............  $  23,095
  Tenant
    reimbursements...        733
  Parking--net.......      1,161
  Other..............        606
                       ---------
    Total revenues...     25,595
Property expenses....     11,449
                       ---------
Excess of revenue
 over certain
 expenses............  $  14,146
                       ---------
                       ---------

    F.  Represents the actual preacquisition results for the 1997 Acquisitions:

                             THE 1997 ACQUISITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                         WHITTIER
                                                                        FINANCIAL,
                                                                         CLARENDON
                                                             10780      CREST, AND                     NOBLE
                                                535          SANTA      CALIFORNIA       6800       PROFESSIONAL
                                               BRAND        MONICA      TWIN CENTRE   OWENSMOUTH      CENTER
                                            -----------   -----------   -----------   -----------   -----------
Revenue
  Rental..................................  $      707    $    1,455    $    5,580    $      532    $      794
  Tenant reimbursements...................          74            57           225            26             5
  Parking--net ...........................          90           136           228            --            51
  Other...................................          --             2            15             5            --
                                                 -----    -----------   -----------        -----         -----
    Total revenues........................         871         1,650         6,048           563           850
Property expenses.........................         459           417         1,757           485           347
                                                 -----    -----------   -----------        -----         -----
Excess of revenue over certain expenses...  $      412    $    1,233    $    4,291    $       78    $      503
                                                 -----    -----------   -----------        -----         -----
                                                 -----    -----------   -----------        -----         -----


                                             SOUTH BAY       8383         PARKWAY     CENTERPOINTE
                                              CENTRE       WILSHIRE       CENTER       LA PALMA        TOTAL
                                            -----------   -----------   -----------   -----------   -----------
Revenue
  Rental..................................  $    2,691    $    6,628    $      911    $    9,222    $    28,520
  Tenant reimbursements...................         143            --            92           797          1,419
  Parking--net ...........................          --           832            --             9          1,346
  Other...................................          26            31            --            38            117
                                            -----------   -----------   -----------   -----------   -----------
    Total revenues........................       2,860         7,491         1,003        10,066         31,402
Property expenses.........................       1,270         2,867           276         2,834         10,712
                                            -----------   -----------   -----------   -----------   -----------
Excess of revenue over certain expenses...  $    1,590    $    4,624    $      727    $    7,232    $    20,690
                                            -----------   -----------   -----------   -----------   -----------
                                            -----------   -----------   -----------   -----------   -----------

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

2. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                PRE-ACQUISITION PERIOD FOR THE 1997 ACQUISITIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                                          WHITTIER
                                                                         FINANCIAL,
                                                                          CLARENDON
                                                              10780      CREST, AND                     NOBLE
                                                 535          SANTA      CALIFORNIA       6800       PROFESSIONAL
                                                BRAND        MONICA      TWIN CENTRE   OWENSMOUTH      CENTER
                                             -----------   -----------   -----------   -----------   -----------
Revenue
  Rental...................................  $      147    $      385    $    1,265    $      153    $      258
  Tenant reimbursements....................           3             4            51             1             1
  Parking--net.............................          14            36            58            --            --
  Other....................................          --            --             3            --            --
                                                  -----         -----    -----------        -----         -----
    Total revenues.........................         164           425         1,377           154           259
Property expenses..........................          98           115           395           121           125
                                                  -----         -----    -----------        -----         -----
Excess of revenue over certain expenses....  $       66    $      310    $      982    $       33    $      134
                                                  -----         -----    -----------        -----         -----
                                                  -----         -----    -----------        -----         -----


                                              SOUTH BAY       8383         PARKWAY     CENTERPOINTE
                                               CENTRE       WILSHIRE       CENTER       LA PALMA        TOTAL
                                             -----------   -----------   -----------   -----------   -----------
Revenue
  Rental...................................  $      696    $    1,688    $      260    $    2,108    $     6,960
  Tenant reimbursements....................          29            --            14           202            305
  Parking--net.............................          --           236            --             2            346
  Other....................................           3            22            --            39             67
                                                  -----    -----------        -----    -----------   -----------
    Total revenues.........................         728         1,946           274         2,351          7,678
Property expenses..........................         277           774            56           579          2,540
                                                  -----    -----------        -----    -----------   -----------
Excess of revenue over certain expenses....  $      451    $    1,172    $      218    $    1,772    $     5,138
                                                  -----    -----------        -----    -----------   -----------
                                                  -----    -----------        -----    -----------   -----------

    G. Represents the actual historical results for the Pending Acquisitions:

                              PENDING ACQUISITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                           1000
                                                        TOWN CENTER
                                                            AND                                                   HARBOR
                                                          MARINER       PACIFIC        CROWN                     CORPORATE
                                                           COURT      GATEWAY II       CABOT      299 EUCLID      CENTER
                                                        -----------   -----------   -----------   -----------   -----------
Revenue
  Rental..............................................  $    3,798    $    3,355    $    3,002    $       --    $      776
  Tenant reimbursements...............................          93            87            71            --            --
  Parking--net........................................          --            --            --            --            --
  Other...............................................          --           144            41            --             5
                                                        -----------   -----------   -----------   -----------        -----
    Total revenues....................................       3,891         3,586         3,114            --           781
Property expenses.....................................       1,350         1,205           897            --           246
                                                        -----------   -----------   -----------   -----------        -----
Excess of revenue over certain expenses...............  $    2,541    $    2,381    $    2,217    $       --    $      535
                                                        -----------   -----------   -----------   -----------        -----
                                                        -----------   -----------   -----------   -----------        -----


                                                                                     CARLSBERG
                                                                         1100        CORPORATE
                                                         1821 DYER      GLENDON       CENTER         TOTAL
                                                           -----      -----------   -----------   -----------
Revenue
  Rental..............................................  $      593    $    3,421    $    1,679    $    16,624
  Tenant reimbursements...............................         133            --            30            414
  Parking--net........................................          --           342            61            403
  Other...............................................          --           350            19            559
                                                             -----    -----------   -----------   -----------
    Total revenues....................................         726         4,113         1,789         18,000
Property expenses.....................................          92         1,608           713          6,111
                                                             -----    -----------   -----------   -----------
Excess of revenue over certain expenses...............  $      634    $    2,505    $    1,076    $    11,889
                                                             -----    -----------   -----------   -----------
                                                             -----    -----------   -----------   -----------

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

2. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                              PENDING ACQUISITIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                               1000
                                            TOWN CENTER
                                                AND                                                   HARBOR
                                              MARINER       PACIFIC        CROWN                     CORPORATE
                                               COURT      GATEWAY II       CABOT      299 EUCLID      CENTER
                                            -----------   -----------   -----------   -----------   -----------
Revenue
  Rental..................................  $      971    $      823    $      795    $       --    $      179
  Tenant reimbursements...................          23            21            19            --            --
  Parking--net............................           2            --            --            --            --
  Other...................................          --             9             2            --            --
                                                 -----         -----         -----         -----         -----
    Total revenues........................         996           853           816            --           179
Property expenses.........................         312           289           201            --            62
                                                 -----         -----         -----         -----         -----
Excess of revenue over certain expenses...  $      684    $      564    $      615    $       --    $      117
                                                 -----         -----         -----         -----         -----
                                                 -----         -----         -----         -----         -----


                                                                         CARLSBERG
                                                             1100        CORPORATE
                                             1821 DYER      GLENDON       CENTER         TOTAL
                                               -----      -----------   -----------   -----------
Revenue
  Rental..................................  $      148    $      845    $      444    $     4,205
  Tenant reimbursements...................          33            --             8            104
  Parking--net............................          --            88            15            105
  Other...................................          --            10             5             26
                                                 -----         -----         -----    -----------
    Total revenues........................         181           943           472          4,440
Property expenses.........................          27           417           168          1,476
                                                 -----         -----         -----    -----------
Excess of revenue over certain expenses...  $      154    $      526    $      304    $     2,964
                                                 -----         -----         -----    -----------
                                                 -----         -----         -----    -----------

    H. Increase in rental revenue to adjust the 1996 Acquisitions, the 1997 Acquisitions, and the Pending Acquisitions to straightline rental revenue calculated as though the properties were purchased at January 1, 1996.

    I. Decrease in other income to eliminate nonrecurring construction fees which would not have been realized by the Company and certain management fees that will not be earned.

    J. Increase in property general and administrative expenses related to additional property payroll costs relating to the 1997 Acquisitions and the Pending Acquisitions for the period ended March 31, 1997 and to the 1996 Acquisitions, 1997 Acquisitions and the Pending Acquisitions for the period ended December 31, 1996.

    K. Increase in general and administrative expenses related to expected level of operations as a public real estate investment trust and the incremental increase relating to the management of additional properties.

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

2. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                                                        THREE MONTHS
                                                                            ENDED        YEAR ENDED
                                                                          MARCH 31,     DECEMBER 31,
                                                                            1997            1996
                                                                        -------------   -------------

    L.  Increase (decrease) in interest expense:

Decrease in interest expense due to repayment of mortgage loans and
  lines of credit.....................................................  $     (3,024)   $    (33,157)
Increase in interest expense related to the Mortgage Financing and lines of credit with an interest rate of 7.52% and LIBOR plus 1.45%,
  respectively, net of amounts capitalized............................         4,069          16,275
Increase in amortization of finance costs related to the Mortgage
  Financing and the amendment to the Credit Facility, due in seven and
  three years, respectively...........................................           311           1,245
                                                                        -------------   -------------
Net increase (decrease) in interest expense...........................  $      1,356    $    (15,637)
                                                                        -------------   -------------
                                                                        -------------   -------------

    M. Increase in depreciation expense:

Increase in depreciation expense to reflect a full quarter of depreciation for the 1997 Acquisitions and the Pending Acquisitions
  for the three months ended March 31, 1997 and a full year of depreciation for the 1996 Acquisitions, 1997 Acquisitions, and the
  Pending Acquisitions for the year ended December 31, 1996, utilizing a 40 year useful life for buildings and a 10 year useful life for
  improvements........................................................  $      1,958    $     10,514
Increase in depreciation due to the fair value of consideration paid in excess of book value of interests in properties acquired from
  nonaffiliates in connection with the completion of the IPO..........            --             130
                                                                        -------------   -------------
Net increase in depreciation expense..................................  $      1,958    $     10,644
                                                                        -------------   -------------
                                                                        -------------   -------------

    N. To reflect adjustment for minority interest of 8.11% in the

Operating Partnership

    O. To eliminate net extraordinary loss related to early extinguishment of debt

                               ARDEN REALTY, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

2. ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
    P.  Additional proforma net income per share information is included below.

    The following table sets forth the pro forma effects of solely the Offering and the purchase of the Pending Acquisitions (in thousands, except per share data):

                                                                                 THREE MONTHS
                                                                                    ENDED          YEAR ENDED
                                                                                MARCH 31, 1997  DECEMBER 31, 1996
                                                                                --------------  -----------------
Historical net income (loss)..................................................    $    8,438        $  (5,672)
Arden Predecessors combined net loss..........................................            --           (3,040)
Pro forma net income of the Pending Acquisitions..............................         2,225            9,051
                                                                                     -------          -------
Pro forma net income of the Company and Pending Acquisitions..................    $   10,663        $     339
                                                                                     -------          -------
                                                                                     -------          -------
Common Stock outstanding on a historical basis................................        21,921           21,680
Common Stock issued in the Offering to purchase the Pending Acquisitions......         5,556            5,556
                                                                                     -------          -------
Common Stock outstanding-pro forma............................................        27,477           27,236
                                                                                     -------          -------
                                                                                     -------          -------
Net income per share reflecting the pro forma effects of the Offering and
 purchase of the Pending Acquisitions.........................................    $     0.39        $    0.01
                                                                                     -------          -------
                                                                                     -------          -------

    The following table sets forth the pro forma effect of solely the Offering and repayment of the debt (in thousands, except per share data):

                                                                                 THREE MONTHS    OCTOBER 9, 1996
                                                                                    ENDED              TO
                                                                                MARCH 31, 1997  DECEMBER 31, 1996
                                                                                --------------  -----------------
Historical net income (loss)..................................................    $    8,438        $  (5,672)
Pro forma decrease in interest expense associated with the repayment of debt
 outstanding at beginning of period...........................................         1,042              160
                                                                                     -------          -------
Net income (loss) adjusted for repayment of debt..............................    $    9,480        $  (5,512)
                                                                                     -------          -------
                                                                                     -------          -------
Common Stock outstanding on a historical basis................................        21,921           21,680
Common Stock issued in the Offering for repayment of debt.....................         6,127            6,127
                                                                                     -------          -------
Common Stock outstanding-pro forma............................................        28,048           27,807
                                                                                     -------          -------
                                                                                     -------          -------
Net income (loss) per share reflecting the pro forma effect of the repayment
 of debt......................................................................    $     0.34        $   (0.20)
                                                                                     -------          -------
                                                                                     -------          -------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying consolidated balance sheet of Arden Realty, Inc. and the combined balance sheet of the Arden Predecessors as of December 31, 1996 and 1995, respectively, and the related consolidated statements of operations, stockholders' equity and cash flows of Arden Realty, Inc. for the period from October 9, 1996 (commencement of operations) to December 31, 1996 and the related combined statements of operations, owners' equity and cash flows of the Arden Predecessors for the period January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and 1994. Our audits also included the financial statement schedule III, commercial office properties and accumulated depreciation. These financial statements and the financial statement schedule are the responsibility of the management of Arden Realty, Inc. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based upon our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arden Realty, Inc. and the combined financial position of the Arden Predecessors at December 31, 1996 and 1995, respectively, and the consolidated results of operations and cash flows of Arden Realty, Inc. for the period October 9, 1996 to December 31, 1996 and the combined results of operations and cash flows of the Arden Predecessors for the period January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          Ernst & Young LLP

Los Angeles, California
January 31, 1997

                 ARDEN REALTY, INC. CONSOLIDATED BALANCE SHEETS
                                      AND
                   ARDEN PREDECESSORS COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                               ARDEN REALTY, INC.             ARDEN
                                                                          -----------------------------   PREDECESSORS
                                                                                          DECEMBER 31,    DECEMBER 31,
                                                                                              1996            1995
                                                                            MARCH 31,     -------------   -------------
                                                                              1997
                                                                          -------------
                                                                           (UNAUDITED)
ASSETS
Commercial office properties:
  Land..................................................................  $    131,238    $    116,513    $     24,193
  Buildings and improvements............................................       456,495         417,970         138,171
  Tenant improvements...................................................        13,413          12,224           1,806
                                                                          -------------   -------------   -------------
                                                                               601,146         546,707         164,170
  Less: accumulated depreciation........................................       (20,510)        (17,139)         (3,296)
                                                                          -------------   -------------   -------------
Commercial office properties-net........................................       580,636         529,568         160,874
Cash and cash equivalents...............................................           822           7,632             790
Restricted cash.........................................................            --              --          12,249
Rent and other receivables..............................................         2,093           2,293           1,095
Deferred rent...........................................................         6,609           6,069           1,778
Prepaid financing and leasing costs, net of accumulated amortization of
  $1,100, $859, and $421, respectively..................................         4,485           4,013           1,359
Prepaid expenses and other assets.......................................         4,693           1,681           1,071
Investments in noncombined entities.....................................            --              --           3,163
                                                                          -------------   -------------   -------------
    Total assets........................................................  $    599,338    $    551,256    $    182,379
                                                                          -------------   -------------   -------------
                                                                          -------------   -------------   -------------

LIABILITIES
Mortgage loans payable..................................................  $    137,800    $    104,000    $    167,638
Unsecured lines of credit...............................................        60,000          51,000             813
Accounts payable and accrued expenses...................................         9,243           6,178           3,398
Deferred interest.......................................................            --              --             884
Security deposits.......................................................         3,958           3,590           1,430
Dividends and distributions payable.....................................         8,677           8,844              --
                                                                          -------------   -------------   -------------
    Total liabilities...................................................       219,678         173,612         174,163
                                                                          -------------   -------------   -------------
Minority interests in Operating Partnership.............................        47,563          45,667              --
Minority interests in combined entities.................................            --              --             100
STOCKHOLDERS' EQUITY/OWNERS' EQUITY
Preferred stock, $.01 par value, 20,000,000 shares authorized, none
  issued................................................................            --              --              --
Common stock, $.01 par value, 100,000,000 shares authorized, 21,692,833
  and 21,679,500 issued and outstanding, respectively...................           217             217              --
Additional paid-in capital..............................................       331,880         337,432              --
Accumulated deficit.....................................................            --          (5,672)             --
Owners' equity..........................................................            --              --           8,116
                                                                          -------------   -------------   -------------
    Total stockholders' equity/owners' equity...........................       332,097         331,977           8,116
                                                                          -------------   -------------   -------------
    Total liabilities and stockholders' equity/owners' equity...........  $    599,338    $    551,256    $    182,379
                                                                          -------------   -------------   -------------
                                                                          -------------   -------------   -------------

                            See accompanying notes.

            ARDEN REALTY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
                                      AND
              ARDEN PREDECESSORS COMBINED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                           ARDEN PREDECESSORS
                                                                                                      ----------------------------
                                                                                     ARDEN REALTY,                        FOR THE
                                               ARDEN REALTY,          ARDEN              INC.                              YEARS
                                                   INC.           PREDECESSORS     -----------------                       ENDED
                                             -----------------  -----------------   FOR THE PERIOD     FOR THE PERIOD    DECEMBER
                                               FOR THE THREE      FOR THE THREE     OCTOBER 9, 1996    JANUARY 1, 1996      31,
                                               MONTHS ENDED       MONTHS ENDED            TO                 TO          ---------
                                              MARCH 31, 1997     MARCH 31, 1996    DECEMBER 31, 1996   OCTOBER 8, 1996     1995
                                             -----------------  -----------------  -----------------  -----------------  ---------
                                                         (UNAUDITED)
REVENUES
  Revenues from rental operations:
    Rental.................................     $    21,892        $     8,607        $    17,041         $  32,287      $   8,832
    Tenant reimbursements..................             958                638                803             2,031            403
    Parking--net of expenses...............           1,490                879              1,215             3,692            751
    Other rental operations................             576                280                375             1,125            250
                                             -----------------  -----------------  -----------------        -------      ---------
                                                     24,916             10,404             19,434            39,135         10,236
  Other income.............................              54                415                138             1,330          1,457
                                             -----------------  -----------------  -----------------        -------      ---------
      Total revenues.......................          24,970             10,819             19,572            40,465         11,693
                                             -----------------  -----------------  -----------------        -------      ---------
EXPENSES
  Property expenses:
    Repairs and maintenance................           2,841                930              1,980             3,092          1,027
    Utilities..............................           2,423                706              1,844             3,456            953
    Real estate taxes......................           1,378                702              1,033             2,031            502
    Insurance..............................             384                781                290             2,460            279
    Ground rent............................              51                 44                 78               806             19
    Marketing and other....................             817                452                780             2,379            560
                                             -----------------  -----------------  -----------------        -------      ---------
      Total property expenses..............           7,894              3,615              6,005            14,224          3,340
  General and administrative...............             918                364                753             1,758          1,377
  Interest.................................           3,024              6,662              1,280            24,521          5,537
  Depreciation and amortization............           3,562              1,582              3,108             5,264          1,898
                                             -----------------  -----------------  -----------------        -------      ---------
      Total expenses.......................          15,398             12,223             11,146            45,767         12,152
                                             -----------------  -----------------  -----------------        -------      ---------
Equity in net (loss) income of noncombined
  entities.................................              --                (84)                --              (336)          (116)
                                             -----------------  -----------------  -----------------        -------      ---------
Income (loss) before minority interests and
  extraordinary items......................           9,572             (1,488)             8,426            (5,638)          (575)
Minority interests' share of loss (income)
  of Arden Predecessors....................              --                187                 --               721             (1)
Minority interests in Operating
  Partnership..............................          (1,134)                --               (993)               --             --
                                             -----------------  -----------------  -----------------        -------      ---------
Income (loss) before extraordinary items...           8,438             (1,301)             7,433            (4,917)          (576)
Extraordinary (loss) gain on early
  extinguishment of debt, net of minority
  interests' share of $1,798 for the period
  October 9, 1996 to December 31, 1996.....              --                 --            (13,105)            1,877             --
                                             -----------------  -----------------  -----------------        -------      ---------
Net income (loss)..........................     $     8,438        $    (1,301)       $    (5,672)        $  (3,040)     $    (576)
                                             -----------------  -----------------  -----------------        -------      ---------
                                             -----------------  -----------------  -----------------        -------      ---------
Net income (loss) per common share:
  Income before extraordinary item.........     $      0.38                           $      0.34
  Extraordinary loss on early
    extinguishment of debt.................              --                                 (0.60)
                                             -----------------                     -----------------
  Net income (loss) per common share.......     $      0.38                           $     (0.26)
                                             -----------------                     -----------------
                                             -----------------                     -----------------
Weighted average common shares
  outstanding..............................      21,921,256                            21,679,500
                                             -----------------                     -----------------
                                             -----------------                     -----------------

                                               1994
                                             ---------
REVENUES
  Revenues from rental operations:
    Rental.................................  $   5,157
    Tenant reimbursements..................        217
    Parking--net of expenses...............        382
    Other rental operations................        111
                                             ---------
                                                 5,867
  Other income.............................        685
                                             ---------
      Total revenues.......................      6,552
                                             ---------
EXPENSES
  Property expenses:
    Repairs and maintenance................        901
    Utilities..............................        581
    Real estate taxes......................        272
    Insurance..............................         50
    Ground rent............................         --
    Marketing and other....................        387
                                             ---------
      Total property expenses..............      2,191
  General and administrative...............        689
  Interest.................................      1,673
  Depreciation and amortization............      1,143
                                             ---------
      Total expenses.......................      5,696
                                             ---------
Equity in net (loss) income of noncombined
  entities.................................        201
                                             ---------
Income (loss) before minority interests and
  extraordinary items......................      1,057
Minority interests' share of loss (income)
  of Arden Predecessors....................          1
Minority interests in Operating
  Partnership..............................         --
                                             ---------
Income (loss) before extraordinary items...      1,058
Extraordinary (loss) gain on early
  extinguishment of debt, net of minority
  interests' share of $1,798 for the period
  October 9, 1996 to December 31, 1996.....         --
                                             ---------
Net income (loss)..........................  $   1,058
                                             ---------
                                             ---------
Net income (loss) per common share:
  Income before extraordinary item.........
  Extraordinary loss on early
    extinguishment of debt.................
  Net income (loss) per common share.......
Weighted average common shares
  outstanding..............................

                            See accompanying notes.

                               ARDEN REALTY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    COMMON STOCK         ADDITIONAL                   TOTAL
                                                              -------------------------   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                                                 SHARES       AMOUNTS     CAPITAL      DEFICIT        EQUITY
                                                              ------------  -----------  ----------  ------------  ------------
Balance at October 8, 1996..................................           100
  Retirement of originally issued shares....................          (100)
  Common Stock bonus to certain employees...................         5,000
  Sale of Common Stock net of offering costs of $36,181.....    21,674,500   $     217   $  397,092                 $  397,309
  Distributions paid to Arden Predecessors..................            --          --      (16,554)                   (16,554)
  Allocation of minority interests in Operating
    Partnership.............................................            --          --      (35,301)                   (35,301)
  Net loss..................................................            --          --           --   $   (5,672)       (5,672)
  Dividends declared and payable............................            --          --       (7,805)          --        (7,805)
                                                              ------------       -----   ----------  ------------  ------------
Balance at December 31, 1996................................    21,679,500   $     217   $  337,432   $   (5,672)   $  331,977
                                                              ------------       -----   ----------  ------------  ------------
                                                              ------------       -----   ----------  ------------  ------------
Common Stock issued in connection with the exercise of
  options (Unaudited).......................................        13,333          --          267           --           267
Stock option compensation (Unaudited).......................            --          --           92           --            92
Net income (Unaudited)......................................            --          --           --        8,438         8,438
Dividend declared and payable (Unaudited)...................            --          --       (5,911)      (2,766)       (8,677)
                                                              ------------       -----   ----------  ------------  ------------
Balance at March 31, 1997 (Unaudited).......................    21,692,833   $     217   $  331,880   $       --    $  332,097
                                                              ------------       -----   ----------  ------------  ------------
                                                              ------------       -----   ----------  ------------  ------------

                            See accompanying notes.

                               ARDEN PREDECESSORS

                     COMBINED STATEMENTS OF OWNERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                                   OWNERS'
                                                                                                                   EQUITY
                                                                                                                -------------
Balance at December 31, 1993..................................................................................  $      2,722
  Owners' contributions.......................................................................................         9,452
  Owners' distributions.......................................................................................        (1,389)
  Net income..................................................................................................         1,058
                                                                                                                -------------
Balance at December 31, 1994..................................................................................        11,843
  Owners' contributions.......................................................................................         7,427
  Owners' distributions.......................................................................................       (10,578)
  Net loss....................................................................................................          (576)
                                                                                                                -------------
Balance at December 31, 1995..................................................................................         8,116
  Owners' contributions.......................................................................................         2,923
  Owners' distributions.......................................................................................        (2,309)
  Net loss for the period January 1 to October 8, 1996........................................................        (3,040)
                                                                                                                -------------
Balance at October 8, 1996....................................................................................  $      5,690
                                                                                                                -------------
                                                                                                                -------------

                            See accompanying notes.

            ARDEN REALTY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      AND
              ARDEN PREDECESSORS COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                       ARDEN
                                                                                                   REALTY, INC.
                                                                   ARDEN             ARDEN        ---------------
                                                               REALTY, INC.      PREDECESSORS     FOR THE PERIOD
                                                              ---------------   ---------------   OCTOBER 9, 1996
                                                               FOR THE THREE     FOR THE THREE          TO
                                                               MONTHS ENDED      MONTHS ENDED      DECEMBER 31,
                                                              MARCH 31, 1997    MARCH 31, 1996         1996
                                                              ---------------   ---------------   ---------------
                                                                         (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)...........................................  $        8,438    $       (1,301)   $       (5,672)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Extraordinary loss (gain) on early extinguishment of
    debt....................................................              --                --            13,105
  Minority interests in Operating Partnership...............           1,134                --               993
  Equity in net loss (income) of noncombined entities.......              --                84                --
  (Loss) income allocable to minority interests of Arden
    Predecessors............................................              --              (187)               --
  Depreciation and amortization.............................           3,562             1,582             3,108
  Amortization of loan costs and fees.......................              50                30                 8
  Decrease (increase) in rents and other receivables........             200              (640)              557
  Increase in deferred rent.................................            (540)             (496)             (618)
  (Increase) decrease in prepaid financing and leasing
    costs...................................................            (745)               38            (1,201)
  (Increase) decrease in prepaid expenses and other
    assets..................................................          (2,887)             (225)              499
  Increase (decrease) in accounts payable and accrued
    expenses................................................           3,065               640            (2,911)
  Increase in deferred interest.............................              --             2,046                --
  Increase in security deposits.............................             368               460               797
                                                              ---------------   ---------------   ---------------
Net cash provided by operating activities...................          12,645             2,031             8,665
                                                              ---------------   ---------------   ---------------
INVESTING ACTIVITIES:
Acquisitions and improvements to commercial office
  properties................................................         (53,677)          (95,157)         (164,763)
Decrease (increase) in investments in noncombined
  entities..................................................              --                --                --
                                                              ---------------   ---------------   ---------------
Net cash used in investing activities.......................         (53,677)          (95,157)         (164,763)
                                                              ---------------   ---------------   ---------------
FINANCING ACTIVITIES:
Cash from contributed net assets............................              --                --            23,707
Distributions to Arden Predecessors in exchange for
  partnership assets........................................              --                --           (16,554)
Proceeds from mortgage loans................................          33,800           100,036           104,000
Repayment of mortgage loans.................................              --            (1,311)         (368,471)
Proceeds from unsecured lines of credit.....................           9,000                26            51,000
Repayments of unsecured lines of credit.....................              --              (250)           (3,737)
Payments of additional interest.............................              --                --           (23,524)
Proceeds from issuance of Common Stock, net of offering
  costs.....................................................             267                --           397,309
(Increase) decrease in restricted cash......................              --            (8,018)               --
Contributions from minority interests.......................              --             1,000                --
Distributions to minority interests.........................              --               (13)               --
Owners' contributions.......................................              --             2,500                --
Dividends paid/owners' distributions........................          (8,845)             (549)               --
                                                              ---------------   ---------------   ---------------
Net cash provided by financing activities...................          34,222            93,421           163,730
                                                              ---------------   ---------------   ---------------
Net (decrease) increase in cash and cash equivalents........          (6,810)              295             7,632
Cash and cash equivalents at beginning of period............           7,632               790                --
                                                              ---------------   ---------------   ---------------
Cash and cash equivalents at end of period..................  $          822    $        1,085    $        7,632
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------
Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of interest
  capitalized...............................................  $        2,860    $        4,260    $        3,130
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------


                                                                              ARDEN PREDECESSORS
                                                              ---------------------------------------------------
                                                                                             FOR THE
                                                              FOR THE PERIOD               YEARS ENDED
                                                              JANUARY 1, 1996             DECEMBER 31,
                                                                    TO          ---------------------------------
                                                              OCTOBER 8, 1996        1995              1994
                                                              ---------------   ---------------   ---------------

OPERATING ACTIVITIES:
Net income (loss)...........................................  $       (3,040)   $          (576)  $         1,058
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Extraordinary loss (gain) on early extinguishment of
    debt....................................................          (1,877)                --                --
  Minority interests in Operating Partnership...............              --                 --                --
  Equity in net loss (income) of noncombined entities.......             336                116              (201)
  (Loss) income allocable to minority interests of Arden
    Predecessors............................................            (721)                 1                (1)
  Depreciation and amortization.............................           5,264              1,898             1,143
  Amortization of loan costs and fees.......................             202                211                21
  Decrease (increase) in rents and other receivables........          (1,866)            (1,074)              198
  Increase in deferred rent.................................          (1,735)              (672)             (746)
  (Increase) decrease in prepaid financing and leasing
    costs...................................................          (1,243)              (633)             (582)
  (Increase) decrease in prepaid expenses and other
    assets..................................................          (1,136)              (947)             (428)
  Increase (decrease) in accounts payable and accrued
    expenses................................................           2,883              2,501               267
  Increase in deferred interest.............................           7,607                884                --
  Increase in security deposits.............................             547              1,121               105
                                                              ---------------   ---------------   ---------------
Net cash provided by operating activities...................           5,221              2,830               834
                                                              ---------------   ---------------   ---------------
INVESTING ACTIVITIES:
Acquisitions and improvements to commercial office
  properties................................................        (119,083)          (127,663)          (10,622)
Decrease (increase) in investments in noncombined
  entities..................................................              --              4,305            (7,299)
                                                              ---------------   ---------------   ---------------
Net cash used in investing activities.......................        (119,083)          (123,358)          (17,921)
                                                              ---------------   ---------------   ---------------
FINANCING ACTIVITIES:
Cash from contributed net assets............................              --                 --                --
Distributions to Arden Predecessors in exchange for
  partnership assets........................................              --                 --                --
Proceeds from mortgage loans................................         120,485            142,501             8,139
Repayment of mortgage loans.................................          (5,051)            (7,060)               --
Proceeds from unsecured lines of credit.....................           5,188              3,310             1,240
Repayments of unsecured lines of credit.....................          (2,264)            (3,244)             (791)
Payments of additional interest.............................              --                 --                --
Proceeds from issuance of Common Stock, net of offering
  costs.....................................................              --                 --                --
(Increase) decrease in restricted cash......................           2,166            (11,649)               94
Contributions from minority interests.......................           1,000                 --               100
Distributions to minority interests.........................             (64)                --                --
Owners' contributions.......................................           2,923              7,427             9,452
Dividends paid/owners' distributions........................          (2,309)           (10,578)           (1,389)
                                                              ---------------   ---------------   ---------------
Net cash provided by financing activities...................         122,074            120,707            16,845
                                                              ---------------   ---------------   ---------------
Net (decrease) increase in cash and cash equivalents........           8,212                179              (242)
Cash and cash equivalents at beginning of period............             790                611               853
                                                              ---------------   ---------------   ---------------
Cash and cash equivalents at end of period..................  $        9,002    $           790   $           611
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------
Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of interest
  capitalized...............................................  $       15,719    $         4,022   $         1,547
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------

                            See accompanying notes.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    Arden Realty, Inc. (the "Company"), through its controlling interest in Arden Realty Limited Partnership (the "Operating Partnership"), is engaged in the ownership, acquisition, management, renovation, operation, and leasing of commercial office properties (collectively, the "Properties") located in Southern California. The Company was formed in 1996 to continue and expand the real estate business of NAMIZ, Inc., formerly known as Arden Realty Group, Inc. ("Namiz"), and a group of affiliated entities (the "Arden Predecessors").

    ORGANIZATION AND FORMATION OF THE COMPANY

    The Company was incorporated in Maryland in May 1996. On October 9, 1996, the Company completed an initial public offering (the "IPO") of 18,847,500 shares of $.01 par value common stock (the "Common Stock"). The IPO price was $20.00 per share resulting in gross proceeds of $376,950,000. Also on October 9, 1996, the underwriters exercised their over allotment option and, accordingly, the Company issued an additional 2,827,000 shares of Common Stock and received gross proceeds of $56,540,000. The aggregate proceeds to the Company, net of underwriters' discount, advisory fee and offering costs aggregating $36,181,000, were approximately $397,309,000.

    Concurrently with the consummation of the IPO, the Company and the Operating Partnership engaged in the following transactions (the "Formation
Transactions"):

    - Pursuant to separate option agreements (the "Option Agreements"), the Company acquired for cash from certain participants in the Formation Transactions (the "Cash Participants") the interests owned by such Cash Participants in certain of the Arden Predecessors and in certain of the Initial Properties. The Company paid approximately $26.8 million from the net proceeds of the IPO for such interests, which represented 31.7% of the ownership interests in the Initial Properties acquired by the Company simultaneously with the IPO.

    - The Company contributed (i) the interests in the Arden Predecessors and in the Initial Properties acquired pursuant to the Option Agreements and (ii) the net proceeds from the IPO (after payment of the cash consideration to the Cash Participants as described above) to the Operating Partnership in exchange for an 88.2% general partner interest in the Operating Partnership, representing the sole general partnership interest.

    - Pursuant to separate contribution agreements (the "Contribution Agreements"), the following additional contributions were made by certain other participants in the Formation Transactions (the "Unit Participants") to the Operating Partnership in exchange for limited partner interests in the Operating Partnership ("OP Units"): (i) the remaining interests in the Arden Predecessors and in certain of the Initial Properties (I.E., all interests not acquired by the Company pursuant to the Option Agreements) and (ii) certain assets, including management contracts relating to certain of the Initial Properties and the contract rights to purchase two properties (303 Glenoaks and 12501 East Imperial Highway). The Unit Participants making such contributions (a total of seven individuals and entities including Namiz, Richard Ziman, Victor Coleman, and Arthur Gilbert), received an aggregate of 2,889,071 OP Units, with a value of approximately $57.8 million based on the IPO price of the Common Stock.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    - The Company, through the Operating Partnership, borrowed $57 million aggregate principal amount under a one year loan which is non-recourse to the Company and the Operating Partnership and at the closing of the IPO was secured by cross-collateralized and cross-defaulted first mortgage liens on nine of the Initial Properties.

    - Approximately $33 million of the net proceeds of the IPO were used by the Operating Partnership to purchase two properties, 303 Glenoaks and 12501 East Imperial Highway.

    - The Company used a portion of the proceeds of the IPO and the mortgage financing in place to repay approximately $370 million of mortgage debt secured by the Initial Properties and indebtedness outstanding under lines of credit assumed by the Operating Partnership in the Formation Transactions.

    The transfer of the Initial Properties and operating interests of affiliates of the Company to the Operating Partnership for cash or OP Units has been accounted for at the historical cost of those interests, similar to a pooling of interests. All transfers by nonaffiliates have been accounted for at the fair value of the OP Units issued or cash consideration paid.

2. BASIS OF PRESENTATION AND SUMMARY OF OTHER SIGNIFICANT ACCOUNTING POLICIES

    ARDEN REALTY, INC.

    The accompanying consolidated financial statements of Arden Realty, Inc. include the accounts of the Company and the Operating Partnership. All significant intercompany balances and transactions have been eliminated in consolidation.

    The minority interests at December 31, 1996 represent a limited partnership interest in the Operating Partnership of approximately 12%.

    ARDEN PREDECESSORS

    The Arden Predecessors were not a legal entity but rather a combination of partnerships and an affiliated real estate management corporation. The properties and entities were all managed by Messrs. Ziman and Coleman. In those instances where the financial interests held by Messrs. Ziman, Coleman, Gilbert and their affiliates were also controlling interests, the entities have been combined in the accompanying financial statements. Minority interests have been recorded for those entities that the affiliated Unit Participants controlled but were not wholly owned. Where controlling interests were not held by these affiliated Unit Participants, or the Arden Predecessor did not have the unilateral right to refinance the debt on the property, the entities were accounted for as investments in noncombined entities utilizing the equity method of accounting.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. BASIS OF PRESENTATION AND SUMMARY OF OTHER SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMMERCIAL OFFICE PROPERTIES AND FURNITURE, FIXTURES AND EQUIPMENT

    The properties are recorded at cost less accumulated depreciation. If impairment conditions exist, the Company makes an assessment of the recoverability of the carrying amounts of the Properties by estimating the future undiscounted cash flows, excluding interest charges. If the carrying amount exceeds the aggregate future cash flows, the Company would recognize an impairment loss to the extent the carrying amount exceeds the fair value of the property. Any long-lived assets to be disposed of are to be valued at estimated fair value less costs to sell. Based on such periodic assessments, no impairments have been determined and, therefore, no real estate carrying amounts have been adjusted by the Company or the Arden Predecessors.

    Repairs and maintenance are expensed as incurred. Replacements and betterments in excess of $500 are capitalized and depreciated over their estimated useful lives.

    Depreciation is calculated using the straight-line method and forty year lives for buildings and ten year lives for building improvements. Amortization of tenant improvements is calculated using the straight-line method over the term of the related lease.

    CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments with original maturities of three months or less when acquired.

    RESTRICTED CASH

    Restricted cash consisted of cash held as collateral to provide credit enhancement for certain mortgage loans payable and cash reserves for capital expenditures, tenant improvements, security deposits and property taxes. Upon completion of the Formation Transactions, all restricted cash was released.

    PREPAID COSTS

    Prepaid leasing costs are amortized on a straight-line basis over the term of the related lease.

    Fees and costs incurred in obtaining long-term financing are amortized over the terms of the related loan agreements.

    REVENUE RECOGNITION

    Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease. Amounts expected to be received in later years are included in deferred rent. Property operating cost reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs are recognized in the period the expenses are incurred.

    STOCK OPTIONS, GRANTS AND APPRECIATION RIGHTS

    The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and the related interpretations in accounting for employee stock options, grants and appreciation rights. In accordance with FASB No. 123, "Accounting for Stock Based Compensation," the Company has elected to provide the required footnote disclosures (see Note 13).

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. BASIS OF PRESENTATION AND SUMMARY OF OTHER SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Prior to October 9, 1996 the combined and noncombined entities that made up the Arden Predecessors consisted of a Subchapter S corporation, limited liability companies and partnerships. Taxable income for such entities is recorded on the separate tax returns of the membership unit holders and individual partners and, accordingly, no provision for income taxes was recorded in the accompanying financial statements of the Arden Predecessors.

    The Company generally will not be subject to federal income taxes as long as it qualifies as a real estate investment trust ("REIT"). A REIT will generally not be subject to federal income taxation on that portion of income that qualifies as REIT taxable income and to the extent that it distributes such taxable income to its stockholders and complies with certain requirements. As a REIT, the Company is allowed to reduce taxable income by all or a portion of distributions to stockholders and must distribute at least 95% of its taxable income to qualify as a REIT. As dividends have eliminated taxable income, no federal income tax provision has been reflected in the accompanying consolidated financial statements. State income tax requirements are essentially the equivalent of the federal rules.

    During 1996, the Company declared a dividend of $.36 per share, payable to record owners of the shares on December 31, 1996. For federal income tax purposes, $.28 per share was reported to stockholders as ordinary income for 1996. The remaining $.08 per share will be reported to stockholders in 1997.

    PER SHARE DATA

    Net income (loss) per share of Common Stock is based upon the weighted average number of common shares outstanding during the period. Primary earnings per share of Common Stock are based upon the weighted average number of such shares outstanding and the assumed equivalent shares outstanding during the period. The assumed exercise of outstanding stock options, using the treasury stock method, is not materially dilutive and such amounts are not presented. The conversion of OP Units into Common Stock (see Note 7) would have no effect on per share amounts as the OP Units share proportionately with the shares of Common Stock in the results of the Operating Partnership.

    RECLASSIFICATIONS

    Certain prior year amounts have been reclassified in order to conform to the current year presentation.

    UNAUDITED INTERIM STATEMENTS

    The consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and the combined financial statements for the three months ended March 31, 1996 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the respective interim periods and all such adjustments are of a normal, recurring nature.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. COMMERCIAL OFFICE PROPERTIES

    The Company and the Arden Predecessors capitalize interest and taxes related to buildings under construction and renovation, including tenant improvements, to the extent such assets qualify for capitalization. Total interest capitalized was $57,000, $8,000, and $265,000 for the period October 9, 1996 to December 31, 1996 and the years ended December 31, 1995, and 1994, respectively.

    Nine of the commercial office properties are encumbered by the $104,000,000 mortgage loan (Note 5)

    Office space in the properties is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

    Noncancelable operating leases with tenants expire on various dates through 2013. The future minimum lease payments to be received under leases existing as of December 31, 1996, are as follows:

1997..........................................  $79,279,000
1998..........................................   67,629,000
1999..........................................   56,086,000
2000..........................................   42,927,000
2001..........................................   33,273,000
Thereafter....................................   61,262,000
                                                -----------
                                                $340,456,000
                                                -----------
                                                -----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses. The Company leases the land underlying either the office buildings and/or parking structures of five of its buildings.

    Future minimum ground lease payments due under existing ground leases are as follows:

1997...........................................  $1,440,000
1998...........................................   1,440,000
1999...........................................   1,506,000
2000...........................................   1,130,000
2001...........................................   1,093,000
Thereafter.....................................  59,214,000
                                                 ----------
                                                 $65,823,000
                                                 ----------
                                                 ----------

4. INVESTMENTS IN NONCOMBINED ENTITIES

    The Company's affiliates did not own controlling financial interests in certain of the Arden Predecessors. These investments were accounted for utilizing the equity method of accounting. Under such accounting method, the net equity investment of the Company's affiliates was reflected on the combined balance sheets, and the combined statements of operations included the affiliates' share of net income or loss from the entities. Subsequent to the IPO, the Company acquired the nonaffiliated Cash Participants'

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INVESTMENTS IN NONCOMBINED ENTITIES (CONTINUED) interests and accordingly, consolidates the accounts of these properties. The affiliates' ownership interest in each entity was as follows:

                                                                          AFFILIATES'
ENTITY                                                                    OWNERSHIP %
----------------------------------------------------------------------  ---------------
Bristol Encino Associates, LLC........................................          20.9%
222 Harbor Associates, LLC............................................          26.3%
Beverly Ventura Associates, L.P.......................................          50.0%
5000 Spring Associates Tenancy in Common..............................          77.5%

    Although the Company's affiliates owned a 77.5% interest in 5000 Spring Associates Tenancy-in-Common, they did not have the unilateral right to refinance the property. As a result, this investment was accounted for utilizing equity accounting.

    Condensed combined balance sheets and operating information is presented below for all noncombined entities.

           CONDENSED COMBINED BALANCE SHEETS OF NONCOMBINED ENTITIES
                                 (IN THOUSANDS)

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Assets:
  Land..........................................................................   $   16,229
  Buildings and improvements....................................................       75,376
  Tenant improvements...........................................................        2,957
                                                                                  ------------
                                                                                       94,562
  Less: Accumulated Depreciation................................................       (3,354)
                                                                                  ------------
                                                                                       91,208
  Other assets..................................................................        7,220
                                                                                  ------------
    Total assets................................................................   $   98,428
                                                                                  ------------
                                                                                  ------------
Liabilities and owners' equity:
  Mortgage loans payable........................................................   $   85,545
  Other liabilities.............................................................        3,248
  Predecessors' equity..........................................................        3,163
  Other owners' equity..........................................................        6,472
                                                                                  ------------
    Total liabilities and owners' equity........................................   $   98,428
                                                                                  ------------
                                                                                  ------------

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INVESTMENTS IN NONCOMBINED ENTITIES (CONTINUED)
      CONDENSED COMBINED STATEMENTS OF OPERATIONS OF NONCOMBINED ENTITIES
                                 (IN THOUSANDS)

                                                             FOR THE THREE    FOR THE PERIOD    FOR THE YEARS ENDED
                                                             MONTHS ENDED     JANUARY 1, 1996       DECEMBER 31,
                                                            MARCH 31, 1996          TO          --------------------
                                                              (UNAUDITED)     OCTOBER 8, 1996     1995       1994
                                                            ---------------  -----------------  ---------  ---------
Revenues..................................................     $   4,312         $  14,274      $  17,720  $   7,736
                                                                  ------           -------      ---------  ---------
Expenses:
  Property operating expenses.............................         1,773             6,053          7,758      3,331
  Interest................................................         2,170             7,356          8,243      3,436
  Depreciation and amortization...........................           814             2,705          2,475      1,041
                                                                  ------           -------      ---------  ---------
    Total expenses........................................         4,757            16,114         18,476      7,808
                                                                  ------           -------      ---------  ---------
    Net (loss)............................................     $    (445)        $  (1,840)     $    (756) $     (72)
                                                                  ------           -------      ---------  ---------
                                                                  ------           -------      ---------  ---------

    In 1994, the noncombined entities incurred losses totaling $466,000 on Beverly Atrium and Woodland Hills Financial Center as a result of an earthquake in Los Angeles County, California. This amount is included in property operating expenses.

    The significant accounting policies used by the noncombined entities are similar to those used by the Arden Predecessors.

    MORTGAGE LOANS PAYABLE OF NONCOMBINED ENTITIES

    Mortgage loans payable consisted of six loans collateralized by various properties, bearing interest based on various indices plus a specified margin. One of the loans required additional interest of $434,000 or approximately 2% of the original principal balance. In connection with the IPO, the Company repaid all of its mortgage debt, including the amounts payable by the noncombined entities.

5. MORTGAGE LOANS PAYABLE

    The Company has a mortgage loan due to Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Lehman"), for $104,000,000 dated October 9, 1996. The loan is secured by nine fully cross-collateralized and cross-defaulted first trust deeds on real property bearing interest at LIBOR plus 1.5% on or before March 31, 1997 and LIBOR plus 2.0% for any subsequent period through maturity. Interest only payments are to be made monthly and all principal and unpaid interest is due on September 30, 1997.

    The LIBOR rate was 5.6% and 5.7% at December 31, 1996 and 1995, respectively.

    The Arden Predecessors had two mortgage loans totaling $142,200,000, at December 31, 1995 and two totaling $120,260,000 incurred subsequent to December 31, 1995. These loans were payable to Lehman and were secured by fourteen first deeds of trust and one second deed of trust, bearing interest at LIBOR plus 5.5% and 4.5%, respectively. The loan agreements required additional interest of $21,875,000 (Tier I Additional Interest) which was due to increase the day after the first anniversary date of the loans by $5,129,000 (Tier II Additional Interest). One of the loans provided for additional interest of $5,129,000 to accrue after the second anniversary of the loan (Tier III Additional Interest).

    The Arden Predecessors had a mortgage loan due to banks totaling $25,438,000, dated March 1, 1993. The loan was secured by a first trust deed on real property, bearing interest, at the option of the Arden

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. MORTGAGE LOANS PAYABLE (CONTINUED)
Predecessors, at LIBOR plus a margin of 1.0%, the treasury rate plus a margin of 1.75%, or the Prime Rate plus 0.25%. Interest only payments were due monthly, and monthly payments of principal began March 1, 1996.

    In connection with the IPO, the Company repaid all of the Arden Predecessor's mortgage debt. These repayments resulted in: (i) an extraordinary gain to the Arden Predecessors of $1,877,000 relating to a partial forgiveness of debt by one lender negotiated by the Arden Predecessors in anticipation of the IPO; and (ii) an extraordinary loss to the Company of $14,857,000 ($13,105,000, net of minority interests) relating to the payments of the unamortized portions of the Tier I additional interest and unamortized loan fees.

    Effective January 2, 1997, the Company entered into interest rate floor and cap transactions with a notional amount of $155,000,000. The Company has entered into these agreements to convert floating rate liabilities to fixed rate liabilities. The agreements fix the LIBOR portion of the interest rate on the Company's variable rate debt at 6.6% through March 2004. The Company does not hold or issue the interest rate floor and cap agreements for trading purposes. The Company is exposed to possible credit risk if the counterparties fail to perform, however, this risk is minimized by entering into the agreements with significant financial institutions.

6. UNSECURED LINES OF CREDIT

    The Company has a line of credit, with a total commitment of $150,000,000 from a group of banks led by Wells Fargo. The Company may borrow $75,000,000 on an unsecured basis with the remainder to be secured by real property. The aggregate outstanding balance was $51,000,000 (unsecured) at December 31, 1996. The line accrues interest at LIBOR plus 1.5% for secured borrowings, and LIBOR plus 1.75% for unsecured borrowings. The line is scheduled to mature on January 1, 1999, subject to a one-year extension at the request of the Company and if certain conditions are met. The undisbursed portion at December 31, 1996 was $99,000,000.

    The Arden Predecessors had three unsecured lines of credit, with a total commitment of $2,713,000, from two domestic banks. The aggregate outstanding balance was $813,000 at December 31, 1995. The loans accrued interest at the Prime Rate. These loans were repaid in connection with the IPO.

7. STOCKHOLDERS' EQUITY

    An OP Unit and a share of Common Stock have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operation Partnership. Beginning on the first anniversary of the consummation of the IPO, OP Units issued in the Formation Transactions may be redeemed for cash or, at the election of the Company, for shares of common stock on a one-for-one basis.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value of financial instruments at December 31, 1996 were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Cash equivalents, accounts payable, the line of credit and other financial instruments are carried at amounts which reasonably approximate their fair value amounts.

    The mortgage note payable of the Company has an estimated aggregate fair value which approximates its carrying value. Estimated fair value is based on interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities.

    The mortgage loans payable of the Arden Predecessors as of December 31, 1995 consisted primarily of mortgage loans with loan to value ratios in excess of conforming loans generally offered by financial institutions. These loans provided for variable indexed rates and, in most cases, significant additional interest due at maturity. Accordingly, management believed it was not practical to determine fair values due to the lack of availability of current market information on terms, including information on appropriate discount rates for computing discounted cash flows, of similar financial instruments. Other than the mortgage loans payable, the carrying amounts of financial instruments approximated their fair values.

9. NON-CASH INVESTING AND FINANCING ACTIVITIES

    Additional supplemental disclosures of non-cash investing and financing activities for the period from October 9, 1996 to December 31, 1996 are as follows:

    (1) The following summarizes the net assets contributed in exchange for 2,889,071 OP Units (in thousands):

ASSETS:
Commercial office properties, net.................................  $ 366,324
Cash and cash equivalents.........................................     23,707
Rents and other receivables.......................................      2,850
Deferred rent receivable..........................................      5,451
Prepaid financing and leasing costs, net..........................      3,841
Prepaid expenses and other assets.................................      2,157
                                                                    ---------
  Total assets....................................................  $ 404,330
                                                                    ---------
                                                                    ---------

LIABILITIES:
Notes payable--affiliates.........................................  $ 368,471
Mortgages and notes payable.......................................      3,737
Unsecured lines of credit.........................................      9,089
Accrued expenses and other liabilities............................      9,505
Deferred interest deposits........................................      2,794
                                                                    ---------
  Total liabilities...............................................    393,596
                                                                    ---------
Owners' equity contributed........................................  $  10,734
                                                                    ---------
                                                                    ---------

    (2) The Company purchased a 310,910 square foot multi-tenant office building for $9,962,000 of cash and the issuance of 55,805 OP Units valued at $1,430,000.

    For the three months ended March 31, 1997 (Unaudited), the Company purchased a 155,189 square foot office building for $18,737,000 utilizing proceeds from the mortgage financing with Lehman and the issuance of 26,880 OP Units valued at approximately $763,000.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES

    OFFICE RENT EXPENSE

    The Company leases office space for its corporate offices. The future minimum rental payments due under the terms of the lease are $123,000 for each of the next three years and $62,000 in the final year. The lease expires June 30, 2000. The Company has the right to renew the lease for two, one-year terms prior to expiration of the initial lease terms, and may cancel the lease at any time with 90 days' notice.

    LITIGATION

    Management does not believe there is any litigation threatened against the Company or the Arden Predecessors other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance and all of which is not expected to have a material adverse effect on the consolidated financial statements of the Company or the combined financial statements of the Arden Predecessors.

    CONCENTRATION OF CREDIT RISK

    The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management believes that the risk is not significant.

11. RELATED PARTY TRANSACTIONS

    Included in other income are management fees of $95,000, and $213,000 for 1995 and 1994, respectively, from various affiliated partnerships.

12. PROPERTY ACQUISITIONS

    In February 1996, the Arden Predecessors acquired four office buildings totaling 913,000 square feet for a purchase price of $93.0 million. The buildings are located in Beverly Hills, Culver City, Huntington Beach, and San Diego, California. The purchase was financed by a mortgage loan from Lehman which was repaid in connection with the IPO (see Note 5).

    In July 1996, the Predecessors acquired a 192,000 square feet building located in Long Beach, California for $19.8 million. The purchase was financed by a mortgage loan from Lehman which was repaid in connection with the IPO (see
Note 5).

    In conjunction with the IPO in October 1996, the Company acquired two buildings totaling 298,000 square feet for $34.7 million. The buildings are located in Burbank and Norwalk, California and were purchased with proceeds from the IPO.

    In October 1996, the Company purchased a 96,300 square foot building located in Los Angeles, California for $11.0 million. The purchase was financed with proceeds from the mortgage financing payable to Lehman.

    In November 1996, the Company completed a series of transactions to acquire three office properties, including an 84,500 square foot building located in El Segundo, California for $3.5 million, two office buildings totaling 142,900 square feet located in Burbank, California for $13.0 million, and a project located in Santa Monica, California comprised of a 55,100 square foot office and 12,700 square foot 16 unit

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12. PROPERTY ACQUISITIONS (CONTINUED)
apartment complex for $9.5 million. All three acquisitions were funded with proceeds from the mortgage financing payable to Lehman and its line of credit.

    In December 1996, the Company completed a series of transactions to acquire five office properties. The acquisitions included:

                                     PURCHASE PRICE
SQUARE FEET         LOCATION          (IN MILLIONS)
-----------  ----------------------  ---------------
   174,800   Ventura, CA                $    11.6
   389,300   Monterey Park, CA               42.0
   110,600   Sherman Oaks, CA                12.8
   310,990   Los Angeles, CA                 11.4
    42,300   Los Angeles, CA                  4.3

    These acquisitions were funded with proceeds from the mortgage financing payable to Lehman, draws from the unsecured line of credit, and the issuance of 55,805 OP Units.

13. STOCK INCENTIVE PLAN

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee and directors stock options, stock grants and stock appreciation rights because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of employee and director stock options granted by the Company equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    The Company established a stock incentive plan for the purpose of attracting and retaining executive officers, directors and other key employees. As of December 31, 1996, 1,500,000 of the Company's authorized shares have been reserved for the issuance of options, grants and appreciation rights under such plan and options to purchase an aggregate of 905,000 shares were granted on October 4, 1996 at an exercise price equal to the IPO price of $20.00 per share. A total of 865,000 of the options will vest in three equal annual installments and 40,000 will vest in four equal annual installments from the grant date.

    On December 2, 1996, and December 27, 1996, 10,000 and 15,000 options, respectively, were granted at exercise prices equal to $24.38 and $26.63, respectively (the market prices at the date of grant). All of the holders of these options have a ten year period to exercise, and all options vest in three equal annual installments from the respective grant dates.

    Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996: risk-free interest rate of 6.7%; dividend yield 5.8%; volatility factor of the expected market price of the Company's Common Stock of
 .23; and a weighted average expected life of the option of ten years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13. STOCK INCENTIVE PLAN (CONTINUED)
Company's employee and directors stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee and director stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information follows (in thousands, except earnings per share information):

                                                                              FOR THE PERIOD
                                                                              OCTOBER 9, 1996
                                                                                    TO
                                                                             DECEMBER 31, 1996
                                                                             -----------------
Pro forma income before extraordinary items................................     $     7,189
Extraordinary loss on early extinguishment of debt.........................         (13,105)
                                                                                   --------
Net loss...................................................................     $    (5,916)
                                                                                   --------
                                                                                   --------
Pro forma income before extraordinary items per share......................     $      0.33
Extraordinary loss on early extinguishment of debt.........................           (0.60)
                                                                                   --------
Pro forma net loss.........................................................     $     (0.27)
                                                                                   --------
                                                                                   --------

    A summary of the Company's stock option activity, and related information for the period October 9, 1996 to December 31, 1996 follows:

                                                                          FOR THE THREE MONTHS ENDED
                                                                          MARCH 31, 1997 (UNAUDITED)
                                                                        ------------------------------
                                          OPTIONS    WEIGHTED-AVERAGE     OPTIONS    WEIGHTED-AVERAGE
                                          (000S)      EXERCISE PRICE      (000S)      EXERCISE PRICE
                                        -----------  -----------------  -----------  -----------------
Outstanding, beginning of period......      --              --                 930       $   20.15
Granted...............................         930       $   20.15              10           27.00
Exercised.............................      --              --                 (13)          20.00
Forfeited.............................      --              --                 (37)          20.00
                                             -----          ------           -----          ------
Outstanding, December 31, 1996........         930       $   20.15             890       $   20.24
                                             -----          ------           -----          ------
                                             -----          ------           -----          ------
Exercisable at end of year............      --              --              --              --
Weighted-average fair value of options
  granted.............................   $    3.40
                                             -----
                                             -----

    Exercise prices for options outstanding as of December 31, 1996 ranged from $20.00 to $26.63. The weighted average remaining contractual life of those options is 9.8 years.

14. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

    The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is presented as if the IPO, the Formation Transactions, and the acquisitions of the Properties acquired during 1996 prior to the IPO and at the time of the IPO (the "Initial Properties") and the acquisition of the nine properties acquired subsequent to the IPO through December 31, 1996 had all occurred at the beginning of the year.

    The pro forma condensed consolidated statement of operations is not necessarily indicative of what the Company's results of operations would have been assuming the completion of the Formation

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (CONTINUED)
Transactions, the IPO, and acquisitions at the beginning of the period indicated, nor does it purport to project the Company's results of operations for any future period.

                               ARDEN REALTY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 (A)
                                                            EQUITY IN NET
                                                               LOSS OF
                                   ARDEN         ARDEN       NONCOMBINED         (B)              (C)              (D)
                                REALTY, INC.  PREDECESSORS    ENTITIES     PRE-ACQUISITION  PRE-ACQUISITION  PRE-ACQUISITION
                                 OCTOBER 9,    JANUARY 1,    JANUARY 1,      PERIOD FOR       PERIOD FOR       PERIOD FOR
                                  1996 TO       1996 TO        1996 TO       PROPERTIES       PROPERTIES      ACQUISITIONS
                                DECEMBER 31,   OCTOBER 8,    OCTOBER 8,    ACQUIRED PRIOR   ACQUIRED AT THE   SUBSEQUENT TO
                                    1996          1996          1996         TO THE IPO     TIME OF THE IPO      THE IPO
                                ------------  ------------  -------------  ---------------  ---------------  ---------------
REVENUES
Revenues from rental
 operations:
  Rental......................   $   17,041    $   32,287     $  12,828       $   3,923        $   3,367        $  15,805
  Tenant reimbursements.......          803         2,031           243             258               88              387
  Parking, net of expenses....        1,215         3,692           846             308              195              658
  Other rental operations.....          375         1,125           357             144              142              320
                                ------------  ------------  -------------       -------          -------     ---------------
                                     19,434        39,135        14,274           4,633            3,792           17,170
Other income..................          138         1,330        --              --               --               --
                                ------------  ------------  -------------       -------          -------     ---------------
  Total revenue...............       19,572        40,465        14,274           4,633            3,792           17,170
                                ------------  ------------  -------------       -------          -------     ---------------
EXPENSES
Property expenses.............        6,005        14,224         6,053           1,489            1,534            8,426
General and administrative....          753         1,758        --              --               --               --
Interest......................        1,280        24,521         7,356          --               --               --
Depreciation and
 amortization.................        3,108         5,264         2,705          --               --               --
                                ------------  ------------  -------------       -------          -------     ---------------
  Total expenses..............       11,146        45,767        16,114           1,489            1,534            8,426
                                ------------  ------------  -------------       -------          -------     ---------------
Equity in net (loss) of
 noncombined entities.........       --              (336)          336          --               --               --
                                ------------  ------------  -------------       -------          -------     ---------------
Income (loss) before minority
 interests and extraordinary
 items........................        8,426        (5,638)       (1,504)          3,144            2,258            8,744
Minority interests............         (993)          721          (721)         --               --               --
                                ------------  ------------  -------------       -------          -------     ---------------
Income (loss) before
 extraordinary items..........        7,433        (4,917)       (2,225)          3,144            2,258            8,744
Extraordinary (loss) gain on
 early extinguishment of debt,
 net of minority interests
 share........................      (13,105)        1,877        --              --               --               --
                                ------------  ------------  -------------       -------          -------     ---------------
Net loss......................   $   (5,672)   $   (3,040)    $  (2,225)      $   3,144        $   2,258        $   8,744
                                ------------  ------------  -------------       -------          -------     ---------------
                                ------------  ------------  -------------       -------          -------     ---------------
Weighted average common shares
 outstanding before conversion
 of OP Units..................   21,679,500
                                ------------
                                ------------
Net (loss) income per common
 share........................   $    (0.26)
                                ------------
                                ------------


                                                           ARDEN
                                                          REALTY,
                                            PRO FORMA    INC. PRO
                                  TOTAL    ADJUSTMENTS     FORMA
                                ---------  -----------  -----------
REVENUES
Revenues from rental
 operations:
  Rental......................  $  85,251   $      64(E)  $  85,315
  Tenant reimbursements.......      3,810      --            3,810
  Parking, net of expenses....      6,914      --            6,914
  Other rental operations.....      2,463      --            2,463
                                ---------  -----------  -----------
                                   98,438          64       98,502
Other income..................      1,468      (1,253)(F)        215
                                ---------  -----------  -----------
  Total revenue...............     99,906      (1,189)      98,717
                                ---------  -----------  -----------
EXPENSES
Property expenses.............     37,731         108(G)     37,839
General and administrative....      2,511       1,289(H)      3,800
Interest......................     33,157     (22,632)(I)     10,525
Depreciation and
 amortization.................     11,077       2,693(J)     13,770
                                ---------  -----------  -----------
  Total expenses..............     84,476     (18,542)      65,934
                                ---------  -----------  -----------
Equity in net (loss) of
 noncombined entities.........     --          --           --
                                ---------  -----------  -----------
Income (loss) before minority
 interests and extraordinary
 items........................     15,430      17,353       32,783
Minority interests............       (993)     (2,928)(K)     (3,921)
                                ---------  -----------  -----------
Income (loss) before
 extraordinary items..........     14,437      14,425       28,862
Extraordinary (loss) gain on
 early extinguishment of debt,
 net of minority interests
 share........................    (11,228)     11,228(L)     --
                                ---------  -----------  -----------
Net loss......................  $   3,209   $  25,653    $  28,862
                                ---------  -----------  -----------
                                ---------  -----------  -----------
Weighted average common shares
 outstanding before conversion
 of OP Units..................                          21,679,500
                                                        -----------
                                                        -----------
Net (loss) income per common
 share........................                           $    1.33
                                                        -----------
                                                        -----------

------------------------

(A) To account for Arden Predecessor entities on a post-offering consolidated basis.

(B) To record the pre-offering historical activity of the Initial Properties acquired prior to the IPO.

(C) To record the pre-offering historical activity of the Initial Properties acquired at the time of the IPO.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (CONTINUED)
(D) To record the pre-acquisition combined financial activity of the following acquisitions subsequent to the Offering:

PROPERTY                                                                              ACQUISITION DATE
------------------------------------------------------------------------------------  --------------------
10351 Santa Monica                                                                            October 1996
2730 Wilshire                                                                                November 1996
Burbank Executive Plaza                                                                      November 1996
California Federal Building                                                                  November 1996
Grand Avenue Plaza                                                                           November 1996
Los Angeles Corporate Center                                                                 December 1996
Sumitomo Bank Building                                                                       December 1996
5200 West Century                                                                            December 1996
Center Promenade                                                                             December 1996
10350 Santa Monica                                                                           December 1996

(E) Increase in rental revenue to adjust the Initial Properties for straightline rental revenue.

(F) Decrease in other income to eliminate non-recurring construction fees which would not have been realized by the Company and certain management fees that will not be earned.

(G) Increase in property general and administrative expense related to additional property payroll costs relating to the Initial Properties and the properties acquired subsequent to the IPO.

(H) Increase in general and administrative expenses related to expected level of operations as a public real estate investment trust.

(I) Decrease in interest expense:

Decrease in interest expense due to repayment of mortgage loans.............  $ (31,877)
Increase in interest expense related to the new mortgage loan and line of credit with an interest rate of LIBOR plus 1.5% and LIBOR plus 1.75%,
 respectively, due in one year, net of amounts capitalized..................      9,050
Increase in amortization of finance costs related to the line of credit.....        195
                                                                              ---------
Net decrease in interest expense............................................  $ (22,632)
                                                                              ---------
                                                                              ---------

(J) Increase in depreciation expense:

Increase in depreciation expense to reflect a full year of depreciation for the 1996 Initial Properties and acquisitions subsequent to the IPO, utilizing a 40 year useful life for buildings and a ten year useful life for
 improvements................................................................  $   2,563
Increase in depreciation due to the fair value of consideration paid in excess of book value of interests in properties acquired from
 nonaffiliates...............................................................        130
                                                                               ---------
                                                                               $   2,693
                                                                               ---------
                                                                               ---------

(K) Adjustment for minority interest of 12% in the Operating Partnership.

(L) To eliminate extraordinary loss related to early extinguishment of debt.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

15. OTHER EVENTS RELATING TO THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

COMMERCIAL OFFICE PROPERTIES

    In March 1997, the Company completed a series of transactions to acquire four office properties located in California, including a 109,187 square foot building located in Glendale from a related party for $10.2 million, an 80,014 square foot building in Woodland Hills for $7.5 million, a 135,415 square foot building in Whittier for $14.3 million, and a 155,189 square foot building in Bakersfield for $19.5 million. These acquisitions were funded with existing working capital, and proceeds from the mortgage financing payable to Lehman and the unsecured lines of credit. In addition, 26,880 OP Units, valued at approximately $763,000, were issued in conjunction with the purchase of the property located in Bakersfield.

    In April 1997, the Company purchased an additional four office properties located in California, including a 43,063 square foot building located in Woodland Hills for $5.2 million, a 51,828 square foot building in Sherman Oaks for $6.7 million, a 92,486 square foot building in West Los Angeles for $10.6 million and a 202,830 square foot building in Gardena for $19.1 million. These acquisitions were funded with proceeds from the mortgage financing payable to Lehman and draws from the unsecured lines of credit.

    In May 1997, the Company purchased an additional two office properties located in California, including a 417,463 square foot office property in Beverly Hills, California for $59.0 million and a 61,333 square foot office property in Bakersfield, California for $7.4 million. These acquisitions were funded with proceeds from the the Company's revolving credit agreement.

    In June 1997, the Company purchased a 597,550 square foot office property in La Palma, California for $80.1 million. This acquisition was funded with proceeds from the Company's Credit Facility.

MORTGAGE NOTES PAYABLE

    On June 11, 1997, the Company refinanced its existing $175 million mortgage loan payable to Lehman with a new $175 million mortgage financing (the "Mortgage Financing") from Lehman. The Mortgage Financing is non-recourse and secured by fully cross-collateralized and cross-defaulted first mortgage liens on 18 of the Company's properties which are held by a special purpose subsidiary of the Company, and has a fifteen year term. The Company may repay the principal amount on June 10, 2004 (Anticipated Repayment Date, as defined). The Mortgage Financing bears interest at a fixed rate of 7.5% through the Anticipated Repayment Date and bears interest at the greater of (i) 9.52% and (ii) the sum of 3% and the average of the yields of the U.S. Treasury Constant Maturities with terms most nearly approximating those of U.S. Obligations having maturities as close as possible to the seventh anniversary of the Anticipated Repayment Date, as determined by Lehman. The Company intends to repay the Mortgage Financing on the Anticipated Repayment Date. The Mortgage Financing requires monthly payments of interest only with all principal due in a balloon payment at maturity. The Mortgage Financing is subject to certain covenants and requires a compensating balance of $4 million.

    The LIBOR rate was 5.8% and 5.6% at March 31, 1997 and December 31, 1996, respectively.

    On May 5, 1997, the Company entered into a revolving credit agreement with Wells Fargo Bank (the "Bridge Facility"). The Bridge Facility is unsecured,with a total commitment of $110,000,000.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

15. OTHER EVENTS RELATING TO THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) (CONTINUED)
    On June 11, 1997, the Company amended its then existing credit facility with a $300 million unsecured line of credit (the "Credit Facility") from a group of banks led by Wells Fargo (the "Lenders"). The interest rate of the Credit Facility ranges between LIBOR plus 1.2% and LIBOR plus 1.45% depending on the leverage ratio of the Company. Once the Company achieves a long-term, unsecured, investment grade debt rating, the interest rate may be lowered to between LIBOR plus 0.9% to LIBOR plus 1.15% depending on such debt rating. Under certain circumstances, the Company has the option to convert the interest rate from LIBOR to the prime rate plus 0.5%. The outstanding principal balance of the Credit Facility is due on June 1, 2000.

    The Credit Facility is subject to customary conditions to closing and borrowing, contains representations and warranties and defaults customary in REIT financings, and contains financial covenants, including requirements for a minimum tangible net worth, maximum liabilities to asset values, and minimum interest, unsecured interest and fixed charge coverage ratios (all calculated as defined in the Credit Facility documentation) and requirements to maintain a pool of unencumbered properties which meet certain defined characteristics and are approved by the Lenders. The Credit Facility also contains restrictions on, among other things, indebtedness, investments, distributions, liens and mergers.

    Pursuant to a separate agreement, Wells Fargo advanced $26.7 million to the Company which was secured by two Properties. This advance accrued interest at the Wells Fargo Prime Rate and matured on July 10, 1997 at which time the Company repaid the advance with a $26.7 million draw on the Credit Facility.

    The Company also has an unsecured line of credit with a total commitment of $10,000,000 from City National Bank (the "CNB Credit Facility"). On March 31, 1997 the aggregate outstanding balance thereunder was $9,000,000. The CNB Credit Facility accrues interest at the City National Bank Prime Rate less 0.875%, and is scheduled to mature on August 1, 1998.

    The City National Bank Prime Rate was 8.5% at March 31, 1997.

STOCKHOLDERS EQUITY

    In March 1997, options to purchase 13,333 shares of Common Stock were exercised.

    On March 28, 1997, the Operating Partnership issued 26,880 OP Units valued at approximately $763,000 in connection with the acquisition of the property located in Bakersfield, California.

    Net income per share was calculated using the weighted average number of shares of Common Stock outstanding of 21,921,256 for the three months ended March 31, 1997.

    In February 1997, the Financing Accounting Standards Board (FASB), issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" which is required to be adopted on December 31, 1997. At that time the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. This pronouncement will not have a material impact on primary earnings per share for the first quarter ended March 31, 1997. The Company has not yet determined what the impact of Statement 128 will be on the calculation of fully diluted earnings per share.

                               ARDEN REALTY, INC.
                             AND ARDEN PREDECESSORS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

15. OTHER EVENTS RELATING TO THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) (CONTINUED)
PROPOSED TRANSACTION

    The Company intends to consummate a public offering (the "Offering") of 12,000,000 shares of its Common Stock. In connection with the Offering, the Company intends to use the net proceeds to acquire nine properties for approximately $139,630,000 and repay approximately net $151,620,000 of its Credit Facility.

PRO FORMA NET INCOME PER SHARE

    The following table sets forth the effects of solely the Offering and repayment of debt with the proceeds of the Offering (in thousands, except per share data):

                                                                                 THREE MONTHS    OCTOBER 9, 1996
                                                                                    ENDED              TO
                                                                                MARCH 31, 1997  DECEMBER 31, 1996
                                                                                --------------  -----------------
Historical net income (loss)..................................................    $    8,438        $  (5,672)
Pro forma decrease in interest expense associated with the repayment of debt
 outstanding at the beginning of the period...................................         1,042              160
                                                                                     -------          -------
Net income (loss) adjusted for repayment of debt..............................    $    9,480        $  (5,512)
                                                                                     -------          -------
                                                                                     -------          -------
Common Stock outstanding on a historical basis................................        21,921           21,680
Common Stock issued in the Offering for repayment of debt.....................         6,127            6,127
                                                                                     -------          -------
Shares of Common Stock outstanding -- pro forma...............................        28,048           27,807
                                                                                     -------          -------
                                                                                     -------          -------
Net income (loss) per share reflecting the pro forma effect of the repayment
 of debt......................................................................    $     0.34        $   (0.20)
                                                                                     -------          -------
                                                                                     -------          -------

                               ARDEN REALTY, INC.
                                  SCHEDULE III
           COMMERCIAL OFFICE PROPERTIES AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT SQUARE FOOT DATA)

                                                                                                    COSTS
                                                                                                 CAPITALIZED
                                              INITIAL COSTS              BASIS STEP-UP          SUBSEQUENT TO
                                         ------------------------   ------------------------     ACQUISITION
                            SQUARE                  BUILDINGS AND              BUILDINGS AND   ---------------
PROPERTY NAME               FOOTAGE        LAND     IMPROVEMENTS      LAND     IMPROVEMENTS    IMPROVEMENTS(2)
-----------------------  -------------   --------   -------------   --------   -------------   ---------------
Century Park Center....        243,404   $  7,189   $     16,742          --             --    $        4,935
Beverly Atrium.........         61,314      4,127         11,513    $    117   $        328               637
Woodland Hills.........        224,955      6,566         14,754         365            880             2,005
222 South Harbor.......        175,391        515         11,199          94          2,075             1,029
425 Broadway...........         71,589      1,500          4,436         305            918               292
1950 Sawtelle..........        103,772      1,988          7,263          --             --               443
Bristol Plaza..........         84,014      1,820          3,380         257            485               310
16000 Ventura..........        174,841      1,700         17,189         185          1,929             1,021
5000 East Spring.......        163,358         --         11,658          --            424             1,502
70 South Lake..........        100,133      1,360          9,097          --             --               170
Westwood Terrace.......        135,943      2,103         16,850          --             --               240
Westlake--5601
  Lindero..............        105,830      2,577          6,067          --             --             1,561
The New Wilshire.......        202,704      1,200         19,902          --             --               819
Calabasas Commerce
  Center...............        123,121      1,262          9,725          --             --                11
Long Beach--DF&G.......        272,013         --         14,452          --             --                23
Skyview Center.........        391,675      6,514         33,701          --             --             1,221
400 Corporate Pointe...        164,598      3,382         17,527          75            390               351
5832 Bolsa.............         49,355        690          3,526          15             80                95
9665 Wilshire..........        158,684      6,697         22,230         139            473               771
Imperial Bank Tower....        540,413      3,722         35,184          64            625             3,471
100 Broadway...........        191,727      4,570         15,255          --             --               363
Norwalk................        122,175      4,508          5,532          --             --                --
303 Glenoaks...........        175,449      6,500         18,132          --             --               244
10351 Santa Monica.....         96,251      3,080          7,906          --             --               115
2730 Wilshire..........         67,820      3,515          5,944          --             --                33
Grand Avenue...........         84,500        620          2,832          --             --                57
Burbank Executive
  Plaza................         60,395      1,100          4,384          --             --                29
California Federal
  Building.............         82,467      1,500          5,981          --             --                --
Center Promenade.......        174,837      2,310          9,266          --             --                --
Los Angeles Corporate
  Center...............        389,293     26,781         15,139          --             --                --
5200 West Century......        310,910      2,080          9,360          --             --                --
Sumitomo Bank
  Building.............        110,641      2,560         10,257          --             --                --
10350 Santa Monica.....         42,292        861          3,456          --             --                --
                         -------------   --------   -------------   --------         ------           -------
                             5,455,864   $114,897   $    399,839    $  1,616   $      8,607    $       21,748
                         -------------   --------   -------------   --------         ------           -------
                         -------------   --------   -------------   --------         ------           -------


                               TOTAL COSTS
                         -----------------------
                                     BUILDINGS
                                        AND                     ACCUMULATED                         YEAR
PROPERTY NAME              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION(1)   ENCUMBRANCES(3)    BUILT
-----------------------  --------   ------------   --------   ---------------   ---------------   --------
Century Park Center....  $  7,189   $    21,677    $ 28,866   $        3,371                        1972
Beverly Atrium.........     4,244        12,478      16,722            1,281                        1989
Woodland Hills.........     6,931        17,639      24,570            1,942                        1972
222 South Harbor.......       609        14,303      14,912              949    $        6,225      1986
425 Broadway...........     1,805         5,646       7,451              340             3,575      1984
1950 Sawtelle..........     1,988         7,706       9,694              442             4,925      1988
Bristol Plaza..........     2,077         4,175       6,252              237                --      1982
16000 Ventura..........     1,885        20,139      22,024              966             9,100      1980
5000 East Spring.......        --        13,584      13,584              973             6,575      1989
70 South Lake..........     1,360         9,267      10,627              287                --      1982
Westwood Terrace.......     2,103        17,090      19,193              514            10,125      1988
Westlake--5601
  Lindero..............     2,577         7,628      10,205              672                --      1989
The New Wilshire.......     1,200        20,721      21,921              610                --      1989
Calabasas Commerce
  Center...............     1,262         9,736      10,998              289                --      1990
Long Beach--DF&G.......        --        14,475      14,475              413                --      1987
Skyview Center.........     6,514        34,922      41,436            1,063            27,300      1981
400 Corporate Pointe...     3,457        18,268      21,725              491                --      1987
5832 Bolsa.............       705         3,701       4,406               98                --      1985
9665 Wilshire..........     6,836        23,474      30,310              593            16,750      1972
Imperial Bank Tower....     3,786        39,280      43,066              990            19,425      1982
100 Broadway...........     4,570        15,618      20,188              246                --      1987
Norwalk................     4,508         5,532      10,040               63                --      1978
303 Glenoaks...........     6,500        18,376      24,876              157                --      1983
10351 Santa Monica.....     3,080         8,021      11,101               41                --      1984
2730 Wilshire..........     3,515         5,977       9,492               19                --      1985
Grand Avenue...........       620         2,889       3,509                9                --      1980
Burbank Executive
  Plaza................     1,100         4,413       5,513               13                --      1983
California Federal
  Building.............     1,500         5,981       7,481               19                --      1978
Center Promenade.......     2,310         9,266      11,576               10                --      1982
Los Angeles Corporate
  Center...............    26,781        15,139      41,920               16                --      1986
5200 West Century......     2,080         9,360      11,440               10                --      1982
Sumitomo Bank
  Building.............     2,560        10,257      12,817               11                --      1970
10350 Santa Monica.....       861         3,456       4,317                4                --      1979
                         --------   ------------   --------          -------    ---------------
                         $116,513   $   430,194    $546,707   $       17,139    $      104,000
                         --------   ------------   --------          -------    ---------------
                         --------   ------------   --------          -------    ---------------

----------------------------------
(1) The depreciable life for buildings and improvements ranges from ten to forty years. Tenant improvements are depreciated over the remaining term of the lease.

(2) Includes total capitalized interest of $685.

(3) All of these Properties are collateral for a single mortgage loan. The encumbrance allocated to an individual property is based on the related individual release price.

                               ARDEN REALTY, INC.

SCHEDULE III--COMMERCIAL OFFICE PROPERTIES AND ACCUMULATED DEPRECIATION (CONTINUED)

    The changes in real estate for each of the periods in the three years ended December 31, 1996 are as follows:

                                                                                                 YEARS ENDED
                                                       OCTOBER 9, 1996    JANUARY 1, 1996       DECEMBER 31,
                                                             TO                 TO          ---------------------
                                                      DECEMBER 31, 1996   OCTOBER 8, 1996      1995       1994
                                                      -----------------  -----------------  ----------  ---------
Real estate balance at beginning of period..........     $   283,579        $   164,170     $   36,507  $  25,885
Improvements........................................           2,366              6,626          2,245      1,955
Consolidation of non-combined entities(1)...........          96,935                 --             --         --
Acquisition of properties...........................         153,604            112,783        125,418      8,667
Consideration paid in exchange for interests of
  non-affiliates....................................          10,223                 --             --         --
                                                            --------           --------     ----------  ---------
Balance at end of period............................     $   546,707        $   283,579     $  164,170  $  36,507
                                                            --------           --------     ----------  ---------
                                                            --------           --------     ----------  ---------

    The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures for each of the periods in the three years ended December 31, 1996 are as follows:

                                                                                                    YEARS ENDED
                                                           OCTOBER 9, 1996    JANUARY 1, 1996       DECEMBER 31,
                                                                 TO                 TO          --------------------
                                                          DECEMBER 31, 1996   OCTOBER 8, 1996     1995       1994
                                                          -----------------  -----------------  ---------  ---------
Balance at beginning of period..........................      $   8,345          $   3,296      $   1,530  $     481
Depreciation for period.................................          2,948              5,049          1,766      1,049
Consolidation of non-combined entities(1)...............          5,846                 --             --         --
                                                                -------             ------      ---------  ---------
Balance at end of period................................      $  17,139          $   8,345      $   3,296  $   1,530
                                                                -------             ------      ---------  ---------
                                                                -------             ------      ---------  ---------

------------------------

(1) The non-combined entities were consolidated as a result of the Company purchasing the controlling interests as part of the Formation Transactions.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of the 1996 Pre IPO Properties for the year ended December 31, 1995. This combined statement of revenue and certain expenses is the responsibility of the management. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.

    In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of the 1996 Pre IPO Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 10, 1996,
except for Note 1,
as to which the
date is October 9, 1996

                            1996 PRE IPO PROPERTIES

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

REVENUE:
  Rental........................................................................   $  19,391
  Tenant reimbursements.........................................................         961
  Parking--net of expenses......................................................       1,859
  Other.........................................................................         350
                                                                                  -----------
    Total revenue...............................................................      22,561
                                                                                  -----------

CERTAIN EXPENSES:
  Property operating and maintenance............................................       5,401
  Real estate taxes.............................................................       1,753
  Insurance.....................................................................         521
  Ground rent...................................................................       1,067
  Bad debts.....................................................................         106
                                                                                  -----------
    Total certain expenses......................................................       8,848
                                                                                  -----------
      Excess of revenue over certain expenses...................................   $  13,713
                                                                                  -----------
                                                                                  -----------

 See accompanying notes to combined statement of revenue and certain expenses.

                            1996 PRE IPO PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses includes the combined operations of five commercial office properties located in southern California which were acquired in 1996 (the "Pre IPO Properties") from nonaffiliated third parties. The properties were acquired by entities in which substantial interests are owned by Richard Ziman, Victor Coleman, Arthur Gilbert and related individuals and controlled by them (the "Arden Predecessors"). The properties were purchased for cash utilizing funds from new debt financing. Two of the properties (400 Corporate Pointe and 5832 Bolsa) were acquired from a single seller. The Arden Predecessors, along with other unrelated parties, entered into a series of transactions with Arden Realty, Inc., a Maryland corporation, to form a real estate investment trust (the "REIT") to continue and expand the business of the Arden Predecessors. All of the properties have been managed by NAMIZ, Inc., a California corporation, since their acquisition by the Arden Predecessors.

    The Pre IPO Properties are as follows:

                                                                  APPROXIMATE
                                                                    RENTABLE
                                            SOUTHERN CALIFORNIA      SQUARE                        ACQUISITION
PROPERTY NAME                                     LOCATION          FOOTAGE     ACQUISITION DATE      PRICE
------------------------------------------  --------------------  ------------  ----------------  --------------
5832 Bolsa................................  Huntington Beach           49,355   February 1996     $    4,654,000
400 Corporate Pointe......................  Culver City               164,598   February 1996         21,206,000
9665 Wilshire.............................  Beverly Hills             158,684   February 1996         29,331,000
Imperial Bank Tower.......................  San Diego                 540,413   February 1996         39,474,000
100 Broadway..............................  Long Beach                191,727   July 1, 1996          19,799,000
                                                                  ------------                    --------------
                                                                    1,104,777                     $  114,464,000
                                                                  ------------                    --------------
                                                                  ------------                    --------------

    BASIS OF PRESENTATION

    The accompanying statement was prepared to comply with rules and regulations of the Securities and Exchange Commission. The accompanying statement was prepared on a combined basis because the properties were controlled by the Arden Predecessors. There are no interproperty accounts to be eliminated.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Pre IPO Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of the Pre IPO Properties.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

                            1996 PRE IPO PROPERTIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTIES

    The future minimum lease payments to be received under existing operating leases as of December 31, 1995 are as follows:

1996..........................................................  $19,849,000
1997..........................................................   18,159,000
1998..........................................................   16,405,000
1999..........................................................   15,866,000
2000..........................................................   14,204,000
Thereafter....................................................   34,744,000
                                                                -----------
                                                                $119,227,000
                                                                -----------
                                                                -----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the properties is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of 303 Glenoaks and 12501 Imperial Highway for the year ended December 31, 1995. This combined statement of revenue and certain expenses is the responsibility of the management of 303 Glenoaks and 12501 Imperial Highway. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.

    In our opinion, the combined statement of revenue and certain expenses of 303 Glenoaks and 12501 Imperial Highway presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of 303 Glenoaks and 12501 Imperial Highway for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 19, 1996,
except for Note 1,
as to which the
date is October 9, 1996

                    303 GLENOAKS AND 12501 IMPERIAL HIGHWAY
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

REVENUE:
  Rental........................................................................   $   4,280
  Tenant reimbursements.........................................................          54
  Parking--net of expenses......................................................         133
  Other.........................................................................          85
                                                                                  -----------
    Total revenue...............................................................       4,552
                                                                                  -----------
CERTAIN EXPENSES:
  Property operating and maintenance............................................       1,606
  Real estate taxes.............................................................         412
  Insurance.....................................................................         151
  Bad debts.....................................................................          18
  Other.........................................................................          41
                                                                                  -----------
    Total certain expenses......................................................       2,228
                                                                                  -----------
      Excess of revenue over certain expenses...................................   $   2,324
                                                                                  -----------
                                                                                  -----------

 See accompanying notes to combined statement of revenue and certain expenses.

                    303 GLENOAKS AND 12501 IMPERIAL HIGHWAY
          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses includes the combined operations of two commercial office properties located in southern California (the "Properties") which were acquired by Arden Realty, Inc., a Maryland corporation (the "Company") from the same nonaffiliated third party, concurrently with the consummation of the Company's initial public offering of Common Stock.

    The Properties are as follows:

                                                                   APPROXIMATE
                                                        SOUTHERN     RENTABLE
                                                       CALIFORNIA     SQUARE      ACQUISITION
PROPERTY NAME                                           LOCATION     FOOTAGE         PRICE
-----------------------------------------------------  ----------  ------------  -------------
303 Glenoaks.........................................     Burbank      175,449   $  24,632,000
12501 East Imperial..................................     Norwalk      122,175      10,040,000
                                                                   ------------  -------------
                                                                       297,624   $  34,672,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    BASIS OF PRESENTATION

    The accompanying combined statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accounts of the Properties are combined in the statement of revenue and certain expenses and there are no interproperty accounts to be eliminated. The accompanying statement is not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of the Properties.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    303 GLENOAKS AND 12501 IMPERIAL HIGHWAY
    NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES (CONTINUED)

2. COMMERCIAL OFFICE PROPERTIES

    The future minimum lease payments to be received under existing operating leases as of December 31, 1995 are as follows:

1996...........................................................................  $   5,310,000
1997...........................................................................      5,185,000
1998...........................................................................      4,175,000
1999...........................................................................      2,789,000
2000...........................................................................      1,770,000
Thereafter.....................................................................      1,739,000
                                                                                 -------------
                                                                                 $  20,968,000
                                                                                 -------------
                                                                                 -------------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Properties is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 10351 Santa Monica for the twelve months ended October 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 10351 Santa Monica. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 10351 Santa Monica presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 10351 Santa Monica for the twelve months ended October 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                               10351 SANTA MONICA

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   1,386
  Tenant reimbursements.............................................................          9
  Parking--net of expenses..........................................................        119
  Other.............................................................................          7
                                                                                      ---------
    Total revenue...................................................................      1,521
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        527
  Real estate taxes.................................................................         81
  Insurance.........................................................................         36
                                                                                      ---------
    Total certain expenses..........................................................        644
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $     877
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                               10351 SANTA MONICA

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of 10351 Santa Monica (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $11,000,000 and has approximately 96,251 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $1,374,000
1998............................................................  1,121,000
1999............................................................    991,000
2000............................................................    805,000
2001............................................................    677,000
Thereafter......................................................    804,000
                                                                  ---------
                                                                  $5,772,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At October 31, 1996, two of the Property's tenants accounted for approximately 31% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 2730 Wilshire for the twelve months ended October 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 2730 Wilshire. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 2730 Wilshire presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 2730 Wilshire for the twelve months ended October 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                                 2730 WILSHIRE

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   1,039
  Parking--net of expenses..........................................................         46
  Other.............................................................................         15
                                                                                      ---------
    Total revenue...................................................................      1,100
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        340
  Real estate taxes.................................................................        102
  Insurance.........................................................................         44
                                                                                      ---------
    Total certain expenses..........................................................        486
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $     614
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                 2730 WILSHIRE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of 2730 Wilshire (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $9,500,000 and has approximately 67,820 rentable square feet, of which 12,740 represents 16 multi-family housing units, the rents of which are partially subsidized by the Department of Housing and Urban Development. The multi-family housing units are leased on a month to month basis.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $ 991,000
1998............................................................    903,000
1999............................................................    888,000
2000............................................................    755,000
2001............................................................    528,000
Thereafter......................................................    569,000
                                                                  ---------
                                                                  $4,634,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses or the multi-family housing units.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At October 31, 1996, one of the Property's tenants acccounted for approximately 15% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of Burbank Executive Plaza and California Federal Building for the twelve months ended October 31, 1996. This combined statement of revenue and certain expenses is the responsibility of the management of Burbank Executive Center. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.

    In our opinion, the combined statement of revenue and certain expenses of Burbank Executive Plaza and California Federal Building presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of Burbank Executive Plaza and California Federal Building for the twelve months ended October 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 7, 1997

            BURBANK EXECUTIVE PLAZA AND CALIFORNIA FEDERAL BUILDING

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   2,353
  Parking--net of expenses..........................................................        173
                                                                                      ---------
    Total revenue...................................................................      2,526
                                                                                      ---------

CERTAIN EXPENSES:
  Property operating and maintenance................................................        823
  Real estate taxes.................................................................        185
  Insurance.........................................................................         45
                                                                                      ---------
    Total certain expenses..........................................................      1,053
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   1,473
                                                                                      ---------
                                                                                      ---------

 See accompanying notes to combined statement of revenue and certain expenses.

            BURBANK EXECUTIVE PLAZA AND CALIFORNIA FEDERAL BUILDING

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses includes the operations of Burbank Executive Plaza and California Federal Building (the "Properties") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from the same nonaffiliated third party. The Properties were acquired for $13,000,000 and has approximately 142,862 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accounts of the Properties are combined in the statement of revenue and certain expenses and there are no interproperty accounts to be eliminated. The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Properties.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of combined financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTIES

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $2,186,000
1998............................................................  1,610,000
1999............................................................  1,319,000
2000............................................................    668,000
2001............................................................    601,000
Thereafter......................................................    675,000
                                                                  ---------
                                                                  $7,059,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Properties is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At October 31, 1996, four of the Properties' tenants accounted for approximately 56% of the Properties' aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Center Promenade for the period January 1, 1996 to December 17, 1996. This statement of revenue and certain expenses is the responsibility of the management of Center Promenade. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Center Promenade presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Center Promenade for the period January 1, 1996 to December 17, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                                CENTER PROMENADE

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 17, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   2,097
  Tenant reimbursements.............................................................         51
                                                                                      ---------
    Total revenue...................................................................      2,148
                                                                                      ---------

CERTAIN EXPENSES:
  Property operating and maintenance................................................        756
  Real estate taxes.................................................................        171
  Insurance.........................................................................         50
  Bad debts.........................................................................          5
                                                                                      ---------
    Total certain expenses..........................................................        982
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   1,166
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                CENTER PROMENADE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 17, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of Center Promenade (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $11,550,000 and has approximately 174,837 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $1,661,000
1998............................................................  1,462,000
1999............................................................  1,151,000
2000............................................................    683,000
2001............................................................    407,000
Thereafter......................................................    213,000
                                                                  ---------
                                                                  $5,577,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Los Angeles Corporate Center for the period January 1, 1996 to December 18, 1996. This statement of revenue and certain expenses is the responsibility of the management of Los Angeles Corporate Center. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Los Angeles Corporate Center presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Los Angeles Corporate Center for the period January 1, 1996 to December 18, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                          LOS ANGELES CORPORATE CENTER

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 18, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental................................  $5,882
  Tenant reimbursements.................     128
  Other.................................     288
                                          ------
    Total revenue.......................   6,298
                                          ------

CERTAIN EXPENSES:
  Property operating and maintenance....   2,090
  Real estate taxes.....................     367
  Insurance.............................     217
  Other.................................     207
                                          ------
    Total certain expenses..............   2,881
                                          ------
      Excess of revenue over certain
       expenses.........................  $3,417
                                          ------
                                          ------

      See accompanying notes to statement of revenue and certain expenses.

                          LOS ANGELES CORPORATE CENTER

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 18, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of Los Angeles Corporate Center (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $41,850,000 and has approximately 389,293 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997....................................  $ 6,304,000
1998....................................    3,979,000
1999....................................    1,715,000
2000....................................      996,000
2001....................................      473,000
Thereafter..............................           --
                                          -----------
                                          $13,467,000
                                          -----------
                                          -----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 18, 1996, two of the Property's tenants accounted for approximately 68% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 5200 West Century for the period January 1, 1996 to December 19, 1996. This statement of revenue and certain expenses is the responsibility of the management of 5200 West Century. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 5200 West Century presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 5200 West Century for the period January 1, 1996 to December 19, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                               5200 WEST CENTURY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 19, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   1,021
  Tenant reimbursements.............................................................        115
  Parking--net of expenses..........................................................         40
  Other.............................................................................          2
                                                                                      ---------
    Total revenue...................................................................      1,178
                                                                                      ---------

CERTAIN EXPENSES:
  Property operating and maintenance................................................        841
  Real estate taxes.................................................................        135
  Insurance.........................................................................        212
                                                                                      ---------
    Total certain expenses..........................................................      1,188
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $     (10)
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                               5200 WEST CENTURY

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 19, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of 5200 West Century (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $11,400,000 and has approximately 310,910 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $ 783,000
1998............................................................    750,000
1999............................................................    684,000
2000............................................................    575,000
2001............................................................    562,000
Thereafter......................................................  3,258,000
                                                                  ---------
                                                                  $6,612,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 19, 1996, two of the Property's tenants accounted for approximately 53% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Sumitomo Bank Building for the period January 1, 1996 to December 20, 1996. This statement of revenue and certain expenses is the responsibility of the management of Sumitomo Bank Building. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Sumitomo Bank Building presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Sumitomo Bank Building for the period January 1, 1996 to December 20, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                             SUMITOMO BANK BUILDING

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 20, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   1,926
  Tenant reimbursements.............................................................         79
  Parking--net of expenses..........................................................        254
  Other.............................................................................          9
                                                                                      ---------
    Total revenue...................................................................      2,268
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        859
  Real estate taxes.................................................................        161
  Insurance.........................................................................         51
                                                                                      ---------
    Total certain expenses..........................................................      1,071
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   1,197
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                             SUMITOMO BANK BUILDING

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 20, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of Sumitomo Bank Building (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $12,800,000 and has approximately 110,641 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997............................................................  $1,655,000
1998............................................................  1,223,000
1999............................................................    730,000
2000............................................................    385,000
2001............................................................     93,000
Thereafter......................................................     --
                                                                  ---------
                                                                  $4,086,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 20, 1996, one of the Property's tenants accounted for approximately 11% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 10350 Santa Monica for the period January 1, 1996 to December 27, 1996. This statement of revenue and certain expenses is the responsibility of the management of 10350 Santa Monica. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 10350 Santa Monica presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 10350 Santa Monica for the period January 1, 1996 to December 27, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 5, 1997

                               10350 SANTA MONICA

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 27, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental..............................................................................  $     629
  Tenant reimbursements...............................................................          3
  Parking--net of expenses............................................................         58
  Other...............................................................................          2
                                                                                        ---------
    Total revenue.....................................................................        692
                                                                                        ---------
CERTAIN EXPENSES:
  Property operating and maintenance..................................................        271
  Real estate taxes...................................................................         45
  Insurance...........................................................................         11
                                                                                        ---------
    Total certain expenses............................................................        327
                                                                                        ---------
      Excess of revenue over certain expenses.........................................  $     365
                                                                                        ---------
                                                                                        ---------

      See accompanying notes to statement of revenue and certain expenses.

                               10350 SANTA MONICA

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

              FOR THE PERIOD JANUARY 1, 1996 TO DECEMBER 27, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses includes the operations of 10350 Santa Monica (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company") from a nonaffiliated third party. The Property was acquired for $4,300,000 and has approximately 42,292 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996, are as follows:

1997....................................................  $ 583,000
1998....................................................    402,000
1999....................................................    265,000
2000....................................................    156,000
2001....................................................     28,000
Thereafter..............................................     14,000
                                                          ---------
                                                          $1,448,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 27, 1996, two of the Property's tenants accounted for approximately 30% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statements of revenue and certain expenses of 535 Brand for each of the three years in the period ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 535 Brand. Our responsibility is to express an opinion on the statements of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenue and certain expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statements are not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statements of revenue and certain expenses of 535 Brand present fairly, in all material respects, the revenue and certain expenses, as defined above, of 535 Brand for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
March 4, 1997

                                   535 BRAND
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)

                                                                                                     YEAR ENDED
                                                                                                    DECEMBER 31,
                                                                                           -------------------------------
                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
REVENUE:
  Rental.................................................................................  $     707  $     799  $     870
  Tenant reimbursements..................................................................         74         86        102
  Parking--net of expenses...............................................................         90         92         84
                                                                                           ---------  ---------  ---------
      Total revenue......................................................................        871        977      1,056
                                                                                           ---------  ---------  ---------
CERTAIN EXPENSES:
  Property operating and maintenance.....................................................        350        359        404
  Real estate taxes......................................................................         75         74         71
  Insurance..............................................................................         34         27         27
                                                                                           ---------  ---------  ---------
      Total certain expenses.............................................................        459        460        502
                                                                                           ---------  ---------  ---------
        Excess of revenue over certain expenses..........................................  $     412  $     517  $     554
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

     See accompanying notes to statements of revenue and certain expenses.

                                   535 BRAND

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statements of revenue and certain expenses include the operations of 535 Brand (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from Arthur Gilbert, a minority interest OP Unit holder and former member of the Board of Directors of the Company. The Property was acquired for $10,175,000 and has 109,187 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statements have been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statements are not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997....................................................  $ 372,000
1998....................................................    298,000
1999....................................................    248,000
2000....................................................    221,000
2001....................................................    215,000
Thereafter..............................................    342,000
                                                          ---------
                                                          $1,696,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, two of the Property's tenants accounted for approximately 55% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of the Whittier Financial Center, Clarendon Crest and California Twin Centre (the "Properties") for the year ended December 31, 1996. This combined statement of revenue and certain expenses is the responsibility of the management of the Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Properties.

    In our opinion, the combined statement of revenue and certain expenses of Whittier Financial Center, Clarendon Crest and California Twin Centre presents fairly, in all material respects, the revenue and certain expenses, as defined above, of the Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 24, 1997

     WHITTIER FINANCIAL CENTER, CLARENDON CREST AND CALIFORNIA TWIN CENTRE

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   5,580
  Tenant reimbursements.............................................................        225
  Parking--net of expenses..........................................................        228
  Other.............................................................................         15
                                                                                      ---------
    Total revenue...................................................................      6,048
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................      1,243
  Real estate taxes.................................................................        350
  Insurance.........................................................................        164
                                                                                      ---------
    Total certain expenses..........................................................      1,757
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   4,291
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

     WHITTIER FINANCIAL CENTER, CLARENDON CREST AND CALIFORNIA TWIN CENTRE

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses include the operations of three commercial office properties located in Southern California (the "Properties") which were acquired by Arden Realty, Inc., a Maryland corporation (the "Company") from the same nonaffiliated third party.

    The Properties acquired are as follows:

                                                                  APPROXIMATE
                                                   SOUTHERN         RENTABLE
                                                  CALIFORNIA         SQUARE      ACQUISITION
PROPERTY NAME                                      LOCATION         FOOTAGE         PRICE
--------------------------------------------  ------------------  ------------  -------------
Whittier Financial Center...................  Whittier                135,415   $  14,327,000
Clarendon Crest.............................  Woodland Hills           43,063       5,222,000
California Twin Centre......................  Bakersfield             155,189      19,528,000
                                                                                -------------
                                                                                $  39,077,000
                                                                                -------------
                                                                                -------------

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission. The accompanying statement was prepared on a combined basis because the properties were acquired from a single owner. There are no interproperty accounts to be eliminated.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Properties.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     WHITTIER FINANCIAL CENTER, CLARENDON CREST AND CALIFORNIA TWIN CENTRE

                      FOR THE YEAR ENDED DECEMBER 31, 1996

2. COMMERCIAL OFFICE PROPERTIES

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $5,650,000
1998...................................................   5,406,000
1999...................................................   5,214,000
2000...................................................   4,959,000
2001...................................................   3,507,000
Thereafter.............................................   4,000,000
                                                         ----------
                                                         $28,736,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Properties is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, five of the Properties' tenants accounted for approximately 60% of the Properties' aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 10780 Santa Monica for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 10780 Santa Monica. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 10780 Santa Monica presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 10780 Santa Monica for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
February 28, 1997

                               10780 SANTA MONICA
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   1,455
  Tenant reimbursements.............................................................         57
  Parking--net of expenses..........................................................        136
  Other.............................................................................          2
                                                                                      ---------
    Total revenue...................................................................      1,650
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        303
  Real estate taxes.................................................................         88
  Insurance.........................................................................         26
                                                                                      ---------
    Total certain expenses..........................................................        417
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   1,233
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                               10780 SANTA MONICA

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of 10780 Santa Monica (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $10,533,000 and has 92,486 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997....................................................  $1,024,000
1998....................................................    679,000
1999....................................................    481,000
2000....................................................    315,000
2001....................................................    155,000
Thereafter..............................................     --
                                                          ---------
                                                          $2,654,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Noble Professional Center for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of Noble Professional Center. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Noble Professional Center presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Noble Professional Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
March 7, 1997

                           NOBLE PROFESSIONAL CENTER
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental.............................................................................  $     794
  Tenant reimbursements..............................................................          5
  Parking--net of expenses...........................................................         51
                                                                                       ---------
    Total revenue....................................................................        850
                                                                                       ---------
CERTAIN EXPENSES:
  Property operating and maintenance.................................................        258
  Real estate taxes..................................................................         59
  Insurance..........................................................................         30
                                                                                       ---------
    Total certain expenses...........................................................        347
                                                                                       ---------
      Excess of revenue over certain expenses........................................  $     503
                                                                                       ---------
                                                                                       ---------

      See accompanying notes to statement of revenue and certain expenses.

                           NOBLE PROFESSIONAL CENTER

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of Noble Professional Center (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $6,720,000 and has approximately 51,828 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997....................................................  $ 848,000
1998....................................................    868,000
1999....................................................    554,000
2000....................................................    301,000
2001....................................................    135,000
Thereafter..............................................     25,000
                                                          ---------
                                                          $2,731,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, three of the Property's tenants accounted for approximately 54% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of South Bay Centre for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of South Bay Centre. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of South Bay Centre presents fairly, in all material respects, the revenue and certain expenses, as defined above, of South Bay Centre for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
May 7, 1997

                                SOUTH BAY CENTRE
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   2,691
  Tenant reimbursements.............................................................        143
  Other.............................................................................         26
                                                                                      ---------
    Total revenue...................................................................      2,860
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        974
  Real estate taxes.................................................................        190
  Insurance.........................................................................        106
                                                                                      ---------
    Total certain expenses..........................................................      1,270
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   1,590
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                SOUTH BAY CENTRE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of South Bay Centre (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $19,100,000 and has 202,830 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, land lease expense, and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $11,521,000
1998...................................................  10,622,000
1999...................................................   9,466,000
2000...................................................   7,718,000
2001...................................................   5,362,000
Thereafter.............................................   6,774,000
                                                         ----------
                                                         $51,463,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, two of the Property's tenants accounted for approximately 54% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 8383 Wilshire for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 8383 Wilshire. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 8383 Wilshire presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 8383 Wilshire for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 24, 1997

                                 8383 WILSHIRE

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   6,628
  Parking--net of expenses..........................................................        832
  Other income......................................................................         31
                                                                                      ---------
    Total revenue...................................................................      7,491
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................      2,003
  Real estate taxes.................................................................        634
  Insurance.........................................................................        230
                                                                                      ---------
    Total certain expenses..........................................................      2,867
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   4,624
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                 8383 WILSHIRE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of 8383 Wilshire (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for approximately $59,000,000 and has 417,463 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $5,881,000
1998...................................................   4,654,000
1999...................................................   3,981,000
2000...................................................   3,238,000
2001...................................................   2,448,000
Thereafter.............................................   3,784,000
                                                         ----------
                                                         $23,986,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Parkway Center for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of Parkway Center. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Parkway Center presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Parkway Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
May 6, 1997

                                 PARKWAY CENTER

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $     911
  Tenant reimbursements.............................................................         92
                                                                                      ---------
    Total revenue...................................................................      1,003
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        208
  Real estate taxes.................................................................         61
  Insurance.........................................................................          7
                                                                                      ---------
    Total certain expenses..........................................................        276
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $     727
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                 PARKWAY CENTER

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of Parkway Center (the "Property") located in Southern California which was acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $7,400,000 and has 61,333 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, land lease expense, and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997....................................................  $1,051,000
1998....................................................  1,002,000
1999....................................................    915,000
2000....................................................    863,000
2001....................................................    519,000
Thereafter..............................................    512,000
                                                          ---------
                                                          $4,862,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, three of the Property's tenants accounted for approximately 70% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Centerpointe La Palma for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of Centerpointe La Palma. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Centerpointe La Palma presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Centerpointe La Palma for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 30, 1997

                             CENTERPOINTE LA PALMA

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental...........................................................................  $   9,222
  Tenant reimbursements............................................................        797
  Parking--net of expenses.........................................................          9
  Other............................................................................         38
                                                                                     ---------
    Total revenue..................................................................     10,066
                                                                                     ---------
CERTAIN EXPENSES:
  Property operating and maintenance...............................................      2,042
  Real estate taxes................................................................        620
  Insurance........................................................................        172
                                                                                     ---------
    Total certain expenses.........................................................      2,834
                                                                                     ---------
      Excess of revenue over certain expenses......................................  $   7,232
                                                                                     ---------
                                                                                     ---------

      See accompanying notes to statement of revenue and certain expenses.

                             CENTERPOINTE LA PALMA

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of Centerpointe La Palma (the "Property") located in Southern California which will be acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property was acquired for $80,100,000 and has 597,550 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded.

    Excluded expenses consist of interest, depreciation and amortization, land lease expense, and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $8,123,000
1998...................................................   7,317,000
1999...................................................   5,686,000
2000...................................................   4,741,000
2001...................................................   4,117,000
Thereafter.............................................  14,960,000
                                                         ----------
                                                         $44,944,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, one of the Property's tenants accounted for approximately 25% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of 1100 Glendon for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of 1100 Glendon. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of 1100 Glendon presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 1100 Glendon for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
May 30, 1997

                                  1100 GLENDON

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   3,421
  Gain on lease termination.........................................................        308
  Parking--net of expenses..........................................................        342
  Other.............................................................................         42
                                                                                      ---------
    Total revenue...................................................................      4,113
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................      1,279
  Real estate taxes.................................................................        169
  Insurance.........................................................................        160
                                                                                      ---------
    Total certain expenses..........................................................      1,608
      Excess of revenue over certain expenses.......................................  $   2,505
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                  1100 GLENDON

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of 1100 Glendon (the "Property") located in Southern California which is to be acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property is to be acquired for approximately $29,500,000 and has 282,013 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997....................................................  $1,853,000
1998....................................................    909,000
1999....................................................    499,000
2000....................................................    294,000
2001....................................................    192,000
Thereafter..............................................    286,000
                                                          ---------
                                                          $4,033,000
                                                          ---------
                                                          ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Pacific Gateway II for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of Pacific Gateway II. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Pacific Gateway II presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Pacific Gateway II for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
June 6, 1997

                               PACIFIC GATEWAY II
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   3,355
  Tenant reimbursements.............................................................         87
  Other income......................................................................        144
                                                                                      ---------
    Total revenue...................................................................      3,586
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        925
  Real estate taxes.................................................................        214
  Insurance.........................................................................         66
                                                                                      ---------
    Total certain expenses..........................................................      1,205
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   2,381
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                               PACIFIC GATEWAY II

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of Pacific Gateway II (the "Property") located in Southern California which will be acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property will be acquired for approximately $25,150,000 and have 223,731 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $3,403,000
1998...................................................   2,829,000
1999...................................................   2,632,000
2000...................................................   2,322,000
2001...................................................   1,426,000
Thereafter.............................................   2,340,000
                                                         ----------
                                                         $14,952,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, three of the Property's tenants accounted for approximately 53% of the Property's aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of 1000 Town Center and Mariner Court for the year ended December 31, 1996. This combined statement of revenue and certain expenses is the responsibility of the management of 1000 Town Center and Mariner Court. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the combined statement of revenue and certain expenses of 1000 Town Center and Mariner Court presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of 1000 Town Center and Mariner Court for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
May 2, 1997

                       1000 TOWN CENTER AND MARINER COURT
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   3,798
  Tenant reimbursements.............................................................         93
                                                                                      ---------
    Total revenue...................................................................      3,891
                                                                                      ---------

Certain Expenses:
  Property operating and maintenance................................................      1,007
  Real estate taxes.................................................................        264
  Insurance.........................................................................         79
                                                                                      ---------
    Total certain expenses..........................................................      1,350
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   2,541
                                                                                      ---------
                                                                                      ---------

 See accompanying notes to combined statement of revenue and certain expenses.

                       1000 TOWN CENTER AND MARINER COURT

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying combined statement of revenue and certain expenses includes the operations of 1000 Town Center and Mariner Court (the "Properties") located in Southern California which will be acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Properties will be acquired for approximately $25,750,000 and have 213,089 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Properties.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997...................................................  $3,576,000
1998...................................................   3,331,000
1999...................................................   2,840,000
2000...................................................   1,923,000
2001...................................................   1,104,000
Thereafter.............................................     698,000
                                                         ----------
                                                         $13,472,000
                                                         ----------
                                                         ----------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Properties is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, four of the Properties' tenants accounted for approximately 55% of the Properties' aggregate annualized base rent.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Arden Realty, Inc.

    We have audited the accompanying statement of revenue and certain expenses of Crown Cabot for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of Crown Cabot. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.

    In our opinion, the statement of revenue and certain expenses of Crown Cabot presents fairly, in all material respects, the revenue and certain expenses, as defined above, of Crown Cabot for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
May 2, 1997

                                  CROWN CABOT
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Rental............................................................................  $   3,002
  Tenant reimbursements.............................................................         71
  Other income......................................................................         41
                                                                                      ---------
    Total revenue...................................................................      3,114
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        582
  Real estate taxes.................................................................        213
  Insurance.........................................................................        102
                                                                                      ---------
    Total certain expenses..........................................................        897
                                                                                      ---------
      Excess of revenue over certain expenses.......................................  $   2,217
                                                                                      ---------
                                                                                      ---------

      See accompanying notes to statement of revenue and certain expenses.

                                  CROWN CABOT

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying statement of revenue and certain expenses include the operations of Crown Cabot (the "Property") located in Southern California which will be acquired by Arden Realty, Inc. (the "Company"), from a nonaffiliated third party. The Property will be acquired for approximately $28,225,000 and has 172,900 rentable square feet.

    BASIS OF PRESENTATION

    The accompanying statement has been prepared to comply with rules and regulations of the Securities and Exchange Commission.

    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operation of the Property.

    REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMERCIAL OFFICE PROPERTY

    The future minimum lease payments to be received under existing operating leases as of December 31, 1996 are as follows:

1997............................................................  $3,218,000
1998............................................................  2,359,000
1999............................................................  1,579,000
2000............................................................  1,072,000
2001............................................................    465,000
Thereafter......................................................     12,000
                                                                  ---------
                                                                  $8,705,000
                                                                  ---------
                                                                  ---------

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Property is generally leased to tenants under lease terms which provide for the tenants to pay increases in operating expenses in excess of specified amounts. At December 31, 1996, two of the Property's tenants accounted for approximately 33% of the Property's aggregate annualized base rent.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             ---------------------

                           SUMMARY TABLE OF CONTENTS

                                                       Page
                                                        ---
Prospectus Summary.................................          1
Risk Factors.......................................         15
The Company........................................         26
Business and Growth Strategies.....................         28
Use of Proceeds....................................         31
Price Range of Common Stock and Distribution
  History..........................................         31
Capitalization.....................................         33
Selected Financial Information.....................         34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations..............         38
Southern California Economy and Office Markets.....         50
Properties.........................................         55
Management.........................................         93
Formation Transactions.............................        101
Policies With Respect to Certain Activities........        103
Certain Transactions...............................        106
Partnership Agreement..............................        107
Principal and Management Stockholders..............        111
Capital Stock......................................        112
Certain Provisions of Maryland Law and the
  Company's Charter and Bylaws.....................        115
Shares Available for Future Sale...................        118
Federal Income Tax Considerations..................        119
ERISA Considerations...............................        133
Underwriting.......................................        136
Experts............................................        138
Legal Matters......................................        138
Additional Information.............................        138
Glossary...........................................        140
Index to Financial Statements......................        F-1

                               12,000,000 SHARES

                               ARDEN REALTY, INC.

                                  COMMON STOCK

                              -------------------

                                   PROSPECTUS
                                 July 17, 1997

                             ---------------------

                                LEHMAN BROTHERS

                               ALEX. BROWN & SONS
                                  INCORPORATED

                           A.G. EDWARDS & SONS, INC.

                           MORGAN STANLEY DEAN WITTER

                               SMITH BARNEY INC.

                            EVEREN SECURITIES, INC.

                                RAYMOND JAMES &
                                ASSOCIATES, INC.

--------------------------------------------------------------------------------
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